Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-173928 and 333-173928-07

Prospectus Supplement to Prospectus dated March 11, 2013

$878,106,000

Ford Credit Auto Lease Trust 2013-A

Issuing Entity or Trust

Ford Credit Auto	Ford Motor
Lease Two LLC	Credit Company LLC
Depositor	Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page S-13 of this prospectus supplement and on page 7 of the prospectus.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue:

	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 notes(1)	$ 154,000,000	0.23000%	March 15, 2014
Class A-2 notes	344,000,000	0.46%	May 15, 2015
Class A-3 notes	344,000,000	0.60%	March 15, 2016
Class A-4 notes	69,470,000	0.78%	April 15, 2016
Class B notes	44,680,000	1.01%	May 15, 2016
Class C notes	44,680,000	1.28%	June 15, 2016
Class D notes	31,276,000	1.79%	October 15, 2017
Total	$ 1,032,106,000

(1)          The Class A-1 notes are not being offered by this prospectus supplement or the prospectus.

•            The notes will be backed by an exchange note, which will be backed by a reference pool of car, light truck and utility vehicle leases and leased vehicles purchased by Ford Credit’s titling companies from dealers.

•            The trust will pay interest and principal on the notes on the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be April 15, 2013.  The trust will pay each class of notes in full on its final scheduled payment date (or, if not a business day, the next business day) if not paid in full prior to such date.

•            The trust will pay principal sequentially to each class of notes in order of seniority (starting with the Class A-1 notes) until each class is paid in full.

•            The credit enhancement for the notes will be a reserve account, subordination, excess spread and overcollateralization.

The pricing terms of the offered notes are:

	Price to Public	Underwriting Discount	Proceeds to the Depositor(1)
Class A-2 notes	99.99189%	0.20000%	99.79189%
Class A-3 notes	99.99018%	0.25000%	99.74018%
Class A-4 notes	99.99588%	0.30000%	99.69588%
Class B notes	99.97538%	0.35000%	99.62538%
Class C notes	99.99077%	0.40000%	99.59077%
Class D notes	99.99920%	0.45000%	99.54920%
Total	$878,026,084	$2,232,252.00	$875,793,832.25

(1)            Before deducting expenses estimated to be $740,000 and any selling concessions rebated to the depositor by any underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Credit Agricole Securities
Goldman, Sachs & Co.
J.P. Morgan
Morgan Stanley

The date of this prospectus supplement is March 12, 2013

READING THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This prospectus supplement and the prospectus provide information about Ford Credit Auto Lease Trust 2013-A and the terms of the notes to be issued by the trust.  You should only rely on information provided or referenced in this prospectus supplement and the prospectus.  Ford Credit has not authorized anyone to provide you with different information.

This prospectus supplement begins with the following brief introductory sections:

•                  Transaction Structure Diagram — illustrates the structure of this securitization transaction, including the credit enhancement available for the notes,

•                  Transaction Parties and Documents Diagram — illustrates the role that each transaction party and transaction document plays in this securitization transaction,

•                  Summary — describes the main terms of the notes, the cash flows in this securitization transaction and the credit enhancement available for the notes, and

•                  Risk Factors — describes the most significant risks of investing in the notes.

The other sections of this prospectus supplement contain more detailed descriptions of the notes and the structure of this securitization transaction.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus supplement or the prospectus.  The Table of Contents on the preceding page contains references to key topics.

A glossary of certain terms is at the end of this prospectus supplement and an index of defined terms is at the end of this prospectus supplement and at the end of the prospectus.

FORWARD-LOOKING STATEMENTS

Any projections, expectations and estimates contained in this prospectus supplement are not purely historical in nature but are forward-looking statements based upon information and certain assumptions Ford Credit and the depositor consider reasonable, subject to uncertainties as to circumstances and events that have not as yet taken place and are subject to material variation.  Neither Ford Credit nor the depositor has any obligation to update or otherwise revise any forward-looking statements including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus supplement.

TRANSACTION STRUCTURE DIAGRAM

The following diagram provides a simplified overview of the structure of this securitization transaction and the credit enhancement available for the notes.  You should read this prospectus supplement and the prospectus in their entirety for a more detailed description of this securitization transaction.

(1)                 The titling companies will allocate a reference pool of leases and leased vehicles to the exchange note.  The reference pool will have an initial total securitization value of $1,116,998,297.30 and the exchange note will have an initial note balance of $1,064,026,804.12.

(2)                 The reserve account will be funded on the closing date at 0.50% of the initial total securitization value.

(3)                 Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes.

(4)                 Excess spread representing the excess of the collections on the reference pool over senior amounts payable from those collections will be available to pay principal on the exchange note or to cover any shortfall in payment on the notes.  Excess spread representing the excess of interest payments on the exchange note over the fees and expenses of the trust, including interest payments on the notes, will be available to pay principal of the notes.

(5)                 All notes other than the Class D notes benefit from subordination of more junior classes to more senior classes.  The subordination varies depending on whether interest or principal is being paid and whether an event of default that results in acceleration has occurred.  For a more detailed description of subordination within this securitization transaction, you should read “Description of the Notes — Priority of Payments,” “— Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination” in this prospectus supplement.

(6)                 All available funds remaining after payments in respect of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payment and any required deposits in the reserve account, including the portion of such remaining available funds that constitutes excess spread, will be used first to pay principal of the notes until the targeted overcollateralization amount is reached.

(7)                 The residual interest will be held initially by the depositor and represents the right to all funds not needed to make required payments on the notes, pay fees and expenses of the trust or make deposits in the reserve account.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM

The following diagram shows the role of each transaction party and the obligations that are governed by each transaction document in this securitization transaction.  Forms of the documents identified in this diagram are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

Ford Motor Credit Company LLC
(sponsor)
CAB East LLC
CAB West LLC
(titling companies)
FIRST-TIER SALE AGREEMENT
• the sponsor sells the exchange note to the depositor
CREDIT AND SECURITY AGREEMENT AND EXCHANGE NOTE SUPPLEMENT
• the titling companies issue the exchange note to Ford Credit pursuant to the exchange note supplement
• the titling companies apply collections on the reference pool to pay the servicer and to make payments on the exchange note
Ford Credit Auto Lease Two LLC
(depositor)
SERVICING AGREEMENT AND SERVICING SUPPLEMENT
• Ford Credit appointed servicer and receives the servicing fee
• Ford Credit makes representations about the leases and leased vehicles in the reference pool and agrees to remove ineligible and certain other leases and leased vehicles
SECOND-TIER SALE AGREEMENT
• the depositor sells the exchange note to the trust
Ford Credit Auto Lease Trust 2013-A
(issuing entity or trust)
TRUST AGREEMENT
• Ford Credit Auto Lease Trust 2013-A established as a Delaware statutory trust
• U.S. Bank Trust National Association appointed owner trustee
• the rights of the holder of the residual interest in the trust established
INDENTURE
• the trust issues the notes to the depositor and pledges the exchange note to the indenture trustee to secure the notes
• the trust applies payments on the exchange note to pay expenses of the trust and make payments on the notes in the priorities specified
• The Bank of New York Mellon appointed indenture trustee
ADMINISTRATION AGREEMENT
• Ford Credit appointed as administrator of the trust and performs administrative duties of the trust under the indenture and receives the administration fee
Ford Credit Auto Lease Two LLC
(depositor)
UNDERWRITING AGREEMENT
• the depositor sells the offered notes to the underwriters
• the underwriters purchase the offered notes and offer them to investors
Underwriters
Investors

SUMMARY

This summary describes the main terms of the issuance of and payments on the notes, the assets of the trust, the cash flows in this securitization transaction and the credit enhancement available for the notes.  It does not contain all of the information that you should consider in making your investment decision.  To understand fully the terms of the notes and the transaction structure, you should read this prospectus supplement, especially “Risk Factors” beginning on page S-13, and the prospectus in their entirety.

Transaction Overview

The depositor will use the proceeds from the sale of the notes to purchase an exchange note from Ford Credit.  The exchange note will be issued by the titling companies and backed by a reference pool of leases and leased vehicles purchased by the titling companies from motor vehicle dealers.  The trust will issue the notes to the depositor in exchange for the exchange note on the closing date.  The depositor will sell the offered notes to the underwriters who will sell them to investors.

Transaction Parties

Sponsor, Servicer, Lender, Titling Company Servicer, Titling Company Administrator, Collateral Agent Administrator and Indenture Administrator

Ford Motor Credit Company LLC, or “Ford Credit”

Depositor

Ford Credit Auto Lease Two LLC

Issuing Entity or Trust

Ford Credit Auto Lease Trust 2013-A

Owner Trustee

U.S. Bank Trust National Association

Indenture Trustee

The Bank of New York Mellon

Titling Companies

CAB East LLC
CAB West LLC

Collateral Agent

HTD Leasing LLC

Administrative Agent

U.S. Bank National Association

For more information about the transaction parties, you should read “Transaction Parties” in this prospectus supplement.

Closing Date

The trust expects to issue the notes on or about March 20, 2013, the “closing date.”

Cutoff Date

Collections on the leases and leased vehicles included in the reference pool on or after March 1, 2013, the “cutoff date,” will be applied to make payments on the exchange note.  Payments on the exchange note will be applied to make payments on the notes.

Notes

The trust will issue the following classes of notes:

	Principal Amount	Interest Rate
Class A-1 notes(1)	$154,000,000	0.23000%
Class A-2 notes	$344,000,000	0.46%
Class A-3 notes	$344,000,000	0.60%
Class A-4 notes	$ 69,470,000	0.78%
Class B notes	$ 44,680,000	1.01%
Class C notes	$ 44,680,000	1.28%
Class D notes	$ 31,276,000	1.79%

(1)                 The Class A-1 notes are not being offered by this prospectus supplement or the prospectus.

The Class A-1, Class A-2, Class A-3 and Class A-4 notes are collectively referred to as the “Class A notes.”  The Class A-2, Class A-3,

Class A-4, Class B, Class C and Class D notes are being offered by this prospectus supplement and the prospectus and are collectively referred to as the “offered notes” and, together with the Class A-1 notes, the “notes.”

The depositor may initially retain some or all of the notes and will initially retain the residual interest in the trust.

Payment Dates

The trust will pay interest and principal on the notes on “payment dates,” which will be the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be April 15, 2013.

The notes, except the Class A-1 notes, will accrue interest on a “30/360” basis from the 15th day of the preceding month to the 15th day of the current month (or from the closing date to April 15, 2013, for the first period).

The Class A-1 notes will accrue interest on an “actual/360” basis from the preceding payment date (or from the closing date, for the first period) to the following payment date.

The final scheduled payment date for each class of notes is listed below.  It is expected that each class of notes will be paid in full earlier than its final scheduled payment date.

Final Scheduled Payment Date
Class A-1 notes	March 15, 2014
Class A-2 notes	May 15, 2015
Class A-3 notes	March 15, 2016
Class A-4 notes	April 15, 2016
Class B notes	May 15, 2016
Class C notes	June 15, 2016
Class D notes	October 15, 2017

For a more detailed description of the payment of interest and principal on each payment date, you should read “Description of the Notes — Payments of Interest” and “— Payments of Principal” in this prospectus supplement.

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call” option to purchase the exchange note on any payment date that the principal amount of the notes is 5% or less of the initial principal amount of the notes.  The servicer may exercise its clean up call option only if the purchase price for the exchange note will be sufficient to pay in full the notes and all fees and expenses of the trust.  Upon the servicer’s exercise of its clean up call option, the notes will be redeemed and paid in full.

For more information about optional redemption, you should read “Description of the Notes — Optional Redemption or ‘Clean Up Call’ Option” in this prospectus supplement.

Form and Minimum Denomination

The notes will be issued in book-entry form.  The offered notes will be available in minimum denominations of $1,000 and in multiples of $1,000.

Trust Assets

The trust assets will include:

•              the exchange note,

•              rights to funds in the reserve account and the collection account,

•              rights under the transaction documents for the removal of ineligible and certain other leases and leased vehicles, and

•              rights under the transaction documents for servicer advances.

Exchange Note

The primary asset of the trust will be an “exchange note” issued by the titling companies to Ford Credit.  The exchange note will be issued under a revolving credit facility provided by Ford Credit to the titling companies to finance their purchase of leases and leased vehicles from dealers.

On the closing date, the note balance of the exchange note will be $1,064,026,804.12.  The exchange note will accrue interest at a rate of 1.80%.

The titling companies will use amounts received on a “reference pool” of leases and leased vehicles to make payments on the exchange note.  These amounts include:

•              payments by or on behalf of the lessees on the leases,

•              net proceeds from sales of leased vehicles, and

•              proceeds from claims on insurance policies covering the lessees, the leases or the leased vehicles.

For a more detailed description of the exchange note, you should read “Description of the Exchange Note” in this prospectus supplement.

Reference Pool

The leases in the reference pool are retail closed-end lease contracts for new cars, light trucks and utility vehicles.  A lessee who complies with the terms of the lease will not be responsible for the value of the leased vehicle at the end of the lease.

The “securitization value” of a lease is the sum of the present values of (1) the remaining scheduled base monthly payments plus (2) the base residual value of the related leased vehicle.  The “base residual value” of a leased vehicle is the lesser of the contract residual value and the ALG base residual value for the leased vehicle.  The “total securitization value” is the aggregate securitization value of all leases in the reference pool.

For more information about the calculation of securitization value, you should read the definition of securitization value in “Glossary of Certain Terms” in this prospectus supplement.

Summary characteristics of the reference pool on the cutoff date:

Number of leases	46,395
Initial total securitization value	$1,116,998,297.30
Residual portion of securitization value	$713,240,301.49
Residual portion of securitization value(1)	63.85%
Base monthly payments plus base residual value	$1,237,309,461.75
Base residual value	$805,343,614.30
Base residual value(1)	72.10%
Base residual value(2)	65.09%
Weighted average(3) original term	34.8 months
Weighted average(3) remaining term	24.4 months
Weighted average(3) FICO® score(4)	748

(1)                 As a percentage of the initial total securitization value.

(2)                 As a percentage of base monthly payments plus base residual value.

(3)                 Weighted averages are weighted by the securitization value of each lease on the cutoff date.

(4)                 This weighted average excludes leases that have lessees who did not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes or (b) are individuals with minimal or no recent credit history.

For more information about the characteristics of the reference pool, you should read “Composition of the Reference Pool” attached as Annex A to this prospectus supplement.

Servicer

Ford Credit will be the servicer of the leases and leased vehicles in the reference pool.

The trust will pay the servicer on each payment date (1) a servicing fee for each month equal to 1/12 of 1.00% of the total securitization value at the beginning of the preceding month and (2) an administration fee equal to 1/12 of 0.01% of the principal amount of the notes at the end of the preceding month.

For more information about the servicer, you should read “Transaction Parties — Servicer” in this prospectus supplement.

Priority of Payments on the Exchange Note

On each payment date, the trust will use available funds for the preceding month to make payments on the exchange note in the order of priority listed below.  Available funds generally will include all amounts collected on the reference pool from the preceding month.  This priority will not apply to the proceeds from the sale of any portion of the reference pool if the exchange note is accelerated after a facility default or an exchange note default.

(1)            Servicing Fee and Advance Reimbursement — to the servicer, the servicing fee and reimbursement of outstanding servicer advances,

(2)           Interest — to the trust, interest due on the exchange note,

(3)            Shortfall Payments — to the trust, all amounts necessary to cover any shortfall in payments under items (1) through (9) under “— Priority of Payments on the Notes” below,

(4)            Reserve Account — to the reserve account, the amount, if any, required to replenish the reserve account to its original balance,

unless such payment date is on or after the final scheduled payment date for the Class D notes,

(5)            Principal — to the trust, principal on the exchange note equal to the excess of the principal amount of the notes over an amount equal to the total securitization value at the beginning of the month that includes the payment date minus the targeted overcollateralization amount, which amount will be reduced by any payments in respect of principal made in item (3) above,

(6)            Shared Amounts — to be applied as shared amounts with respect to any exchange note other than the exchange note owned by the trust if there has been a failure to pay principal or interest owed on such other exchange note, and

(7)            Remaining Amounts — to be applied under the revolving credit facility, all remaining amounts.

For a more detailed description of the priority of payments on the exchange note and the allocation of funds on each payment date you should read “Description of the Exchange Note — Priority of Payments on the Exchange Note” and “— Shared Amounts” in this prospectus supplement.

Priority of Payments on the Notes

On each payment date, the trust will apply the amounts received on the exchange note on such payment date to make payments in the order of priority listed below.  This priority will not apply to the proceeds from the sale of the exchange note if the notes are accelerated after an event of default:

(1)            Trustee Fees and Expenses — to the indenture trustee and the owner trustee, all fees, expenses and indemnities due, and to or at the direction of the trust, any expenses of the trust, up to a maximum amount of $150,000 per year,

(2)            Administration Fee — to the servicer, the administration fee,

(3)            Class A Note Interest — to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes,

(4)            First Priority Principal Payment — to the Class A noteholders, sequentially by class, the amount equal to the excess, if any, of (a) the principal amount of the Class A notes, over (b) the total securitization value at the beginning of the month that includes the payment date,

(5)            Class B Note Interest — to the Class B noteholders, interest due on the Class B notes,

(6)           Second Priority Principal Payment — to the Class A and Class B noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A and Class B notes, over (b) the total securitization value at the beginning of the month that includes the payment date, which amount will be reduced by any first priority principal payment on that payment date,

(7)            Class C Note Interest — to the Class C noteholders, interest due on the Class C notes,

(8)            Third Priority Principal Payment — to the Class A, Class B and Class C noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A, Class B and Class C notes, over (b) the total securitization value at the beginning of the month that includes the payment date, which amount will be reduced by any first priority and second priority principal payment on that payment date,

(9)            Class D Note Interest — to the Class D noteholders, interest due on the Class D notes,

(10)     Reserve Account — to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless such payment date is on or after the final scheduled payment date for the Class D notes,

(11)     Regular Principal Payment — to the noteholders, sequentially by class, an amount equal to the excess of the principal amount of the notes over an amount equal to the total securitization value at the beginning of the month that includes the payment date minus the targeted overcollateralization amount, which amount will be reduced by any first, second and third priority principal payment on that payment date,

(12)     Additional Fees and Expenses — to the indenture trustee, the owner trustee and the trust, all amounts due to the extent not paid in item (1) above, and

(13)     Residual Interest — to the holder of the residual interest in the trust, all remaining amounts.

The trust will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.

For a more detailed description of the priority of payments on each payment date, you should read “Description of the Notes — Priority of Payments” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides protection for the notes against losses on the leases and leased vehicles in the reference pool and potential shortfalls in the amount of cash available to the trust to make required payments.  If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date will bear a greater risk of loss than notes having an earlier final scheduled payment date.

The following credit enhancement will be available to the trust.

Reserve Account

On the closing date, the depositor will deposit $5,584,991.49 in the reserve account, which is 0.50% of the initial total securitization value.

If collections on the reference pool on any payment date are insufficient to cover all amounts payable under items (1) through (3) under “— Priority of Payments on the Exchange Note” above, the indenture trustee will withdraw funds from the reserve account to cover the shortfall.  The indenture trustee also will withdraw funds from the reserve account to the extent needed to pay any class of notes in full on its final scheduled payment date or to pay the notes following an event of default and acceleration of the notes.

If amounts are withdrawn from the reserve account, they will be replenished to the extent of available funds on subsequent payment dates occurring prior to the final scheduled payment date for the Class D notes after all higher priority payments are made.

For more information about the reserve account, you should read “Credit Enhancement — Reserve Account” in this prospectus supplement.

Subordination

The trust will pay interest to all classes of the Class A notes and then will pay interest sequentially to the remaining classes of notes in order of seniority.  The trust will not pay interest on the Class B, Class C or Class D notes until all interest due on the Class A notes is paid in full.

The trust will pay principal sequentially to each class of notes in order of seniority (beginning with the Class A-1 notes).  The trust will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.

In addition, if a priority principal payment is required on any payment date, the trust will pay principal to the most senior class of notes outstanding prior to the payment of interest on the affected subordinated notes on that payment date.

For a more detailed description of the priority of payments, including changes to the priority after an event of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments,” “— Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination” in this prospectus supplement.

Excess Spread

For any payment date, there are two types of excess spread.  First, there is the excess spread representing the excess of collections on the reference pool over the sum of the servicing fee, the interest payments on the exchange note and the reduction in the total securitization value.  This excess spread will be available to pay principal on the exchange note or to cover any shortfall in payment on the notes.  Second, there is the excess spread representing the excess of the interest payments on the exchange note received by the trust over the senior fees and expenses of the trust and the interest payments on the notes.  This excess spread will be available to pay principal on the notes.

For a more detailed description of the use of excess spread as credit enhancement, you should read “Credit Enhancement — Excess Spread” in this prospectus supplement.

Overcollateralization

Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes.  Overcollateralization means there will be additional leases and leased vehicles generating collections that can be used to cover losses on the reference pool.  On the closing date, overcollateralization will be $84,892,297.30, which is 7.60% of the initial total securitization value.

This securitization transaction is structured to use all available funds remaining after payments in respect of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payments and any required deposits in the reserve account, including the portion of such remaining available funds that constitutes excess spread, to make principal payments on the notes until the targeted overcollateralization amount is reached.  After reaching the targeted overcollateralization amount, the regular principal payment will be used to maintain the overcollateralization at the targeted level.  The targeted overcollateralization amount will be $101,646,845.05, which is 9.10% of the initial total securitization value.

For a more detailed description of the overcollateralization, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.

Removal of Leases and Leased Vehicles from the Reference Pool

Ford Credit, as servicer, may be required from time to time to remove certain leases and leased vehicles from the reference pool and to make a corresponding payment to the collection account.  Ford Credit will be required to remove a lease and leased vehicle from the reference pool if (1) the representations it made about the lease and leased vehicle are later discovered to have been untrue, are not cured and have a material adverse effect on the lease or leased vehicle, (2) its servicing materially impairs the lease or leased vehicle, (3) it changes the amount of the base monthly payment or grants certain payment or term extensions under the lease or (4) the leased vehicle is no longer owned by a titling company.

For a more detailed description of the servicer’s obligations to remove ineligible leases and leased vehicles, you should read “Reference Pool — Representations about the Reference Pool and Obligation to Remove Ineligible Leases and Leased Vehicles upon Breach” in this prospectus supplement.  For a more detailed description of the servicer’s other obligations to remove leases and leased vehicles, you should read “Servicing the Reference Pool and the Securitization Transaction — Obligations to Remove Leases and Leased Vehicles” in the prospectus.

Controlling Class

Holders of the Controlling Class will control certain decisions regarding the trust, including whether to declare or waive events of default and servicer termination events, or accelerate the notes, cause a sale of the exchange note or direct the indenture trustee to exercise other remedies following an event of default.  Holders of notes that are not part of the Controlling Class will not have these rights.

The “Controlling Class” will be the outstanding classes of the Class A notes, voting as a single class, as long as any Class A notes are outstanding.  After the Class A notes are paid in full, the most senior class of notes outstanding will be the Controlling Class.

Ratings

The depositor expects that the offered notes will receive credit ratings from two nationally recognized statistical rating organizations, or “rating agencies.”

The ratings of the notes will reflect the likelihood of the timely payment of interest on, and the ultimate payment of principal of, the notes according to their terms.  Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures.  Any rating agency may change or withdraw an assigned rating at any time.  Any rating action taken by one rating agency may not necessarily be taken by the other rating agency.  No transaction party will be responsible for monitoring any changes to the ratings on the notes.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

Katten Muchin Rosenman LLP will deliver its opinion that, for U.S. federal income tax purposes:

•              the notes will be treated as debt, and

•              the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus supplement and in the prospectus.

ERISA Considerations

The notes generally will be eligible for purchase by employee benefit plans.

For more information about the treatment of the notes under ERISA, you should read “ERISA Considerations” in this prospectus supplement and in the prospectus.

Contact Information for the Depositor

Ford Credit Auto Lease Two LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 800-B3

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number: (313) 594-3495

Fax number:  (313) 390-4133

Contact Information for the Servicer

Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 800-B3

One American Road

Dearborn, Michigan 48126

Attention: Securitization Operations Supervisor

Telephone number: (313) 206-5899

Fax number:  (313) 390-4133

Website: www.fordcredit.com

CUSIP Numbers

CUSIP
Class A-2 notes	34530C AB7
Class A-3 notes	34530C AC5
Class A-4 notes	34530C AD3
Class B notes	34530C AE1
Class C notes	34530C AF8
Class D notes	34530C AG6

RISK FACTORS

In addition to the risk factors starting on page 7 of the prospectus, you should consider the following risk factors in deciding whether to purchase any of the notes.

Residual value losses could result in losses on your notes

Because the leases in the reference pool are closed-end leases, you will bear the risk that the leased vehicles are worth less than their base residual values at the end of the leases. The aggregate base residual value of the leased vehicles equals 65.09% of the sum of the base monthly payments plus the base residual value, which is the total amount that will be available to pay your notes assuming each base monthly payment is made as scheduled and each leased vehicle is returned and sold for an amount equal to its base residual value. The base residual value of 93.97% of the leased vehicles by securitization value equals the ALG base residual value of the leased vehicle.

In order to establish residual values, Ford Credit and ALG each take into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease (such as the term of the lease, the month in which the lease is scheduled to terminate and the maximum allowable mileage) and the leased vehicle (such as the vehicle make, type and model and the manufacturer’s suggested retail price). Certain factors that can be expected to affect the value of a leased vehicle in the future can be predicted with a high degree of certainty, although it is impossible to predict with certainty the magnitude of the effect. For example, a vehicle leased under a lease that has a longer term or a higher maximum allowed mileage would generally be expected to have a lower residual value than an identical vehicle leased under a lease that has a shorter term or a lower maximum allowed mileage. There are other factors that cannot be predicted with a high degree of certainty that will also affect the value of a leased vehicle in the future. For example, it is impossible to predict with certainty the residual value of a vehicle of a certain make, type or model relative to the residual value of a vehicle of a different make, type or model.

In order to establish residual values, Ford Credit and ALG each make predictions about a number of factors that may affect the supply and demand for used vehicles, including changes in consumer tastes and economic factors, vehicle manufacturer decisions and government actions, as described under “Risk Factors — Performance of the reference pool is uncertain and market factors may reduce used vehicle prices” in the prospectus. In making forecasts of the value of used vehicles in the future, Ford Credit and ALG each also make predictions about a number of factors that affect used vehicle pricing, including housing prices, commodity prices, wage growth, consumer sentiment, interest rates, gas and oil prices and new vehicle sales. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.

In addition, almost all the leases in the reference pool were originated under Ford-sponsored marketing programs. Under these programs, the contract residual values of the leased vehicles were set higher than the contract residual values Ford Credit would otherwise have set. As a result, the price at which a lessee may purchase one of these leased vehicles was also set higher than it would otherwise have been set, making it more likely that the purchase price will exceed the market value of the leased vehicle and less likely that a lessee will purchase one of these leased vehicles. Consequently, a large portion of the leased vehicles will likely be returned at lease end. The net sales proceeds on leased vehicles may be less than their base residual values. Finally, you may not receive the full benefit if the market value is greater than the base residual value because the lessee has the right to purchase the leased vehicle for an amount that exceeds the contract residual value by no more than $500.

Because residual values cannot be predicted with certainty and you will bear the risk if the leased vehicles are worth less than their base residual values and may not receive the full benefit if they are worth more than their base residual values, you may experience losses on your notes.

An event of default and acceleration of the notes may result in earlier than expected payment of your notes or losses on your notes

An event of default may result in an acceleration of payments on your notes. You will suffer losses if collections on the reference pool and the proceeds of any sale of the leases and leased vehicles or the exchange note are insufficient to pay the amounts owed on your notes. If your notes are paid earlier than expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes. If the notes are accelerated after an event of default, the trust will not pay interest or principal on any notes that are not part of the Controlling Class until all interest and principal on the notes of the Controlling Class are paid in full.

For a more detailed description of events of default and acceleration of the notes, you should read “Description of the Notes — Events of Default and Acceleration” in this prospectus supplement and “Description of the Notes — Events of Default and Remedies” in the prospectus. For a more detailed description of the change in the priority of payments following certain events of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments” and “— Post-Acceleration Priority of Payments” in this prospectus supplement.

Overcollateralization may not increase as expected

The overcollateralization is expected to increase to the targeted overcollateralization amount as excess spread is used to pay principal on the notes in an amount greater than the decrease in the total securitization value of the reference pool over time. There can be no assurance that the targeted overcollateralization amount will be reached or maintained, or that the reference pool will generate sufficient collections to pay your notes in full.

For a more detailed description of overcollateralization as a form of credit enhancement for your notes, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.

Geographic concentration may result in more risk to you

As of the cutoff date, the billing addresses of the lessees of the leases in the reference pool were concentrated in Michigan (18.33%), New York (15.72%), California (9.67%), New Jersey (9.38%), Ohio (6.56%), Florida (6.28%), Pennsylvania (5.08%) and Texas (5.00%). No other state constituted more than 5% of the initial total securitization value. Economic conditions or other factors affecting these states in particular could adversely impact the delinquency, credit loss, repossession or residual loss experience on the reference pool and could result in delays in payments or losses on your notes.

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes

Over the past several years, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities. While some conditions in the financial markets and the secondary markets have improved, volatility remains due to several factors, including the uncertainty surrounding the level and sustainability of the sovereign debt of several European countries and the possible breakup of the eurozone, and there can be no assurance that future events will not occur that could have an adverse effect on the liquidity of the secondary market. If the lack of liquidity in the secondary market reoccurs, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

For more information about how illiquidity may impact your ability to resell your notes, you should read “Risk Factors — The absence of a secondary market for your notes could limit your ability to resell them” in the prospectus.

The continuing economic downturn may adversely affect the performance of the reference pool, which could result in losses on your notes

Over the past several years, the United States has been experiencing a severe economic downturn that at certain times adversely affected the performance of the leases and the value of the leased vehicles in Ford Credit’s portfolio of leases and leased vehicles. During this downturn, high unemployment and a lack of availability of credit led to increased delinquency and default rates by lessees, as well as decreased consumer demand for cars, trucks and utility vehicles. In addition, during certain periods of the economic downturn, there were reduced used vehicle prices, which increased the amount of losses on leased vehicles returned at lease end and defaulted leases. While certain economic factors, such as the availability of credit, consumer demand and used vehicle prices, have improved, other factors, such as unemployment, have not yet improved materially. If the economic downturn worsens or continues for a prolonged period of time, delinquencies and losses on the leases could increase, which could result in losses on your notes.

For more information about the delinquency, repossession and credit loss experience for Ford Credit’s portfolio of U.S. retail lease contracts, you should read “Transaction Parties — Servicer — Delinquency, Repossession and Credit Loss Experience” in this prospectus supplement.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect each rating agency’s assessment of the future performance of the reference pool, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the reference pool and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the reference pool, errors in analysis or otherwise. None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two rating agencies that are nationally recognized statistical rating organizations, or “NRSROs,” and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the sponsor, the depositor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

You should make your own evaluation of the future performance of the notes and the reference pool, the credit enhancement on the notes and the likelihood of repayment of the notes, and not rely solely on the ratings on the notes.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” is extensive legislation that impacts financial institutions and other non-bank financial companies, such as Ford Credit. The Dodd-Frank Act created the Bureau of Consumer Financial Protection, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services. In addition, it will increase regulation of the securitization and derivatives markets. Many of the new requirements will be the subject of implementing regulations which have yet to be released. Until implementing regulations are issued, there can be no assurance that the new requirements will not have an adverse impact on the servicing of the leases and leased vehicles, on

Ford Credit’s securitization programs or on the regulation and supervision of Ford Credit, the depositor or the trust.

For a discussion of the alternative liquidation framework established by the Dodd-Frank Act for certain non-bank financial companies, you should read “Risk Factors — Federal financial regulatory reform could have an adverse impact on Ford Credit, the titling companies, the depositor or the trust” and “Some Important Legal Considerations — The Dodd-Frank Act” in the prospectus.

Retention of any of the notes by the depositor or an affiliate of the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes

Some or all of one or more classes of the notes may be retained by the depositor or conveyed to an affiliate of the depositor. As a result, the market for such a retained class of notes may be less liquid than would otherwise be the case and, if any retained notes are subsequently sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

TRANSACTION PARTIES

The following information identifies certain transaction parties for this securitization transaction.  For a description of the other transaction parties, and a description of the rights and responsibilities of all transaction parties, you should read “Sponsor and Servicer,” “Depositor,” “Issuing Entity,” “Owner Trustee,” “Indenture Trustee,” “Titling Companies,” “Collateral Agent” and “Administrative Agent” in the prospectus.

Depositor

The depositor is Ford Credit Auto Lease Two LLC.  Ford Credit is the sole member of the depositor.

Issuing Entity

The issuing entity for this securitization transaction is Ford Credit Auto Lease Trust 2013-A.  The trust’s fiscal year is the calendar year.

On the closing date, the depositor will sell the exchange note to the trust and make an initial deposit in the reserve account in exchange for the notes and the residual interest in the trust.  The following table shows the capitalization of the trust on the closing date after issuance of the notes.

Principal Amount
Class A-1 notes	$154,000,000.00
Class A-2 notes	344,000,000.00
Class A-3 notes	344,000,000.00
Class A-4 notes	69,470,000.00
Class B notes	44,680,000.00
Class C notes	44,680,000.00
Class D notes	31,276,000.00
Residual Interest — Overcollateralization	31,920,804.12
Total — Exchange Note Initial Note Balance	$1,064,026,804.12

Owner Trustee

U.S. Bank Trust National Association, or “U.S. Bank Trust,” a national banking association, will act as the “owner trustee” under the trust agreement.  U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association, or “U.S. Bank,” the fifth largest commercial bank in the United States.  U.S. Bancorp, with total assets exceeding $354 billion as of December 31, 2012, is the parent company of U.S. Bank.  As of December 31, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank Trust has provided owner trustee services since 2000.  As of December 31, 2012, U.S. Bank Trust was acting as owner trustee with respect to over 600 issuances of securities.  This portfolio includes mortgage-backed and asset-backed securities.  U.S. Bank Trust has acted as owner trustee of auto-backed securities since 2000.  As of December 31, 2012, U.S. Bank Trust was acting as owner trustee on 70 issuances of auto-backed securities.

For a description of the duties and responsibilities of the owner trustee, you should read “Owner Trustee” in the prospectus.

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, will act as the “indenture trustee” under the indenture.  Its principal corporate trust office is located at 101 Barclay Street, New York, New York 10286.  The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto leases.  The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.

For a description of the duties and responsibilities of the indenture trustee, you should read “Indenture Trustee” in the prospectus.

Titling Companies

The titling companies are CAB East LLC and CAB West LLC.  The titling companies purchase leases and the related leased vehicles from dealers.  Each leased vehicle will be titled in the name of one of the titling companies and the collateral agent will be named as secured party on the certificate of title.

CAB East Holdings, LLC is the sole member of CAB East LLC.  CAB West Holdings Corporation is the sole member of CAB West LLC.  CAB East Holdings, LLC and CAB West Holdings Corporation are wholly-owned subsidiaries of Ford Credit.

For a description of the duties and responsibilities of the titling companies, you should read “Titling Companies” in the prospectus.

Collateral Agent

HTD Leasing LLC, or “HTD,” is the collateral agent under the credit and security agreement.  U.S. Bank National Association is the sole member of HTD.

For a description of the duties and responsibilities of the collateral agent, you should read “Collateral Agent” in the prospectus.

Administrative Agent

U.S. Bank, a national banking association, is the administrative agent under the credit and security agreement.  U.S. Bancorp, with total assets exceeding $354 billion as of December 31, 2012, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of December 31, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 3 international cities.  The credit and security agreement will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924.  As of December 31, 2012, U.S. Bank was acting as trustee with respect to over 87,000 issuances of securities with an aggregate outstanding principal balance of over $2.8 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

For a description of the duties and responsibilities of the administrative agent, you should read “Administrative Agent” in the prospectus.

Sponsor

Ford Credit is the sponsor of this securitization transaction and is responsible for structuring the transaction.

The following table contains information about the leases purchased by Ford Credit and the titling companies from dealers during each of the periods indicated.

Origination Characteristics

	Year Ended December 31,
	2012	2011	2010	2009	2008
Number of leases originated(1)	235,916	206,445	115,287	56,445	249,989
Total acquisition cost (in millions)	$7,156	$6,246	$3,456	$1,738	$7,127
Weighted average(2) original term (in months)	30.9	32.2	32.7	36.1	33.0
Weighted average(2) FICO® score(3) at origination	744	746	748	754	730

(1)                 This is the total number of leases originated during the period indicated, including those for which Ford Credit does not have an ALG residual value.

(2)                 Weighted averages are weighted by the acquisition cost of each lease.

(3)                 This weighted average excludes leases that have lessees who did not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes or (b) are individuals with minimal or no recent credit history.  For a description of FICO® scores, you should read “Sponsor and Servicer – Origination, Purchasing and Underwriting” in the prospectus.

During the period covered in the table above, Ford Credit changed its origination and purchasing policies and procedures for leases to respond to market conditions and competitive pressures and to pursue different business strategies.  Although Ford Credit’s origination and purchasing policies focus on supporting the sale of new Ford vehicles, due to the residual risk associated with closed-end leases, Ford Credit generally establishes a target for its lease purchases based on a percentage of Ford’s retail vehicle sales forecast and works with Ford to design vehicle marketing incentive programs to achieve this target.  The relative cost and availability of funding sources also impact Ford Credit’s willingness to purchase leases.  Ford’s pricing policies encourage higher credit quality lessees.  These policies have contributed to an increase in credit scores and other credit quality measurements.

Almost all of the leases purchased by Ford Credit’s titling companies are originated under Ford-sponsored marketing programs.  The relative attractiveness to a customer of leasing a vehicle or purchasing it can depend on the marketing programs available to the customer.  Changes in these programs are the primary reasons for increases or decreases in the number of leases originated.

Changes in auction values of used vehicles impact the economics of leases and lease payments.  Lower expected auction values generally make leasing more expensive for lease customers, resulting in lower demand for leases and fewer lease originations.  Higher expected auction values, on the other hand, generally make leasing more affordable for lease customers, resulting in higher demand for leases and more lease originations.

Following the significant decline in auction values in mid-2008 and financial market disruptions, Ford shifted its marketing programs to focus primarily on retail installment financing and Ford Credit lowered its purchase target for leases.  Ford Credit’s purchases of leases declined in 2009 due to lower sales of Ford vehicles, ongoing marketing programs for retail installment financing, lower purchase targets and continuing funding constraints.  In addition, Ford Credit discontinued purchasing leases of Mazda, Jaguar and Land Rover vehicles in early 2009 and of Volvo vehicles in late 2009.  Since late 2009, however, Ford Credit has gradually increased its purchase target for leases as Ford sales increased and funding and other market conditions improved.

Material Changes to Origination, Purchasing and Underwriting Policies and Procedures

As part of its regular cycle plan, Ford Credit launched new origination scorecards for both commercial and consumer credit applications in the second quarter and third quarter of 2008, respectively, and a business entity’s commercial credit risk score, if available, was added as a new variable in the origination scorecards for commercial credit applications.  In April 2009, Ford Credit adjusted its consumer and commercial origination scorecards to more accurately reflect portfolio performance and macroeconomic conditions.  In April 2010, a new scorecard for commercial lines of credit was launched to improve the performance and accuracy of the scoring model.  As part of its regular cycle plan, Ford Credit launched new origination scorecards for consumer credit applicants in July 2010, for commercial credit applicants in November 2011 and for commercial line of credit applicants in May 2012.

In April 2011, Ford Credit began using FICO® scores known as “FICO® 8” after determining that the new FICO® scores improved the performance of its origination scoring models.  Although the FICO® score of individual lessees may be different using FICO® 8, Ford Credit believes that the average FICO® score of the leases it purchases will not change materially as a result of its use of FICO® 8.

Ford Credit periodically adjusts its electronic decisioning process in response to economic conditions and the performance of purchased leases that were electronically decisioned.  In the third quarter of 2008, Ford Credit adopted a more conservative electronic decisioning strategy that reduced the percentage of applications approved through the electronic process.  Since 2009, the percentage of applications approved through the electronic process has generally increased due to the improved credit quality of applicants and regular updates to the electronic decisioning strategy.

In July 2009, Ford Credit completed a restructuring of its operations to meet the changing business conditions, including the decline in its lease and retail installment sale contract portfolios.  The restructuring included the consolidation of its origination operations into four of its existing business centers in order to achieve cost effectiveness consistent with its smaller portfolio of leases and retail installment sale contracts.

In October 2009, Ford Credit completed the consolidation of its underwriting for commercial customers and support for commercial lines of credit into two of its business centers to improve process consistency and leverage the skills of personnel with commercial expertise.  In March 2012, to improve efficiencies and align its commercial originations processes, Ford Credit moved all of its commercial lease purchasing functions into the two business center locations responsible for underwriting commercial customers.

For more information about Ford Credit’s origination and underwriting policies and procedures, you should read “Sponsor and Servicer — Origination, Purchasing and Underwriting” in the prospectus.

Vintage Originations Information

Information about leases that were originated by Ford Credit from 2006 through 2010 is in Annex B to this prospectus supplement.  Only retail leases for which Ford Credit has an ALG residual value are included in Annex B.  The information in Annex B consists of residual performance and cumulative loss data for leases originated by Ford Credit during the period listed and summary information for the original characteristics of such leases.  No assurance can be made that the residual performance or loss experience of a particular pool of leases will be similar to the information shown in Annex B for leases originated during any particular period.

Removal of Leases and Leased Vehicles – Prior Securitizations

The transaction documents for prior securitizations of leases and leased vehicles sponsored by Ford Credit contain covenants requiring the removal of a lease or leased vehicle from the related reference pool for the breach of a representation or warranty.  In the past year, none of Ford Credit, the depositor, the indenture trustee or the owner trustee received a demand to remove a lease or leased vehicle from the reference pool underlying any such prior securitization transactions, and there was no activity with respect to any demand made prior to such period.  Ford Credit, as securitizer, discloses all fulfilled and unfulfilled removal requests for leases and lease vehicles that were the subject of a demand for removal on SEC Form ABS-15G.  Ford Credit filed its most recent Form ABS-15G with the SEC on February 7, 2013.  Ford Credit’s CIK number is 0000038009.

For more information on obtaining a copy of the report, you should read “Where You Can Find More Information” in the prospectus.

Static Pool Information – Prior Securitized Pools

Static pool information about prior pools of leases and related leased vehicles that were securitized by Ford Credit is in Annex C to this prospectus supplement.  The information in Annex C consists of prepayment, delinquency, termination and loss data for the prior securitized pools and summary information about the original characteristics of the prior pools.  No assurance can be made that the prepayment, delinquency, termination or loss experience of a particular pool of leases will be similar to the information shown in Annex C for prior securitized pools of leases.

Servicer

Ford Credit will be the servicer of the leases and leased vehicles in the reference pool and this securitization transaction.  Ford Credit will be responsible for all servicing functions, except that the indenture trustee will be responsible for making payments on the exchange note and to the noteholders based on information and calculations provided by the servicer.

The following tables show Ford Credit’s residual performance experience and its delinquency, repossession and credit loss experience for its portfolio of leases.  The tables include leases included in securitizations that Ford Credit continues to service.  Residual performance, delinquency, repossession or credit loss experience may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit.  No assurance can be made that the residual performance, delinquency, repossession or credit loss experience of a particular pool of leases will be similar to the historical experience shown in the tables below or that any trends shown in the tables will continue for any period.

Residual Performance Experience. The number of terminated leases declined in 2011 and 2012 due to fewer leases having been originated in prior periods.  As used in the table below, “Terminated leases” are leases for which (1) the related leased vehicle was returned during the period and sold by January 31, 2013, (2) the related leased vehicle was purchased pursuant to the lease during the period or (3) the lease defaulted during the period.  Although originations increased beginning in 2010, the number of terminated leases does not reflect that increase for two to three years based on the average lease terms of Ford Credit’s leases.

“Vehicles returned and sold” refers to the terminated leases that are returned during the period and sold by January 31, 2013.  The average residual loss on vehicles returned and sold and the return rate declined beginning in 2009 and continued to decline until 2011 as auction values improved during that period.  Beginning in 2012, the return rate and average residual loss on vehicles returned and sold have both increased reflecting the decline in auction values for used vehicles, especially luxury cars.  Auction values remain variable and can be seasonal.

From 2008 through 2011, Ford-sponsored marketing programs favored leases of smaller more fuel-efficient vehicles.  These programs more evenly balanced Ford Credit’s portfolio of leased vehicles between small and large vehicles in response to market changes, including increasing fuel prices, which resulted in lower auction values for large vehicles. During this period, the average adjusted MSRP in the portfolio declined.  The higher average adjusted MSRP for leases in 2012 compared to 2011 reflects a change in Ford-sponsored marketing programs to promote higher cost Lincoln vehicles, for which customers more frequently choose to lease rather than purchase.  The average ALG residual value declined from 2008 through 2011 due to a greater proportion of longer term leases originated in prior periods being returned, and it increased in 2012 reflecting a higher proportion of 24-month contracts being returned.

References to ALG residual value in the table represent ALG’s forecasts of the value of used vehicles in the future.  For more information about these values and the factors that are used to determine them, you should read “Risk Factors —Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors — Performance of the reference pool is uncertain” in the prospectus.  The residual loss experience for a particular pool of leases originated in any period would differ from the portfolio experience shown in the following table.

Residual Performance Experience

	Year Ended December 31,
	2012	2011	2010	2009	2008
Number of Leases Terminated	104,570	177,646	325,520	296,560	286,577
Number of Vehicles Returned and Sold	62,379	98,920	214,595	224,455	235,878
Return Rate	59.65%	55.68%	65.92%	75.69%	82.31%

Vehicles Returned and Sold
Average Adjusted MSRP	$35,467	$32,056	$33,562	$35,679	$37,692
Average ALG Residual Value	17,294	14,301	16,263	17,532	18,590
Average Residual Loss (Gain)	(1,828)	(3,302)	(1,934)	23	3,395

Residual Loss (Gain) as a % of Adjusted MSRP(1)
Car	(1.46)%	(6.93)%	(1.64)%	2.49%	6.33%
CUV	(10.22)	(13.50)	(7.99)	(2.49)	9.22
SUV	(10.26)	(11.61)	(6.50)	0.41	11.07
Truck	(14.45)	(15.46)	(11.60)	(5.21)	8.47
Average	(5.15)%	(10.30)%	(5.76)%	0.06%	9.01%

Residual Loss (Gain) as a % of ALG Residual Value(2)	(10.57)%	(23.09)%	(11.89)%	0.13%	18.26%

Terminated Leases
Average Contract Residual Value as a % of Adjusted MSRP(3)	52.58%	48.86%	52.20%	54.11%	53.98%
Average ALG Residual Value as a % of Adjusted MSRP(4)	48.01%	44.40%	47.52%	48.61%	48.90%
Contract Residual Value Higher (Lower) than ALG Residual Value	4.57ppts	4.46ppts	4.69ppts	5.50ppts	5.08ppts

(1)    The percentage equivalent to the average residual loss (gain) for leased vehicles of each vehicle type that were returned and sold, divided by the average adjusted MSRP for those vehicles. The vehicle types do not include a small number of vehicles that are not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number.

(2)    The percentage equivalent to the average residual loss (gain) for leased vehicles that were returned and sold, divided by the average ALG residual value for those vehicles.

(3)    The percentage equivalent to the average contract residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles.

(4)    The percentage equivalent to the average ALG residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles.

Delinquency, Repossession and Credit Loss Experience.  Beginning in 2010, net losses as a percentage of average portfolio outstanding declined, primarily due to lower average net losses on leases charged off, a small decrease in the number of leases charged off as a percentage of average number of leases outstanding, and the impact of amounts received on leases charged off in prior periods when the portfolio was larger.  Net losses as a percentage of average portfolio outstanding leveled off in 2012 primarily due to a small number of leases being charged off in prior periods, resulting in lower recoveries in 2012.  The decline in average net losses on leases charged off is primarily due to higher auction values, although auction values remain variable and can be seasonal.

Delinquencies, repossessions and credit losses are shown as a percentage of Ford Credit’s portfolio of leases.  Over the periods shown, the portfolio size increased as new leases were originated and decreased as existing leases were paid down or liquidated.  The delinquency, repossession and credit loss percentages for a particular pool of leases originated in any period would differ from the portfolio experience shown in the following table.

Delinquency, Repossession and Credit Loss Experience

	Year Ended December 31,
	2012	2011	2010	2009	2008
Average number of leases outstanding(1)	421,935	330,953	438,324	676,511	840,310
Average portfolio outstanding (in millions)(2)	$10,828	$7,921	$9,218	$14,946	$20,307

Delinquencies

Average number of delinquencies(3)
31 - 60 days	3,212	2,818	6,013	10,277	10,886
61 - 90 days	227	287	603	1,101	1,189
Over 90 days	21	42	109	240	241
Average number of delinquencies as a percentage of average number of leases outstanding
31 - 60 days	0.76%	0.85%	1.37%	1.52%	1.30%
61 - 90 days	0.05%	0.09%	0.14%	0.16%	0.14%
Over 90 days	0.00%	0.01%	0.02%	0.04%	0.03%

Repossessions and Credit Losses

Repossessions as a percentage of average number of leases outstanding	0.58%	0.79%	1.73%	2.12%	1.53%
Aggregate net losses (gains) (in millions)(4)	$(6)	$(6)	$38	$118	$156
Net losses (gains) as a percentage of average portfolio outstanding	(0.06)%	(0.07)%	0.42%	0.79%	0.77%
Net losses (gains) as a percentage of gross liquidations(5)	(0.17)%	(0.13)%	0.49%	1.38%	1.62%
Number of leases charged off	3,614	3,698	11,038	20,215	17,933
Number of leases charged off as a percentage of average number of leases outstanding	0.86%	1.12%	2.52%	2.99%	2.13%
Average net loss (gain) on leases charged off	$(1,757)	$(1,569)	$3,475	$5,852	$8,723

(1)            Average of the number of leases outstanding at the beginning and end of each month in the period.

(2)            Average of the aggregate lease balance of leases outstanding at the beginning and end of each month in the period.

(3)            Average of the number of leases delinquent at the beginning and end of each month in the period.  The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees.

(4)            Net losses are equal to the aggregate lease balance (including lease and other charges) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any prior periods.  Beginning in 2012, net losses excluded all external costs associated with repossession of the vehicle prior to charge off and included all external costs associated with the disposition of the vehicle after charge off.  Prior to 2012, net losses excluded all external costs associated with repossession and disposition of the vehicle prior to charge off and included all external costs associated with continued collection efforts or repossession and disposition of the vehicle after charge off.  An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold.  Realized losses for a securitized pool of leases for any period are equal to the total securitization value of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any prior periods.  In addition, realized losses for a securitized pool of leases include all external costs associated with the repossession and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs.  Therefore, realized losses for a securitized pool of leases may be higher or lower than net losses for those leases.

(5)            Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a lease.

Material Changes to Servicing Policies and Procedures

In the fourth quarter of 2008, Ford Credit consolidated its account services and vehicle liquidations operations into two business centers.  This consolidation was done to eliminate variability and achieve greater efficiencies in these operations given lower portfolio levels.

In July 2009, Ford Credit completed a restructuring of its operations to meet changing business conditions, including the decline in its lease and retail installment sale contract portfolios.  As a part of the restructuring plan, Ford Credit converted two of its business centers to loss prevention specialty centers, leveraging the skills of its seasoned loss prevention teams to address increased delinquencies and manage portfolio losses.  In March 2011, Ford Credit completed a consolidation of one of its loss prevention specialty centers into an existing business center as the loss performance improved on its portfolios.  In March 2012, Ford Credit moved all of its commercial contract loss prevention collections into the two business center locations responsible for underwriting and purchasing commercial contracts in order to leverage the commercial expertise of personnel in those locations.

As part of its regular cycle plan, in the first quarter of 2008 Ford Credit launched a new consumer behavior scoring model used to predict the probability that an account will default and adjusted this model in March 2009 to improve its performance.  Ford Credit launched a new consumer behavior scoring model again in the third quarter of 2011.  In the fourth quarter of 2009, Ford Credit launched a new commercial behavior scoring model for its commercial portfolio.  Ford Credit launched a new commercial behavior scoring model again in January 2013.  Consistent with its servicing practices, Ford Credit modified its collection efforts and increased its collection activities in response to the macroeconomic conditions that led to the increase in delinquencies in 2008 and 2009.  As delinquencies decreased since 2009, Ford Credit returned to a more typical level of collection activity.

In the first half of 2009, Ford Credit expanded Accelerate availability from only Ford and Lincoln dealers to non-Ford dealers.  As online purchasing has become more accepted, the portion of eligible vehicles purchased through Accelerate has increased over time, reaching 35% of eligible vehicles in 2008 but declining since then to approximately 20 to 25% of eligible vehicles due to strong auction values and lower return rates.

In January 2013, Ford introduced a program to incentivize Lincoln dealers to purchase returned lease vehicles through Accelerate, certify those vehicles and sell them to customers under a certified pre-owned program.  Ford Credit uses the same proprietary model to establish the price of the returned Lincoln vehicles under this program as it uses for other vehicles.  Ford pays the incentive under a marketing program upon the sale of the used vehicle to a customer.

In 2008, Ford offered an early lease termination program in quarterly intervals to all lessees whose leases were scheduled to terminate in the succeeding twelve months.  Since 2009, Ford has offered quarterly regional programs on specific models.  Approximately 6 to 8% of all lessees eligible for these programs terminated their leases early during the years from 2008 to 2010.  Beginning in late 2010, Ford offered early lease termination programs to lessees of Mercury vehicles, which has increased the rate of eligible lessees who terminate early to approximately 10% at certain times.

For more information about Ford Credit’s servicing policies and procedures, you should read “Sponsor and Servicer — Servicing and Collections” in the prospectus.

Ratings of the Servicer

As of the date of this prospectus supplement, Ford Credit’s senior unsecured debt ratings are:

	DBRS	Fitch	Moody’s	S&P
Short-term debt ratings	R-3	F-3	P-3	NR
Long-term debt ratings	BBB(low)	BBB-	Baa3	BB+
Outlook	Stable	Stable	Stable	Positive

Although the rating agencies have raised or indicated a more favorable outlook on Ford Credit’s debt ratings recently, the rating agencies had previously lowered Ford Credit’s debt ratings and may change the ratings or downgrade Ford Credit at any time.

Based on its present ratings, Ford Credit, as servicer, will be required to deposit collections on the leases and leased vehicles in the reference pool in the collection account within two business days of applying collections to the obligor’s account.

For more information about the deposit of collections, you should read “Servicing the Reference Pool and the Securitization Transaction — Deposit of Collections” in the prospectus.

REFERENCE POOL

Criteria for Selecting the Reference Pool

The leases and leased vehicles in the reference pool were selected by Ford Credit from the leases and leased vehicles owned by the titling companies that meet the selection criteria.  The selection criteria include that each leased vehicle was a new car, light truck or utility vehicle at the beginning of the lease (Ford Credit considers a vehicle that has never been titled and has not been driven more than 6,000 miles to be a new vehicle), and that as of the cutoff date:

•                  no lease is currently more than 30 days delinquent (Ford Credit considers a lease delinquent if more than $49.99 of a monthly payment is overdue) although it may have been more than 30 days delinquent in the past,

•                  no more than three payment extensions have been granted under the lease,

•                  each lease has an original term of not more than 48 months, and

•                  no lease is subject to a bankruptcy proceeding.

Ford Credit’s portfolio of leases changes over time as a result of changes in Ford Credit’s origination, purchasing and underwriting policies, Ford-sponsored marketing programs and Ford Credit’s lease securitization transactions, some of which may use different selection criteria than this securitization transaction.

Review of Reference Pool

The depositor performed a review of the reference pool designed and effected to provide reasonable assurance that the disclosures about the reference pool in this prospectus supplement and the prospectus are accurate in all material respects.

For more information about this review, you should read “Depositor Review of Reference Pool” in this prospectus supplement.

Composition of the Reference Pool

Information regarding the composition of the reference pool and the characteristics of the leases and leased vehicles in the reference pool is in Annex A to this prospectus supplement.

Representations about the Reference Pool and Obligation to Remove Ineligible Leases and Leased Vehicles Upon Breach

Ford Credit, as servicer, will make representations about the leases and leased vehicles in the reference pool on which the depositor and the trust will rely in acquiring the exchange note.  Generally, these representations relate to legal standards for origination of the leases and leased vehicles and the terms of the leases.  Ford Credit also will represent that the leases and leased vehicles in the reference pool satisfy the selection criteria, including those described under “Reference Pool — Criteria for Selecting the Reference Pool” in this prospectus supplement.

In addition, Ford Credit will represent that:

•                  it did not use selection procedures believed to be adverse to the holder of the exchange note in selecting the leases and leased vehicles in the reference pool from other leases and leased vehicles that meet the selection criteria,

•                  each lease and leased vehicle in the reference pool is owned by one of the titling companies,

•                  each lease in the reference pool is the enforceable payment obligation of the lessee and no lessee has asserted any right of rescission, setoff or defenses against the lease,

•                  the collateral agent has a first priority perfected security interest, or Ford Credit, as servicer, has commenced procedures that will result in the perfection of the collateral agent’s first priority security interest, in the leases and leased vehicles in the reference pool, and

•                 the leases and leased vehicles in the reference pool were originated and have been serviced in compliance with applicable laws in all material respects.

If any of the representations made by Ford Credit about a lease or leased vehicle was untrue when made, the lease or leased vehicle was not eligible to be included in the reference pool.  If Ford Credit has actual knowledge, or receives notice from the trust or the indenture trustee, that any representation made by Ford Credit was untrue when made and the breach has a material adverse effect on the lease or leased vehicle, Ford Credit will be allowed to cure the breach.  If Ford Credit fails to cure the breach in all material respects by the end of the second month following the month it learns of the breach, it must remove the lease and leased vehicle from the reference pool on or before the payment date following the end of the cure period.  Ford Credit must deposit in the collection account an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due.

Ford Credit will be deemed to have actual knowledge of a breach if a designated employee of Ford or Ford Credit who is responsible for the securitization transaction, or a “responsible person,” learns of the breach.  Ford Credit will designate to the indenture trustee its responsible persons for this purpose.  A noteholder may obtain a list of responsible persons by request to the indenture trustee or the depositor.

Ford Credit’s obligation to remove ineligible leases and leased vehicles from the reference pool will be the sole remedy of the trust, the indenture trustee, the noteholders and the collateral agent for any losses resulting from a breach of the representations of Ford Credit.  None of the indenture trustee, the owner trustee, the servicer or the depositor will have any duty to investigate whether any lease or leased vehicle may be an ineligible lease or leased vehicle.

MATURITY AND PREPAYMENT CONSIDERATIONS

General

The final scheduled payment date for each class of notes is listed on the cover of this prospectus supplement.  Ford Credit determined these dates (1) for the Class A-1 notes, by selecting the latest payment date falling within the 397-day period following the date of pricing of such notes and (2) for the Class A-2, Class A-3, Class A-4, Class B, Class C and Class D notes, by selecting the payment date that is six months or, for the Class D notes, ten months after the latest original scheduled lease end date calculated assuming all leases pay as scheduled with no delays, defaults or prepayments.  Ford Credit expects that the final payment of each class of notes will occur before its final scheduled payment date.  The final payment of any class of notes could occur significantly earlier (or could occur later) than such class’s final scheduled payment date because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayment) by the lessees on the leases in the reference pool and the rate at which returned or repossessed leased vehicles in the reference pool are sold.

Higher than anticipated rates of prepayment and defaults on the leases in the reference pool will cause principal to be paid to the noteholders faster than expected.  If principal is repaid faster than expected, each noteholder will bear the risk that it may receive such principal at a time when the available reinvestment options do not have a rate of return that is equal to or greater than the rate of return on the notes.  Lower than anticipated rates of prepayment and defaults on the leases in the reference pool and/or lower than expected residual value realizations on the leased vehicles will cause principal to be paid to the noteholders slower than expected.  If principal is repaid slower than expected, each noteholder will bear the risk that (1) it will not have such principal available to reinvest at a time when the available reinvestment options have a rate of return that is greater than the rate of return on the notes and (2) in the case of notes purchased at a discount, the slower than expected repayment of principal could result in an actual rate of return that is less than the anticipated rate of return.

Weighted Average Life of the Notes

Prepayments on the leases can be measured relative to a prepayment standard or model.  This securitization transaction uses the Absolute Prepayment Model commonly referred to as “ABS,” which uses an assumed rate of prepayment each month relative to the original number of leases in a pool.  For example, in a pool of leases originally containing 10,000 leases, a 1% ABS rate means that 100 leases prepay in full each month.  ABS assumes that the leases that prepay in any period have the same characteristics as the leases remaining in the pool.  ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets.

The ABS tables below were prepared based on the reference pool having the characteristics in the “Payment Schedule of Leases” table in Annex A to this prospectus supplement, which shows the decline in securitization value and the payments received each month on the leases in the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due.

Ford Credit developed the prepayment curve and the prepayment assumptions described below (the “100% Prepayment Assumption”) for the leases in the reference pool based on the historical performance of Ford Credit’s portfolio of leases. The 100% Prepayment Assumption assumes that:

•                  prepayments will occur during the life of the leases (1) at 0.05% ABS for month 1, (2) increase by 0.037% ABS each month starting with month 2 until reaching 0.605% in month 16, and remain at that level through month 28, (3) increase by 0.047% ABS each month starting in month 29 until reaching 0.934% ABS in month 35, and remain at that level through month 38, and (4) decrease by 0.134% ABS to 0.800% ABS in month 39, and remain at that level until the leases are paid in full,

•                  as of the cutoff date, 10 months have occurred since the inception of the leases,

•                  if a lease prepays in full, an amount equal to the remaining securitization value of the lease is received,

•                  unless a lease prepays in full, each base monthly payment is made as scheduled, with no delays, defaults or prepayments,

•                  unless a lease prepays in full, the related leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due, and

•                  no lease is removed from the reference pool by the servicer.

The actual characteristics and performance of the reference pool will differ from the assumptions used in constructing the prepayment tables.  The ABS tables only give a general sense of how each class of notes may amortize at different assumed prepayment rates with other assumptions held constant.  It is unlikely that the leases in the reference pool will prepay based on the 100% Prepayment Assumption.  The diverse terms of the leases could produce slower or faster prepayment rates for any payment date, which would result in principal payments occurring earlier or later than indicated in the ABS tables.  Any difference between those assumptions and the actual characteristics and performance of the leases, or actual prepayment experience, will affect the weighted average life and period during which principal is paid on each class of notes.

For a discussion of certain factors that may affect the rate of principal payments on the notes, you should read “Risk Factors — The timing of principal payments on your notes is uncertain” in the prospectus.

The ABS tables show the percent of the initial principal amount of the Class A notes that would be outstanding after each payment date based on various percentages of the 100% Prepayment Assumption.  For example, the 0% Prepayment Assumption means that none of the leases will prepay and the 75% Prepayment Assumption means that the leases will prepay at 75% of the 100% Prepayment Assumption.

Ford Credit intends to establish the interest rates for the notes based on their weighted average lives determined by applying the 100% Prepayment Assumption.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-1						Class A-2
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2013	89.16	87.62	86.82	86.01	85.18	84.33	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2013	78.35	75.18	73.53	71.86	70.14	68.38	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2013	67.53	62.63	60.10	57.50	54.83	52.10	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2013	56.71	50.00	46.51	42.94	39.27	35.50	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2013	48.08	39.40	34.89	30.26	25.49	20.59	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2013	34.72	24.12	18.59	12.90	7.04	1.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2013	21.12	8.68	2.18	0.00	0.00	0.00	100.00	100.00	100.00	97.98	94.89	91.70
November 15, 2013	10.49	0.00	0.00	0.00	0.00	0.00	100.00	98.31	94.97	91.53	87.98	84.31
December 15, 2013	0.53	0.00	0.00	0.00	0.00	0.00	100.00	93.06	89.30	85.42	81.42	77.29
January 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	95.76	87.82	83.66	79.37	74.93	70.35
February 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	87.65	79.08	74.59	69.96	65.17	60.22
March 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	76.97	67.92	63.17	58.27	53.21	47.98
April 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	65.49	56.05	51.10	45.99	40.71	35.24
May 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	56.39	46.54	41.38	36.04	30.52	24.82
June 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	47.03	36.84	31.49	25.97	20.25	14.34
July 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	36.76	26.32	20.85	15.19	9.34	3.28
August 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	26.39	15.78	10.22	4.46	0.00	0.00
September 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	14.39	3.76	0.00	0.00	0.00	0.00
October 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	3.14	0.00	0.00	0.00	0.00	0.00
November 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(1)	0.41	0.36	0.34	0.32	0.30	0.29	1.24	1.16	1.12	1.08	1.03	0.99

(1)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-3						Class A-4
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2014	100.00	100.00	100.00	100.00	98.51	92.35	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2014	100.00	100.00	98.18	92.42	86.45	80.27	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2014	100.00	92.48	86.88	81.08	75.08	68.86	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2014	93.28	82.52	76.86	70.99	64.91	58.60	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2014	82.66	71.88	66.20	60.30	54.16	47.78	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2015	73.49	62.63	56.89	50.91	44.68	38.16	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2015	66.11	55.07	49.21	43.09	36.68	29.95	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2015	57.34	46.26	40.35	34.15	27.62	20.71	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2015	48.32	37.26	31.33	25.08	18.45	11.37	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2015	39.25	28.31	22.41	16.17	9.51	2.35	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	28.48	17.91	12.19	6.11	0.00	0.00	100.00	100.00	100.00	100.00	97.99	63.07
July 15, 2015	17.56	7.48	2.01	0.00	0.00	0.00	100.00	100.00	100.00	81.02	49.92	16.06
August 15, 2015	6.15	0.00	0.00	0.00	0.00	0.00	100.00	84.22	59.07	32.25	3.41	0.00
September 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	62.94	22.01	0.00	0.00	0.00	0.00
October 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(1)	2.08	1.99	1.94	1.89	1.83	1.78	2.54	2.49	2.45	2.41	2.36	2.30

(1)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class B						Class C
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	100.00	100.00	100.00	100.00	100.00	56.53	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	100.00	100.00	99.58	62.64	22.93	0.00	100.00	100.00	100.00	100.00	100.00	79.76
October 15, 2015	98.44	43.31	13.30	0.00	0.00	0.00	100.00	100.00	100.00	81.29	46.88	9.51
November 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	71.50	28.91	5.72	0.00	0.00	0.00
December 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(1)	2.65	2.61	2.58	2.54	2.51	2.45	2.71	2.68	2.66	2.64	2.61	2.56

(1)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class D
Payment Date	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2014	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2015	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2015	100.00	100.00	100.00	72.83	34.84	0.00
December 15, 2015	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(1)	2.74	2.74	2.74	2.71	2.68	2.65

(1)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases.  You should be sure you understand these assumptions when reading the ABS Tables.

DESCRIPTION OF THE EXCHANGE NOTE

The titling companies will issue the exchange note under an exchange note supplement among the titling companies, the administrative agent, the collateral agent and Ford Credit.  The following summary is not a complete description of all the provisions of the exchange note or the exchange note supplement.  For more information about the exchange note and the exchange note supplement, you should read “Description of the Exchange Notes” in the prospectus, and the credit and security agreement and the form of exchange note supplement that are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

On the closing date, the titling companies will issue the exchange note to Ford Credit under a supplement to the credit and security agreement, or the “exchange note supplement.”  Ford Credit will sell the exchange note to the depositor which will, in turn, sell the exchange note to the trust.  The trust will pledge the exchange note and all of its other assets to the indenture trustee for the benefit of the noteholders.  The primary asset of the trust will be the exchange note.

As holder of the exchange note, the trust will be entitled to all amounts received on the exchange note, which will be based on the amounts received on the leases and leased vehicles in the reference pool.  These amounts include:

•                  payments by or on behalf of the lessees on the leases in the reference pool,

•                  net proceeds from the sale of the leased vehicles in the reference pool, and

•                  proceeds from claims on any insurance policies relating to the lessees, the leases or the leased vehicles in the reference pool.

Interest will accrue on the exchange note at a rate of 1.80%.  This interest rate equals the interest rate on the Class D notes plus 0.01%.  The exchange note will accrue interest on an actual/360 basis from the closing date to the date on which the exchange note balance is reduced to zero.  The trust will make interest and principal payments on the exchange note on each payment date from Available Funds as set forth below under “— Priority of Payments on the Exchange Note.”

As long as any of the notes are outstanding, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, will be entitled to exercise all rights and remedies of the trust as holder of the exchange note.

Available Funds

Payments on the exchange note will be made from “Available Funds,” which for any payment date generally will be equal to collections on the reference pool for the preceding month, amounts withdrawn from the reserve account and, to the extent available, shared amounts from other reference pools allocated to the exchange note.

Collections.  For each month, “collections” on the reference pool will consist of the following amounts:

•                  all base monthly payments on the leases in the reference pool for such month that are received by the servicer, plus

•                  all advances of base monthly payments for such month made by the servicer on the leases, minus all reimbursements of advances previously made by the servicer on the leases in the reference pool, plus

•                  all proceeds from the sale or other disposition of leased vehicles in the reference pool, plus

•                  all amounts paid by the servicer in connection with the removal of leases and leased vehicles from the reference pool, plus

•                  all other amounts received by the servicer on leases in the reference pool, including excess mileage and excess wear and use charges, insurance proceeds and recoveries on any lease that has been charged off, plus

•                  all amounts assessed by the servicer to the lessees of leases in the reference pool in connection with a payment extension, minus

•                  the following amounts relating to the leases in the reference pool (1) payments of sales and use taxes on the base monthly payments and amounts to cover personal property taxes and similar government charges, (2) late fees, returned check fees and any other similar fees or charges, (3) amounts required to reimburse the servicer for fees or fines paid by the servicer on behalf of a lessee, (4) amounts expended by the servicer and charged to the account of a lessee, (5) amounts paid to third parties in connection with repossession and disposition of a leased vehicle, (6) amounts required to be refunded to a lessee and (7) external costs of collection on charged off accounts.

Any base monthly payments that are received by the servicer before the month in which they are due will be held in the collection account and included in collections for the month in which they are due.

The following diagram shows the sources of Available Funds for each payment date.  Available Funds, including amounts withdrawn from the reserve account to cover shortfalls and any shared amounts from other reference pools allocated to the exchange note, are the only funds that will be used to make payments on the exchange note on each payment date.

For more information about the exchange note, you should read “Description of the Exchange Notes” in the prospectus.

Priority of Payments on the Exchange Note

General Rule.  On each payment date, the servicer will instruct the indenture trustee to apply Available Funds for the preceding month to make payments in the order of priority listed below.  This priority will not apply to the proceeds from the sale of any portion of the reference pool if the exchange note is accelerated after a facility default or an exchange note default.

(1)                                 to the servicer, all servicing fees due and reimbursement of outstanding advances,

(2)                                 to the trust, interest due on the exchange note,

(3)                                 to the trust, all amounts necessary to cover any shortfall in payments under items (1) through (9) under “Description of the Notes — Priority of Payments” in this prospectus supplement,

(4)                                 to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless such payment date is on or after the final scheduled payment date for the Class D notes,

(5)                                 to the trust, principal on the exchange note equal to the excess of the principal amount of the notes (or, if the trust is no longer the holder of the exchange note, the principal amount of the exchange note) over an amount equal to the total securitization value at the beginning of the month that includes the payment date minus the Targeted Overcollateralization Amount, which amount will be reduced by any payments in respect of principal made in item (3) above,

(6)                                 to be applied as shared amounts with respect to any other exchange note that is in default as a result of a failure to pay principal or interest, and

(7)                                 all remaining funds, to be applied under the revolving credit facility.

If collections on the reference pool on any payment date are insufficient to cover all amounts payable under items (1) through (3), the servicer will direct the indenture trustee to withdraw the amount of the shortfall from the reserve account to the extent available and use it to pay amounts payable under items (1) through (3) that remain unpaid.

If an exchange note default as a result of failure to pay principal or interest has occurred and is continuing, the servicer will direct the indenture trustee to use any shared amounts allocated to the exchange note to pay amounts payable under items (1) through (3) that remain unpaid.

The following diagram shows how Available Funds are distributed on each payment date.  The priority of payments shown in this diagram will not apply to the proceeds from the sale of any portion of the reference pool if the exchange note is accelerated after a facility default or an exchange note default.

Post-Acceleration Exchange Note Priority of Payments.  If the exchange note is accelerated after a facility default or an exchange note default and any portion of the reference pool is sold, on the payment date following the month in which the sale occurs the servicer will instruct the indenture trustee to apply the proceeds of the sale to make payments in the following order of priority:

(1)                                 to the collateral agent, all amounts due to the collateral agent with respect to the exchange note or the reference pool,

(2)                                 to the administrative agent, all amounts due to the administrative agent with respect to the exchange note or the reference pool,

(3)                                 to the servicer, all servicing fees due and reimbursement of all outstanding advances,

(4)                                 to the trust, all interest due on the exchange note,

(5)                                 to the trust, the amount required to cover all amounts payable under items (1) through (9) under “Description of the Notes — Post-Acceleration Priority of Payments” in this prospectus supplement,

(6)                                 to the trust, principal on the exchange note until paid in full,

(7)                                 to be applied as shared amounts with respect to any other exchange note that is in default as a result of non-payment of principal or interest, and

(8)                                 all remaining funds, to be applied under the revolving credit facility.

Shared Amounts

Collections remaining after making the payment described in item (5) in “— Priority of Payments on the Exchange Note — General Rule” above will be available for allocation to other exchange notes.  This excess, plus any similar excesses from other exchange notes are called “shared amounts” and will be allocated to cover shortfalls in interest and principal payments owed on other exchange notes for which an exchange note default as a result of a failure to pay principal or interest has occurred and is continuing.  In addition, if a default occurs and is continuing on the exchange note issued for this securitization transaction as a result of a failure to pay principal or interest, any such amounts from other exchange notes will be available to the exchange note issued for this securitization transaction on each payment date.

If a default as a result of a failure to pay principal or interest has occurred and is continuing on any exchange note, the defaulted exchange note will be allocated an amount equal to the shared amounts from all exchange notes multiplied by a fraction the numerator of which is the outstanding note balance of the defaulted exchange note and the denominator of which is the sum of the outstanding balance under the revolving credit facility plus the aggregate note balance of all the exchange notes.

Shared amounts, to the extent available and allocated to the exchange note issued for this securitization transaction, will cover shortfalls in the payments described in items (1) through (5) in “— Priority of Payments on the Exchange Note — General Rule” above.

DESCRIPTION OF THE NOTES

The trust will issue the notes under an indenture between the trust and the indenture trustee.  The following summary is not a complete description of all the provisions of the notes or the indenture.  For more information about the notes and the indenture, you should read “Description of the Notes” in the prospectus and the form of indenture that is included as an exhibit to the registration statement filed with the SEC that includes the prospectus.

Payments of Interest

Interest will accrue on the notes at the per annum interest rate for each class specified on the cover of this prospectus supplement and will be due and payable to the noteholders on each payment date.  Interest on the Class A-1 notes will accrue on an “actual/360” basis from the preceding payment date to the following payment date (or from the closing date to April 15, 2013, for the first period).  Interest on all other classes of notes will accrue on a “30/360” basis from the 15th day of the preceding month to the 15th day of the current month (or from the closing date to April 15, 2013, for the first period).

All interest that is due but not paid on any payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate.  Failure to pay interest that is due on the Controlling Class that continues for five days will be an Event of Default.  Failure to pay interest that is due on any class of notes that is not part of the Controlling Class will not be an Event of Default.

The trust will make interest payments on the notes on each payment date from amounts paid to the trust on the exchange note on such payment date.  Interest payments will not be made on any subordinated class of notes until all interest payments due on all more senior classes of notes are paid in full.

If the amount paid to the trust on the exchange note is insufficient to pay all interest due on any class of notes on any payment date, each holder of that class of notes will receive its pro rata share of the amount that is available.  Any priority principal payments on all more senior classes of notes will be made before the payment of interest due on the Class B, Class C or Class D notes, as applicable.

For a more detailed description of the priority of payments made from amounts paid on the exchange note on each payment date, including priority payments of principal on senior classes of notes, you should read “Description of the Notes — Priority of Payments” in this prospectus supplement.

If the notes are accelerated after an Event of Default, interest due on the Class B notes will not be paid until interest and principal on the Class A notes are paid in full.  Thereafter, interest due on any subordinated classes of notes will not be paid until both interest and principal on all more senior classes of notes are paid in full.

For a more detailed description of the payment priorities following an acceleration of the notes, you should read “ Description of the Notes — Post-Acceleration Priority of Payments” in this prospectus supplement.

Payments of Principal

The trust will make principal payments on the notes on each payment date in the amounts described below.  Principal payments will be made sequentially to each class of notes in order of seniority, starting with the Class A-1 notes.  The trust will not make principal payments on any class of notes until the principal amounts of all more senior classes are paid in full.  The principal amount of each class of notes is expected to be repaid by that class’s final scheduled payment date.  On the final scheduled payment date for each class of notes, no interest will be paid on any subordinated class of notes until both interest and principal on the maturing class of notes are paid in full.  If the principal amount of any class of notes is not repaid in full by its final scheduled payment date, an Event of Default will occur and the principal amount of all classes of notes may be declared immediately due and payable.

The notes benefit from the application of all amounts paid on the exchange note remaining after payment of the senior fees and expenses of the indenture trustee, the owner trustee and the trust, the administration fee, the interest on the notes and any required deposits in the reserve account, including the portion of such remaining payments that constitutes excess spread, to pay principal of the notes, in order of priority, until the Targeted Overcollateralization Amount is reached before any funds will be distributed to the holder of the residual interest.

After the Targeted Overcollateralization Amount is reached, principal generally will be paid on the notes on each payment date in an amount equal to the excess of (a) the principal amount of the notes as of the end of the preceding payment date over (b) the excess of the total securitization value as of the beginning of the month that includes the payment date over the Targeted Overcollateralization Amount.  In other words, principal will be paid on the notes on each payment date in an amount equal to the decrease in the total securitization value for the preceding month, unless the actual amount of overcollateralization differs from the Targeted Overcollateralization Amount.  All payments received in the exchange note, including interest on the payments, will be used to make these principal payments.

Unless a priority principal payment is required, principal will be paid to noteholders on each payment date only after all interest due on the notes is paid in full.  Priority principal payments are required when the total securitization value is less than the principal amount of one or more classes of notes.  Priority principal payments are also required when any class of notes is not paid in full before its final scheduled payment date.  These priority principal payments will be made on all more senior classes of notes before payments of interest on subordinated classes of notes.  The “priority principal payments” for a payment date are:

•                  a “First Priority Principal Payment” payable to the Class A noteholders, equal to the excess of the principal amount of the Class A notes on the preceding payment date (after giving effect to payments on such date) over the total securitization value at the beginning of the month that includes the payment date, except that on and after the final scheduled payment date for each class of Class A notes, this amount will equal the principal amount of that class of Class A notes until paid in full,

•                  a “Second Priority Principal Payment” payable to the Class A and Class B noteholders, equal to (1) the excess of the principal amount of the Class A and Class B notes on the preceding payment date (after giving effect to payments on such date) over the total securitization value at the beginning of the month that includes the payment date, minus (2) the amount of any First Priority Principal Payment, except that on and after the final scheduled payment date for the Class B notes, this amount will equal the principal amount of the Class B notes until paid in full, and

•                  a “Third Priority Principal Payment” payable to the Class A, Class B and Class C noteholders, equal to (1) the excess of the principal amount of the Class A, Class B and Class C notes on the preceding payment date (after giving effect to payments on such date) over the total securitization value at the beginning of the month that includes the payment date, minus (2) the amount of any First Priority Principal Payment and Second Priority Principal Payment, except that on and after the final scheduled payment date for the Class C notes, this amount will equal the principal amount of the Class C notes until paid in full.

The Regular Principal Payment will be paid to the notes after all interest due on the notes and any required priority principal payments are paid in full.  The Regular Principal Payment pays principal on the notes to the extent required to reach the Targeted Overcollateralization Amount before any funds are distributed to the holder of the residual interest.  The “Regular Principal Payment” for a payment date is equal to:

•                  the excess of the principal amount of the notes over an amount equal to the total securitization value at the beginning of the month that includes the payment date minus the Targeted Overcollateralization Amount, minus

•                  the sum of any First Priority Principal Payment, Second Priority Principal Payment and Third Priority Principal Payment made on that payment date,

except that on and after the final scheduled payment date for the Class D notes, the Regular Principal Payment will equal the principal amount of the Class D notes until paid in full.

The amount of the Regular Principal Payment will be limited by the remaining Available Funds after all more senior payments are made.

Priority of Payments

On each payment date, the servicer will instruct the indenture trustee to apply amounts paid on the exchange note to make payments and deposits in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due.  This priority will not apply to the proceeds from the sale of the exchange note if the notes are accelerated after an Event of Default:

(1)                                 to the indenture trustee and the owner trustee all amounts due, including indemnities, and to or at the direction of the trust, any expenses of the trust incurred in accordance with the transaction documents, in each case, to the extent not paid by the depositor or administrator, up to a maximum of $150,000 per year,

(2)                                 to the servicer, all administration fees due,

(3)                                 to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes as of the end of the preceding payment date,

(4)                                 to the Class A noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the First Priority Principal Payment, if any,

(5)                                 to the Class B noteholders, interest due on the Class B notes,

(6)                                 to the Class A and Class B noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the Second Priority Principal Payment, if any,

(7)                                 to the Class C noteholders, interest due on the Class C notes,

(8)                                 to the Class A, Class B and Class C noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the Third Priority Principal Payment, if any,

(9)                                 to the Class D noteholders, interest due on the Class D notes,

(10)                          to the reserve account, the amount, if any, required to replenish the reserve account to its original balance, unless such payment date is on or after the final scheduled payment date for the Class D notes,

(11)                          to the noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the Regular Principal Payment,

(12)                          to the indenture trustee, the owner trustee and the trust to pay all amounts due but not paid under item (1), and

(13)                          to the holder of the residual interest in the trust, all remaining amounts.

The following diagram shows how payments made to the trust on the exchange note are applied on each payment date.  The priority of payments shown in the diagram will not apply to the proceeds from the sale of the exchange note if the notes are accelerated after an Event of Default.

Amounts Received on the Exchange Note for the Payment Date
Indenture trustee, owner trustee and trust amounts due up to maximum
Administration fees
Interest due on the Class A notes, pro rata based on the principal amount
First Priority Principal Payment, if any
Interest due on the Class B Notes
Second Priority Principal Payment, if any
Interest due on the Class C notes
Third Priority Principal Payment, if any
Interest due on the Class D notes
Amount, if any, required to be deposited in the reserve account
Regular Principal Payment
Indenture trustee, owner trustee and trust amounts due, to the extent not paid above
Remaining amounts to the holder of the residual interest in the trust
Principal payments on the notes will be made in the following order of priority:
First, to pay principal on the Class A-1 notes until paid in full
Second, to pay principal on the Class A-2 notes until paid in full
Third, to pay principal on the Class A-3 notes until paid in full
Fourth, to pay principal on the Class A-4 notes until paid in full
Fifth, to pay principal on the Class B notes until paid in full
Sixth, to pay principal on the Class C notes until paid in full
Seventh, to pay principal on the Class D notes until paid in full

Events of Default and Acceleration

Each of the following will be an “Event of Default” under the indenture:

•                  failure to pay interest due on the notes of the Controlling Class within five days after any payment date,

•                  failure to pay the principal amount of any class of notes in full by its final scheduled payment date,

•                  breach by the trust of its covenants or representations, not cured within 60 days after being notified of the breach, and

•                  a bankruptcy or dissolution of the trust.

Upon a bankruptcy or dissolution of the trust, the notes will be accelerated automatically.  Upon any other Event of Default, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable.

If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will not pay interest on notes that are not part of the Controlling Class until both interest and principal on the Controlling Class are paid in full.

For a more detailed description of Events of Default and the rights of noteholders following an Event of Default, you should read “Description of the Notes — Events of Default and Remedies” in the prospectus.

Post-Acceleration Priority of Payments

If the notes are accelerated after an Event of Default and the exchange note is sold, on the payment date following the month in which the exchange note is sold, the servicer will instruct the indenture trustee to apply the proceeds of the sale and all amounts on deposit in the reserve account to make payments in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due:

(1)                                 to the indenture trustee and the owner trustee, all amounts due, including indemnities, and to or at the direction of the trust, any expenses incurred in accordance with the transaction documents,

(2)                                 to the servicer, all unpaid administration fees,

(3)                                 to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes as of the end of the preceding payment date,

(4)                                 to the Class A noteholders, sequentially by class, principal of the Class A notes until paid in full,

(5)                                 to the Class B noteholders, interest due on the Class B notes,

(6)                                 to the Class B noteholders, principal of the Class B notes until paid in full,

(7)                                 to the Class C noteholders, interest due on the Class C notes,

(8)                                 to the Class C noteholders, principal of the Class C notes until paid in full,

(9)                                 to the Class D noteholders, interest due on the Class D notes,

(10)                          to the Class D noteholders, principal of the Class D notes until paid in full, and

(11)                          to the holder of the residual interest in the trust, any remaining amounts.

For a more detailed description of Events of Default and your rights following Events of Default, you should read “Description of the Notes — Events of Default and Remedies” in the prospectus.

Residual Interest; Issuance of Additional Securities

The depositor will hold the residual interest in the trust initially and will be entitled to any amounts not needed on any payment date to make required payments on the notes, pay the fees and expenses of the trust or make deposits in the reserve account.

The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust if certain conditions are satisfied.  The depositor may register those additional securities and sell them publicly or may sell them in a private placement.  Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders.

For more information about the issuance of additional securities and the conditions to an additional issuance, you should read “Description of the Notes — Residual Interest; Issuance of Additional Securities” in the prospectus.

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call” option to purchase the exchange note from the trust on any payment date after the principal amount of the notes at the end of any month is 5% or less of the initial principal amount of the notes.  The servicer will notify the indenture trustee, the owner trustee and the rating agencies at least ten days before the payment date on which the option is exercised.  The servicer will exercise the option by depositing the purchase price for the exchange note in the collection account by 10:00 a.m. (New York City time) on the payment date on which the option is exercised, and the trust will transfer the exchange note to the servicer.  The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of interest and principal on the notes.  The servicer may exercise its clean up call option only if the purchase price for the exchange note plus the collections in the collection account in the final month will be sufficient to pay in full the notes and all fees and expenses of the trust.  The purchase price paid by the servicer for the exchange note will be the outstanding note balance of the exchange note.

CREDIT ENHANCEMENT

This securitization transaction is structured to provide credit enhancement that increases the likelihood that the trust will make timely payments of interest and principal on the notes and decreases the likelihood that losses on the leases and leased vehicles in the reference pool will impair the trust’s ability to do so.  The amount of credit enhancement will be limited and there can be no assurance it will be sufficient in all circumstances.  The noteholders will have no recourse to the sponsor, the depositor, the servicer, the indenture trustee or the owner trustee as a source of payment.

Reserve Account

The servicer will establish the reserve account with the indenture trustee for the benefit of the noteholders.  On the closing date, the depositor will make a deposit in the reserve account from the net proceeds from the sale of the notes equal to $5,584,991.49, which is 0.50% of the initial total securitization value.

If, on any payment date, payments received on the exchange note are insufficient to pay specified fees and expenses of the indenture trustee, the owner trustee and the trust, the administration fee, interest payments and any priority principal payments on the notes, the servicer will direct the indenture trustee to withdraw amounts in the reserve account to cover the shortfalls.  In addition, if any class of notes would not otherwise be paid in full on its final scheduled payment date, the servicer will direct the indenture trustee to withdraw from the reserve account the amount required to pay such notes in full, to the extent available.  It is not expected that any withdrawals from the reserve account will be required.

If a withdrawal from the reserve account is made on any payment date other than the final scheduled payments date for the Class D Notes, amounts will be deposited in the reserve account from (1) collections on the reference pool after making all senior ranking payments due on the exchange note on such payment date and (2) amounts paid to the trust on the exchange note after making all senior ranking payments on such payment date, in each case, until the reserve account is replenished to its initial level.

Upon payment of the notes in full, the servicer will withdraw any amounts remaining in the reserve account and distribute them to the titling companies.  Investment earnings on amounts in the reserve account will be paid to the servicer on each payment date, as described under “Servicing the Reference Pool and the Securitization Transaction — Transaction Bank Accounts” in the prospectus and will not be available to make payments on the exchange note.

For information about how amounts in the reserve account may be invested you should read “Servicing the Reference Pool and the Securitization Transaction — Transaction Bank Accounts” in the prospectus.

Subordination

This securitization transaction is structured so that the trust will pay interest on all classes of the Class A notes and then will pay interest sequentially on the remaining classes of notes in order of seniority.

The trust will pay principal sequentially, beginning with the Class A-1 notes, and will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.  In addition, if a priority principal payment is required on any payment date, the trust will pay principal on the most senior class of notes outstanding prior to the payment of interest on affected subordinated notes on that payment date.

If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will pay interest and principal sequentially by class, beginning with the Class A notes (paying interest on the Class A notes, pro rata, and principal on the Class A notes sequentially, beginning with the Class A-1 notes), and will not pay interest or principal on the Class B, Class C and Class D notes until all more senior classes of notes are paid in full.  These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.

Excess Spread

Excess spread with respect to the exchange note for any payment date will be the amount by which the collections on the reference pool during the preceding month exceed the sum of the reduction in the total securitization value for that month plus the servicing fee, advance reimbursements and interest payments due on the exchange note for that payment date and any required deposit in the reserve account.  Excess spread with respect to the notes for any payment date will be the amount by which interest paid to the trust as holder of the exchange note exceeds the sum of the indenture trustee and owner trustee fees and expenses, the administration fee and the interest payments due on the notes for that payment date.  Any excess spread with respect to the exchange note will be available to pay principal on the exchange note or to cover any shortfall in payment on the notes.  Any excess spread with respect to the notes will be available to pay principal on the notes.  Generally, excess spread provides a source of funds to absorb any losses on the reference pool and to reduce the likelihood of losses on the notes.

Overcollateralization

Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes.  On the closing date, overcollateralization will be $84,892,297.30 or 7.60% of the initial total securitization value.  The overcollateralization for the notes has two parts.  First, there is the overcollateralization representing the excess of the total securitization value over the note balance of the exchange note.  Second, there is the overcollateralization representing the excess of the note balance of the exchange note over the principal amount of the notes.  On the closing date, these amounts will be $52,971,493.18, or 4.74% of the initial total securitization value, and $31,920,804.12, or 2.86% of the initial total securitization value, respectively.

This securitization transaction is structured to use all Available Funds remaining after payments in respect of the senior fees and expenses of the trust, the interest on the notes, any required priority principal payments and any required deposits in the reserve account, including the portion of such remaining Available Funds that constitutes excess spread, to make principal payments on the notes until the Targeted Overcollateralization Amount is reached.

The “Targeted Overcollateralization Amount” is an amount equal to $101,646,845.05, which is 9.10% of the initial total securitization value of the reference pool.

To increase the amount of overcollateralization on any payment date and reach the Targeted Overcollateralization Amount, the trust must make principal payments on the notes in an amount greater than the decline in the total securitization value for the preceding month.  The use of excess spread to make Regular Principal Payments and priority principal payments is expected to increase overcollateralization as a percentage of each class’s principal amount.  The class of notes receiving principal payments will experience the greatest increase in overcollateralization.  When the actual amount of overcollateralization is less than the Targeted Overcollateralization Amount, principal payments will be made to the noteholders from Available Funds until the Targeted Overcollateralization Amount is reached.

TRANSACTION FEES AND EXPENSES

The following table shows the amounts or formulas for the fees payable to the indenture trustee, the owner trustee and the servicer.  On each payment date the servicer will instruct the indenture trustee to make the payments below to the indenture trustee and the owner trustee to the extent these fees have not been paid by the depositor or the administrator and to the servicer, in respect of the administration fee, from amounts paid to the trust in respect of the exchange note on such payment date in the order of priority described under “Description of the Notes — Priority of Payments”  in this prospectus supplement.  The fees payable to the servicer will be paid from collections as described under “Description of the Exchange Note — Priority of Payments on the Exchange Note” in this prospectus supplement.  These fees will not change during the term of this securitization transaction.  The fees to the indenture trustee and owner trustee may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee or owner trustee.

Fee	Monthly Amount
Indenture trustee fee	1/12 of $7,500
Owner trustee fee	1/12 of $3,500
Administration fee	1/12 of 0.01% of the principal amount of the notes
Servicing fee	1/12 of 1.00% of the total securitization value

The indenture trustee fee is paid to the indenture trustee for performance of the indenture trustee’s duties under the indenture.  The owner trustee fee is paid to the owner trustee for performance of the owner trustee’s duties under the trust agreement.  The trust will pay and reimburse the indenture trustee and the owner trustee for its fees and reasonable out of pocket expenses incurred under the indenture and the trust agreement, respectively, each to the extent not paid by the depositor or the administrator.  The trust also will pay any indemnities owed to the indenture trustee or owner trustee to the extent not paid by the depositor or the administrator.  For information about indemnities applicable to the indenture trustee and the owner trustee you should read “Indenture Trustee” and “Owner Trustee” in the prospectus.  The administration fee is paid to the servicer for its role in administering the trust.  In that capacity, the servicer will handle all payments, administer defaults and delinquencies and perform other duties relating to the trust.  The servicing fee is paid to the servicer for the servicing of the reference pool under the servicing agreement.  The servicer will be responsible for its own expenses under the servicing agreement except (1) amounts charged to the account of a lessee, (2) external costs in connection with the repossession and disposition of a leased vehicle and (3) external costs of collection on a charged off account.

MONTHLY INVESTOR REPORTS

At least two business days before each payment date, the servicer will prepare and deliver an investor report to the owner trustee, the indenture trustee, the depositor and, if requested, the rating agencies.  Each investor report will contain information about payments to be made on the exchange note and the notes on the payment date and the performance of the reference pool during the preceding month and the status of any credit enhancement.  An officer of the servicer will certify the accuracy of the information in each investor report.  The servicer will file the investor reports with the SEC on Form 10-D within 15 days after each payment date.  The servicer will post each investor report on its website located at www.fordcredit.com/institutionalinvestments/index.jhtml.  The investor report will contain the following information for each payment date:

•                 collections on the leases and leased vehicles in the reference pool for the preceding month,

•                 fees and expenses payable to the indenture trustee, the owner trustee and the trust,

•                 fees payable to the servicer and administrator,

•                 distributions on the exchange note,

•                 amount of interest and principal payable and paid on each class of notes, in each case expressed as an aggregate amount and per $1,000 of principal amount,

•                 the Regular Principal Payment and any priority principal payment,

•                 the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case giving effect to all payments to be made on the payment date,

•                 the balance of servicer advances and the amount of any additional advances or advance reimbursements,

•                 the balance of lessee payaheads and the amount of any payahead draws or additional payaheads,

•                 the balance of the reserve account and the amount of any withdrawals from or deposits in the reserve account to be made on the payment date,

•                 information on the performance of the reference pool for the preceding month, including the total securitization value, collections and the aggregate amount paid by Ford Credit to remove leases and leased vehicles from the reference pool, any removal demand activity, the number of leases and leased vehicles remaining in the reference pool and the pool factor,

•                 delinquency, repossession, credit loss and residual performance information on the leases and leased vehicles in the reference pool for the preceding month,

•                 lease termination information for the reference pool, including number of leased vehicles purchased or returned by lessees, number of leases charged off and return rate,

•                 the Targeted Overcollateralization Amount, and

•                 the amount released to the holder of the residual interest.

If any required payments are past due and unpaid, the investor report will indicate any changes to the amount unpaid.  The servicer will use the investor report to instruct the indenture trustee on payments to be made to the noteholders on each payment date.  The indenture trustee will have no obligation to verify calculations made by the servicer.

ANNUAL COMPLIANCE REPORTS

The servicer will prepare a number of annual reports, statements or certificates for the trust.  No later than 90 days after the end of the calendar year, the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies the following:

•                 Compliance Certificate:  a certificate stating that the servicer has fulfilled all of its obligations under the servicing agreement and the servicing supplement in all material respects throughout the preceding calendar year or, if there has been a failure to fulfill any such obligation in any material respect, specifying the nature and status of each failure,

•                 Assessment of Compliance:  a report on an assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor remittances and reporting and pool asset administration during the preceding calendar year, including disclosure of any material instance of noncompliance identified by the servicer, and

•                 Attestation Report:  a report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer of compliance with the minimum servicing criteria, which must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

The servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust’s annual report on Form 10-K within 90 days after the end of the calendar year.  A copy of any of these items may be obtained by any noteholder by request to the indenture trustee.

DEPOSITOR REVIEW OF REFERENCE POOL

The depositor performed a review of the leases and leased vehicles in the reference pool designed and effected to provide reasonable assurance that the disclosure about the reference pool in this prospectus supplement and the prospectus is accurate in all material respects.  This review consisted of a statistical data review, a lease review, reviews of data and information by securitization funding personnel and reviews of factual information by senior management and legal office personnel of Ford Credit, and is supported by Ford Credit’s business and systems control processes.  The depositor consulted with, and was assisted by, responsible personnel of Ford Credit in performing the review.  The depositor also engaged a third party to assist it in its statistical data review and the lease review using procedures designed and established by the depositor and determined by the depositor to be sufficient for purposes of its review of the reference pool.  The depositor takes full responsibility for the review of the reference pool, the work performed by Ford Credit and third parties and the findings and conclusions of that review.

A quality assurance review of the reference pool selected for this securitization transaction was performed in which Ford Credit securitization funding personnel applied systemic and manual filters to confirm that the leases and leased vehicles in the reference pool meet the selection criteria described in “Reference Pool — Criteria for Selecting the Reference Pool” in this prospectus supplement as of the cut-off date.  As part of the reference pool selection process, the data and information about the reference pool that was transferred from Ford Credit’s lease system and other system sources to Ford Credit’s securitization system was systematically verified back to the source systems and the depositor found no discrepancies.

The reference pool composition and stratification tables and other reference pool information in “Summary — Reference Pool” in this prospectus supplement and in Annex A to this prospectus supplement were systematically created by Ford Credit’s securitization system or calculated from data in Ford Credit’s securitization system or other source data by Ford Credit’s securitization funding personnel.  The data and information in these sections were reviewed and verified by Ford Credit’s securitization funding personnel as consistent with the data and information from Ford Credit’s securitization system and other source data.  In addition, the data and information in these sections were recalculated and confirmed to be consistent with the data and information from the securitization system and other source data.  The depositor found no discrepancies in the reference pool composition and stratification tables or the other reference pool information in these sections.

The depositor reviewed a sample of 75 lease files randomly selected from the leases in the reference pool and compared certain lease information in the sample leases relevant to the data and information about the reference pool in this prospectus supplement to the same information in Ford Credit’s lease system.  The depositor found 1 error out of 1,125 data points reviewed or compared in the sample leases.  The depositor considers that the review indicates no systemic errors in the reference pool data or other errors that could have a material adverse effect on the data and information about the reference pool in this prospectus supplement.

The depositor confirmed with senior management and legal office personnel of Ford Credit that they performed a comprehensive management and legal review of the information about the reference pool contained in this prospectus supplement and the prospectus.  The descriptions of the general information about the reference pool and how the leases in the reference pool were originated were reviewed and confirmed as accurate by relevant senior managers and legal office personnel at Ford Credit.  Ford Credit legal office personnel also reviewed and confirmed that the descriptions of the material terms of the leases in the reference pool accurately reflect the terms of the forms of leases purchased by the titling companies, that the descriptions of the legal and regulatory considerations that may materially affect the performance of the reference pool accurately reflect current federal and state law and regulations and case law precedents and that the summary of the representations and warranties and the remedies available for breach of these representations and warranties accurately reflect the terms of the securitization transaction documents.

The depositor’s review of the reference pool is supported by Ford Credit’s extensive control processes used in the day-to-day operation of its business.  These controls include financial reporting controls required by the Sarbanes-Oxley Act, regular internal audits of key business functions, including lease and leased vehicle purchasing, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions, lease and leased vehicle purchases and securitization processes.  In addition, Ford Credit has an integrated network of computer applications to make certain that information about the reference pool is accurately entered, captured and maintained in its lease and other systems.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately.  All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures.

After completion of the review described above, the depositor has concluded that it has reasonable assurance that the disclosure about the reference pool in this prospectus supplement and the prospectus is accurate in all material respects.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ford Credit is the sponsor of this securitization transaction, the servicer of the leases and leased vehicles in the reference pool and the seller of the exchange note to the depositor.  As the sponsor, Ford Credit has caused the depositor to be formed for purposes of participating in securitization transactions.  Ford Credit is the sole member of the depositor.  Ford Credit has caused the depositor to form the trust that is the issuing entity for this securitization transaction and will be the administrator of the trust.  The depositor initially will be the sole beneficiary of the trust and the holder of the residual interest in the trust.

In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with affiliates of the owner trustee, the administrative agent, the collateral agent and the indenture trustee, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, and investment and financial advisory services, all on arm’s length terms and conditions.

TAX CONSIDERATIONS

Prospective investors should consider the following discussion of certain anticipated material U.S. federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with the discussion under “Tax Considerations” in the prospectus.  This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities, all of which are subject to change, perhaps with retroactive effect.  This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor to noteholders subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  Prospective investors are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositor:

•                  the notes will be treated as debt for U.S. federal income tax purposes, and

•                  assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Each noteholder, by its acceptance of a note, agrees to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

The trust does not anticipate issuing the offered notes with any original issue discount, as described under “Tax Considerations — Tax Characterization and Treatment of the Notes — Original Issue Discount” in the prospectus.

If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note, as described under “Tax Considerations — Tax Characterization and Treatment of the Notes — Disposition of Notes” in the prospectus.

ERISA CONSIDERATIONS

Employee benefit plans and other retirement plans and arrangements, or “plans,” that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code generally may purchase the notes.  Although no assurance can be given, the notes are expected to be treated as “debt” and not as “equity interests” for purposes of the plan assets regulation issued by the U.S. Department of Labor because the notes:

•                 are expected to be treated as debt for U.S. federal income tax purposes, and

•                 should not be deemed to have any “substantial equity features.”

Any plan subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code that purchases, holds or disposes of the notes will be deemed to have represented that its purchase, holding and disposition of the notes does not constitute and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.  Any plan subject to laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code that purchases, holds or disposes of the notes will be deemed to represent that its purchase, holding and disposition of the notes does not constitute and will not result in a violation of such similar laws or regulations.  References to the purchase, holding and disposition of the notes in this section also refer to the purchase, holding and disposition of a beneficial interest in the notes.

For more information about the treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

UNDERWRITING

The depositor and the underwriters named below have entered into an underwriting agreement for the notes offered by this prospectus supplement.  Subject to certain conditions, each underwriter has agreed to purchase the principal amount of the offered notes indicated in the following table:

Underwriters	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Credit Agricole Securities (USA) Inc.	$ 86,000,000	$ 86,000,000	$17,368,000
Goldman, Sachs & Co.	86,000,000	86,000,000	17,367,000
J.P. Morgan Securities LLC	86,000,000	86,000,000	17,368,000
Morgan Stanley & Co. LLC	86,000,000	86,000,000	17,367,000
Total	$344,000,000	$344,000,000	$69,470,000

Underwriters	Class B Notes	Class C Notes	Class D Notes
Credit Agricole Securities (USA) Inc.	$11,170,000	$11,170,000	$ 7,819,000
Goldman, Sachs & Co.	11,170,000	11,170,000	7,819,000
J.P. Morgan Securities LLC	11,170,000	11,170,000	7,819,000
Morgan Stanley & Co. LLC	11,170,000	11,170,000	7,819,000
Total	$44,680,000	$44,680,000	$31,276,000

Some or all of one or more classes of notes may initially be retained by the depositor or conveyed to an affiliate of the depositor or sold by the underwriters to the depositor or an affiliate of the depositor. Such notes may be sold, subject to the requirements set forth in the indenture, from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of such notes.  If such notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions.  Such notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The underwriters will resell the offered notes to the public.  The selling concessions that the underwriters may allow to certain dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes, are indicated in the following table.  Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise be entitled to receive.

	Selling Concessions not to exceed	Reallowances not to exceed
Class A-2 notes	0.120%	0.080%
Class A-3 notes	0.150%	0.100%
Class A-4 notes	0.180%	0.120%
Class B notes	0.210%	0.140%
Class C notes	0.240%	0.160%
Class D notes	0.270%	0.180%

Each class of notes is a new issue of securities with no established trading market. The depositor has been advised by the underwriters that they intend to make a market in the classes of the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given that a secondary market for the notes will develop or about the liquidity of any trading market for the notes.  If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable noteholders to resell any of the notes.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositor, the servicer and their affiliates.

All classes of notes must be issued and purchased (or retained by the depositor) for any offered notes to be issued and purchased by the underwriters.

Upon request by an investor who has received an electronic prospectus and prospectus supplement from an underwriter within the period during which there is an obligation to deliver a prospectus and prospectus supplement, the underwriter will promptly deliver, without charge, a paper copy of the prospectus and this prospectus supplement.

LEGAL OPINIONS

Katten Muchin Rosenman LLP will review or provide opinions on legal matters relating to the notes and certain U.S. federal income tax and other matters for the trust, the depositor and the servicer.  Sidley Austin LLP will review or provide opinions on certain legal matters relating to the notes and other matters for the underwriters.  Sidley Austin LLP has from time to time represented Ford Credit and its affiliates in connection with other matters.

GLOSSARY OF CERTAIN TERMS

The definitions of certain terms that are used in this prospectus supplement and in Annexes A, B and C to this prospectus supplement are listed below.

(1)                                 The “adjusted MSRP” for a leased vehicle is the manufacturer’s suggested retail price, or “MSRP,” of the leased vehicle plus the value of any dealer installed options minus the value of any equipment removed from the leased vehicle.

(2)                                 The “acquisition cost” of a lease is the purchase price a titling company pays the originating dealer for the lease and related leased vehicle and is equal to the sum of (a) the negotiated price of the leased vehicle, including dealer installed accessories, plus (b) any amounts (other than the acquisition fee) financed over the term of the lease, including applicable taxes, insurance, service contracts, outstanding balances on prior leases or trade-in vehicles and other fees and charges, minus (c) any vehicle trade-in, rebate or down payment plus (d) a set fee or a portion of the lease charges on the contract.  The “acquisition cost” of a lease is also equal to the sum of (i) the base monthly payments due under the lease, plus (ii) the contract residual value of the leased vehicle, minus (iii) the lease charges included in the lease, plus (iv) the set fee or portion of the lease charges paid to the dealer that originated the lease.

(3)                                 The “ALG base residual value” for a leased vehicle is (a) the ALG residual value for the leased vehicle or (b) if the servicer does not have the ALG residual value for the leased vehicle, the oldest ALG mark-to-market that the servicer has for the leased vehicle.

(4)                                 The “ALG mark-to-market” for a leased vehicle is the residual value for the leased vehicle on the current scheduled lease end date of the related lease as forecasted by ALG after the beginning of the lease assuming wholesale average condition.(1)  The ALG mark-to-market values used in determining ALG base residual values are the oldest ALG mark-to-market values that the servicer has for those leased vehicles.  The ALG mark-to-market values shown in Annex A are the most recent ALG mark-to-market values that the servicer has for the leased vehicles in the reference pool.

(5)                                 The “ALG residual value” for a leased vehicle is the residual value for the leased vehicle as forecasted by ALG at the beginning of the related lease assuming wholesale average condition.(1)

(6)                                 The “base monthly payments” due under a lease equal the sum of (a) the difference between the acquisition cost of the lease and the estimated value of the vehicle at the end of the lease term, or its contract residual value, plus (b) the acquisition fee, plus (c) the lease charges (based on an implicit interest rate, called a “lease factor”) included in the lease.  A customer’s total monthly payment also includes any sales or use taxes imposed on the base monthly payments and amounts to cover applicable personal property taxes and similar government charges, but these amounts are not included in collections and will not be available to make payments on the exchange note.

(7)                                 The “base residual value” for a leased vehicle is the lesser of (a) the contract residual value and (b) the ALG base residual value.

(8)                                 The “contract residual value” for a leased vehicle is the residual value of the vehicle which is set forth in the related lease.

(9)                                 The “lease factor” is the implicit interest rate used to calculate the lease charges that are included in determining the base monthly payments due under a lease.

(10)                          The “remaining scheduled base monthly payments plus base residual value” is the sum, as of the cutoff date, of (a) the remaining scheduled base monthly payments under the lease and (b) the base residual value of the related leased vehicle.

(11)                          The “residual portion of securitization value” for a leased vehicle is the portion of securitization value that is attributable to the base residual value (i.e., the present value of the base residual value of the leased vehicle).

(12)                          The “securitization value” of a lease is the sum of the present values, as of the cutoff date, of (a) the remaining scheduled base monthly payments under the lease plus (b) the base residual value of the related leased vehicle.  The present value is computed (i) using a discount rate equal to the higher of the lease factor used to calculate the base monthly payment under the lease and 5.95%, (ii) on the basis of a 360-day year of twelve 30-day months, (iii) assuming that each base monthly payment is made as scheduled with no prepayments, delays or defaults, and (iv) assuming that each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due.  The aggregate securitization value of the leases in the reference pool is also referred to as the “total securitization value.”

Each month during this securitization transaction, the securitization value of each lease will be recalculated to reflect the fact that (a) fewer scheduled base monthly payments remain and (b) the discounting period is shorter.  At the beginning of the month in which a lease reaches its original scheduled lease end date or the related leased vehicle is returned or repossessed, the securitization value of the lease will equal the base residual value of the related leased vehicle.  The securitization value of a lease will be zero (i) after the end of the month in which (A) the lease is marked as paid in full or closed (including where the lease is charged off) in the servicer’s servicing system or (B) the related leased vehicle is sold or (ii) at the beginning of the sixth month after the month in which the lease reaches its original scheduled lease end date or the related leased vehicle is returned or repossessed.

(1)                 ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future.  In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle.  ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing.  None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.  For more information about these factors, you should read “Risk Factors – Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors – Performance of the reference pool is uncertain and market factors may reduce used vehicle prices” in the prospectus.  As a result, the ALG information cannot be relied on as fact.

INDEX OF DEFINED TERMS IN THE PROSPECTUS SUPPLEMENT

ABS	S-28
acquisition cost	S-53
adjusted MSRP	S-53
ALG base residual value	S-53
ALG mark-to-market	S-53
ALG residual value	S-53
Available Funds	S-34
base monthly payments	S-53
base residual value	S-8, S-53
clean up call	S-7
closing date	S-6
collections	S-34
contract residual value	S-53
Controlling Class	S-11
cutoff date	S-6
Dodd-Frank Act	S-16
Event of Default	S-43
exchange note	S-7
exchange note supplement	S-34
First Priority Principal Payment	S-40
HTD	S-19

indenture trustee	S-18
lease factor	S-53
NRSRO	S-16
owner trustee	S-18
payment date	S-7
priority principal payments	S-40
rating agencies	S-11
reference pool	S-7
Regular Principal Payment	S-40
remaining scheduled base monthly payments plus base residual value	S-53
residual portion of securitization value	S-54
responsible person	S-27
Second Priority Principal Payment	S-40
securitization value	S-8, S-54
shared amounts	S-38
Targeted Overcollateralization Amount	S-46
Third Priority Principal Payment	S-40
titling companies	S-19
total securitization value	S-8, S-54

Annex A

COMPOSITION OF THE REFERENCE POOL

The tables in this Annex A show the characteristics of the reference pool on the cutoff date, which is March 1, 2013. The percentages in the tables in this Annex A may not sum to 100.00% due to rounding.  The definitions of certain terms used in this Annex A are listed in the “Glossary of Certain Terms” in this prospectus supplement.

The ALG mark-to-market values shown in this Annex A for the reference pool are based on ALG’s March - April 2013 edition.  ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future.  In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle.  ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing.  None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. For more information about these factors, you should read “Risk Factors - Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors - Performance of the reference pool is uncertain” in the prospectus. As a result, the ALG information cannot be relied on as fact.

Pool Composition Summary

Number of Leases	46,395
Weighted Average(1) FICO® Score(2) at Origination	748
Weighted Average(1) Original Term	34.8	months
Weighted Average(1) Remaining Term	24.4	months
Weighted Average(1) Lease Factor	2.30%
Minimum Discount Rate Used to Calculate Securitization Value	5.95%

Lease Characteristics

			Remaining
			Scheduled Base
			Payments Plus
			Base Residual	Securitization
	Adjusted MSRP	Acquisition Cost	Value	Value
Average	$35,724.49	$31,544.33	$26,669.03	$24,075.83
Highest	70,842.00	76,117.09	68,017.76	58,388.58
Lowest	13,995.00	10,561.45	8,553.00	7,747.42
Total	1,657,437,565.62	1,463,499,092.68	1,237,309,461.75	1,116,998,297.30

Residual Characteristics

	Contract Residual	ALG Base Residual	Base Residual	Residual Portion of	ALG
	Value	Value	Value(3)	Securitization Value	Mark-to-Market
Average	$20,042.12	$17,409.85	$17,358.41	$15,373.21	$18,117.39
Highest	43,986.60	37,716.00	37,716.00	35,280.33	40,686.00
Lowest	5,297.30	7,517.00	5,297.30	4,439.84	7,976.00
Total	929,853,993.65	807,729,824.00	805,343,614.30	713,240,301.49	840,556,394.00

Total as a % of Initial Total Securitization Value			72.10%	63.85%

(1)      Weighted averages are weighted by the securitization value of each lease on the cutoff date.

(2)      This weighted average excludes leases representing  6.95% of the initial total securitization value that have lessees who do not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.  For a description of FICO® scores, you should read “Sponsor and Servicer - Origination, Purchasing and Underwriting” in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee’s credit score would not be lower if obtained on the cutoff date.

(3)      The ALG base residual values for the leased vehicles in the reference pool are generally lower than the contract residual values of those vehicles.  As a result, the base residual value of 93.97% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle, with 93.02% equal to the ALG residual value and 0.95% equal to the oldest ALG mark-to-market value that the servicer has for the leased vehicles.

Distribution of the Leases by Original Term

Original	Number of								Residual Portion of	ALG
Term	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market

24 months	7,312	15.76%	$250,902,451.53	$211,265,800.06	$166,089,083.63	14.87%	$141,398,284.50	17.56%	$130,181,802.14	$150,501,074.00
27	1,297	2.80	43,883,251.68	37,728,164.70	27,468,021.36	2.46	24,243,347.71	3.01	22,806,719.32	26,446,606.00
36	25,789	55.59	921,739,435.65	813,831,263.97	626,210,696.72	56.06	440,277,625.97	54.67	385,182,395.99	456,378,750.00
39	11,964	25.79	439,659,586.76	399,526,563.69	296,372,727.01	26.53	198,950,670.37	24.70	174,675,370.01	206,732,467.00
48	33	0.07	1,252,840.00	1,147,300.26	857,768.58	0.08	473,685.75	0.06	394,014.03	497,497.00

Total	46,395	100.00%	$1,657,437,565.62	$1,463,499,092.68	$1,116,998,297.30	100.00%	$805,343,614.30	100.00%	$713,240,301.49	$840,556,394.00

Distribution of the Leases by Year of Origination

Origination	Number of								Residual Portion of	ALG
Year (1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
2009 CUV	3	0.01%	$98,590.00	$95,517.74	$48,211.25	0.00%	$37,829.75	0.00%	$35,810.84	$46,907.00
2009 Truck	1	0.00	50,575.00	43,710.69	21,769.25	0.00	17,356.00	0.00	16,154.92	19,848.00
2010 Car	659	1.42	21,152,355.86	18,523,964.84	11,233,130.40	1.01	9,641,611.87	1.20	9,201,476.76	9,864,510.00
2010 CUV	665	1.43	26,934,475.09	24,118,104.33	14,016,941.74	1.25	11,856,768.25	1.47	11,285,549.79	13,329,229.00
2010 SUV	520	1.12	18,059,057.05	15,977,485.33	9,082,135.83	0.81	7,594,862.84	0.94	7,252,029.90	8,475,428.00
2010 Truck	110	0.24	4,404,615.50	3,826,932.16	2,177,854.70	0.19	1,869,700.58	0.23	1,790,713.27	2,101,911.00
2011 Car	3,767	8.12	113,438,784.47	99,727,625.19	71,755,258.41	6.42	56,312,963.80	6.99	51,822,561.79	59,037,154.00
2011 CUV	3,053	6.58	124,781,285.84	112,241,588.10	73,956,652.17	6.62	55,301,459.67	6.87	50,808,847.62	59,673,808.00
2011 SUV	2,021	4.36	66,096,157.49	58,601,191.94	41,231,890.06	3.69	32,213,170.54	4.00	29,679,165.90	33,812,714.00
2011 Truck	1,411	3.04	60,023,459.70	52,740,978.55	37,191,679.67	3.33	29,280,325.35	3.64	26,698,871.50	29,088,247.00
2012 Car	12,883	27.77	384,675,375.20	333,231,438.06	268,599,216.21	24.05	191,124,233.22	23.73	167,948,886.55	201,656,726.00
2012 CUV	13,792	29.73	539,794,543.24	484,401,879.49	387,275,359.55	34.67	268,937,560.88	33.39	233,635,992.06	276,266,077.00
2012 SUV	3,560	7.67	121,178,809.91	106,029,818.68	79,294,954.90	7.10	55,389,645.35	6.88	49,012,204.88	59,059,201.00
2012 Truck	3,950	8.51	176,749,481.27	153,938,857.58	121,113,243.16	10.84	85,766,126.20	10.65	74,052,035.71	88,124,634.00

Total	46,395	100.00%	$1,657,437,565.62	$1,463,499,092.68	$1,116,998,297.30	100.00%	$805,343,614.30	100.00%	$713,240,301.49	$840,556,394.00

(1) Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs.

Distribution of the Leases by Scheduled Termination Date

Scheduled
Termination
Date (by	Number of								Residual Portion of	ALG
quarter)(1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market

2013 Q3	999	2.15%	$34,721,090.04	$29,555,993.02	$17,907,478.91	1.60%	$16,330,971.56	2.03%	$15,809,084.89	$18,034,202.00
2013 Q4	597	1.29	21,576,922.73	19,007,032.68	11,095,265.78	0.99	9,465,023.18	1.18	9,053,220.86	10,276,714.00
2014 Q1	3,796	8.18	130,862,084.29	113,543,847.97	78,731,733.78	7.05	68,260,125.59	8.48	64,259,851.84	74,361,830.00
2014 Q2	3,811	8.21	130,364,252.49	113,047,226.82	79,539,649.42	7.12	65,589,192.71	8.14	60,862,384.16	71,424,948.00
2014 Q3	4,827	10.40	169,470,934.90	146,973,730.88	108,268,117.30	9.69	85,860,890.34	10.66	78,504,756.18	88,932,445.00
2014 Q4	4,101	8.84	148,261,212.12	129,679,703.62	98,434,133.17	8.81	75,710,702.83	9.40	68,224,213.98	77,989,779.00
2015 Q1	3,836	8.27	137,751,881.76	122,563,577.00	89,595,312.75	8.02	63,374,016.85	7.87	56,222,040.56	67,815,735.00
2015 Q2	5,360	11.55	189,327,485.74	167,982,993.26	127,311,268.44	11.40	86,914,127.10	10.79	75,976,497.15	93,490,252.00
2015 Q3	6,834	14.73	247,697,535.63	219,427,754.54	174,230,500.45	15.60	117,484,238.32	14.59	101,196,296.89	120,142,139.00
2015 Q4	9,762	21.04	356,119,947.49	317,688,864.49	261,044,685.89	23.37	172,740,523.95	21.45	146,652,945.70	174,231,546.00
2016 Q1	2,448	5.28	90,422,278.43	83,261,753.62	70,189,873.44	6.28	43,236,822.92	5.37	36,175,007.60	43,473,423.00
2016 Q2	13	0.03	443,360.00	392,136.82	333,711.69	0.03	205,752.10	0.03	170,386.00	208,151.00
2016 Q3	3	0.01	95,970.00	85,158.87	74,701.18	0.01	38,988.85	0.00	31,623.16	38,966.00
2016 Q4	8	0.02	322,610.00	289,319.09	241,865.10	0.02	132,238.00	0.02	101,992.52	136,264.00

Total	46,395	100.00%	$1,657,437,565.62	$1,463,499,092.68	$1,116,998,297.30	100.00%	$805,343,614.30	100.00%	$713,240,301.49	$840,556,394.00

(1) The scheduled termination date is assumed to be in the month after the month in which the final base monthly payment is due.

Geographic Distribution of the Leases

	Number of								Residual Portion of	ALG
State (1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Michigan	8,890	19.16%	$310,158,725.67	$267,666,953.68	$204,767,911.54	18.33%	$158,033,619.00	19.62%	$141,890,873.67	$165,469,054.00
New York	7,235	15.59	260,512,716.80	232,608,922.04	175,621,783.50	15.72	127,229,947.40	15.80	112,952,129.58	133,043,292.00
California	4,540	9.79	160,455,441.55	140,701,809.81	108,016,467.86	9.67	76,553,882.00	9.51	67,323,974.80	79,830,671.00
New Jersey	4,389	9.46	156,812,297.12	139,440,074.26	104,829,207.27	9.38	75,459,055.25	9.37	66,938,177.18	79,006,793.00
Ohio	3,116	6.72	105,959,786.02	95,089,628.83	73,230,836.58	6.56	51,684,418.36	6.42	45,623,871.70	53,814,192.00
Florida	2,900	6.25	104,576,270.69	92,737,436.57	70,200,414.88	6.28	49,563,770.66	6.15	43,678,112.46	51,742,568.00
Pennsylvania	2,466	5.32	85,075,337.28	73,771,366.22	56,742,689.20	5.08	41,305,539.75	5.13	36,435,659.11	43,092,781.00
Texas	2,038	4.39	79,604,522.97	73,440,253.63	55,860,991.71	5.00	36,105,771.30	4.48	31,604,204.97	37,488,377.00
Other	10,821	23.32	394,282,467.52	348,042,647.64	267,727,994.76	23.97	189,407,610.58	23.52	166,793,298.02	197,068,666.00

Total	46,395	100.00%	$1,657,437,565.62	$1,463,499,092.68	$1,116,998,297.30	100.00%	$805,343,614.30	100.00%	$713,240,301.49	$840,556,394.00

(1) States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date.

Distribution of the Leases by Vehicle Type

Vehicle	Number of								Residual Portion of	ALG
Type(1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
CUV	17,513	37.75%	$691,608,894.17	$620,857,089.66	$475,297,164.71	42.55%	$336,133,618.55	41.74%	$295,766,200.31	$349,316,021.00
Car	17,309	37.31	519,266,515.53	451,483,028.09	351,587,605.02	31.48	257,078,808.89	31.92	228,972,925.10	270,558,390.00
Truck	5,472	11.79	241,228,131.47	210,550,478.98	160,504,546.78	14.37	116,933,508.13	14.52	102,557,775.40	119,334,640.00
SUV	6,101	13.15	205,334,024.45	180,608,495.95	129,608,980.79	11.60	95,197,678.73	11.82	85,943,400.68	101,347,343.00

Total	46,395	100.00%	$1,657,437,565.62	$1,463,499,092.68	$1,116,998,297.30	100.00%	$805,343,614.30	100.00%	$713,240,301.49	$840,556,394.00

(1) Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs.

Distribution of the Leases by Vehicle Make

Vehicle	Number of								Residual Portion of	ALG
Make	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Ford	39,561	85.27%	$1,344,138,126.74	$1,189,590,386.09	$917,899,541.51	82.18%	$661,683,854.88	82.16%	$584,799,774.93	$691,018,244.00
Lincoln	6,597	14.22	306,115,123.31	267,717,850.20	195,519,043.67	17.50	140,613,479.47	17.46	125,526,162.20	146,248,331.00
Mercury	236	0.51	7,150,470.57	6,153,388.57	3,561,107.93	0.32	3,031,942.95	0.38	2,900,716.89	3,272,229.00
Volvo	1	0.00	33,845.00	37,467.82	18,604.19	0.00	14,337.00	0.00	13,647.47	17,590.00

Total	46,395	100.00%	$1,657,437,565.62	$1,463,499,092.68	$1,116,998,297.30	100.00%	$805,343,614.30	100.00%	$713,240,301.49	$840,556,394.00

Distribution of the Leases by Vehicle Model

Vehicle	Number of								Residual Portion of	ALG
Model (1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market

Explorer	5,740	12.37%	$234,315,318.82	$211,511,268.28	$164,774,742.59	14.75%	$115,182,924.80	14.30%	$100,945,397.51	$118,934,062.00
F-150	5,434	11.71	239,768,731.97	209,211,457.21	159,458,289.58	14.28	116,326,849.05	14.44	102,037,931.96	118,634,849.00
Escape	7,539	16.25	227,118,878.61	200,746,058.67	155,158,267.81	13.89	113,832,024.58	14.13	101,192,028.74	119,521,816.00
Edge	6,212	13.39	234,332,809.14	209,046,160.34	154,042,051.36	13.79	110,980,505.52	13.78	98,358,994.25	116,898,336.00
Fusion	6,717	14.48	187,768,117.77	161,666,182.26	127,852,665.64	11.45	95,989,120.92	11.92	85,806,807.51	101,905,110.00
MKX	2,140	4.61	102,905,554.12	91,656,324.21	67,876,663.78	6.08	48,642,148.26	6.04	43,190,245.05	51,081,607.00
Focus	3,952	8.52	90,285,017.01	80,314,651.79	65,370,275.59	5.85	46,585,182.97	5.78	41,107,170.72	48,679,189.00
MKZ	2,637	5.68	103,557,893.68	87,244,869.38	63,640,113.91	5.70	47,111,077.14	5.85	42,251,598.82	49,631,190.00
MKS	1,091	2.35	55,291,502.71	48,216,318.58	35,640,676.49	3.19	25,803,099.10	3.20	23,104,366.83	25,951,185.00
Taurus	954	2.06	35,868,056.26	31,931,902.08	24,813,392.20	2.22	17,273,740.62	2.14	15,245,002.41	17,964,618.00
Flex	807	1.74	32,847,467.60	29,272,347.35	21,765,127.29	1.95	14,840,442.95	1.84	13,114,297.71	15,248,272.00
Navigator	443	0.95	28,879,795.62	26,794,423.02	18,567,430.52	1.66	12,129,000.60	1.51	10,774,804.72	12,476,027.00
Fiesta	1,045	2.25	19,124,785.99	17,578,672.60	14,008,515.18	1.25	9,970,410.09	1.24	8,875,242.85	10,969,618.00
Mustang	525	1.13	15,910,302.39	14,395,096.67	11,913,650.08	1.07	8,433,499.55	1.05	7,404,824.68	9,240,532.00
Other	1,159	2.50	49,463,333.93	43,913,360.24	32,116,435.28	2.88	22,243,588.15	2.76	19,831,587.73	23,419,983.00
Total	46,395	100.00%	$1,657,437,565.62	$1,463,499,092.68	$1,116,998,297.30	100.00%	$805,343,614.30	100.00%	$713,240,301.49	$840,556,394.00

(1) Models representing greater than 1.00% of initial total securitization value.

Distribution of the Leases by FICO® Score

	Number of								Residual Portion of	ALG
FICO® Score (1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market
Greater than 749	22,184	47.82%	$807,066,054.71	$705,101,068.81	$535,029,390.81	47.90%	$392,009,639.54	48.68%	$347,687,809.12	$409,282,512.00
700 - 749	8,457	18.23	301,145,329.21	266,932,025.94	203,651,539.72	18.23	145,550,635.73	18.07	128,605,361.62	151,746,282.00
650 - 699	7,125	15.36	245,401,790.09	219,501,753.04	169,283,018.47	15.16	119,641,169.35	14.86	105,537,318.27	124,742,555.00
600 - 649	3,584	7.72	120,656,785.22	107,717,256.06	83,865,735.94	7.51	60,112,120.15	7.46	53,215,053.63	62,714,696.00
Less than 600	2,075	4.47	68,626,122.96	60,852,816.02	47,501,629.92	4.25	34,816,505.17	4.32	31,017,941.36	36,441,290.00
Commercial(2)	2,552	5.50	102,720,123.00	93,233,650.07	69,594,374.62	6.23	46,962,535.61	5.83	41,592,997.98	49,010,887.00
No FICO® score (3)	418	0.90	11,821,360.43	10,160,522.74	8,072,607.82	0.72	6,251,008.75	0.78	5,583,819.51	6,618,172.00

Total	46,395	100.00%	$1,657,437,565.62	$1,463,499,092.68	$1,116,998,297.30	100.00%	$805,343,614.30	100.00%	$713,240,301.49	$840,556,394.00

(1)         Based on the FICO® score of the lessees on the origination date of the leases.  For a description of FICO® scores, you should read “Sponsor and Servicer - Origination, Purchasing and Underwriting” in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee’s credit score would not be lower if obtained as of the cutoff date.

(2)         Represents leases with lessees that are not individuals and that use the leased vehicles for commercial purposes.  For a description of commercial accounts, you should read “Sponsor and Servicer - Origination, Purchasing and Underwriting - Commercial Accounts” in the prospectus.

(3)         Represents leases with lessees who are individuals with minimal or no recent credit history.

Distribution of the Leases by Lease Factor

	Number of								Residual Portion of	ALG
Lease Factor(1)	Leases		Adjusted MSRP	Acquisition Cost	Securitization Value		Base Residual Value		Securitization Value	Mark-to-Market

0.00 - 0.99	8,754	18.87%	$304,472,375.17	$258,237,872.13	$193,910,893.94	17.36%	$157,665,281.88	19.58%	$143,247,580.65	$167,271,649.00
1.00 - 1.99	10,621	22.89	397,607,277.49	351,509,627.04	267,306,697.16	23.93	190,256,090.57	23.62	167,254,406.99	196,538,329.00
2.00 - 2.99	13,179	28.41	464,681,633.02	415,525,734.77	317,295,661.20	28.41	222,418,564.97	27.62	195,558,851.36	230,823,575.00
3.00 - 3.99	7,916	17.06	281,230,295.08	250,661,209.63	190,912,944.20	17.09	133,704,391.13	16.60	118,045,434.45	139,703,078.00
4.00 - 4.99	3,795	8.18	135,684,310.02	121,352,203.86	94,229,461.91	8.44	65,398,466.82	8.12	57,757,320.50	68,520,598.00
5.00 - 5.99	1,299	2.80	46,156,149.98	41,398,114.72	32,872,744.83	2.94	22,250,628.40	2.76	19,639,689.86	23,326,509.00
6.00 - 6.99	402	0.87	13,673,312.73	12,252,994.43	10,129,440.94	0.91	6,830,814.10	0.85	5,980,888.19	7,135,377.00
7.00 - 7.99	203	0.44	6,791,374.38	6,045,541.60	5,014,180.91	0.45	3,334,604.65	0.41	2,862,816.02	3,517,917.00
8.00 - 8.99	111	0.24	3,841,447.75	3,495,690.18	2,920,324.47	0.26	1,856,616.65	0.23	1,541,562.95	1,954,646.00
9.00 - 9.99	49	0.11	1,614,610.00	1,506,465.76	1,154,668.93	0.10	761,402.73	0.09	644,945.22	830,308.00
10.00 - 10.99	35	0.08	956,375.00	862,133.38	689,153.54	0.06	489,615.80	0.06	414,324.77	536,478.00
11.00 - 11.99	9	0.02	222,460.00	199,788.91	169,456.98	0.02	110,065.20	0.01	86,979.73	121,308.00
12.00 - 12.99	10	0.02	205,780.00	189,031.09	167,901.05	0.02	109,102.80	0.01	83,739.57	114,864.00
13.00 or greater	12	0.03	300,165.00	262,685.18	224,767.24	0.02	157,968.60	0.02	121,761.23	161,758.00

Total	46,395	100.00%	$1,657,437,565.62	$1,463,499,092.68	$1,116,998,297.30	100.00%	$805,343,614.30	100.00%	$713,240,301.49	$840,556,394.00

(1) The lease factor for 98.16% of the leases in the reference pool by securitization value is less than or equal to 5.95%, the minimum discount rate used to calculate securitization value.

Payment Schedule of Leases

The following table shows the decline in the securitization value of the reference pool and the payments that will be received each month on the referenced pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to the base residual value in the month after the month in which the final base monthly payment is due.

		Scheduled
Month	Securitization Value	Base Monthly Payments		Base Residual Value

Initial Balance	$1,116,998,297.30
2013- March	1,104,483,019.22	$18,077,725.71	4.18%	$0.00	0.00%
April	1,091,905,353.36	18,077,725.71	4.18	0.00	0.00
May	1,079,264,990.44	18,077,725.71	4.18	0.00	0.00
June	1,066,561,615.04	18,077,725.71	4.18	0.00	0.00
July	1,053,794,911.48	18,077,725.71	4.18	0.00	0.00
August	1,033,222,379.80	17,885,277.93	4.14	7,934,633.15	0.99
September	1,012,280,788.47	17,690,142.54	4.10	8,396,338.41	1.04
October	995,912,487.55	17,583,535.77	4.07	3,824,996.53	0.47
November	980,569,615.83	17,503,786.95	4.05	2,797,532.30	0.35
December	965,183,543.34	17,425,520.97	4.03	2,842,494.35	0.35
2014- January	937,273,468.36	17,119,975.43	3.96	15,595,319.27	1.94
February	900,524,088.76	16,636,522.89	3.85	24,779,169.71	3.08
March	861,030,668.11	16,091,297.19	3.73	27,885,636.61	3.46
April	829,746,888.78	15,677,087.12	3.63	19,893,693.60	2.47
May	797,533,926.09	15,239,941.27	3.53	21,104,270.96	2.62
June	762,199,202.42	14,714,340.08	3.41	24,591,228.15	3.05
July	726,535,338.91	14,185,880.65	3.28	25,272,925.45	3.14
August	685,246,213.09	13,516,467.85	3.13	31,390,038.71	3.90
September	646,570,877.08	12,889,352.70	2.98	29,197,926.18	3.63
October	612,625,736.86	12,357,681.25	2.86	24,806,732.20	3.08
November	576,104,781.16	11,776,540.75	2.73	27,794,545.08	3.45
December	544,567,657.47	11,296,021.92	2.62	23,109,425.55	2.87
2015- January	519,165,364.88	10,862,925.95	2.51	17,250,797.60	2.14
February	488,996,298.06	10,325,427.61	2.39	22,428,480.65	2.78
March	457,974,444.16	9,761,789.12	2.26	23,694,738.60	2.94
April	426,757,040.44	9,168,906.78	2.12	24,328,493.65	3.02
May	389,729,094.54	8,432,163.22	1.95	30,720,288.10	3.81
June	352,145,802.45	7,658,185.83	1.77	31,865,345.35	3.96
July	312,915,145.88	6,864,361.11	1.59	34,119,308.32	4.24
August	266,009,268.42	5,894,588.24	1.36	42,569,049.25	5.29
September	221,586,089.65	4,951,643.13	1.15	40,795,880.75	5.07
October	164,868,631.10	3,724,427.18	0.86	54,095,967.80	6.72
November	95,965,509.37	2,223,464.29	0.51	67,500,316.85	8.38
December	44,226,061.74	1,073,040.03	0.25	51,144,239.30	6.35
2016- January	29,186,573.21	710,136.13	0.16	14,549,529.95	1.81
February	12,165,787.39	296,449.08	0.07	16,869,572.47	2.09
March	399,024.27	9,618.75	0.00	11,817,720.50	1.47
April	217,052.15	5,622.80	0.00	178,464.10	0.02
May	186,176.96	4,796.65	0.00	27,288.00	0.00
June	182,433.61	4,796.65	0.00	0.00	0.00
July	178,668.64	4,796.65	0.00	0.00	0.00
August	149,578.63	4,142.89	0.00	25,957.00	0.00
September	133,765.38	3,643.91	0.00	13,031.85	0.00
October	91,671.69	2,697.65	0.00	40,177.00	0.00
November	10,617.49	221.99	0.00	81,386.00	0.01
December	0.00	0.00	0.00	10,675.00	0.00
Total		$431,965,847.45	100.00%	$805,343,614.30	100.00%

Total Scheduled Base Monthly Payments plus Base Residual Value				$1,237,309,461.75
Total Base Residual Value as % of Total Scheduled Base Monthly Payments plus Base Residual Value				65.09%

Annex B

VINTAGE ORIGINATIONS INFORMATION

Table of Contents for Annex B

Introduction

The tables in this Annex B contain information about leases that were originated from 2006 through 2010.  A lease is included in this Annex B only if Ford Credit has an ALG residual value for the related leased vehicle.  This Annex B includes activity through December 31, 2012 that was processed by January 31, 2013.  The residual performance and cumulative loss information in this Annex B is for leases that have terminated.

ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future.   In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle.   ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing.   None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.   For more information about these factors, you should read “Risk Factors —Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors — Performance of the reference pool is uncertain” in the prospectus.  As a result, the ALG information cannot be relied on as fact.

The definitions of certain terms used in this Annex B are listed below.  The definitions of other terms used in this Annex B are listed in the “Glossary of Certain Terms” in this prospectus supplement.

A lease is considered “terminated” if (1) the related leased vehicle has been returned by December 31, 2012, and sold by January 31, 2013, (2) the related leased vehicle has been purchased pursuant to the lease by December 31, 2012, or (3) the lease has defaulted by December 31, 2012.

A lease is considered to have “defaulted” if (1) the lease has been charged off and the amount charged off is $600 or more or (2) the related leased vehicle was repossessed.  A lease is not considered to have defaulted if the leased vehicle has been returned, even if the lessee does not pay the full amounts owing under the lease before the lease is closed in Ford Credit’s servicing system, including the full amounts assessed under the lease for excess mileage and/or excess wear and use.

The “residual loss (gain)” (1) for each leased vehicle returned and sold equals (a) the base residual value of the leased vehicle, minus (b) the sum of (i) the net auction proceeds from the sale of the leased vehicle, plus (ii) the amounts assessed under the related lease for excess mileage and/or excess wear and use, plus (iii) the amount claimed under any related excess wear and use waiver contract or program, and (2) for each leased vehicle purchased pursuant to a lease equals (a) the base residual value of the leased vehicle, minus (b) the contract residual value of the leased vehicle.

“Recoveries” are amounts collected after a lease has been charged off or closed in Ford Credit’s servicing system and are net of all external costs associated with continued collection efforts, including legal fees.

The percentages in the tables in this Annex B may not sum to 100.00% due to rounding.

Footnotes to Tables in Annex B

Footnotes to the Residual Performance – Vintage Year Summary table:

(1)                                 Number of vehicles returned and sold is the number of leased vehicles originated during the year that have been returned by December 31, 2012, and sold by January 31, 2013.

(2)                                 Number of vehicles retained is the number of leased vehicles originated during the year that have been purchased pursuant to the lease by December 31, 2012.

(3)                                 Return rate equals the percentage equivalent to (1) the number of leased vehicles originated during the year that have been returned by December 31, 2012, and sold by January 31, 2013, divided by (2) the number of leases originated during the year that have terminated.

(4)                                 Average residual loss (gain) on vehicles returned and sold equals (1) the total residual losses (gains) on leased vehicles originated during the year that have been returned by December 31, 2012, and sold by January 31, 2013, divided by (2) the number of those vehicles.

(5)                                 Average residual loss (gain) on vehicles returned and sold as a percentage of adjusted MSRP equals the percentage equivalent to (1) the total residual losses (gains) on leased vehicles originated during the year that have been returned by December 31, 2012, and sold by January 31, 2013, divided by (2) the total adjusted MSRP of those vehicles.

(6)                                 Average residual loss (gain) on vehicles returned and sold as a percentage of ALG residual value equals the percentage equivalent to (1) the total residual losses (gains) on leased vehicles originated during the year that have been returned by December 31, 2012, and sold by January 31, 2013, divided by (2) the total ALG residual values of those vehicles.

(7)                                 Average residual loss (gain) on vehicles retained equals (1) the total residual loss (gain) on leased vehicles originated during the year that have been purchased pursuant to the lease through December 31, 2012, divided by (2) the number of those vehicles.

(8)                               Other includes vehicles not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number.

(9)                               Total residual losses (gains) equals the total residual losses (gains) on leased vehicles originated during the year that have been (1) returned by December 31, 2012, and sold by January 31, 2013, or (2) purchased pursuant to the lease through December 31, 2012.

(10)                        Total losses (gains) equals the sum of (1) the total credit losses for leases originated during the year, plus (2) the total residual losses (gains) on leased vehicles originated during the year, in each case through December 31, 2012.

(11)                        Total losses (gains) as a percentage of total acquisition cost equals the percentage equivalent to (1) the total losses (gains) for leases originated during the year divided by (2) the total acquisition cost of the leases originated during the year, in each case through December 31, 2012.

(12)                        Percentage of leases reported equals the percentage equivalent to (1) the total number leases originated during the year that have terminated, divided by (2) the total number of leases originated during the year with an ALG residual value.

Footnotes to Lease Characteristics tables:

(13)                        Number of leases originated is the total number of leases originated during the year, including those for which Ford Credit does not have an ALG residual value for the related leased vehicle.

(14)                        Number of leases originated with ALG residual values is the total number of leases originated during the year for which Ford Credit has an ALG residual value for the related leased vehicle.

(15)                        Weighted averages are weighted by the acquisition cost of each lease.

(16)                        This weighted average excludes leases that have lessees who do not have FICO® scores because they (1) are not individuals and that use the leased vehicles for commercial purposes, or (2) are individuals with minimal or no recent credit history.  For a description of FICO® scores, you should read “Sponsor and Servicer – Origination, Purchasing and Underwriting” in the prospectus.

(17)                        Other includes vehicles not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number.

(18)                        Percentage of the total acquisition cost of the leases originated during the year.

(19)                        Percentage of the total acquisition cost of the leases originated during the year based on the billing addresses of the lessees on Ford Credit’s servicing system as of January 31, 2013.

Footnotes to Lease Terminations and Residual Performance tables:

(20)                        Number of scheduled terminations is the number of leases originated during the year that are scheduled to terminate during the period based on the scheduled termination date of each lease at the beginning of the lease.

(21)                        Number of defaults is the number of leases originated during the year that defaulted during the period.

(22)                        Number of vehicles returned and sold is the number of leased vehicles originated during the year that were returned during the period and that have been sold by January 31, 2013.

(23)                        Number of vehicles retained is the number of leased vehicles originated during the year that were purchased pursuant to the lease during the period.

(24)                        Vehicles returned and sold – average adjusted MSRP equals (1) the total adjusted MSRP of the leased vehicles originated during the year that were returned during the period and that have been sold by January 31, 2013, divided by (2) the number of those vehicles.

(25)                        Vehicles returned and sold – average acquisition cost equals (1) the total acquisition cost of the leased vehicles originated during the year that were returned during the period and that have been sold by January 31, 2013, divided by (2) the number of those vehicles.

(26)                        Vehicles returned and sold – average contract residual value equals (1) the total contract residual value of the leased vehicles originated during the year that were returned during the period and that have been sold by January 31, 2013, divided by (2) the number of those vehicles.

(27)                        Vehicles returned and sold – average ALG residual value equals (1) the total ALG residual value of the leased vehicles originated during the year that were returned during the period and that have been sold by January 31, 2013, divided by (2) the number of those vehicles.

(28)                        Vehicles returned and sold – average excess charges equals (1) the sum, for the leased vehicles originated during the year that were returned during the period and that have been sold by January 31, 2013, of (a) the total amounts assessed under the related leases for excess mileage and/or excess wear and use, plus (b) the total amounts claimed under any related excess wear and use waiver contracts or programs divided by (2) the number of those vehicles.

(29)                        Vehicles returned and sold – average net auction proceeds equals (1) the total auction proceeds received for the leased vehicles originated during the year that were returned during the period and that have been sold by January 31, 2013, net of all external costs associated with the transportation, reconditioning and disposition of the leased vehicles, divided by (2) the number of those vehicles.

(30)                        Vehicles returned and sold – average residual loss (gain) equals (1) the total residual loss (gain) on the leased vehicles originated during the year that were returned during the period and that have been sold by January 31, 2013, divided by (2) the number of those vehicles.

(31)                        Vehicles retained – average adjusted MSRP equals (1) the total adjusted MSRP of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(32)                        Vehicles retained – average acquisition cost equals (1) the total acquisition cost of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(33)                        Vehicles retained – average contract residual value equals (1) the total contract residual value of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(34)                        Vehicles retained – average ALG residual value equals (1) the total ALG residual value of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(35)                        Vehicles retained – average residual loss (gain) equals (1) the total residual loss (gain) on the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(36)                        Total residual losses (gains) for a period equals the sum of (1) the total residual loss (gain) on the leased vehicles originated during the year that were returned during the period and that have been sold by January 31, 2013, plus (2) the total residual loss (gain) for the leased vehicles originated during the year that were purchased pursuant to the lease during the period.

Footnotes to Cumulative Losses tables:

(37)                        Number of defaults is the cumulative number of leases originated during the year that have defaulted by the end of the period.

(38)                        Gross credit losses on defaults equals the cumulative gross credit losses on leases originated during the year that have defaulted through the end of the period.  Gross credit losses on defaults for a period equals the sum, for each lease that is charged off (including where the related leased vehicle is repossessed) during the period, of (1) the total lease balance, plus (2) unpaid accrued charges, minus (3) any amounts received during the period before the lease is charged off or closed in Ford Credit’s servicing system, including any proceeds from the sale of the related vehicles.  Losses exclude all external costs associated with repossession and disposition of the vehicle.  An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is replaced by the actual loss after the vehicle is sold.

(39)                        Recoveries on defaults equal the cumulative recoveries received through the end of the period on leases originated during the year that defaulted in the period or any prior period.

(40)                        Other gross credit losses equal the cumulative gross credit losses on leases originated during the year other than those that defaulted through the end of the period.  A lease is included in this category if (1) it would be considered a default except for the fact that the amount charged off is less than $600 or (2) the related leased vehicle is returned and the lessee does not pay the full amounts owing under the lease before the lease is closed in Ford Credit’s servicing system, including the full amounts assessed under the lease for excess mileage and/or excess wear and use.

(41)                        Recoveries on other credit losses equal the cumulative recoveries received through the end of the period on leases originated during the year other than those that defaulted in the period or any prior period.

(42)                        Total credit losses equals the sum of (1) gross credit losses on defaults, plus (2) other gross credit losses, minus (3) recoveries on defaults, minus (4) recoveries on other credit losses, in each case through the end of the period.  Realized losses for a securitized pool of leases for any period are equal to the total securitization value of all leases that the servicer determined to be uncollectible in the period less any amounts received during the period on leases charged off in the period or any prior periods. In addition, realized losses for a securitized pool of leases include all external costs associated with the repossession and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs. Therefore, realized losses for a securitized pool of leases may be higher or lower than the net credit losses for those leases.

(43)                        Total credit losses as a percentage of total acquisition cost equals the percentage equivalent to (1) total credit losses through the end of the period, divided by (2) the total acquisition cost of the leases originated during the year.

(44)                        Total residual losses (gains) equals the cumulative total residual losses (gains) through the end of the period.

(45)                        Total losses (gains) equals the sum of (1) the total credit losses plus (2) the total residual losses (gains), in each case through the end of the period.

(46)                        Total losses (gains) as a percentage of total acquisition cost equals the percentage equivalent to (1) total losses (gains) for the period, divided by (2) the total acquisition cost of the leases originated during the year.

Residual Performance - Vintage Year Summary

This table summarizes the information in the Lease Terminations and Residual Performance tables and the Cumulative Losses tables for each year of originations.  This table only includes information about leases that have terminated.  As a result, the information shown for the more recent years may not be meaningful.

					Average Residual Loss (Gain) on Vehicles Returned and Sold
Origination Year	Vehicle Type	Number of Vehicles Returned and Sold(1)	Number of Vehicles Retained(2)	Return Rate(3)	Amount(4)	As a % of Adjusted MSRP(5)	As a % of ALG Residual Value(6)	Average Residual Loss (Gain) on Vehicles Retained(7)
2006	Car	84,828	22,304	75.30%	$ 648	2.13%	4.62%	$ (1,428)
	CUV	14,411	1,690	86.57	1,666	5.26	10.27	(2,317)
	SUV	101,468	14,936	83.01	2,422	6.06	11.96	(1,919)
	Truck	53,488	11,158	77.77	2,087	5.74	11.11	(1,987)
	Other(8)	1	-	100.00	(2,357)	(5.46)	(10.93)	-
	Total/Average	254,196	50,088	79.36%	$ 1,717	4.83%	9.74%	$ (1,729)

	Total Residual Losses (Gains)(9)			$349,766,501
	Total Losses (Gains)(10)			$506,890,290
	Total Losses (Gains) as a % of Total Acquisition Cost(11)			5.22%
	Percentage of Leases Reported(12)			100.00%

2007	Car	86,072	28,885	71.01%	$ 41	0.14%	0.29%	$ (1,184)
	CUV	65,608	25,050	69.16	(2,278)	(6.80)	(13.96)	(2,173)
	SUV	76,418	39,440	62.78	(1,743)	(4.29)	(8.51)	(1,276)
	Truck	24,511	18,683	52.83	(3,093)	(8.48)	(17.23)	(1,917)
	Other(8)	3	-	75.00	(907)	(2.06)	(4.53)	-
	Total/Average	252,612	112,058	65.75%	$ (1,405)	(4.09)%	(8.24)%	$ (1,560)

	Total Residual Losses (Gains)(9)			$(529,745,302)
	Total Losses (Gains)(10)			$(354,140,540)
	Total Losses (Gains) as a % of Total Acquisition Cost(11)			(3.04)%
	Percentage of Leases Reported(12)			100.00%

2008	Car	65,619	31,812	64.58%	$ (1,214)	(4.32)%	(8.63)%	$ (988)
	CUV	38,274	22,122	61.29	(3,639)	(10.43)	(21.90)	(1,988)
	SUV	37,181	25,660	57.14	(3,013)	(7.74)	(15.53)	(1,293)
	Truck	8,896	8,903	47.32	(4,353)	(12.20)	(24.59)	(1,739)
	Other(8)	17	8	65.38	(2,857)	(5.53)	(12.42)	(945)
	Total/Average	149,987	88,505	60.49%	$ (2,465)	(7.48)%	(15.16)%	$ (1,402)

	Total Residual Losses (Gains)(9)			$(493,822,210)
	Total Losses (Gains)(10)			$(416,863,494)
	Total Losses (Gains) as a % of Total Acquisition Cost(11)			(5.90)%
	Percentage of Leases Reported(12)			99.98%

Residual Performance - Vintage Year Summary

					Average Residual Loss (Gain) on Vehicles Returned and Sold
Origination Year	Vehicle Type	Number of Vehicles Returned and Sold(1)	Number of Vehicles Retained(2)	Return Rate(3)	Amount(4)	As a % of Adjusted MSRP(5)	As a % of ALG Residual Value(6)	Average Residual Loss (Gain) on Vehicles Retained(7)
2009	Car	17,939	10,011	62.61%	$ (1,180)	(3.44)%	(7.52)%	$ (1,173)
	CUV	8,154	9,605	45.17	(4,566)	(11.62)	(27.03)	(1,482)
	SUV	2,270	2,490	46.89	(4,130)	(12.57)	(28.40)	(1,372)
	Truck	238	727	24.11	(6,419)	(16.37)	(35.92)	(1,119)
	Other(8)	5	2	55.56	(4,141)	(7.62)	(18.48)	(3,678)
	Total/Average	28,606	22,835	54.45%	$ (2,423)	(6.79)%	(15.18)%	$ (1,323)

	Total Residual Losses (Gains)(9)			$(99,530,019)
	Total Losses (Gains)(10)			$(91,785,497)
	Total Losses (Gains) as a % of Total Acquisition Cost(11)			(5.29)%
	Percentage of Leases Reported(12)			93.24%

2010	Car	18,998	7,546	69.31%	$ (131)	(0.39)%	(0.73)%	$ (1,084)
	CUV	5,797	7,066	43.90	(3,488)	(8.36)	(16.35)	(2,037)
	SUV	4,843	4,460	50.90	(2,737)	(8.85)	(17.06)	(1,512)
	Truck	457	1,818	19.52	(5,593)	(13.86)	(27.03)	(1,665)
	Total/Average	30,095	20,890	57.35%	$ (1,280)	(3.66)%	(6.97)%	$ (1,548)

	Total Residual Losses (Gains)(9)			$(70,858,491)
	Total Losses (Gains)(10)			$(62,451,140)
	Total Losses (Gains) as a % of Total Acquisition Cost(11)			(1.81)%
	Percentage of Leases Reported(12)			45.57%

2006 Originations

Lease Characteristics

Number of Leases Originated(13)	323,143
Number of Leases Originated with ALG Residual Values(14)	320,301
Weighted Average(15) Original Term	31.6	months
Weighted Average(15) FICO® Score(16) at Origination	718
Weighted Average(15) Lease Factor	2.93%

	Number of Leases	Adjusted MSRP	Acquisition Cost	Contract Residual Value	ALG Residual Value
Total	320,301	$11,267,579,408	$9,701,754,140	$6,160,549,130	$5,515,653,383
Average		35,178	30,289	19,234	17,220

Original Term
24 months	135,675	$4,924,751,962	$4,057,537,338	$2,997,715,085	$2,726,227,135
27	26	1,291,570	1,084,520	796,530	755,715
30	9,492	549,604,374	503,982,221	341,234,093	291,579,135
36	109,882	3,547,531,873	3,111,163,472	1,771,806,919	1,571,967,923
39	56,296	1,903,055,278	1,707,391,240	902,801,220	796,719,334
48	8,404	311,150,625	292,526,245	131,839,175	115,931,210
Other	526	30,193,726	28,069,105	14,356,108	12,472,931

Vehicle Type
Car	112,649	$3,365,345,428	$2,983,165,073	$1,738,448,648	$1,543,912,785
CUV	16,646	525,333,751	463,410,097	306,177,115	267,160,863
SUV	122,232	4,886,737,940	4,245,654,258	2,719,220,581	2,440,444,037
Truck	68,773	2,490,119,124	2,009,487,351	1,396,685,519	1,264,114,143
Other(17)	1	43,165	37,361	17,266	21,555

Vehicle Make
Ford	179,157	$5,584,571,348	$4,665,388,557	$3,035,427,606	$2,757,608,356
Lincoln	34,117	1,485,472,187	1,281,805,542	722,742,501	636,375,025
Land Rover	16,740	1,053,171,777	974,998,361	670,030,882	599,123,401
Mercury	37,779	1,109,556,855	962,034,900	572,789,215	507,452,102
Volvo	20,702	873,883,650	790,136,817	540,007,805	465,992,933
Jaguar	10,594	639,115,577	570,618,627	313,171,931	273,728,981
Mazda	21,211	521,764,849	456,733,974	306,361,925	275,351,030
Other	1	43,165	37,361	17,266	21,555

Top 15 Vehicle Models(18)
F-150	53,261	$1,922,616,710	$1,539,568,993	$1,101,421,994	$1,001,137,168
Explorer	39,844	1,355,705,181	1,119,609,347	734,602,530	684,983,159
Fusion	25,067	553,264,877	486,795,925	293,469,780	266,053,267
XC-90	11,377	527,698,580	484,749,650	355,486,325	308,802,638
Navigator	8,750	515,614,448	433,248,963	231,909,333	208,474,636
Escape	17,360	459,321,716	401,935,607	234,419,808	201,316,677
Zephyr	12,374	406,140,164	371,548,596	204,892,448	173,909,679
Mountaineer	11,731	436,873,720	361,391,519	230,364,930	201,353,259
LR3	7,640	389,942,857	350,589,888	263,904,144	233,352,218
Range Rover	4,152	344,289,189	321,911,932	203,611,812	184,371,349
Range Rover Sport	4,948	318,939,732	302,496,541	202,514,926	181,399,834
Milan	12,345	290,095,554	261,091,881	145,615,307	129,580,724
Mariner	9,574	260,627,484	233,734,701	133,505,067	121,033,815
Freestyle	8,609	265,990,068	230,092,833	147,416,273	128,780,270
Expedition	5,283	237,725,548	202,418,994	108,724,559	98,371,091

Top 8 States(19)
Michigan	81,817	$2,569,915,361	$2,101,070,175	$1,440,163,107	$1,306,017,597
New York	36,826	1,360,506,536	1,197,419,542	750,158,426	666,001,818
California	26,778	1,099,095,728	961,670,742	603,528,240	534,142,121
New Jersey	25,092	906,287,128	796,057,455	492,229,121	437,401,418
Florida	22,855	875,411,736	776,026,384	468,279,585	419,087,400
Ohio	19,816	625,979,380	541,031,176	340,047,895	305,781,852
Pennsylvania	14,888	512,505,465	436,897,863	278,574,325	250,161,899
Texas	6,270	260,303,347	236,161,765	130,265,494	116,317,286

2006 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(20)	Number of Defaults(21)	Number of Vehicles Returned and Sold(22)	Number of Vehicles Retained(23)	Average Adjusted MSRP(24)	Average Acquisition Cost(25)	Average Contract Residual Value(26)	Average ALG Residual Value(27)	Average Excess Charges(28)	Average Net Auction Proceeds(29)	Average Residual Loss (Gain)(30)	Average Adjusted MSRP(31)	Average Acquisition Cost(32)	Average Contract Residual Value(33)	Average ALG Residual Value(34)	Average Residual Loss (Gain)(35)	Total Residual Losses (Gains)(36)
2006	Q1	Car	-	-	1	42	$ 23,495	$ 20,753	$ 11,278	$ 11,110	$ 668	$ 8,593	$ 1,850	$ 27,370	$ 24,484	$ 13,881	$ 12,495	$ (1,404)	$ (57,108)
		CUV	-	-	-	1	-	-	-	-	-	-	-	37,150	31,695	22,662	18,617	(4,045)	(4,045)
		SUV	-	1	3	15	37,485	31,777	18,919	16,206	1,612	14,769	(175)	43,474	38,988	23,180	21,156	(2,024)	(30,886)
		Truck	-	1	-	16	-	-	-	-	-	-	-	37,248	30,349	21,035	18,322	(2,713)	(43,403)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	39	4	191	30,898	26,009	15,757	14,537	592	15,425	(1,479)	30,190	27,664	15,714	14,319	(1,472)	(287,030)
		CUV	-	1	-	6	-	-	-	-	-	-	-	31,424	28,741	18,715	16,408	(2,308)	(13,846)
		SUV	-	25	9	109	35,270	29,762	19,525	17,542	44	16,463	932	44,367	39,632	23,737	21,789	(2,031)	(212,945)
		Truck	-	55	5	138	33,721	28,437	20,555	18,671	15	18,931	(274)	36,420	30,295	20,235	18,042	(2,235)	(309,789)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	-	168	6	454	38,293	35,942	21,749	20,374	1,542	19,218	(483)	29,176	26,388	14,946	13,470	(1,513)	(689,805)
		CUV	-	-	-	18	-	-	-	-	-	-	-	33,565	30,335	18,664	16,225	(2,439)	(43,906)
		SUV	-	97	13	244	44,905	42,686	28,451	29,368	225	28,024	(819)	41,593	36,963	23,531	21,397	(2,181)	(542,869)
		Truck	-	172	19	296	35,070	29,606	20,302	18,578	86	19,359	(944)	35,976	30,202	19,719	17,720	(2,032)	(619,351)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	-	279	13	640	25,751	23,498	13,650	12,732	118	15,465	(3,068)	29,544	26,750	15,357	13,881	(1,534)	(1,021,329)
		CUV	-	5	-	26	-	-	-	-	-	-	-	32,135	28,915	18,265	15,920	(2,407)	(62,579)
		SUV	-	153	19	291	39,188	34,130	22,127	19,909	705	19,115	13	44,659	40,859	25,061	22,861	(2,229)	(648,523)
		Truck	-	247	33	286	36,896	30,191	22,139	19,940	148	20,489	(730)	36,215	30,494	19,498	17,464	(2,114)	(628,567)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2007	Q1	Car	12	284	33	862	26,807	23,519	15,849	14,876	243	15,927	(1,611)	29,694	26,966	15,406	13,925	(1,544)	(1,383,936)
		CUV	-	11	3	44	32,941	27,329	20,375	18,235	28	17,348	858	30,675	27,834	18,044	15,720	(2,380)	(102,153)
		SUV	7	211	36	500	41,508	36,054	24,055	21,480	195	23,218	(1,967)	44,465	39,956	24,666	22,542	(2,186)	(1,163,782)
		Truck	5	293	72	539	35,898	28,489	21,427	19,561	105	20,993	(1,653)	37,120	31,084	20,351	18,251	(2,159)	(1,282,571)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	12	314	76	1,073	26,879	23,784	15,772	14,828	143	15,638	(1,269)	28,504	25,875	14,834	13,491	(1,420)	(1,619,752)
		CUV	1	24	12	106	33,588	28,986	20,615	18,125	1,411	17,339	(625)	29,355	27,262	17,766	15,798	(2,025)	(222,179)
		SUV	4	278	126	769	35,861	30,054	21,391	19,805	251	19,078	315	43,092	38,883	23,710	21,570	(2,201)	(1,652,827)
		Truck	-	297	292	914	36,191	29,222	21,752	19,735	279	19,630	(209)	37,108	30,962	20,473	18,363	(2,154)	(2,029,476)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	2	413	341	1,177	27,669	23,705	16,137	14,551	198	15,271	(943)	29,181	26,528	15,032	13,537	(1,549)	(2,144,798)
		CUV	-	26	54	99	31,365	26,995	19,218	17,620	263	16,151	1,167	29,816	26,926	18,008	15,958	(2,122)	(147,054)
		SUV	1	371	704	771	35,649	29,516	21,018	19,374	360	18,009	886	42,952	38,868	23,310	21,173	(2,182)	(1,058,405)
		Truck	-	383	1,049	762	36,403	29,227	21,932	19,895	341	18,976	545	36,771	31,012	19,944	17,875	(2,115)	(1,039,406)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	1	460	1,374	1,194	28,276	23,996	16,597	15,146	199	13,969	955	28,001	25,494	14,521	13,142	(1,431)	(396,394)
		CUV	-	35	268	97	31,018	26,300	19,051	17,489	207	14,459	2,810	30,247	27,608	18,126	16,014	(2,137)	545,858
		SUV	2	440	2,705	796	38,410	32,245	23,151	21,358	331	18,203	2,721	44,555	40,571	24,268	22,044	(2,265)	5,557,377
		Truck	-	465	3,119	689	36,627	28,953	21,978	19,864	338	17,845	1,650	36,836	30,838	19,936	17,821	(2,176)	3,648,211
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

2006 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(20)	Number of Defaults(21)	Number of Vehicles Returned and Sold(22)	Number of Vehicles Retained(23)	Average Adjusted MSRP(24)	Average Acquisition Cost(25)	Average Contract Residual Value(26)	Average ALG Residual Value(27)	Average Excess Charges(28)	Average Net Auction Proceeds(29)	Average Residual Loss (Gain)(30)	Average Adjusted MSRP(31)	Average Acquisition Cost(32)	Average Contract Residual Value(33)	Average ALG Residual Value(34)	Average Residual Loss (Gain)(35)	Total Residual Losses (Gains)(36)
2008	Q1	Car	7,258	445	5,652	1,485	$ 30,288	$ 25,583	$ 17,814	$ 16,059	$ 243	$ 14,462	$ 1,306	$ 27,995	$ 25,182	$ 14,703	$ 13,318	$ (1,435)	$ 5,247,382
		CUV	1,062	54	905	108	31,419	26,413	19,164	17,247	250	14,340	2,632	30,723	27,778	18,430	16,288	(2,210)	2,143,042
		SUV	11,877	583	9,475	938	37,766	31,255	22,767	20,960	415	16,942	3,498	41,078	36,816	22,430	20,417	(2,128)	31,150,247
		Truck	19,446	499	12,886	1,284	36,588	28,559	21,922	19,881	408	16,884	2,542	36,774	30,244	20,508	18,524	(2,087)	30,077,486
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	9,137	376	7,262	1,716	30,844	26,126	18,136	16,244	298	14,859	1,006	26,764	23,946	14,311	13,087	(1,316)	5,050,567
		CUV	784	51	1,074	121	30,921	26,135	18,762	16,772	238	14,613	1,872	30,499	28,018	17,922	15,801	(2,279)	1,734,683
		SUV	12,226	532	11,877	738	40,263	33,776	24,634	22,543	457	16,173	5,807	39,364	35,068	21,363	19,456	(1,964)	67,525,699
		Truck	11,116	402	10,665	874	36,629	28,427	21,570	19,667	531	14,505	4,542	35,865	29,474	19,533	17,844	(1,889)	46,790,690
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	8,129	420	6,894	1,747	32,454	27,635	18,738	16,676	341	14,672	1,483	25,534	22,661	13,641	12,362	(1,333)	7,893,003
		CUV	2,531	76	2,390	114	31,756	27,238	20,024	17,611	320	14,844	2,397	31,673	28,056	18,582	16,491	(2,167)	5,482,188
		SUV	17,097	707	14,436	502	43,176	37,322	27,138	24,349	496	17,677	6,071	38,098	34,114	21,067	19,029	(2,088)	86,587,152
		Truck	9,470	356	7,808	367	36,571	28,390	21,317	19,535	590	14,987	3,829	32,785	27,380	17,327	15,823	(1,684)	29,278,388
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	6,195	519	7,507	1,033	28,949	25,230	16,280	14,705	286	11,429	2,798	26,360	23,581	13,766	12,458	(1,359)	19,601,378
		CUV	4,556	78	3,318	82	30,780	26,552	19,633	17,405	337	12,857	4,100	31,033	27,727	18,249	16,066	(2,248)	13,420,169
		SUV	13,016	662	11,819	389	39,206	33,880	23,591	21,453	442	15,675	5,096	37,549	33,567	20,143	18,307	(1,934)	59,480,319
		Truck	5,626	313	5,050	311	36,605	29,222	20,845	19,084	496	15,403	3,004	32,375	27,334	16,758	15,312	(1,639)	14,659,850
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2009	Q1	Car	15,398	574	12,283	1,240	29,432	26,068	14,833	13,049	348	11,321	1,295	25,840	22,873	12,841	11,608	(1,276)	14,328,583
		CUV	1,593	49	1,790	54	33,376	29,567	18,796	16,339	449	13,571	2,141	31,812	28,626	17,308	15,127	(2,205)	3,713,520
		SUV	13,720	597	12,701	692	36,890	31,931	19,561	17,320	514	15,202	1,369	34,702	30,119	17,067	15,303	(1,859)	16,096,845
		Truck	9,068	263	5,128	898	35,663	29,809	18,620	16,598	634	16,111	(311)	33,386	27,951	16,347	14,691	(1,884)	(3,287,316)
		Other	1	-	1	-	43,165	37,361	17,266	21,555	4,219	15,404	(2,357)	-	-	-	-	-	(2,357)
	Q2	Car	25,583	487	16,064	2,333	31,330	27,853	15,427	13,461	402	12,857	146	26,356	23,501	13,083	11,731	(1,388)	(897,692)
		CUV	1,442	48	1,280	112	33,581	29,845	17,722	14,988	531	14,263	(18)	31,640	28,173	16,336	14,089	(2,284)	(279,479)
		SUV	23,078	499	15,759	1,530	41,992	37,059	22,446	19,593	636	18,482	279	35,800	30,680	17,213	15,394	(1,883)	1,511,881
		Truck	6,918	164	3,642	1,294	35,767	30,268	17,919	15,835	889	16,742	(1,962)	35,343	29,694	17,305	15,506	(1,988)	(9,718,274)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	16,727	357	11,149	2,908	29,831	26,632	14,529	12,712	485	12,759	(655)	26,740	23,860	13,103	11,678	(1,457)	(11,539,608)
		CUV	1,151	29	970	168	31,481	28,516	16,770	14,127	460	15,013	(1,500)	31,014	28,206	16,291	13,921	(2,389)	(1,856,564)
		SUV	13,276	340	9,583	2,409	40,257	35,244	20,151	17,756	759	18,024	(1,264)	36,472	31,401	17,314	15,545	(1,796)	(16,436,600)
		Truck	3,270	127	1,835	1,060	35,612	30,534	17,473	15,520	1,202	17,122	(3,017)	35,538	30,108	17,120	15,316	(1,999)	(7,654,934)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	14,465	204	9,472	2,278	28,275	25,493	14,018	12,379	465	11,500	230	27,340	24,511	13,409	12,028	(1,417)	(1,049,204)
		CUV	2,558	37	1,550	268	30,096	27,610	16,372	13,821	433	14,206	(889)	30,346	27,671	15,975	13,654	(2,322)	(1,999,671)
		SUV	11,378	186	7,466	2,432	38,599	33,976	19,181	17,026	737	17,231	(1,320)	36,388	31,706	17,388	15,738	(1,675)	(13,929,257)
		Truck	2,347	48	1,167	814	34,538	30,015	16,793	14,953	1,269	16,088	(2,663)	34,714	29,986	16,846	15,125	(1,863)	(4,624,495)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

2006 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(20)	Number of Defaults(21)	Number of Vehicles Returned and Sold(22)	Number of Vehicles Retained(23)	Average Adjusted MSRP(24)	Average Acquisition Cost(25)	Average Contract Residual Value(26)	Average ALG Residual Value(27)	Average Excess Charges(28)	Average Net Auction Proceeds(29)	Average Residual Loss (Gain)(30)	Average Adjusted MSRP(31)	Average Acquisition Cost(32)	Average Contract Residual Value(33)	Average ALG Residual Value(34)	Average Residual Loss (Gain)(35)	Total Residual Losses (Gains)(36)
2010	Q1	Car	6,623	90	4,444	1,110	$ 31,045	$ 28,502	$ 14,915	$ 13,147	$ 614	$ 12,870	$ (569)	$ 30,457	$ 27,875	$ 14,348	$ 12,872	$ (1,512)	$ (4,205,658)
		CUV	608	10	538	154	33,178	30,725	16,537	13,916	699	14,770	(1,703)	34,375	31,690	16,610	13,831	(2,779)	(1,343,983)
		SUV	4,970	81	3,330	1,209	38,976	35,038	19,004	17,002	912	18,121	(2,455)	37,760	33,790	17,822	16,206	(1,643)	(10,161,610)
		Truck	1,055	24	484	375	34,758	30,339	16,513	14,714	1,290	16,903	(3,745)	34,202	29,756	16,102	14,452	(1,760)	(2,472,991)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	1,695	53	1,339	493	38,792	35,774	17,348	15,044	827	14,787	(1,099)	35,430	32,495	15,490	13,761	(1,777)	(2,347,252)
		CUV	72	4	131	53	33,625	31,659	15,926	13,415	1,177	14,385	(2,356)	36,483	34,712	16,952	14,131	(2,821)	(458,126)
		SUV	849	40	913	370	40,597	37,330	18,924	16,870	1,289	17,957	(2,790)	39,259	35,830	18,115	16,427	(1,734)	(3,188,913)
		Truck	228	13	141	139	33,747	29,769	15,461	13,907	1,747	16,019	(4,188)	34,795	30,554	15,378	14,210	(1,572)	(809,034)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	985	29	618	220	42,237	38,786	17,584	15,349	919	14,896	(910)	37,193	34,196	15,319	13,734	(1,623)	(919,263)
		CUV	134	4	54	31	30,950	30,234	14,407	12,217	917	13,421	(2,447)	33,507	31,832	15,561	13,097	(2,482)	(209,067)
		SUV	473	17	309	146	45,324	42,615	20,730	18,024	1,402	18,949	(2,603)	41,339	38,297	18,430	16,374	(2,095)	(1,110,166)
		Truck	126	2	58	53	29,946	26,956	11,885	11,095	1,395	12,377	(3,187)	33,897	30,058	14,783	13,570	(1,480)	(263,266)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	427	3	236	86	40,244	38,057	16,396	14,443	1,123	13,676	(694)	37,614	34,327	15,610	14,393	(1,285)	(274,320)
		CUV	154	3	57	21	29,119	28,363	13,597	11,726	343	13,050	(1,745)	30,206	28,702	13,930	11,867	(2,063)	(142,794)
		SUV	258	6	144	61	46,470	43,472	21,559	18,545	1,238	19,516	(2,375)	42,050	39,042	18,652	16,332	(2,336)	(484,527)
		Truck	98	2	24	41	32,861	29,865	13,848	12,158	2,225	14,131	(4,417)	32,357	28,934	12,558	11,905	(1,033)	(148,371)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2011	Q1	Car	-	3	51	19	41,546	38,735	16,999	15,090	1,515	15,096	(2,300)	35,692	33,812	14,651	13,062	(1,598)	(147,651)
		CUV	-	-	14	4	27,807	27,761	13,445	11,583	700	12,856	(2,314)	30,054	28,773	13,781	12,076	(1,705)	(39,211)
		SUV	-	1	35	20	44,149	43,420	20,260	17,186	2,614	17,290	(3,181)	45,008	43,411	20,000	17,338	(2,681)	(164,948)
		Truck	-	1	9	8	28,233	25,539	10,472	10,010	1,044	11,455	(3,024)	33,313	31,576	12,917	11,915	(1,446)	(38,783)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	-	8	3	34,597	32,141	14,104	12,134	3,166	12,330	(3,947)	38,568	37,280	14,030	12,611	(1,419)	(35,833)
		CUV	-	-	2	1	36,110	33,900	15,370	12,515	6	17,857	(5,758)	29,825	27,683	14,316	11,827	(2,489)	(14,005)
		SUV	-	1	4	5	43,606	41,265	21,478	18,119	473	21,042	(3,922)	50,819	50,092	22,575	20,842	(1,733)	(24,352)
		Truck	-	-	2	-	36,445	33,547	16,135	14,432	82	19,461	(5,396)	-	-	-	-	-	(10,792)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	-	-	1	-	17,700	15,225	8,850	8,226	75	8,813	(1,691)	-	-	-	-	-	(1,691)
		CUV	-	-	1	2	26,265	28,349	13,133	11,970	1,012	13,062	(2,104)	33,488	30,090	14,177	12,554	(1,623)	(5,349)
		SUV	-	-	2	-	53,713	53,644	25,699	22,378	3,699	17,044	(949)	-	-	-	-	-	(1,897)
		Truck	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		Total/Average	320,301	16,017	254,196	50,088	$ 35,539	$ 30,401	$ 19,712	$ 17,633	$ 501	$ 15,264	$ 1,717	$ 32,914	$ 28,975	$ 16,811	$ 15,150	$ (1,729)	$ 349,766,501

2006 Originations

Cumulative Losses

Period		Number of Defaults(37)	Gross Credit Losses on Defaults(38)	Recoveries on Defaults(39)	Other Gross Credit Losses(40)	Recoveries on Other Credit Losses(41)	Total Credit Losses(42)	Total Credit Loss as a % of Total Acquisition Cost(43)	Total Residual Losses (Gains)(44)	Total Losses (Gains)(45)	Total Losses (Gains) as a % of Total Acquisition Cost(46)
2006	Jan	-	$-	$-	$-	$-	$-	-%	$(5,502)	$(5,502)	0.00%
	Feb	-	-	-	-	-	-	-	(27,723)	(27,723)	0.00
	Mar	2	32,676	-	2,179	-	34,855	0.00	(135,442)	(100,587)	0.00
	Apr	17	138,232	-	2,179	-	140,411	0.00	(267,329)	(126,917)	0.00
	May	63	501,830	-	6,016	-	507,846	0.01	(598,054)	(90,208)	0.00
	Jun	122	1,064,431	8,362	7,266	355	1,062,979	0.01	(959,052)	103,927	0.00
	Jul	233	2,217,927	13,163	9,676	355	2,214,085	0.02	(1,405,513)	808,572	0.01
	Aug	403	3,851,091	41,074	20,179	1,605	3,828,591	0.04	(2,073,239)	1,755,352	0.02
	Sep	559	5,298,200	62,239	23,671	1,605	5,258,027	0.05	(2,854,982)	2,403,044	0.02
	Oct	755	7,144,965	75,581	30,984	2,129	7,098,238	0.07	(3,589,463)	3,508,775	0.04
	Nov	983	9,327,199	181,736	37,216	3,766	9,178,914	0.09	(4,379,342)	4,799,572	0.05
	Dec	1,243	12,387,815	273,369	42,343	4,412	12,152,376	0.13	(5,215,980)	6,936,396	0.07
2007	Jan	1,553	15,195,222	428,784	49,779	5,565	14,810,653	0.15	(6,396,337)	8,414,316	0.09
	Feb	1,780	17,010,420	613,812	55,960	6,711	16,445,857	0.17	(7,560,456)	8,885,401	0.09
	Mar	2,042	19,617,379	1,039,512	66,943	10,393	18,634,417	0.19	(9,148,423)	9,485,994	0.10
	Apr	2,328	22,260,994	1,267,470	78,405	17,156	21,054,773	0.22	(10,943,974)	10,110,799	0.10
	May	2,636	24,993,013	1,416,859	100,270	22,867	23,653,557	0.24	(12,912,833)	10,740,724	0.11
	Jun	2,955	27,933,389	1,709,126	120,394	26,356	26,318,303	0.27	(14,672,657)	11,645,645	0.12
	Jul	3,305	31,560,769	1,932,456	153,222	36,461	29,745,074	0.31	(16,454,157)	13,290,917	0.14
	Aug	3,736	35,845,928	2,185,561	199,996	52,233	33,808,130	0.35	(18,254,429)	15,553,701	0.16
	Sep	4,148	40,094,748	2,391,704	269,682	84,225	37,888,501	0.39	(19,062,320)	18,826,181	0.19
	Oct	4,638	45,542,812	2,674,221	425,862	148,570	43,145,884	0.44	(18,595,254)	24,550,630	0.25
	Nov	5,100	50,501,746	3,043,347	663,047	300,171	47,821,274	0.49	(16,482,863)	31,338,411	0.32
	Dec	5,548	55,306,548	3,519,375	1,083,293	501,924	52,368,543	0.54	(9,707,268)	42,661,275	0.44
2008	Jan	6,148	61,315,229	3,850,719	2,599,613	996,439	59,067,685	0.61	9,522,516	68,590,201	0.71
	Feb	6,681	66,763,289	4,539,940	4,869,977	1,953,954	65,139,371	0.67	32,602,674	97,742,045	1.01
	Mar	7,129	71,307,350	5,127,841	7,668,426	3,545,775	70,302,161	0.72	58,910,889	129,213,050	1.33
	Apr	7,610	76,641,117	5,985,959	11,109,155	5,372,812	76,391,501	0.79	92,008,927	168,400,428	1.74
	May	8,070	81,953,057	6,785,569	14,647,586	7,069,174	82,745,901	0.85	132,426,579	215,172,480	2.22
	Jun	8,490	86,419,628	7,444,411	18,331,792	9,171,081	88,135,929	0.91	180,012,529	268,148,457	2.76
	Jul	9,015	92,785,415	8,025,729	22,984,308	11,691,883	96,052,110	0.99	228,336,991	324,389,101	3.34
	Aug	9,491	97,945,822	8,379,874	27,271,396	14,371,915	102,465,429	1.06	266,741,872	369,207,301	3.81
	Sep	10,049	103,926,094	9,016,845	31,396,619	16,891,603	109,414,266	1.13	309,253,258	418,667,524	4.32
	Oct	10,617	110,329,092	9,827,341	35,015,302	19,552,183	115,964,871	1.20	351,739,102	467,703,973	4.82
	Nov	11,076	115,089,059	10,368,185	37,717,578	21,534,714	120,903,738	1.25	383,963,134	504,866,872	5.20
	Dec	11,621	120,687,653	10,951,796	40,979,503	23,549,304	127,166,057	1.31	416,414,975	543,581,031	5.60

2006 Originations

Cumulative Losses

Period		Number of Defaults(37)	Gross Credit Losses on Defaults(38)	Recoveries on Defaults(39)	Other Gross Credit Losses(40)	Recoveries on Other Credit Losses(41)	Total Credit Losses(42)	Total Credit Loss as a % of Total Acquisition Cost(43)	Total Residual Losses (Gains)(44)	Total Losses (Gains)(45)	Total Losses (Gains) as a % of Total Acquisition Cost(46)
2009	Jan	12,189	$125,372,177	$11,804,527	$44,822,879	$25,747,985	$132,642,544	1.37%	$435,034,418	$567,676,962	5.85%
	Feb	12,648	129,221,146	12,592,997	48,784,455	28,246,558	137,166,046	1.41	442,412,823	579,578,869	5.97
	Mar	13,104	132,533,550	13,408,745	53,996,980	31,438,840	141,682,944	1.46	447,264,251	588,947,195	6.07
	Apr	13,559	135,418,258	14,348,981	60,016,898	34,614,126	146,472,050	1.51	450,410,496	596,882,546	6.15
	May	13,913	137,800,951	15,352,976	66,213,111	37,860,413	150,800,674	1.55	446,560,096	597,360,770	6.16
	Jun	14,302	140,196,381	16,095,953	73,779,355	41,965,395	155,914,388	1.61	437,880,686	593,795,074	6.12
	Jul	14,604	142,126,382	17,148,820	79,873,059	45,830,226	159,020,395	1.64	425,377,030	584,397,425	6.02
	Aug	14,900	143,995,367	18,005,015	84,455,372	49,009,735	161,435,989	1.66	412,508,799	573,944,788	5.92
	Sep	15,155	145,651,310	18,657,224	88,969,522	51,644,748	164,318,861	1.69	400,392,980	564,711,841	5.82
	Oct	15,353	147,212,802	19,477,308	93,115,489	54,015,454	166,835,529	1.72	391,454,410	558,289,938	5.75
	Nov	15,505	148,296,184	20,005,905	96,522,212	56,287,740	168,524,752	1.74	385,612,138	554,136,890	5.71
	Dec	15,630	149,107,554	20,658,603	100,075,174	58,503,339	170,020,785	1.75	378,790,354	548,811,139	5.66
2010	Jan	15,723	149,716,120	21,231,899	102,696,121	60,433,291	170,747,051	1.76	373,627,676	544,374,728	5.61
	Feb	15,786	150,121,360	21,840,631	104,680,429	62,058,059	170,903,099	1.76	367,962,421	538,865,520	5.55
	Mar	15,835	150,416,376	22,375,185	106,584,920	63,764,598	170,861,513	1.76	360,606,112	531,467,625	5.48
	Apr	15,877	150,662,361	22,909,126	107,821,032	65,127,458	170,446,809	1.76	357,417,046	527,863,855	5.44
	May	15,912	150,914,932	23,360,074	108,638,960	66,138,175	170,055,643	1.75	355,523,145	525,578,788	5.42
	Jun	15,945	151,165,114	23,775,520	109,546,108	67,113,764	169,821,938	1.75	353,802,788	523,624,727	5.40
	Jul	15,971	151,407,534	24,126,751	110,158,498	67,944,348	169,494,933	1.75	352,632,874	522,127,806	5.38
	Aug	15,989	151,589,141	24,453,148	110,610,177	68,614,814	169,131,356	1.74	351,937,068	521,068,424	5.37
	Sep	15,997	151,640,392	24,834,748	110,965,976	69,151,526	168,620,094	1.74	351,301,026	519,921,120	5.36
	Oct	16,006	151,725,144	25,218,932	111,339,318	69,696,609	168,148,921	1.73	350,892,337	519,041,258	5.35
	Nov	16,009	151,751,896	25,618,078	111,530,981	70,162,253	167,502,547	1.73	350,548,158	518,050,705	5.34
	Dec	16,011	151,785,621	25,953,155	111,663,292	70,618,682	166,877,076	1.72	350,251,014	517,128,090	5.33
2011	Jan	16,013	151,796,456	26,225,206	111,799,372	71,002,632	166,367,990	1.71	350,054,044	516,422,034	5.32
	Feb	16,016	151,845,716	26,463,627	111,860,119	71,325,965	165,916,243	1.71	349,948,620	515,864,863	5.32
	Mar	16,016	151,845,716	26,804,523	111,937,723	71,756,957	165,221,959	1.70	349,860,421	515,082,379	5.31
	Apr	16,017	151,861,160	27,142,778	111,968,648	72,098,946	164,588,085	1.70	349,801,644	514,389,730	5.30
	May	16,017	151,861,160	27,355,383	111,978,877	72,396,887	164,087,768	1.69	349,787,848	513,875,616	5.30
	Jun	16,017	151,861,160	27,640,313	111,980,950	72,673,392	163,528,405	1.69	349,775,439	513,303,845	5.29
	Jul	16,017	151,861,160	27,842,076	111,992,409	72,897,496	163,113,998	1.68	349,765,373	512,879,371	5.29
	Aug	16,017	151,861,160	28,098,967	111,997,130	73,138,450	162,620,873	1.68	349,766,501	512,387,375	5.28
	Sep	16,017	151,861,160	28,292,029	111,997,130	73,344,795	162,221,466	1.67	349,766,501	511,987,968	5.28
	Oct	16,017	151,861,160	28,471,629	111,997,130	73,573,190	161,813,472	1.67	349,766,501	511,579,973	5.27
	Nov	16,017	151,861,160	28,668,234	111,997,130	73,773,653	161,416,404	1.66	349,766,501	511,182,905	5.27
	Dec	16,017	151,861,160	28,854,373	111,997,130	73,951,718	161,052,199	1.66	349,766,501	510,818,701	5.27

2006 Originations

Cumulative Losses

Period		Number of Defaults(37)	Gross Credit Losses on Defaults(38)	Recoveries on Defaults(39)	Other Gross Credit Losses(40)	Recoveries on Other Credit Losses(41)	Total Credit Losses(42)	Total Credit Loss as a % of Total Acquisition Cost(43)	Total Residual Losses (Gains)(44)	Total Losses (Gains)(45)	Total Losses (Gains) as a % of Total Acquisition Cost(46)
2012	Jan	16,017	$151,861,160	$29,055,940	$111,997,130	$74,110,787	$160,691,563	1.66%	$349,766,501	$510,458,065	5.26%
	Feb	16,017	151,861,160	29,267,681	111,997,130	74,302,444	160,288,165	1.65	349,766,501	510,054,667	5.26
	Mar	16,017	151,861,160	29,473,688	111,997,130	74,491,428	159,893,175	1.65	349,766,501	509,659,676	5.25
	Apr	16,017	151,861,160	29,682,906	111,997,130	74,686,300	159,489,085	1.64	349,766,501	509,255,586	5.25
	May	16,017	151,861,160	29,855,158	111,997,130	74,852,295	159,150,838	1.64	349,766,501	508,917,339	5.25
	Jun	16,017	151,861,160	30,010,548	111,997,130	75,004,107	158,843,636	1.64	349,766,501	508,610,137	5.24
	Jul	16,017	151,861,160	30,170,005	111,997,130	75,115,723	158,572,562	1.63	349,766,501	508,339,063	5.24
	Aug	16,017	151,861,160	30,321,482	111,997,130	75,259,600	158,277,208	1.63	349,766,501	508,043,709	5.24
	Sep	16,017	151,861,160	30,454,268	111,997,130	75,390,983	158,013,039	1.63	349,766,501	507,779,541	5.23
	Oct	16,017	151,861,160	30,617,365	111,997,130	75,546,854	157,694,072	1.63	349,766,501	507,460,573	5.23
	Nov	16,017	151,861,160	30,792,176	111,997,130	75,668,496	157,397,618	1.62	349,766,501	507,164,120	5.23
	Dec	16,017	151,861,160	30,946,175	111,997,130	75,788,327	157,123,788	1.62	349,766,501	506,890,290	5.22

2007 Originations

Lease Characteristics

Number of Leases Originated(13)	386,715
Number of Leases Originated with ALG Residual Values(14)	384,186
Weighted Average(15) Original Term	33.1	months
Weighted Average(15) FICO® Score(16) at Origination	723
Weighted Average(15) Lease Factor	2.77%

	Number of Leases	Adjusted MSRP	Acquisition Cost	Contract Residual Value	ALG Residual Value
Total	384,186	$13,146,428,928	$11,633,675,930	$7,019,230,859	$6,367,960,207
Average		34,219	30,281	18,270	16,575

Original Term
24 months	115,437	$4,255,024,065	$3,615,132,237	$2,581,912,224	$2,355,262,649
27	5,003	129,123,464	112,809,136	84,674,704	75,455,166
30	6,494	425,245,884	399,291,185	252,877,972	233,679,500
36	144,935	4,576,584,387	4,069,952,679	2,305,541,781	2,087,787,164
39	105,526	3,485,882,507	3,175,346,505	1,678,220,732	1,512,882,101
48	6,573	261,434,727	248,722,939	109,876,257	97,337,607
Other	218	13,133,894	12,421,250	6,127,188	5,556,020

Vehicle Type
Car	121,205	$3,438,847,180	$3,072,487,318	$1,838,814,516	$1,677,615,768
CUV	94,860	3,176,989,556	2,868,316,878	1,729,436,060	1,513,396,717
SUV	121,719	4,827,043,732	4,291,144,104	2,553,389,319	2,361,496,786
Truck	46,398	1,703,344,805	1,401,548,738	897,486,537	815,345,090
Other(17)	4	203,655	178,893	104,426	105,846

Vehicle Make
Ford	211,875	$6,471,534,668	$5,654,180,939	$3,343,106,553	$3,055,590,162
Lincoln	44,688	1,896,655,169	1,703,755,280	966,185,260	869,663,958
Mazda	46,279	1,210,893,844	1,090,928,077	704,654,365	621,659,792
Land Rover	17,921	1,148,886,938	1,063,919,486	683,134,817	631,384,721
Mercury	35,588	1,003,825,604	878,832,713	507,377,504	468,071,157
Volvo	20,242	900,907,289	787,631,600	565,939,094	500,730,732
Jaguar	7,589	513,521,762	454,248,941	248,728,840	220,753,839
Other	4	203,655	178,893	104,426	105,846

Top 15 Vehicle Models(18)
Edge	46,172	$1,457,656,524	$1,323,938,364	$776,856,814	$688,260,123
F-150	37,509	1,343,630,256	1,084,474,661	702,648,258	642,925,617
Explorer	27,163	892,974,190	754,543,322	425,004,752	399,373,233
MKX	18,235	753,239,031	675,429,703	396,400,197	349,341,563
Fusion	33,107	735,791,243	664,827,737	386,566,386	353,939,901
Escape	24,905	643,817,321	583,014,183	336,135,073	315,931,376
Expedition	12,434	547,021,554	489,351,777	258,868,884	241,766,974
Range Rover	5,679	486,661,522	467,313,212	268,940,515	250,779,159
Navigator	8,762	500,942,183	451,556,406	241,177,607	222,803,055
MKZ	14,255	479,128,785	440,270,100	250,893,106	227,496,507
XC-90	10,135	471,355,225	410,119,241	299,789,546	261,001,107
CX-7	15,621	435,337,075	396,269,755	260,704,146	225,799,467
Milan	12,760	304,145,784	273,263,937	158,755,810	140,475,181
Range Rover Sport	4,304	280,815,946	266,326,954	177,046,670	170,205,636
Mountaineer	8,901	318,870,493	262,870,838	148,562,276	136,453,152

Top 8 States(19)
Michigan	83,926	$2,515,778,405	$2,136,498,561	$1,370,004,955	$1,259,039,327
New York	50,205	1,796,933,300	1,611,092,764	961,126,394	869,253,505
New Jersey	35,127	1,230,507,135	1,100,878,344	654,399,228	590,518,469
California	30,625	1,231,252,562	1,095,017,983	668,967,029	600,957,223
Florida	28,552	1,040,819,116	941,477,732	554,089,703	503,970,451
Ohio	24,758	754,199,866	674,833,211	395,918,960	360,198,080
Pennsylvania	19,754	661,503,143	576,407,214	348,150,877	316,069,522
Texas	11,765	441,688,088	411,544,204	222,462,691	200,724,557

2007 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(20)	Number of Defaults(21)	Number of Vehicles Returned and Sold(22)	Number of Vehicles Retained(23)	Average Adjusted MSRP(24)	Average Acquisition Cost(25)	Average Contract Residual Value(26)	Average ALG Residual Value(27)	Average Excess Charges(28)	Average Net Auction Proceeds(29)	Average Residual Loss (Gain)(30)	Average Adjusted MSRP(31)	Average Acquisition Cost(32)	Average Contract Residual Value(33)	Average ALG Residual Value(34)	Average Residual Loss (Gain)(35)	Total Residual Losses (Gains)(36)
2007	Q1	Car	-	5	-	22	$-	$-	$-	$-	$-	$-	$-	$31,067	$27,499	$16,992	$15,811	$(1,237)	$(27,223)
		CUV	-	-	-	8	-	-	-	-	-	-	-	31,253	30,593	16,332	14,347	(1,996)	(15,970)
		SUV	-	2	1	17	49,965	45,894	24,983	22,064	-	32,412	(11,561)	47,646	44,842	25,849	23,323	(2,533)	(54,617)
		Truck	-	1	1	6	30,355	23,331	18,213	19,577	110	19,828	(1,725)	32,800	27,658	15,912	15,582	(865)	(6,913)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	39	4	143	21,656	18,906	12,511	10,477	1,855	10,281	(1,660)	32,100	29,534	16,636	15,221	(1,502)	(221,369)
		CUV	-	10	4	50	36,111	31,645	17,378	14,501	908	19,109	(5,517)	30,405	28,287	17,155	15,300	(1,871)	(115,597)
		SUV	-	28	4	72	37,616	36,232	19,556	17,579	251	21,048	(3,720)	44,532	40,637	23,800	22,051	(1,791)	(143,859)
		Truck	-	15	2	63	32,408	28,510	15,107	13,871	2,386	18,241	(6,757)	35,438	29,903	18,654	16,995	(1,761)	(124,436)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	-	124	5	330	27,775	25,384	14,801	14,017	13	15,224	(1,509)	29,056	26,369	15,659	14,460	(1,295)	(434,985)
		CUV	-	35	2	160	29,560	27,003	15,797	13,028	-	19,089	(6,061)	32,638	30,343	18,211	16,047	(2,168)	(358,939)
		SUV	-	103	3	206	34,485	28,776	19,310	16,421	300	19,258	(3,137)	44,459	40,730	23,434	21,661	(1,859)	(392,445)
		Truck	-	66	-	147	-	-	-	-	-	-	-	37,728	31,583	19,693	17,790	(2,005)	(294,804)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	-	220	18	478	23,424	21,121	13,226	12,165	24	14,717	(2,630)	29,479	26,917	15,694	14,469	(1,334)	(684,895)
		CUV	-	91	5	231	31,468	33,205	17,574	14,823	130	19,761	(5,069)	33,105	31,034	18,203	15,928	(2,315)	(560,097)
		SUV	-	169	8	337	33,426	28,851	18,196	16,260	291	17,778	(2,008)	46,046	42,782	24,678	22,912	(1,877)	(648,491)
		Truck	-	127	8	197	36,482	29,043	20,049	18,160	430	20,069	(2,475)	38,540	32,105	20,067	17,815	(2,353)	(483,381)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2008	Q1	Car	1	334	47	658	24,805	22,802	14,253	12,953	127	14,543	(1,841)	29,048	26,324	15,362	14,121	(1,335)	(965,214)
		CUV	-	135	19	371	29,579	27,841	17,251	15,173	82	18,868	(3,777)	32,780	30,583	18,116	15,870	(2,256)	(908,760)
		SUV	-	240	28	425	41,339	38,265	23,538	21,913	65	24,798	(3,161)	47,239	43,774	25,658	24,102	(1,725)	(821,660)
		Truck	-	172	26	333	36,045	29,468	20,610	18,834	111	19,841	(1,118)	38,701	32,951	20,437	18,047	(2,441)	(841,866)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	3	374	66	792	28,410	25,547	16,967	15,594	160	16,432	(1,068)	28,060	25,486	14,943	13,851	(1,217)	(1,034,677)
		CUV	1	184	50	475	32,650	29,610	20,002	17,755	292	19,968	(2,519)	32,144	30,158	17,504	15,445	(2,081)	(1,114,314)
		SUV	3	331	64	506	38,578	32,872	22,260	20,635	291	18,111	2,074	43,474	40,007	23,382	21,901	(1,605)	(679,587)
		Truck	-	228	107	296	36,432	29,308	20,702	18,992	263	16,640	2,040	37,589	31,655	19,412	17,583	(1,996)	(372,585)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	2	432	226	856	26,631	23,178	15,720	14,415	227	14,181	(61)	27,002	24,801	14,292	13,193	(1,187)	(1,029,600)
		CUV	-	282	205	492	34,042	30,813	20,973	18,755	222	19,418	(901)	32,582	30,292	17,554	15,366	(2,197)	(1,265,589)
		SUV	1	452	253	387	40,594	35,166	23,289	21,559	378	18,958	2,046	39,773	36,472	21,098	19,839	(1,387)	(19,202)
		Truck	-	340	234	190	37,314	29,840	21,191	19,503	302	17,373	1,766	35,177	30,134	17,907	16,386	(1,735)	83,574
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	3	563	1,164	717	29,348	25,387	17,525	16,001	198	12,743	2,993	27,626	25,237	14,406	13,274	(1,209)	2,617,157
		CUV	3	391	683	345	33,660	29,832	20,768	18,548	206	16,232	2,098	33,687	31,562	17,920	15,644	(2,283)	645,168
		SUV	-	592	990	354	39,713	33,771	23,537	21,594	303	17,255	3,881	38,149	35,060	19,904	18,783	(1,241)	3,402,860
		Truck	-	329	768	194	36,946	29,587	21,226	19,519	291	17,176	2,004	36,049	30,988	18,491	16,574	(2,079)	1,135,476
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

2007 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(20)	Number of Defaults(21)	Number of Vehicles Returned and Sold(22)	Number of Vehicles Retained(23)	Average Adjusted MSRP(24)	Average Acquisition Cost(25)	Average Contract Residual Value(26)	Average ALG Residual Value(27)	Average Excess Charges(28)	Average Net Auction Proceeds(29)	Average Residual Loss (Gain)(30)	Average Adjusted MSRP(31)	Average Acquisition Cost(32)	Average Contract Residual Value(33)	Average ALG Residual Value(34)	Average Residual Loss (Gain)(35)	Total Residual Losses (Gains)(36)
2009	Q1	Car	6,860	709	5,346	700	$ 30,876	$ 26,612	$ 18,464	$ 16,873	$ 234	$ 14,202	$ 2,359	$ 26,969	$ 24,394	$ 14,186	$ 13,124	$ (1,218)	$ 11,757,796
		CUV	3,753	469	3,491	357	33,192	29,176	20,640	18,433	241	17,834	324	33,468	31,399	17,675	15,584	(2,134)	367,831
		SUV	7,462	707	5,107	606	42,458	36,537	25,595	23,366	454	20,853	1,909	36,527	32,913	18,986	18,043	(1,169)	9,042,089
		Truck	4,935	388	3,187	519	36,900	29,153	21,344	19,648	387	19,796	(627)	37,094	31,160	19,821	18,140	(1,925)	(2,997,179)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	10,534	653	7,955	1,374	30,869	26,656	18,850	17,361	309	15,693	1,213	26,222	23,373	14,486	13,544	(1,114)	8,122,659
		CUV	9,312	456	7,030	881	32,095	28,059	20,196	17,986	323	18,423	(817)	33,439	30,588	18,486	16,322	(2,182)	(7,666,673)
		SUV	9,100	662	6,825	1,602	42,639	36,950	25,855	23,854	508	22,854	265	36,839	32,231	19,309	18,370	(1,115)	19,451
		Truck	4,593	336	3,224	1,256	37,065	29,258	21,143	19,227	500	21,244	(2,661)	37,714	30,966	20,616	18,567	(2,155)	(11,285,392)
		Other	3	-	1	-	37,465	34,581	16,780	14,568	-	11,817	2,752	-	-	-	-	-	2,752
	Q3	Car	10,164	678	8,056	2,019	32,875	28,223	20,077	18,504	371	17,002	920	25,767	22,979	14,484	13,462	(1,111)	5,167,752
		CUV	8,143	468	6,671	1,740	32,797	28,239	20,402	17,985	367	19,513	(2,003)	33,436	30,012	18,713	16,513	(2,212)	(17,211,496)
		SUV	11,969	633	8,165	2,487	47,625	41,905	28,970	26,476	630	25,794	(304)	37,885	33,223	19,942	18,893	(1,209)	(5,488,069)
		Truck	4,490	332	2,785	1,882	37,104	28,823	20,846	18,946	535	21,946	(3,724)	37,497	30,348	20,223	18,288	(2,029)	(14,192,150)
		Other	-	1	1	-	34,855	32,059	18,019	14,928	667	13,876	(950)	-	-	-	-	-	(950)
	Q4	Car	9,052	601	8,407	2,243	30,267	26,295	18,225	16,874	361	14,717	1,550	26,070	23,371	14,186	13,184	(1,081)	10,604,007
		CUV	8,494	446	7,028	2,502	35,062	30,185	21,506	18,911	382	19,684	(1,301)	34,252	30,975	18,692	16,471	(2,232)	(14,729,337)
		SUV	9,203	611	8,115	3,249	45,251	39,570	27,224	24,784	641	24,105	(509)	36,716	32,384	18,805	17,714	(1,214)	(8,071,225)
		Truck	4,756	307	3,197	2,224	37,377	29,657	21,297	19,436	506	21,491	(2,751)	37,263	30,689	19,947	18,132	(1,929)	(13,085,769)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2010	Q1	Car	9,685	586	10,481	2,566	27,871	24,946	14,694	13,303	384	12,998	(280)	25,874	23,423	13,065	11,950	(1,171)	(5,943,465)
		CUV	4,993	437	5,824	2,288	33,476	30,380	18,247	16,026	402	18,139	(2,634)	33,492	30,819	17,194	15,096	(2,102)	(20,150,372)
		SUV	9,882	498	9,370	4,693	39,279	34,666	20,947	19,157	616	20,535	(2,518)	36,140	32,041	17,684	16,444	(1,306)	(29,724,319)
		Truck	6,463	223	3,391	2,797	35,310	28,810	18,237	16,685	587	19,569	(3,629)	35,888	29,745	18,034	16,437	(1,711)	(17,093,807)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	26,248	372	16,054	5,385	27,474	24,850	13,818	12,452	403	12,863	(932)	26,521	23,832	13,177	12,006	(1,222)	(21,542,653)
		CUV	17,180	352	10,669	4,212	32,886	30,329	17,241	14,961	443	17,103	(2,629)	33,235	30,589	16,853	14,716	(2,140)	(37,061,058)
		SUV	25,226	344	13,444	7,869	39,686	35,899	20,432	19,073	624	21,093	(2,884)	36,243	32,166	17,476	16,323	(1,222)	(48,389,283)
		Truck	7,745	143	2,936	3,137	35,135	29,294	17,450	15,900	755	19,342	(4,357)	36,090	30,195	17,764	16,183	(1,730)	(18,220,655)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	21,337	270	12,852	5,047	27,564	24,929	13,711	12,324	477	12,613	(883)	26,318	23,668	12,963	11,840	(1,174)	(17,275,991)
		CUV	18,087	249	10,333	4,707	33,260	30,530	17,007	14,745	513	17,129	(2,966)	33,560	30,537	16,844	14,667	(2,179)	(40,903,352)
		SUV	23,094	261	11,262	7,930	37,013	33,388	18,315	16,994	701	19,341	(3,232)	35,965	31,728	17,146	15,910	(1,288)	(46,614,468)
		Truck	6,414	95	2,323	2,606	35,656	29,700	17,611	15,883	923	19,601	(4,835)	36,720	30,715	18,037	16,207	(1,973)	(16,372,616)
		Other	1	-	1	-	59,520	59,165	27,974	30,589	-	32,498	(4,523)	-	-	-	-	-	(4,523)
	Q4	Car	17,332	187	9,919	3,181	26,622	24,127	13,471	12,173	439	12,031	(379)	25,580	22,969	12,734	11,622	(1,151)	(7,419,980)
		CUV	16,338	118	8,726	3,707	34,347	31,131	17,406	15,008	557	17,620	(3,264)	34,054	30,547	16,946	14,765	(2,183)	(36,577,009)
		SUV	17,461	140	8,030	5,325	35,802	32,234	17,470	16,143	744	18,321	(3,118)	36,414	32,156	17,343	16,061	(1,333)	(32,136,667)
		Truck	4,643	62	1,432	1,704	36,458	31,051	18,176	16,333	968	19,986	(4,834)	37,723	32,074	18,742	16,895	(2,015)	(10,356,477)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

2007 Originations

Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
Period	Vehicle Type	Number of Scheduled Terminations(20)	Number of Defaults(21)	Number of Vehicles Returned and Sold(22)	Number of Vehicles Retained(23)	Average Adjusted MSRP(24)	Average Acquisition Cost(25)	Average Contract Residual Value(26)	Average ALG Residual Value(27)	Average Excess Charges(28)	Average Net Auction Proceeds(29)	Average Residual Loss (Gain)(30)	Average Adjusted MSRP(31)	Average Acquisition Cost(32)	Average Contract Residual Value(33)	Average ALG Residual Value(34)	Average Residual Loss (Gain)(35)	Total Residual Losses (Gains)(36)
2011 Q1	Car	7,731	58	4,138	1,470	$ 27,505	$ 25,235	$ 13,652	$ 12,465	$ 587	$ 13,194	$ (1,429)	$ 27,250	$ 24,804	$ 13,233	$ 12,133	$ (1,132)	$ (7,577,004)
	CUV	7,214	56	3,860	1,813	35,164	31,925	17,351	15,104	693	18,487	(4,229)	34,593	31,156	16,880	14,800	(2,084)	(20,101,262)
	SUV	7,420	63	3,726	2,596	37,136	33,362	17,699	16,530	949	19,055	(3,827)	37,658	33,360	17,663	16,563	(1,187)	(17,342,268)
	Truck	1,682	23	620	748	37,324	32,358	18,514	16,674	1,316	20,424	(5,472)	37,760	32,890	18,397	16,836	(1,875)	(4,794,695)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q2	Car	972	28	813	465	33,517	30,768	15,083	13,737	911	15,327	(2,760)	33,842	30,958	14,617	13,359	(1,316)	(2,855,668)
	CUV	577	16	679	440	34,512	32,005	16,801	14,455	1,233	17,490	(4,597)	33,977	31,405	16,260	14,070	(2,192)	(4,085,504)
	SUV	423	14	766	560	40,489	36,755	18,763	17,468	1,494	19,306	(3,978)	39,739	35,788	18,134	16,990	(1,224)	(3,732,571)
	Truck	262	9	173	183	38,086	33,663	18,913	16,978	2,055	19,868	(5,466)	38,401	34,324	18,145	16,323	(2,067)	(1,323,787)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q3	Car	832	14	339	276	40,632	37,512	16,550	14,846	997	16,172	(2,472)	37,688	34,529	15,072	13,630	(1,508)	(1,254,162)
	CUV	298	4	189	145	32,735	31,056	15,333	13,071	1,267	15,708	(4,156)	33,332	32,111	15,317	12,876	(2,441)	(1,139,491)
	SUV	295	9	165	153	46,527	44,009	20,372	18,831	2,060	21,294	(5,253)	45,224	41,795	19,770	18,382	(1,505)	(1,096,974)
	Truck	257	5	66	121	36,966	33,656	16,772	14,999	2,861	17,769	(6,017)	39,624	35,864	17,838	16,217	(1,962)	(634,540)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q4	Car	449	-	135	121	43,521	40,493	17,410	15,475	1,048	16,417	(2,145)	38,874	36,269	15,541	14,110	(1,512)	(472,511)
	CUV	467	1	107	99	32,482	31,279	14,965	12,233	1,042	14,863	(3,809)	35,883	33,828	16,103	13,192	(2,919)	(696,558)
	SUV	180	1	61	46	52,315	49,761	22,302	20,057	2,031	23,343	(5,725)	45,498	42,493	19,081	17,260	(1,890)	(436,140)
	Truck	158	2	20	64	36,333	33,556	15,793	13,806	2,207	16,870	(5,528)	39,170	36,030	17,741	16,142	(2,076)	(243,445)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2012 Q1	Car	-	1	43	38	44,447	41,651	17,391	15,330	2,448	15,055	(2,725)	39,309	35,136	15,114	13,539	(1,588)	(177,501)
	CUV	-	2	30	22	33,756	32,052	15,263	12,092	1,616	14,866	(4,633)	36,507	34,044	16,698	13,249	(3,449)	(214,883)
	SUV	-	-	26	16	53,051	52,473	21,966	19,763	2,961	22,270	(6,330)	45,937	43,876	19,511	17,455	(2,072)	(197,727)
	Truck	-	1	10	13	42,423	40,108	18,676	16,211	4,094	18,605	(7,221)	40,760	37,740	19,141	16,752	(2,421)	(103,688)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q2	Car	-	-	4	3	27,169	23,650	11,057	10,463	2,746	10,946	(3,463)	37,325	33,967	16,092	13,621	(2,471)	(21,264)
	CUV	-	-	3	5	27,095	27,839	13,464	11,320	1,866	11,756	(2,301)	32,018	28,307	15,231	12,958	(2,273)	(18,270)
	SUV	-	-	5	3	55,356	54,518	22,996	20,400	2,218	22,119	(4,865)	54,740	57,422	23,033	19,384	(3,650)	(35,272)
	Truck	-	-	1	2	31,210	26,676	13,420	18,866	711	12,661	49	54,665	45,471	26,786	20,585	(6,201)	(12,354)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q3	Car	-	-	-	1	-	-	-	-	-	-	-	17,145	14,867	7,201	6,330	(871)	(871)
	CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	SUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Truck	-	-	-	1	-	-	-	-	-	-	-	53,940	48,754	26,970	20,505	(6,465)	(6,465)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q4	Car	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	SUV	-	-	-	1	-	-	-	-	-	-	-	77,950	70,979	28,842	25,848	(2,994)	(2,994)
	Truck	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total/Average		384,186	19,515	252,612	112,058	$ 34,383	$ 30,321	$ 18,835	$ 17,052	$ 513	$ 17,761	$ (1,405)	$ 33,606	$ 29,778	$ 16,921	$ 15,433	$ (1,560)	$ (529,745,302)

2007 Originations

Cumulative Losses

Period		Number of Defaults(37)	Gross Credit Losses on Defaults(38)	Recoveries on Defaults(39)	Other Gross Credit Losses(40)	Recoveries on Other Credit Losses(41)	Total Credit Losses(42)	Total Credit Loss as a % of Total Acquisition Cost(43)	Total Residual Losses (Gains)(44)	Total Losses (Gains)(45)	Total Losses (Gains) as a % of Total Acquisition Cost(46)
2007	Jan	-	$-	$-	$-	$ -	$ -	-%	$ (1,656)	$ (1,656)	0.00%
	Feb	-	-	-	-	-	-	-	(30,925)	(30,925)	0.00
	Mar	8	55,930	-	-	-	55,930	0.00	(104,723)	(48,793)	0.00
	Apr	24	187,327	658	-	-	186,670	0.00	(254,880)	(68,210)	0.00
	May	57	445,534	8,789	4,834	-	441,579	0.00	(438,236)	3,343	0.00
	Jun	100	830,952	15,085	18,645	495	834,017	0.01	(709,983)	124,034	0.00
	Jul	183	1,759,815	15,535	19,949	995	1,763,234	0.02	(1,088,431)	674,803	0.01
	Aug	297	2,937,590	24,101	21,686	1,707	2,933,468	0.03	(1,653,916)	1,279,551	0.01
	Sep	428	4,417,475	81,770	29,459	3,762	4,361,401	0.04	(2,191,156)	2,170,246	0.02
	Oct	607	6,682,981	106,418	34,663	5,156	6,606,070	0.06	(2,997,886)	3,608,184	0.03
	Nov	810	9,260,315	163,696	37,584	11,503	9,122,700	0.08	(3,699,314)	5,423,387	0.05
	Dec	1,035	12,257,194	257,144	41,088	13,278	12,027,860	0.10	(4,568,019)	7,459,841	0.06
2008	Jan	1,317	15,446,832	419,099	62,298	17,113	15,072,917	0.13	(5,820,492)	9,252,425	0.08
	Feb	1,602	18,360,846	574,101	69,310	21,217	17,834,837	0.15	(6,905,943)	10,928,895	0.09
	Mar	1,916	21,975,556	793,364	83,902	22,720	21,243,375	0.18	(8,105,518)	13,137,856	0.11
	Apr	2,258	26,358,221	1,022,190	94,043	24,725	25,405,350	0.22	(9,372,977)	16,032,373	0.14
	May	2,625	31,165,292	1,312,454	101,575	25,187	29,929,226	0.26	(10,405,527)	19,523,698	0.17
	Jun	3,033	36,083,286	1,674,049	129,702	33,952	34,504,987	0.30	(11,306,681)	23,198,306	0.20
	Jul	3,520	41,829,986	2,024,822	171,637	45,836	39,930,965	0.34	(12,237,569)	27,693,395	0.24
	Aug	4,014	47,578,047	2,470,151	248,683	54,563	45,302,016	0.39	(13,203,822)	32,098,195	0.28
	Sep	4,539	54,448,450	3,023,734	293,564	67,067	51,651,213	0.44	(13,537,498)	38,113,715	0.33
	Oct	5,231	62,687,537	3,644,350	464,116	167,006	59,340,297	0.51	(12,556,907)	46,783,390	0.40
	Nov	5,783	69,536,056	3,949,405	797,884	298,312	66,086,223	0.57	(10,518,803)	55,567,419	0.48
	Dec	6,414	76,451,943	4,681,065	1,269,699	526,663	72,513,915	0.62	(5,736,837)	66,777,078	0.57
2009	Jan	7,158	83,057,623	5,458,637	2,567,509	1,074,412	79,092,083	0.68	2,761,637	81,853,720	0.70
	Feb	7,933	90,086,016	6,123,362	4,447,044	1,991,304	86,418,393	0.74	7,774,879	94,193,273	0.81
	Mar	8,687	96,422,570	6,846,949	7,085,662	3,395,511	93,265,772	0.80	12,433,700	105,699,472	0.91
	Apr	9,388	101,957,900	7,831,260	10,147,942	5,147,792	99,126,790	0.85	14,226,580	113,353,371	0.97
	May	10,050	106,711,145	8,733,385	13,444,654	6,983,258	104,439,156	0.90	9,701,734	114,140,890	0.98
	Jun	10,794	112,244,728	9,601,898	18,146,052	9,443,975	111,344,907	0.96	1,626,496	112,971,403	0.97
	Jul	11,574	117,511,572	10,422,662	23,301,612	12,281,126	118,109,397	1.02	(6,306,395)	111,803,001	0.96
	Aug	12,285	122,043,564	11,384,536	28,100,277	15,257,963	123,501,341	1.06	(17,408,744)	106,092,597	0.91
	Sep	12,906	126,207,576	12,276,364	33,141,063	18,226,140	128,846,135	1.11	(30,098,418)	98,747,718	0.85
	Oct	13,594	131,572,142	13,203,095	37,892,203	21,348,692	134,912,558	1.16	(39,322,301)	95,590,257	0.82
	Nov	14,199	135,894,048	14,096,021	42,111,761	24,186,286	139,723,502	1.20	(45,688,398)	94,035,104	0.81
	Dec	14,871	141,047,056	14,960,005	47,392,632	27,131,411	146,348,273	1.26	(55,380,741)	90,967,533	0.78

2007 Originations

Cumulative Losses

Period		Number of Defaults(37)	Gross Credit Losses on Defaults(38)	Recoveries on Defaults(39)	Other Gross Credit Losses(40)	Recoveries on Other Credit Losses(41)	Total Credit Losses(42)	Total Credit Loss as a % of Total Acquisition Cost(43)	Total Residual Losses (Gains)(44)	Total Losses (Gains)(45)	Total Losses (Gains) as a % of Total Acquisition Cost(46)
2010	Jan	15,542	$ 144,929,009	$ 15,849,331	$ 51,700,339	$ 30,104,891	$ 150,675,126	1.30%	$ (68,758,342)	$ 81,916,784	0.70%
	Feb	16,089	148,064,489	16,954,518	55,641,985	32,897,462	153,854,495	1.32	(90,700,992)	63,153,502	0.54
	Mar	16,615	150,839,440	18,329,442	61,252,135	36,312,485	157,449,648	1.35	(128,292,703)	29,156,945	0.25
	Apr	17,055	153,035,231	19,811,214	67,912,961	39,975,296	161,161,682	1.39	(167,317,803)	(6,156,121)	(0.05)
	May	17,451	154,852,522	20,893,031	74,357,845	43,994,171	164,323,165	1.41	(205,008,031)	(40,684,866)	(0.35)
	Jun	17,826	156,859,450	21,820,172	82,589,232	48,702,533	168,925,977	1.45	(253,506,353)	(84,580,375)	(0.73)
	Jul	18,176	158,474,046	22,760,278	89,646,450	53,101,003	172,259,215	1.48	(297,112,262)	(124,853,048)	(1.07)
	Aug	18,469	159,948,563	23,789,788	96,822,074	57,465,023	175,515,826	1.51	(339,305,764)	(163,789,937)	(1.41)
	Sep	18,701	161,464,076	24,571,434	103,564,960	61,227,825	179,229,776	1.54	(374,677,303)	(195,447,527)	(1.68)
	Oct	18,905	162,610,880	25,332,735	109,548,778	64,936,431	181,890,492	1.56	(403,990,304)	(222,099,811)	(1.91)
	Nov	19,085	163,538,406	26,258,633	114,524,224	68,062,682	183,741,316	1.58	(433,222,099)	(249,480,783)	(2.14)
	Dec	19,208	164,453,038	27,088,134	119,376,893	71,015,069	185,726,729	1.60	(461,167,437)	(275,440,708)	(2.37)
2011	Jan	19,302	165,065,628	27,675,588	122,974,483	73,424,416	186,940,107	1.61	(480,312,462)	(293,372,354)	(2.52)
	Feb	19,372	165,487,584	28,283,840	125,583,384	75,506,873	187,280,255	1.61	(495,832,055)	(308,551,800)	(2.65)
	Mar	19,408	165,737,552	29,026,325	128,496,463	77,573,678	187,634,012	1.61	(510,982,664)	(323,348,652)	(2.78)
	Apr	19,442	165,965,739	29,673,114	129,915,917	79,024,366	187,184,176	1.61	(516,884,231)	(329,700,055)	(2.83)
	May	19,458	166,041,110	30,024,172	130,947,497	80,290,812	186,673,623	1.60	(520,340,516)	(333,666,893)	(2.87)
	Jun	19,475	166,161,775	30,393,584	131,813,931	81,345,813	186,236,309	1.60	(522,980,193)	(336,743,885)	(2.89)
	Jul	19,488	166,301,173	30,819,087	132,337,568	82,075,579	185,744,075	1.60	(524,750,451)	(339,006,376)	(2.91)
	Aug	19,502	166,463,307	31,147,867	132,817,269	82,862,786	185,269,923	1.59	(526,122,002)	(340,852,079)	(2.93)
	Sep	19,507	166,545,912	31,589,781	133,126,112	83,524,596	184,557,646	1.59	(527,105,360)	(342,547,714)	(2.94)
	Oct	19,509	166,554,233	31,854,258	133,400,590	84,112,471	183,988,093	1.58	(527,802,287)	(343,814,194)	(2.96)
	Nov	19,510	166,593,251	32,254,947	133,578,470	84,647,598	183,269,176	1.58	(528,450,013)	(345,180,837)	(2.97)
	Dec	19,511	166,619,662	32,604,116	133,679,562	85,157,684	182,537,425	1.57	(528,954,014)	(346,416,589)	(2.98)
2012	Jan	19,514	166,650,471	32,882,498	133,843,725	85,538,215	182,073,483	1.57	(529,373,298)	(347,299,815)	(2.99)
	Feb	19,514	166,650,471	33,238,803	133,941,638	86,009,817	181,343,489	1.56	(529,549,070)	(348,205,581)	(2.99)
	Mar	19,515	166,655,153	33,557,352	134,033,418	86,477,770	180,653,449	1.55	(529,647,813)	(348,994,364)	(3.00)
	Apr	19,515	166,655,153	33,828,201	134,058,047	86,869,326	180,015,673	1.55	(529,693,861)	(349,678,187)	(3.01)
	May	19,515	166,655,153	34,134,572	134,068,136	87,283,632	179,305,084	1.54	(529,731,364)	(350,426,280)	(3.01)
	Jun	19,515	166,655,153	34,337,736	134,071,892	87,642,150	178,747,158	1.54	(529,734,973)	(350,987,815)	(3.02)
	Jul	19,515	166,655,153	34,598,769	134,071,892	87,972,334	178,155,941	1.53	(529,735,844)	(351,579,903)	(3.02)
	Aug	19,515	166,655,153	34,886,821	134,071,892	88,345,920	177,494,304	1.53	(529,742,309)	(352,248,005)	(3.03)
	Sep	19,515	166,655,153	35,102,454	134,071,892	88,555,735	177,068,855	1.52	(529,742,309)	(352,673,454)	(3.03)
	Oct	19,515	166,655,153	35,310,401	134,071,892	88,868,499	176,548,144	1.52	(529,745,302)	(353,197,158)	(3.04)
	Nov	19,515	166,655,153	35,525,512	134,071,892	89,151,614	176,049,919	1.51	(529,745,302)	(353,695,384)	(3.04)
	Dec	19,515	166,655,153	35,716,220	134,071,892	89,406,062	175,604,762	1.51	(529,745,302)	(354,140,540)	(3.04)

2008 Originations

Lease Characteristics

Number of Leases Originated(13)	249,989
Number of Leases Originated with ALG Residual Values(14)	248,007
Weighted Average(15) Original Term	33.0	months
Weighted Average(15) FICO® Score(16) at Origination	730
Weighted Average(15) Lease Factor	2.95%

	Number of Leases	Adjusted MSRP	Acquisition Cost	Contract Residual Value	ALG Residual Value
Total	248,007	$8,128,750,742	$7,065,277,825	$4,252,501,827	$3,900,371,543
Average		32,776	28,488	17,147	15,727

Original Term
24 months	75,357	$2,597,397,370	$2,174,469,583	$1,538,327,309	$1,430,929,477
27	4,657	121,499,275	106,270,338	76,189,179	68,938,004
30	2,624	177,071,695	165,650,992	103,181,671	96,444,233
36	97,478	3,018,623,041	2,637,636,831	1,490,950,019	1,359,648,884
39	65,138	2,098,292,874	1,874,276,360	996,782,342	900,208,868
48	2,574	106,298,322	98,433,433	42,861,651	40,028,562
Other	179	9,568,166	8,540,289	4,209,657	4,173,515

Vehicle Type
Car	101,621	$2,798,509,898	$2,476,334,136	$1,477,870,288	$1,380,100,094
CUV	62,450	2,174,476,343	1,891,243,164	1,140,596,360	1,006,904,726
SUV	65,109	2,474,020,304	2,140,312,617	1,277,043,456	1,185,953,927
Truck	18,801	680,553,878	556,406,447	356,347,794	326,860,023
Other(17)	26	1,190,320	981,460	643,928	552,773

Vehicle Make
Ford	131,663	$3,823,314,646	$3,284,097,247	$1,957,494,814	$1,781,737,451
Lincoln	36,655	1,540,122,709	1,354,865,612	772,059,904	694,902,139
Mazda	34,148	881,278,162	776,386,388	505,139,524	470,720,450
Mercury	25,992	709,025,443	614,255,737	357,494,771	337,679,429
Land Rover	9,815	666,487,012	594,072,011	381,078,630	361,347,866
Volvo	6,462	281,543,753	239,018,083	165,320,564	147,634,822
Jaguar	3,245	225,741,154	201,559,979	113,248,297	105,778,549
Other	27	1,237,865	1,022,768	665,324	570,837

Top 15 Vehicle Models(18)
Edge	27,129	$876,169,079	$756,405,931	$445,704,792	$403,915,487
Fusion	29,922	682,801,121	600,877,047	359,653,412	327,481,335
Escape	21,869	572,099,086	498,553,906	299,391,274	271,521,322
MKX	13,059	555,114,977	481,366,283	282,236,509	241,552,044
F-150	14,378	523,438,661	417,823,660	272,585,905	251,775,636
MKZ	12,733	442,714,426	391,994,693	221,303,152	201,218,539
Explorer	10,317	343,315,867	283,138,822	155,844,080	143,073,891
Range Rover	3,399	291,994,609	267,861,257	153,804,976	144,829,927
Range Rover Sport	4,303	280,192,019	245,729,564	171,471,346	166,129,870
MKS	5,721	254,968,933	236,178,007	137,669,122	129,060,162
Milan	10,958	265,714,972	235,736,972	138,057,904	129,944,169
CX-9	6,573	241,069,161	211,239,915	130,187,939	116,296,969
Mariner	8,812	238,575,765	209,016,917	124,798,538	115,478,843
CX-7	8,288	227,980,825	202,321,337	134,270,615	116,946,313
Navigator	3,892	227,427,720	195,245,999	105,510,286	99,450,208

Top 8 States(19)
Michigan	63,962	$1,885,811,070	$1,581,688,142	$999,831,713	$922,981,433
New York	34,040	1,174,030,206	1,030,312,313	612,899,933	558,241,107
New Jersey	22,665	762,159,721	669,490,125	397,687,724	362,531,844
California	19,968	750,544,605	652,174,435	402,514,664	368,880,172
Florida	17,866	618,574,862	548,104,389	322,604,404	298,901,502
Ohio	15,507	455,115,383	402,267,847	234,384,740	214,609,320
Pennsylvania	11,685	369,608,807	318,611,970	190,051,109	173,587,228
Texas	7,325	266,427,405	244,016,741	132,084,868	120,448,359

2008 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(20)	Number of Defaults(21)	Number of Vehicles Returned and Sold(22)	Number of Vehicles Retained(23)	Average Adjusted MSRP(24)	Average Acquisition Cost(25)	Average Contract Residual Value(26)	Average ALG Residual Value(27)	Average Excess Charges(28)	Average Net Auction Proceeds(29)	Average Residual Loss (Gain)(30)	Average Adjusted MSRP(31)	Average Acquisition Cost(32)	Average Contract Residual Value(33)	Average ALG Residual Value(34)	Average Residual Loss (Gain)(35)	Total Residual Losses (Gains)(36)
2008	Q1	Car	-	-	-	2	$-	$-	$-	$-	$-	$-	$-	$26,535	$24,312	$13,427	$11,923	$(1,504)	$(3,008)
		CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		SUV	-	-	1	-	26,545	28,041	14,334	12,712	-	17,143	(4,431)	-	-	-	-	-	(4,431)
		Truck	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	40	1	91	29,000	26,673	17,690	17,307	-	20,539	(3,232)	25,944	23,823	14,159	13,395	(966)	(91,110)
		CUV	-	11	2	36	28,958	28,137	15,913	14,690	-	17,798	(3,407)	34,151	31,074	18,514	15,874	(2,661)	(102,599)
		SUV	-	18	1	44	32,635	27,236	14,359	12,167	-	17,598	(5,431)	45,569	41,446	25,454	23,911	(1,654)	(78,220)
		Truck	-	12	2	29	34,440	26,344	18,279	16,888	340	19,447	(2,899)	39,502	32,702	21,908	19,316	(2,663)	(83,034)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	-	138	11	261	29,155	26,774	17,548	16,351	334	18,613	(2,755)	25,255	22,987	13,663	12,943	(912)	(268,441)
		CUV	-	45	5	71	41,388	36,420	24,144	20,686	22	27,629	(6,966)	32,404	28,877	17,946	15,833	(2,121)	(185,404)
		SUV	-	59	9	81	65,490	61,474	39,287	36,501	512	36,251	(627)	40,533	37,418	22,222	20,736	(1,519)	(128,708)
		Truck	-	54	10	37	38,123	31,918	21,345	19,599	80	20,263	(851)	33,240	28,030	16,773	15,488	(1,781)	(74,403)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	-	212	19	336	29,087	26,442	15,254	13,937	10	16,383	(2,556)	27,503	25,062	14,892	14,109	(1,012)	(388,607)
		CUV	-	72	9	97	33,108	30,444	20,106	17,521	114	17,041	366	34,738	31,222	18,629	16,167	(2,463)	(235,580)
		SUV	-	130	12	94	35,293	30,413	18,575	16,645	247	18,783	(2,397)	42,609	39,010	23,088	21,748	(1,504)	(170,106)
		Truck	-	75	6	42	39,745	33,685	23,311	21,166	111	21,299	(246)	36,853	30,841	19,152	17,355	(2,052)	(87,661)
		Other	-	1	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2009	Q1	Car	1	314	46	369	23,953	21,574	14,259	13,347	119	14,023	(996)	26,626	24,131	13,969	13,139	(1,014)	(419,877)
		CUV	-	147	14	104	34,791	30,424	20,933	18,568	15	20,714	(2,236)	34,916	31,197	18,019	15,951	(2,123)	(252,066)
		SUV	-	164	10	134	44,105	38,970	25,166	23,250	782	27,542	(5,106)	43,368	38,129	22,848	21,393	(1,680)	(276,198)
		Truck	-	113	25	66	36,823	30,257	20,368	18,610	107	22,196	(3,960)	37,068	31,254	19,218	17,202	(2,111)	(238,297)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	1	367	98	506	24,058	21,035	14,478	13,871	109	15,078	(1,487)	27,213	24,472	14,406	13,638	(957)	(630,021)
		CUV	-	193	24	225	30,851	26,677	18,708	17,250	52	19,160	(2,008)	34,239	30,295	18,254	16,091	(2,194)	(541,920)
		SUV	2	194	25	228	33,285	28,764	19,029	17,441	279	20,481	(3,413)	41,634	36,877	22,107	20,689	(1,524)	(432,710)
		Truck	-	101	24	117	37,285	29,586	20,244	18,774	49	23,540	(5,148)	36,374	30,172	19,463	17,769	(1,875)	(342,923)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	1	464	130	719	25,647	22,243	15,287	14,322	65	16,282	(2,142)	27,327	24,724	14,404	13,676	(921)	(940,408)
		CUV	1	214	79	349	34,428	29,700	20,741	18,251	175	22,679	(4,604)	34,580	30,668	18,422	16,240	(2,214)	(1,136,350)
		SUV	1	269	76	382	36,576	31,826	21,341	19,983	282	22,753	(3,243)	39,878	35,049	20,737	19,449	(1,447)	(799,303)
		Truck	-	123	52	263	35,899	28,881	20,906	19,164	165	23,212	(4,335)	37,771	31,036	20,275	18,509	(1,877)	(718,979)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	-	495	1,058	968	26,334	22,581	16,165	15,255	197	13,851	1,054	26,450	23,758	14,099	13,396	(907)	237,275
		CUV	-	272	701	606	34,822	29,866	21,321	18,876	256	20,221	(1,607)	35,307	31,010	19,101	16,960	(2,165)	(2,438,312)
		SUV	1	256	537	558	40,230	34,505	23,890	21,882	340	22,740	(1,276)	36,915	31,747	19,187	18,106	(1,256)	(1,386,028)
		Truck	-	129	441	482	36,411	28,752	21,138	19,442	305	21,866	(2,802)	37,004	30,079	20,105	18,473	(1,744)	(2,076,415)
		Other	-	-	-	1	-	-	-	-	-	-	-	20,570	18,536	14,399	16,599	-	-

2008 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(20)	Number of Defaults(21)	Number of Vehicles Returned and Sold(22)	Number of Vehicles Retained(23)	Average Adjusted MSRP(24)	Average Acquisition Cost(25)	Average Contract Residual Value(26)	Average ALG Residual Value(27)	Average Excess Charges(28)	Average Net Auction Proceeds(29)	Average Residual Loss (Gain)(30)	Average Adjusted MSRP(31)	Average Acquisition Cost(32)	Average Contract Residual Value(33)	Average ALG Residual Value(34)	Average Residual Loss (Gain)(35)	Total Residual Losses (Gains)(36)
2010	Q1	Car	10,043	430	6,749	1,601	$26,395	$22,520	$16,112	$15,384	$288	$14,512	$355	$25,423	$22,383	$14,201	$13,618	$(849)	$1,037,446
		CUV	7,565	243	5,207	1,190	35,171	30,121	21,663	19,071	327	21,075	(2,373)	34,450	29,863	19,333	17,249	(2,111)	(14,867,481)
		SUV	7,550	270	4,489	1,429	41,260	35,178	24,795	22,804	505	23,888	(1,703)	37,014	31,349	19,768	18,599	(1,323)	(9,534,428)
		Truck	5,890	119	2,876	1,301	36,117	28,409	20,902	19,223	385	22,082	(3,348)	36,568	29,083	20,511	18,847	(1,781)	(11,945,123)
		Other	1	-	1	-	22,975	17,714	15,164	16,407	235	17,050	(2,121)	-	-	-	-	-	(2,121)
	Q2	Car	9,258	361	7,609	2,476	26,907	22,927	16,209	15,530	374	14,964	(72)	26,059	22,959	14,393	13,709	(905)	(2,787,443)
		CUV	8,666	212	6,419	1,811	33,957	28,728	20,565	18,326	380	19,774	(1,931)	33,868	29,130	18,636	16,776	(1,894)	(15,822,989)
		SUV	7,517	200	5,297	2,291	44,163	37,897	26,681	24,964	629	25,902	(1,798)	37,084	31,343	19,615	18,497	(1,270)	(12,435,085)
		Truck	2,743	75	1,720	1,234	35,855	27,728	19,891	18,487	562	21,849	(4,183)	36,524	29,026	19,564	18,191	(1,542)	(9,096,700)
		Other	2	-	1	-	28,925	22,315	17,066	17,083	-	17,985	(1,485)	-	-	-	-	-	(1,485)
	Q3	Car	8,824	363	6,288	2,920	29,044	24,981	17,360	16,654	412	15,920	(13)	25,444	22,639	13,694	13,045	(854)	(2,576,756)
		CUV	6,323	177	4,607	2,095	33,967	28,408	19,880	17,835	440	19,793	(2,619)	34,289	29,689	18,100	16,196	(1,948)	(16,146,418)
		SUV	5,995	198	4,261	2,549	49,142	43,255	28,984	27,115	742	27,442	(1,417)	36,301	30,853	18,484	17,390	(1,266)	(9,263,546)
		Truck	750	62	603	778	35,647	27,434	19,033	17,782	742	21,595	(5,020)	37,374	30,476	18,927	17,354	(1,766)	(4,400,804)
		Other	1	-	-	3	-	-	-	-	-	-	-	35,083	28,813	16,601	17,320	(28)	(85)
	Q4	Car	718	330	4,055	2,252	28,301	24,797	15,522	14,347	375	13,986	(222)	26,026	23,421	13,232	12,363	(970)	(3,086,820)
		CUV	132	164	1,837	1,771	34,648	29,943	19,181	16,912	531	19,216	(3,205)	34,506	30,626	17,159	15,193	(1,994)	(9,419,045)
		SUV	475	177	2,078	2,236	45,666	40,354	25,592	23,787	778	24,734	(2,358)	34,894	30,165	16,896	15,685	(1,338)	(7,893,095)
		Truck	9	56	266	636	34,505	28,478	17,862	16,367	787	19,655	(4,509)	36,465	30,733	18,054	16,375	(1,810)	(2,350,145)
		Other	11	-	9	1	56,724	46,934	31,686	25,674	620	27,667	(2,614)	48,215	38,771	30,375	24,171	(6,204)	(29,734)
2011	Q1	Car	14,031	314	11,016	3,999	25,407	22,670	13,022	11,925	310	13,339	(1,790)	24,749	22,113	12,478	11,580	(978)	(23,626,116)
		CUV	7,947	134	4,716	3,346	34,094	30,546	17,453	15,088	438	19,171	(4,602)	34,529	30,446	16,972	14,905	(2,085)	(28,679,353)
		SUV	9,414	138	5,611	4,252	32,861	28,926	16,390	14,962	435	18,247	(3,849)	33,810	29,302	16,120	14,780	(1,399)	(27,548,650)
		Truck	3,428	47	1,101	1,448	34,849	29,498	17,513	15,735	575	20,232	(5,211)	36,350	30,623	17,986	16,261	(1,867)	(8,440,153)
		Other	3	-	2	-	55,175	45,957	32,622	24,705	647	27,810	(4,398)	-	-	-	-	-	(8,796)
	Q2	Car	24,646	157	11,949	7,301	27,333	24,479	13,614	12,443	345	14,980	(2,950)	25,403	22,611	12,583	11,595	(1,053)	(42,937,885)
		CUV	12,030	84	5,928	4,427	35,002	31,113	17,247	14,982	456	19,492	(5,024)	34,610	30,427	16,646	14,697	(1,968)	(38,493,927)
		SUV	15,688	71	6,627	5,420	34,785	30,519	16,704	15,306	546	18,775	(4,134)	34,609	29,881	16,175	14,929	(1,332)	(34,615,647)
		Truck	3,638	22	988	1,353	35,624	30,355	17,492	15,852	876	20,067	(5,328)	36,525	30,795	17,631	15,930	(1,853)	(7,771,793)
		Other	3	-	-	2	-	-	-	-	-	-	-	34,638	32,666	17,441	19,224	-	-
	Q3	Car	17,825	99	8,380	5,215	29,667	26,534	14,801	13,621	404	15,226	(2,118)	26,949	23,872	13,172	12,239	(1,038)	(23,159,349)
		CUV	10,597	45	4,493	3,663	35,490	31,016	16,836	14,802	523	19,287	(5,088)	35,330	30,634	16,544	14,651	(1,921)	(29,895,441)
		SUV	9,808	51	4,292	3,583	34,047	29,485	16,124	14,764	591	18,369	(4,348)	35,221	29,941	15,968	14,857	(1,247)	(23,127,891)
		Truck	1,366	6	470	672	35,264	29,729	16,549	15,170	1,186	19,858	(6,293)	36,537	30,727	16,723	15,430	(1,563)	(4,007,763)
		Other	1	-	-	1	-	-	-	-	-	-	-	29,040	25,680	13,939	12,666	(1,273)	(1,273)
	Q4	Car	12,038	48	5,887	1,924	32,351	28,800	16,122	14,849	453	15,171	(905)	30,504	27,114	14,583	13,568	(1,126)	(7,493,060)
		CUV	6,837	23	3,025	1,660	36,976	31,830	17,144	15,073	583	19,157	(4,787)	36,510	31,491	16,699	14,791	(1,941)	(17,701,782)
		SUV	6,408	15	2,718	1,615	33,606	28,665	15,726	14,679	559	17,695	(3,834)	39,387	32,518	16,937	16,224	(1,028)	(12,081,747)
		Truck	615	6	197	267	34,766	29,891	15,372	14,510	1,436	19,071	(6,508)	36,746	31,398	16,014	15,153	(1,307)	(1,630,918)
		Other	3	-	1	-	52,930	35,409	28,582	21,395	-	24,542	(3,147)	-	-	-	-	-	(3,147)

2008 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(20)	Number of Defaults(21)	Number of Vehicles Returned and Sold(22)	Number of Vehicles Retained(23)	Average Adjusted MSRP(24)	Average Acquisition Cost(25)	Average Contract Residual Value(26)	Average ALG Residual Value(27)	Average Excess Charges(28)	Average Net Auction Proceeds(29)	Average Residual Loss (Gain)(30)	Average Adjusted MSRP(31)	Average Acquisition Cost(32)	Average Contract Residual Value(33)	Average ALG Residual Value(34)	Average Residual Loss (Gain)(35)	Total Residual Losses (Gains)(36)
2012	Q1	Car	3,644	23	1,893	630	$33,971	$30,346	$16,544	$15,422	$628	$15,740	$(1,159)	$33,063	$29,590	$15,090	$14,130	$(1,087)	$(2,878,525)
		CUV	2,149	6	1,040	540	37,907	33,054	17,234	15,117	796	19,286	(5,166)	36,698	31,807	16,404	14,648	(1,792)	(6,340,436)
		SUV	1,703	15	871	507	35,273	30,513	15,974	15,163	715	18,116	(4,093)	42,761	35,090	17,688	17,192	(881)	(4,011,840)
		Truck	233	1	83	94	33,368	30,092	13,908	13,500	1,151	18,189	(6,570)	37,788	33,018	16,211	15,258	(1,283)	(665,891)
		Other	-	-	2	-	56,295	46,263	27,549	20,834	-	23,567	(2,733)	-	-	-	-	-	(5,467)
	Q2	Car	368	12	318	164	38,395	34,830	17,568	16,416	904	17,082	(2,124)	36,428	33,410	15,462	14,685	(1,000)	(839,305)
		CUV	182	5	142	109	35,687	31,639	15,921	14,099	1,260	17,111	(4,711)	35,567	32,383	15,406	13,825	(1,669)	(850,888)
		SUV	191	3	148	153	48,063	41,647	20,265	19,242	1,104	22,217	(4,985)	53,616	45,446	21,055	20,585	(1,087)	(904,111)
		Truck	95	-	18	59	30,804	27,893	12,873	12,765	1,704	16,014	(6,188)	33,445	31,056	14,329	13,749	(1,023)	(171,759)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	142	4	76	58	45,314	41,830	19,404	18,239	1,475	18,026	(1,966)	41,101	36,076	17,089	16,597	(742)	(192,393)
		CUV	8	2	19	20	35,659	31,617	15,535	13,752	2,516	15,064	(4,442)	37,662	34,503	16,128	14,137	(2,007)	(124,551)
		SUV	248	3	93	68	52,660	46,088	21,294	19,759	1,073	21,759	(3,600)	52,268	44,337	20,126	19,574	(1,052)	(406,403)
		Truck	31	-	12	22	31,495	28,960	13,188	11,319	416	16,941	(6,271)	33,631	30,645	12,779	12,762	(813)	(93,133)
		Other	1	-	1	-	39,420	30,127	14,076	14,174	-	18,100	(4,024)	-	-	-	-	-	(4,024)
	Q4	Car	81	-	36	20	42,367	36,411	17,612	16,696	539	17,068	(1,387)	43,009	37,513	16,667	16,385	(635)	(62,632)
		CUV	13	-	7	2	35,083	31,302	14,689	12,958	1,502	13,526	(3,061)	36,575	29,468	15,481	15,587	(324)	(22,074)
		SUV	108	2	25	36	52,467	42,759	19,335	19,286	1,426	19,870	(3,036)	53,793	43,313	18,678	18,915	(704)	(101,254)
		Truck	3	-	2	3	26,520	23,922	7,531	7,389	462	7,853	(1,467)	34,403	32,406	10,635	9,318	(1,401)	(7,138)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total/Average			248,007	9,455	149,987	88,505	$32,955	$28,608	$17,753	$16,256	$457	$18,098	$(2,465)	$32,325	$28,036	$16,041	$14,750	$(1,402)	$(493,822,210)

2008 Originations

Cumulative Losses

Period		Number of Defaults(37)	Gross Credit Losses on Defaults(38)	Recoveries on Defaults(39)	Other Gross Credit Losses(40)	Recoveries on Other Credit Losses(41)	Total Credit Losses(42)	Total Credit Loss as a % of Total Acquisition Cost(43)	Total Residual Losses (Gains)(44)	Total Losses (Gains)(45)	Total Losses (Gains) as a % of Total Acquisition Cost(46)
2008	Jan	-	$ -	$ -	$ -	$ -	$ -	-%	$ -	$ -	-%
	Feb	-	-	-	-	-	-	-	-	-	-
	Mar	-	-	-	-	-	-	-	(7,439)	(7,439)	0.00
	Apr	13	105,506	-	860	500	105,866	0.00	(85,727)	20,138	0.00
	May	45	390,024	(15)	1,682	1,000	390,721	0.01	(206,251)	184,470	0.00
	Jun	81	662,173	4,797	3,182	1,000	659,558	0.01	(362,402)	297,156	0.00
	Jul	159	1,589,778	23,391	14,459	1,136	1,579,710	0.02	(559,572)	1,020,138	0.01
	Aug	251	2,593,032	28,485	15,101	1,548	2,578,100	0.04	(789,357)	1,788,743	0.03
	Sep	377	4,228,058	34,275	16,661	2,146	4,208,299	0.06	(1,019,357)	3,188,942	0.05
	Oct	519	6,320,124	112,433	19,012	3,289	6,223,414	0.09	(1,325,072)	4,898,342	0.07
	Nov	684	9,091,323	110,008	24,815	4,157	9,001,973	0.13	(1,584,364)	7,417,609	0.10
	Dec	867	12,261,602	130,399	28,652	5,613	12,154,242	0.17	(1,901,311)	10,252,932	0.15
2009	Jan	1,123	14,890,621	324,505	57,630	7,655	14,616,091	0.21	(2,209,115)	12,406,976	0.18
	Feb	1,341	17,227,551	453,190	74,843	9,192	16,840,012	0.24	(2,548,877)	14,291,135	0.20
	Mar	1,605	19,420,328	703,689	83,516	15,623	18,784,532	0.27	(3,087,749)	15,696,782	0.22
	Apr	1,888	21,680,952	950,342	91,440	17,326	20,804,724	0.29	(3,670,188)	17,134,537	0.24
	May	2,144	23,738,223	1,251,774	98,066	19,692	22,564,824	0.32	(4,241,066)	18,323,758	0.26
	Jun	2,460	26,313,953	1,642,966	138,045	21,395	24,787,637	0.35	(5,035,323)	19,752,314	0.28
	Jul	2,810	28,875,518	1,928,616	148,664	31,044	27,064,523	0.38	(6,068,742)	20,995,781	0.30
	Aug	3,165	31,247,814	2,153,398	162,563	42,174	29,214,805	0.41	(7,198,993)	22,015,812	0.31
	Sep	3,530	34,058,800	2,447,899	220,394	55,651	31,775,644	0.45	(8,630,362)	23,145,282	0.33
	Oct	3,907	37,348,633	2,690,535	322,301	99,766	34,880,633	0.49	(10,260,650)	24,619,984	0.35
	Nov	4,278	40,596,926	3,000,872	576,454	183,294	37,989,215	0.54	(11,789,208)	26,200,006	0.37
	Dec	4,682	43,720,168	3,416,194	1,181,096	475,551	41,009,518	0.58	(14,293,842)	26,715,676	0.38
2010	Jan	5,046	46,052,746	3,995,864	2,815,526	995,625	43,876,783	0.62	(20,639,996)	23,236,787	0.33
	Feb	5,382	48,387,022	4,430,662	5,058,772	2,024,002	46,991,130	0.67	(31,499,034)	15,492,097	0.22
	Mar	5,744	50,680,978	5,282,441	8,509,194	3,760,950	50,146,782	0.71	(49,605,548)	541,233	0.01
	Apr	6,067	52,419,657	5,827,187	11,905,543	5,619,029	52,878,983	0.75	(63,655,959)	(10,776,976)	(0.15)
	May	6,338	53,981,821	6,475,096	15,182,951	7,411,842	55,277,834	0.78	(75,336,125)	(20,058,290)	(0.28)
	Jun	6,592	55,440,605	7,014,204	19,198,171	9,487,876	58,136,695	0.82	(89,749,249)	(31,612,554)	(0.45)
	Jul	6,882	57,197,268	7,532,322	22,748,091	11,536,438	60,876,600	0.86	(102,155,739)	(41,279,139)	(0.58)
	Aug	7,131	58,543,202	8,075,799	25,777,662	13,766,965	62,478,099	0.88	(113,055,610)	(50,577,511)	(0.72)
	Sep	7,392	60,061,968	8,693,874	28,593,148	15,548,631	64,412,611	0.91	(122,136,857)	(57,724,247)	(0.82)
	Oct	7,642	61,284,876	9,207,022	30,620,316	17,139,612	65,558,557	0.93	(128,008,873)	(62,450,316)	(0.88)
	Nov	7,888	62,826,653	9,717,858	32,108,470	18,414,117	66,803,148	0.95	(134,735,244)	(67,932,096)	(0.96)
	Dec	8,119	64,297,981	10,283,425	33,752,289	19,673,948	68,092,896	0.96	(144,915,696)	(76,822,800)	(1.09)

2008 Originations

Cumulative Losses

Period		Number of Defaults(37)	Gross Credit Losses on Defaults(38)	Recoveries on Defaults(39)	Other Gross Credit Losses(40)	Recoveries on Other Credit Losses(41)	Total Credit Losses(42)	Total Credit Loss as a % of Total Acquisition Cost(43)	Total Residual Losses (Gains)(44)	Total Losses (Gains)(45)	Total Losses (Gains) as a % of Total Acquisition Cost(46)
2011	Jan	8,347	$ 65,250,813	$ 10,710,948	$ 35,873,253	$ 20,890,380	$ 69,522,739	0.98%	$ (164,536,759)	$ (95,014,020)	(1.34)%
	Feb	8,552	66,187,719	11,109,551	38,242,405	22,282,186	71,038,387	1.01	(190,946,856)	(119,908,470)	(1.70)
	Mar	8,752	67,069,992	11,646,924	41,563,635	24,438,847	72,547,855	1.03	(233,218,763)	(160,670,909)	(2.27)
	Apr	8,892	67,554,271	12,117,385	45,164,177	26,532,253	74,068,809	1.05	(272,796,216)	(198,727,407)	(2.81)
	May	8,991	67,987,406	12,509,015	48,639,699	28,760,726	75,357,364	1.07	(313,562,590)	(238,205,226)	(3.37)
	Jun	9,086	68,329,789	12,928,358	52,297,540	31,060,909	76,638,063	1.08	(357,038,015)	(280,399,952)	(3.97)
	Jul	9,166	68,592,183	13,353,269	55,288,588	33,055,288	77,472,213	1.10	(388,541,000)	(311,068,787)	(4.40)
	Aug	9,230	69,033,430	13,777,861	58,300,100	35,115,773	78,439,896	1.11	(417,057,608)	(338,617,712)	(4.79)
	Sep	9,287	69,364,221	14,096,130	60,777,782	36,715,820	79,330,052	1.12	(437,229,732)	(357,899,680)	(5.07)
	Oct	9,326	69,634,901	14,355,144	63,147,335	38,285,638	80,141,454	1.13	(452,291,410)	(372,149,956)	(5.27)
	Nov	9,359	69,814,005	14,595,790	65,051,178	39,841,529	80,427,863	1.14	(465,160,991)	(384,733,128)	(5.45)
	Dec	9,379	69,918,048	14,926,466	66,621,924	41,014,779	80,598,727	1.14	(476,140,387)	(395,541,660)	(5.60)
2012	Jan	9,404	70,144,519	15,215,850	67,945,604	42,032,545	80,841,727	1.14	(482,802,106)	(401,960,379)	(5.69)
	Feb	9,418	70,230,560	15,477,312	68,705,385	42,972,364	80,486,268	1.14	(486,805,040)	(406,318,771)	(5.75)
	Mar	9,424	70,326,221	15,711,716	69,273,791	43,711,055	80,177,241	1.13	(490,042,547)	(409,865,305)	(5.80)
	Apr	9,433	70,397,690	15,966,248	69,643,305	44,276,131	79,798,617	1.13	(491,422,189)	(411,623,572)	(5.83)
	May	9,438	70,456,694	16,192,616	69,877,176	44,734,373	79,406,880	1.12	(492,213,287)	(412,806,406)	(5.84)
	Jun	9,444	70,506,873	16,433,837	70,027,439	45,118,258	78,982,218	1.12	(492,808,610)	(413,826,392)	(5.86)
	Jul	9,446	70,517,144	16,565,949	70,175,404	45,453,207	78,673,392	1.11	(493,191,452)	(414,518,059)	(5.87)
	Aug	9,450	70,564,490	16,755,242	70,291,230	45,797,150	78,303,328	1.11	(493,483,178)	(415,179,851)	(5.88)
	Sep	9,453	70,571,106	16,884,192	70,388,998	46,060,132	78,015,781	1.10	(493,629,113)	(415,613,333)	(5.88)
	Oct	9,454	70,627,252	17,057,830	70,454,699	46,342,190	77,681,930	1.10	(493,740,491)	(416,058,560)	(5.89)
	Nov	9,454	70,627,252	17,205,408	70,480,208	46,606,455	77,295,598	1.09	(493,772,616)	(416,477,018)	(5.89)
	Dec	9,455	70,652,163	17,349,361	70,509,029	46,853,114	76,958,715	1.09	(493,822,210)	(416,863,494)	(5.90)

2009 Originations

Lease Characteristics

Number of Leases Originated(13)	56,445
Number of Leases Originated with ALG Residual Values(14)	56,352
Weighted Average(15) Original Term	36.1	months
Weighted Average(15) FICO® Score(16) at Origination	754
Weighted Average(15) Lease Factor	2.72%

	Number of Leases	Adjusted MSRP	Acquisition Cost	Contract Residual Value	ALG Residual Value
Total	56,352	$1,989,204,826	$1,734,934,792	$959,943,126	$879,419,467
Average		35,300	30,787	17,035	15,606

Original Term
24 months	162	$7,480,780	$6,108,150	$3,991,969	$3,834,370
27	7,006	246,628,872	209,363,811	138,433,316	126,154,893
30	11	566,065	466,605	288,987	286,481
36	29,456	1,007,057,501	870,977,774	482,378,018	442,965,383
39	19,326	712,700,460	634,928,178	329,428,643	300,862,443
48	373	14,000,608	12,454,009	5,060,164	4,968,630
Other	18	770,540	636,265	362,029	347,267

Vehicle Type
Car	30,644	$1,014,829,095	$889,559,032	$504,313,013	$460,926,118
CUV	19,052	739,362,280	639,115,361	345,094,538	316,233,623
SUV	5,502	189,525,896	166,671,116	88,649,166	81,395,100
Truck	1,143	44,896,245	39,094,048	21,624,274	20,642,984
Other(17)	11	591,310	495,235	262,136	221,642

Vehicle Make
Lincoln	20,086	$882,424,884	$779,416,190	$427,713,463	$385,541,038
Ford	28,970	888,391,973	768,302,868	426,957,139	395,518,648
Mercury	5,942	164,183,477	142,017,501	81,204,428	74,849,313
Volvo	1,223	45,341,517	38,218,307	20,228,414	19,686,218
Land Rover	59	4,720,150	3,510,285	1,726,765	1,816,079
Jaguar	57	3,370,350	2,821,554	1,781,953	1,714,524
Other	15	772,475	648,086	330,965	293,647

Top 15 Vehicle Models(18)
MKS	6,434	$297,178,302	$267,970,835	$154,017,907	$137,714,621
Edge	9,027	311,200,911	264,898,210	142,791,469	133,857,610
MKX	6,054	270,680,957	233,719,768	125,824,887	114,542,847
Fusion	10,582	269,525,351	233,015,366	134,458,589	123,804,052
MKZ	6,290	236,960,482	206,440,229	113,076,412	103,716,466
Flex	3,164	117,883,585	104,421,071	56,723,144	50,147,107
Milan	4,435	119,868,005	103,474,958	59,354,301	54,768,229
Escape	3,026	84,880,070	73,879,486	42,222,878	40,135,525
Navigator	752	47,948,682	44,127,482	20,208,022	16,711,971
F-150	1,035	41,254,343	35,815,409	20,314,299	19,228,971
Mariner	1,408	41,055,760	35,744,249	20,621,695	18,890,304
Taurus	1,051	37,452,184	32,683,036	17,945,686	16,038,539
MKT	535	28,606,787	26,208,841	14,320,252	12,545,134
Focus	778	15,189,628	13,779,347	8,108,197	7,834,796
S40	429	12,896,445	10,750,203	5,595,048	5,460,957

Top 8 States(19)
Michigan	20,028	$673,224,408	$571,717,896	$330,025,939	$303,403,955
New York	8,149	291,632,481	258,849,445	139,888,323	128,477,056
New Jersey	5,473	189,738,036	167,303,187	90,791,969	83,411,167
California	3,552	128,321,432	111,175,750	60,685,190	54,554,713
Florida	3,351	122,691,812	107,861,621	59,225,066	54,732,004
Ohio	2,619	93,441,818	84,113,386	44,843,949	40,843,542
Pennsylvania	2,556	89,109,275	77,227,222	42,937,256	39,473,577
Texas	1,628	66,068,522	60,581,092	30,496,616	27,356,150

2009 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(20)	Number of Defaults(21)	Number of Vehicles Returned and Sold(22)	Number of Vehicles Retained(23)	Average Adjusted MSRP(24)	Average Acquisition Cost(25)	Average Contract Residual Value(26)	Average ALG Residual Value(27)	Average Excess Charges(28)	Average Net Auction Proceeds(29)	Average Residual Loss (Gain)(30)	Average Adjusted MSRP(31)	Average Acquisition Cost(32)	Average Contract Residual Value(33)	Average ALG Residual Value(34)	Average Residual Loss (Gain)(35)	Total Residual Losses (Gains)(36)
2009	Q1	Car	-	-	-	-	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
		CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		SUV	-	-	-	1	-	-	-	-	-	-	-	28,875	25,291	15,015	13,120	(1,895)	(1,895)
		Truck	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	12	1	16	21,775	25,377	10,452	10,286	-	15,300	(5,014)	31,803	27,347	15,683	14,406	(1,304)	(25,881)
		CUV	-	5	-	6	-	-	-	-	-	-	-	38,269	33,199	16,272	15,415	(1,044)	(6,264)
		SUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		Truck	-	2	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	-	18	1	44	23,115	22,313	10,402	9,221	-	8,747	474	32,776	29,241	15,739	14,623	(1,156)	(50,383)
		CUV	-	8	-	10	-	-	-	-	-	-	-	38,787	33,222	16,809	14,767	(2,042)	(20,420)
		SUV	-	7	-	7	-	-	-	-	-	-	-	48,364	36,908	20,940	19,623	(1,325)	(9,274)
		Truck	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	-	25	1	78	37,910	35,497	18,197	17,746	-	22,591	(4,845)	34,536	30,450	16,320	15,063	(1,362)	(111,084)
		CUV	-	7	2	28	38,968	34,923	16,538	14,652	58	25,515	(10,920)	36,709	32,308	16,532	15,047	(1,518)	(64,356)
		SUV	-	4	-	8	-	-	-	-	-	-	-	31,514	28,093	14,310	13,142	(1,275)	(10,203)
		Truck	-	-	-	1	-	-	-	-	-	-	-	37,970	30,642	15,188	15,341	-	-
		Other	-	1	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2010	Q1	Car	-	39	2	119	35,940	34,554	18,643	17,589	60	24,555	(7,026)	34,615	30,850	16,875	15,587	(1,388)	(179,229)
		CUV	-	20	1	55	33,470	27,405	14,557	12,921	-	26,500	(13,579)	39,300	34,044	17,906	16,353	(1,617)	(102,488)
		SUV	-	6	-	14	-	-	-	-	-	-	-	35,971	31,867	16,971	15,309	(1,780)	(24,918)
		Truck	-	-	-	2	-	-	-	-	-	-	-	35,675	31,831	13,721	13,602	(522)	(1,044)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	37	5	143	27,749	23,155	13,860	12,591	216	18,538	(6,164)	33,795	30,133	16,312	15,002	(1,369)	(226,628)
		CUV	2	20	5	75	36,372	31,603	19,478	17,585	143	25,696	(8,254)	39,263	34,347	17,955	16,654	(1,371)	(144,108)
		SUV	-	6	-	24	-	-	-	-	-	-	-	40,632	37,780	17,319	16,573	(1,026)	(24,617)
		Truck	-	-	-	4	-	-	-	-	-	-	-	42,034	37,843	18,179	17,598	(851)	(3,403)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	-	57	7	185	30,633	25,890	14,450	13,965	511	16,238	(2,944)	32,799	29,096	16,211	14,971	(1,337)	(267,971)
		CUV	-	26	2	110	35,375	25,617	16,438	15,384	-	24,923	(9,539)	38,515	33,465	18,048	16,559	(1,522)	(186,480)
		SUV	-	9	-	40	-	-	-	-	-	-	-	34,915	31,866	15,574	14,107	(1,495)	(59,788)
		Truck	-	1	-	8	-	-	-	-	-	-	-	40,753	32,763	19,003	18,133	(1,054)	(8,435)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	-	74	19	296	39,725	32,967	22,138	20,726	438	22,114	(1,887)	33,727	29,842	16,660	15,369	(1,367)	(440,525)
		CUV	-	30	2	218	43,670	31,132	22,292	20,896	-	26,386	(6,282)	38,814	33,541	18,200	16,765	(1,489)	(337,183)
		SUV	2	7	8	69	47,168	39,198	21,079	24,536	803	25,419	(5,179)	30,671	26,891	15,021	13,886	(1,294)	(130,712)
		Truck	-	1	-	10	-	-	-	-	-	-	-	38,480	32,529	17,861	17,550	(735)	(7,354)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

2009 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(20)	Number of Defaults(21)	Number of Vehicles Returned and Sold(22)	Number of Vehicles Retained(23)	Average Adjusted MSRP(24)	Average Acquisition Cost(25)	Average Contract Residual Value(26)	Average ALG Residual Value(27)	Average Excess Charges(28)	Average Net Auction Proceeds(29)	Average Residual Loss (Gain)(30)	Average Adjusted MSRP(31)	Average Acquisition Cost(32)	Average Contract Residual Value(33)	Average ALG Residual Value(34)	Average Residual Loss (Gain)(35)	Total Residual Losses (Gains)(36)
2011	Q1	Car	98	88	73	454	$ 41,868	$ 33,998	$ 22,777	$ 21,259	$ 335	$ 23,497	$ (2,731)	$ 31,554	$ 27,547	$ 15,423	$ 14,292	$ (1,214)	$ (750,485)
		CUV	11	26	11	436	42,931	36,263	23,055	22,297	63	27,949	(6,228)	38,440	32,956	17,808	16,369	(1,489)	(717,585)
		SUV	18	5	7	96	42,524	38,360	21,912	21,686	647	27,272	(7,048)	35,033	30,726	15,847	14,969	(1,147)	(159,407)
		Truck	4	3	1	22	36,765	33,319	17,280	16,209	106	22,804	(6,700)	40,163	35,011	18,960	19,065	(1,014)	(29,019)
		Other	3	-	2	1	55,598	46,950	31,591	24,166	615	28,863	(5,312)	51,110	45,400	24,022	20,474	(3,548)	(14,171)
	Q2	Car	8	51	99	877	32,105	27,341	16,852	15,364	264	18,632	(3,688)	30,862	26,848	15,139	13,977	(1,216)	(1,431,669)
		CUV	11	22	20	724	38,275	32,431	19,926	18,175	274	23,610	(5,824)	37,976	32,723	17,643	16,296	(1,410)	(1,137,529)
		SUV	1	5	17	179	30,164	26,222	15,150	13,582	331	18,216	(4,965)	34,041	29,869	15,728	14,406	(1,433)	(340,989)
		Truck	1	2	1	38	48,390	38,976	18,388	22,541	-	27,380	(8,991)	41,646	36,942	18,479	18,592	(617)	(32,420)
		Other	-	-	1	-	56,500	36,250	25,990	23,706	191	25,715	(3,129)	-	-	-	-	-	(3,129)
	Q3	Car	4	58	301	1,660	31,737	27,614	16,397	14,845	285	16,913	(2,400)	30,983	26,907	15,276	14,153	(1,185)	(2,689,285)
		CUV	3	31	44	1,255	38,746	33,637	18,582	17,286	614	21,313	(4,800)	37,713	32,284	17,588	16,289	(1,366)	(1,924,989)
		SUV	4	6	81	346	30,162	25,842	15,394	14,056	249	17,980	(4,283)	31,953	27,701	15,363	14,070	(1,375)	(822,800)
		Truck	-	2	-	51	-	-	-	-	-	-	-	40,134	34,707	19,976	19,024	(1,188)	(60,585)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	2	73	1,790	1,387	33,873	29,384	17,779	16,071	279	16,722	(972)	31,081	27,153	15,153	14,087	(1,125)	(3,299,016)
		CUV	-	28	516	1,410	38,344	32,152	18,736	17,194	350	21,657	(4,881)	38,055	32,682	17,755	16,350	(1,458)	(4,573,936)
		SUV	1	8	405	360	28,746	24,208	14,954	13,406	168	16,705	(3,477)	32,032	27,983	15,231	14,148	(1,188)	(1,836,010)
		Truck	-	2	7	109	37,435	31,299	16,972	15,990	559	22,873	(7,459)	39,085	33,985	18,943	18,154	(1,121)	(174,387)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2012	Q1	Car	9,638	73	5,379	1,663	33,609	29,296	17,359	15,819	296	16,790	(1,343)	30,094	26,198	14,623	13,606	(1,091)	(9,038,033)
		CUV	5,525	24	2,248	1,893	38,435	32,655	18,489	17,058	393	21,592	(5,007)	37,985	32,577	17,670	16,312	(1,414)	(13,932,664)
		SUV	2,112	8	693	426	29,741	25,313	15,183	13,906	285	17,044	(3,497)	34,849	29,806	15,948	14,964	(1,173)	(2,923,396)
		Truck	174	7	43	111	39,713	33,547	18,290	17,495	511	24,198	(7,595)	38,886	33,716	18,458	17,636	(1,073)	(445,711)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	6,645	36	4,095	1,647	35,003	30,734	17,102	15,695	359	16,524	(1,326)	30,343	26,426	14,533	13,531	(1,080)	(7,209,080)
		CUV	4,419	17	1,963	1,674	39,019	33,970	17,655	16,167	465	20,442	(4,857)	38,387	33,477	17,526	16,001	(1,566)	(12,156,855)
		SUV	452	3	240	357	34,137	30,032	15,743	14,649	381	18,236	(4,280)	37,961	33,649	16,577	15,430	(1,310)	(1,494,717)
		Truck	69	1	12	116	41,799	34,954	18,688	17,513	526	24,899	(8,215)	38,269	33,421	18,363	17,629	(959)	(209,825)
		Other	5	-	2	-	51,995	43,414	24,204	19,992	3,004	20,464	(3,476)	-	-	-	-	-	(6,953)
	Q3	Car	5,618	39	3,513	886	35,106	30,753	17,153	15,587	408	16,055	(975)	30,470	26,598	14,675	13,564	(1,171)	(4,463,932)
		CUV	3,661	18	1,723	1,091	39,853	34,708	18,326	16,756	480	20,632	(4,468)	38,503	33,517	17,717	16,146	(1,607)	(9,451,985)
		SUV	192	4	259	245	37,608	33,908	17,115	15,574	357	20,268	(5,166)	39,428	35,532	17,444	15,938	(1,635)	(1,738,667)
		Truck	37	-	23	119	36,700	31,956	15,912	15,362	1,374	20,244	(6,872)	39,327	34,246	18,846	17,929	(1,309)	(313,843)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	5,689	23	2,653	556	34,156	30,246	17,106	15,285	378	15,540	(734)	30,357	26,841	14,926	13,569	(1,395)	(2,723,367)
		CUV	3,834	10	1,617	620	40,479	35,316	19,329	17,510	508	20,455	(3,535)	38,417	33,213	18,011	16,443	(1,598)	(6,706,971)
		SUV	1,547	3	560	318	37,105	33,360	17,137	15,488	472	19,622	(4,741)	38,262	34,233	17,573	15,909	(1,755)	(3,213,200)
		Truck	609	1	151	136	39,295	33,768	19,832	18,454	276	23,847	(5,805)	39,782	34,906	19,893	18,766	(1,312)	(1,054,952)
		Other	-	1	-	1	-	-	-	-	-	-	-	59,440	51,697	23,776	19,967	(3,809)	(3,809)

2009 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(20)	Number of Defaults(21)	Number of Vehicles Returned and Sold(22)	Number of Vehicles Retained(23)	Average Adjusted MSRP(24)	Average Acquisition Cost(25)	Average Contract Residual Value(26)	Average ALG Residual Value(27)	Average Excess Charges(28)	Average Net Auction Proceeds(29)	Average Residual Loss (Gain)(30)	Average Adjusted MSRP(31)	Average Acquisition Cost(32)	Average Contract Residual Value(33)	Average ALG Residual Value(34)	Average Residual Loss (Gain)(35)	Total Residual Losses (Gains)(36)
2013	Q1	Car	2,812
		CUV	1,516
		SUV	1,130
		Truck	236
		Other	1
	Q2	Car	92
		CUV	51
		SUV	37
		Truck	5
		Other	2
	Q3	Car	30
		CUV	12
		SUV	4
		Truck	3
		Other	-
	Q4	Car	8
		CUV	7
		SUV	2
		Truck	5
		Other	-
		Total/Average	56,352	1,100	28,606	22,835	$ 35,665	$ 31,068	$ 17,517	$ 15,965	$ 373	$ 17,916	$ (2,423)	$ 34,717	$ 30,170	$ 16,412	$ 15,164	$ (1,323)	$ (99,530,019)

2009 Originations

Cumulative Losses

Period		Number of Defaults(37)	Gross Credit Losses on Defaults(38)	Recoveries on Defaults(39)	Other Gross Credit Losses(40)	Recoveries on Other Credit Losses(41)	Total Credit Losses(42)	Total Credit Loss as a % of Total Acquisition Cost(43)	Total Residual Losses (Gains)(44)	Total Losses (Gains)(45)	Total Losses (Gains) as a % of Total Acquisition Cost(46)
2009	Jan	-	$-	$-	$-	$-	$-	-%	$-	$-	-%
	Feb	-	-	-	-	-	-	-	(1,895)	(1,895)	0.00
	Mar	-	-	-	-	-	-	-	(1,895)	(1,895)	0.00
	Apr	6	47,803	-	-	-	47,803	0.00	(14,835)	32,967	0.00
	May	12	82,285	-	-	-	82,285	0.00	(19,217)	63,068	0.00
	Jun	19	129,042	-	-	-	129,042	0.01	(34,040)	95,002	0.01
	Jul	26	210,601	-	-	-	210,601	0.01	(53,012)	157,589	0.01
	Aug	41	313,535	178	-	-	313,357	0.02	(87,302)	226,055	0.01
	Sep	52	369,585	579	250	-	369,256	0.02	(114,117)	255,139	0.01
	Oct	71	598,831	2,394	250	250	596,437	0.03	(162,798)	433,639	0.02
	Nov	82	708,906	3,756	365	325	705,190	0.04	(226,131)	479,059	0.03
	Dec	89	776,273	7,968	615	575	768,345	0.04	(299,761)	468,584	0.03
2010	Jan	105	906,833	33,299	735	575	873,694	0.05	(374,817)	498,876	0.03
	Feb	133	1,254,593	74,107	735	575	1,180,645	0.07	(469,971)	710,674	0.04
	Mar	154	1,387,890	100,233	735	695	1,287,697	0.07	(607,440)	680,257	0.04
	Apr	170	1,571,706	122,027	895	855	1,449,718	0.08	(740,001)	709,718	0.04
	May	195	1,717,485	132,789	2,923	855	1,586,765	0.09	(880,270)	706,495	0.04
	Jun	217	1,858,824	144,129	3,475	855	1,717,316	0.10	(1,006,196)	711,120	0.04
	Jul	243	1,963,606	187,381	3,975	1,333	1,778,867	0.10	(1,133,006)	645,861	0.04
	Aug	279	2,134,067	193,310	4,257	1,683	1,943,332	0.11	(1,330,208)	613,124	0.04
	Sep	310	2,330,358	201,133	5,628	2,078	2,132,776	0.12	(1,528,871)	603,906	0.03
	Oct	345	2,507,250	228,759	6,128	2,972	2,281,647	0.13	(1,783,935)	497,711	0.03
	Nov	388	2,817,513	232,555	29,781	9,989	2,604,750	0.15	(2,116,523)	488,227	0.03
	Dec	422	3,009,857	269,783	53,249	20,819	2,772,504	0.16	(2,444,645)	327,859	0.02
2011	Jan	470	3,287,856	328,369	73,240	61,807	2,970,921	0.17	(2,876,357)	94,564	0.01
	Feb	496	3,451,241	356,754	88,378	43,261	3,139,604	0.18	(3,423,175)	(283,571)	(0.02)
	Mar	544	3,640,342	438,563	101,652	56,913	3,246,518	0.19	(4,115,312)	(868,795)	(0.05)
	Apr	571	3,798,283	508,878	109,491	69,914	3,328,983	0.19	(4,963,356)	(1,634,373)	(0.09)
	May	600	3,882,126	545,483	113,418	74,491	3,375,571	0.19	(5,824,068)	(2,448,497)	(0.14)
	Jun	624	3,960,378	602,114	124,283	90,468	3,392,078	0.20	(7,061,049)	(3,668,971)	(0.21)
	Jul	655	4,075,995	608,545	131,234	93,285	3,505,399	0.20	(8,625,193)	(5,119,794)	(0.30)
	Aug	685	4,232,893	681,908	137,211	101,779	3,586,417	0.21	(10,627,480)	(7,041,063)	(0.41)
	Sep	721	4,403,446	689,486	177,121	118,289	3,772,793	0.22	(12,558,708)	(8,785,915)	(0.51)
	Oct	759	4,559,811	695,603	286,464	157,015	3,993,656	0.23	(14,833,647)	(10,839,991)	(0.62)
	Nov	800	4,745,433	726,632	435,870	239,225	4,215,447	0.24	(17,759,516)	(13,544,069)	(0.78)
	Dec	832	4,924,529	767,434	783,530	393,221	4,547,404	0.26	(22,442,058)	(17,894,654)	(1.03)

2009 Originations

Cumulative Losses

Period		Number of Defaults(37)	Gross Credit Losses on Defaults(38)	Recoveries on Defaults(39)	Other Gross Credit Losses(40)	Recoveries on Other Credit Losses(41)	Total Credit Losses(42)	Total Credit Loss as a % of Total Acquisition Cost(43)	Total Residual Losses (Gains)(44)	Total Losses (Gains)(45)	Total Losses (Gains) as a % of Total Acquisition Cost(46)
2012	Jan	870	$ 5,038,461	$ 815,539	$ 1,523,129	$ 669,660	$ 5,076,390	0.29%	$ (30,996,800)	$ (25,920,409)	(1.49)%
	Feb	917	5,211,097	895,767	2,104,414	1,037,746	5,381,998	0.31	(38,865,564)	(33,483,566)	(1.93)
	Mar	944	5,430,378	972,706	2,911,606	1,477,568	5,891,711	0.34	(48,781,862)	(42,890,151)	(2.47)
	Apr	957	5,502,540	1,007,184	3,638,217	1,999,235	6,134,338	0.35	(56,508,895)	(50,374,557)	(2.90)
	May	979	5,566,858	1,097,412	4,390,673	2,552,623	6,307,496	0.36	(63,535,764)	(57,228,268)	(3.30)
	Jun	1,001	5,721,873	1,153,273	5,071,645	2,988,384	6,651,861	0.38	(69,859,292)	(63,207,431)	(3.64)
	Jul	1,023	5,828,535	1,214,624	5,838,616	3,502,637	6,949,890	0.40	(75,565,231)	(68,615,341)	(3.95)
	Aug	1,045	5,948,324	1,271,471	6,495,209	4,060,426	7,111,636	0.41	(81,288,081)	(74,176,445)	(4.28)
	Sep	1,062	6,050,363	1,304,020	7,079,554	4,509,481	7,316,417	0.42	(85,827,720)	(78,511,303)	(4.53)
	Oct	1,078	6,108,486	1,352,241	7,825,320	5,055,923	7,525,642	0.43	(90,941,402)	(83,415,760)	(4.81)
	Nov	1,092	6,162,278	1,372,219	8,395,571	5,586,146	7,599,485	0.44	(95,218,430)	(87,618,945)	(5.05)
	Dec	1,100	6,187,066	1,459,176	9,027,253	6,010,620	7,744,523	0.45	(99,530,019)	(91,785,497)	(5.29)

2010 Originations

Lease Characteristics

Number of Leases Originated(13)	115,287
Number of Leases Originated with ALG Residual Values(14)	115,139
Weighted Average(15) Original Term	32.7	months
Weighted Average(15) FICO® Score(16) at Origination	748
Weighted Average(15) Lease Factor	2.34%

	Number of Leases	Adjusted MSRP	Acquisition Cost	Contract Residual Value	ALG Residual Value
Total	115,139	$4,018,429,905	$3,451,093,033	$2,122,307,506	$1,933,916,939
Average		34,901	29,973	18,433	16,796

Original Term
24 months	32,027	$1,109,902,059	$919,873,831	$640,999,286	$586,026,678
27	13,184	443,695,750	379,240,950	266,036,826	252,943,758
30	-	-	-	-	-
36	36,709	1,265,619,799	1,090,538,047	626,929,063	568,723,043
39	33,154	1,196,738,738	1,059,240,989	587,306,656	525,212,392
48	60	2,331,712	2,072,984	965,576	947,326
Other	5	141,847	126,231	70,097	63,742

Vehicle Type*
Car	53,639	$1,707,062,344	$1,460,472,990	$930,287,783	$867,188,543
CUV	32,350	1,300,781,364	1,116,690,976	681,593,199	601,216,699
SUV	22,846	755,402,105	655,445,058	381,893,011	347,255,059
Truck	6,304	255,184,093	218,484,009	128,533,513	118,256,638
Other(17)	-	-	-	-	-

Vehicle Make
Ford	71,415	$2,261,797,198	$1,943,331,273	$1,181,891,399	$1,086,835,318
Lincoln	28,655	1,310,332,877	1,134,325,348	702,322,026	633,654,014
Mercury	15,069	446,299,831	373,436,412	238,094,081	213,427,607

Top 15 Vehicle Models(18)
Edge	19,349	$700,262,196	$590,917,381	$362,638,554	$319,216,477
Fusion	20,859	552,787,992	473,937,466	304,586,803	290,783,359
MKZ	10,806	418,285,702	350,580,048	221,416,308	209,370,792
MKX	7,642	355,196,377	305,970,104	193,721,513	170,296,421
Escape	11,816	341,861,560	297,863,294	179,406,609	168,749,521
MKS	6,272	309,403,132	272,319,013	176,501,911	158,276,391
F-150	6,125	247,855,401	211,863,067	125,116,672	114,677,320
Milan	7,746	216,984,022	179,410,400	118,915,727	105,732,974
Mariner	6,261	186,701,774	158,630,964	101,030,263	92,121,492
MKT	2,443	131,120,658	117,020,543	66,124,635	57,541,247
Flex	2,916	114,202,133	102,782,948	59,108,497	54,162,554
Taurus	2,999	107,827,541	93,897,513	54,384,929	49,697,527
Navigator	1,484	95,926,147	88,097,671	44,442,247	38,049,238
Focus	4,184	83,229,745	73,549,110	43,882,079	42,970,270
Explorer	2,051	79,355,484	67,543,774	34,585,858	28,720,142

Top 8 States(19)
Michigan	32,144	$1,071,113,879	$899,070,999	$588,159,712	$545,706,761
New York	19,072	679,381,543	588,919,346	357,878,659	324,022,584
New Jersey	13,555	472,713,377	406,139,815	246,384,037	222,289,855
Florida	7,076	253,210,805	219,534,336	131,344,162	119,659,766
California	6,587	239,045,266	206,354,884	123,459,637	109,283,403
Pennsylvania	6,321	213,507,277	180,122,390	111,095,715	100,925,812
Ohio	5,752	196,305,876	173,111,939	102,816,380	94,081,116
Texas	3,093	122,836,928	110,827,737	60,737,410	53,819,652

*                    All Explorers, including a limited number of 2011 model year Explorers, are included in the SUV vehicle type category for the 2010 originations information in Annex B.

2010 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(20)	Number of Defaults(21)	Number of Vehicles Returned and Sold(22)	Number of Vehicles Retained(23)	Average Adjusted MSRP(24)	Average Acquisition Cost(25)	Average Contract Residual Value(26)	Average ALG Residual Value(27)	Average Excess Charges(28)	Average Net Auction Proceeds(29)	Average Residual Loss (Gain)(30)	Average Adjusted MSRP(31)	Average Acquisition Cost(32)	Average Contract Residual Value(33)	Average ALG Residual Value(34)	Average Residual Loss (Gain)(35)	Total Residual Losses (Gains)(36)
2010	Q1	Car	-	1	-	1	$-	$-	$-	$-	$-	$-	$-	$20,805	$19,829	$10,819	$10,572	$(247)	$(247)
		CUV	-	-	-	2	-	-	-	-	-	-	-	49,935	44,233	24,941	21,726	(3,215)	(6,430)
		SUV	-	-	-	1	-	-	-	-	-	-	-	27,240	21,586	16,072	15,529	(543)	(543)
		Truck	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	12	2	29	20,753	21,878	11,426	10,940	38	13,155	(2,252)	32,062	28,993	17,533	15,833	(1,729)	(54,655)
		CUV	-	3	-	15	-	-	-	-	-	-	-	42,269	35,247	21,991	19,848	(2,143)	(32,143)
		SUV	-	2	-	11	-	-	-	-	-	-	-	32,537	28,735	16,321	14,685	(1,738)	(19,113)
		Truck	-	-	-	1	-	-	-	-	-	-	-	38,356	30,180	18,691	17,698	(993)	(993)
	Q3	Car	-	23	3	72	28,478	24,909	15,087	15,037	1	19,220	(4,299)	32,204	28,262	17,343	15,631	(1,730)	(137,440)
		CUV	-	10	-	48	-	-	-	-	-	-	-	40,121	33,614	20,124	18,095	(2,071)	(99,418)
		SUV	-	7	-	14	-	-	-	-	-	-	-	29,619	26,512	14,823	13,350	(1,476)	(20,662)
		Truck	-	2	-	4	-	-	-	-	-	-	-	42,824	35,455	22,130	21,171	(1,097)	(4,388)
	Q4	Car	-	74	7	104	28,667	25,235	15,708	14,863	104	16,992	(2,464)	31,761	28,175	16,502	15,043	(1,544)	(177,823)
		CUV	-	12	-	75	-	-	-	-	-	-	-	39,196	32,403	19,515	17,348	(2,177)	(163,260)
		SUV	-	14	1	41	30,735	28,026	17,826	15,412	133	21,229	(5,950)	29,935	26,079	15,578	14,177	(1,433)	(64,690)
		Truck	-	4	-	6	-	-	-	-	-	-	-	43,089	38,353	20,740	19,100	(1,998)	(11,988)
2011	Q1	Car	-	72	8	223	24,557	21,600	14,040	13,239	45	15,801	(2,642)	30,748	26,275	16,845	15,516	(1,413)	(336,291)
		CUV	-	26	5	179	34,302	27,157	16,243	14,830	25	25,920	(11,115)	39,063	32,557	19,875	17,954	(1,949)	(404,476)
		SUV	-	15	2	75	28,565	23,925	17,002	15,624	-	19,166	(3,542)	30,902	26,507	16,064	14,624	(1,480)	(118,109)
		Truck	-	4	1	31	37,300	34,027	18,277	17,212	-	24,743	(7,531)	40,723	33,849	21,060	19,628	(1,724)	(60,959)
	Q2	Car	-	65	31	495	29,422	25,433	17,213	15,240	151	19,664	(4,627)	30,248	25,915	16,571	15,486	(1,178)	(726,396)
		CUV	-	22	5	333	37,952	30,153	18,718	16,954	71	26,349	(9,466)	37,858	31,173	19,470	17,550	(1,951)	(697,151)
		SUV	-	21	9	131	30,306	25,895	16,760	14,770	355	20,096	(5,681)	30,766	26,378	16,193	14,804	(1,414)	(236,302)
		Truck	-	8	1	47	41,735	32,116	22,380	23,863	-	27,100	(4,720)	40,674	34,408	21,040	19,418	(1,743)	(86,660)
	Q3	Car	-	105	179	962	31,455	26,605	18,521	16,140	182	18,874	(2,927)	30,109	25,563	16,772	15,624	(1,233)	(1,709,693)
		CUV	-	35	17	602	39,343	32,770	21,439	19,288	65	26,966	(7,742)	40,213	33,316	21,232	19,299	(1,972)	(1,318,634)
		SUV	-	25	44	355	30,059	25,713	17,134	15,072	234	19,617	(4,813)	30,751	26,583	16,179	14,817	(1,419)	(715,455)
		Truck	-	10	2	103	41,440	32,931	22,908	19,915	-	28,856	(8,942)	41,595	35,249	21,702	20,123	(1,715)	(194,548)
	Q4	Car	-	109	1,321	829	33,991	28,561	20,061	17,627	224	18,506	(1,113)	30,956	26,296	17,027	15,929	(1,211)	(2,474,653)
		CUV	-	49	265	798	42,244	34,888	23,214	21,311	261	25,669	(4,668)	38,782	31,751	20,265	18,542	(1,772)	(2,651,384)
		SUV	-	33	225	449	30,323	25,511	17,392	15,420	161	18,457	(3,198)	31,188	26,797	16,597	15,173	(1,450)	(1,370,893)
		Truck	-	10	17	182	39,599	32,618	22,246	20,845	203	26,064	(5,664)	39,948	33,849	20,635	19,454	(1,380)	(347,523)
2012	Q1	Car	5,495	113	4,721	1,135	33,758	28,232	19,899	17,793	254	18,426	(915)	29,868	25,537	16,365	15,246	(1,207)	(5,687,567)
		CUV	2,539	49	1,461	1,307	41,239	33,623	22,606	20,872	283	24,760	(4,246)	39,017	32,034	20,362	18,475	(1,916)	(8,707,280)
		SUV	1,262	29	1,019	711	30,637	25,766	17,516	15,727	227	18,660	(3,185)	31,642	27,104	16,625	15,109	(1,536)	(4,337,312)
		Truck	251	9	111	243	40,584	33,595	22,747	21,167	396	26,564	(6,007)	40,758	34,471	21,233	19,880	(1,532)	(1,039,067)
	Q2	Car	6,915	94	5,048	1,644	33,602	27,992	19,750	17,825	250	17,763	(320)	28,009	24,114	15,184	14,281	(1,026)	(3,298,906)
		CUV	3,009	47	1,656	1,344	41,157	33,503	22,720	20,734	335	23,885	(3,610)	38,659	32,042	19,961	17,894	(2,097)	(8,796,272)
		SUV	1,818	16	1,236	997	31,094	26,154	17,886	16,051	240	18,441	(2,686)	31,744	27,450	16,474	15,005	(1,512)	(4,827,406)
		Truck	216	5	120	315	40,789	34,194	23,227	21,224	306	26,200	(5,557)	40,989	35,020	21,127	19,586	(1,682)	(1,196,780)
	Q3	Car	5,898	99	4,700	1,258	33,990	28,405	19,686	18,688	305	17,385	712	28,235	24,458	14,927	14,262	(836)	2,294,058
		CUV	2,274	39	1,228	1,233	42,204	35,257	24,353	22,470	358	24,693	(2,768)	38,323	32,294	19,459	17,418	(2,076)	(5,958,583)
		SUV	2,189	25	1,289	835	30,947	26,110	17,882	16,472	306	18,527	(2,461)	33,427	28,839	16,919	15,424	(1,562)	(4,476,894)
		Truck	197	10	101	426	40,451	33,304	23,348	21,206	644	25,562	(5,138)	40,626	34,514	20,698	18,961	(1,829)	(1,298,000)
	Q4	Car	494	101	2,978	794	33,637	28,678	18,811	17,859	337	16,462	769	28,730	25,337	14,781	14,122	(819)	1,640,562
		CUV	195	51	1,160	1,130	42,587	36,861	24,269	21,649	367	23,902	(2,729)	38,705	33,016	19,400	17,101	(2,310)	(5,775,971)
		SUV	213	25	1,018	840	31,226	26,739	17,161	16,001	315	18,041	(2,476)	34,385	29,962	16,687	15,239	(1,533)	(3,808,608)
		Truck	10	4	104	460	39,654	33,588	20,665	19,059	347	24,110	(5,550)	40,070	34,501	20,052	18,518	(1,662)	(1,341,543)

2010 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(20)	Number of Defaults(21)	Number of Vehicles Returned and Sold(22)	Number of Vehicles Retained(23)	Average Adjusted MSRP(24)	Average Acquisition Cost(25)	Average Contract Residual Value(26)	Average ALG Residual Value(27)	Average Excess Charges(28)	Average Net Auction Proceeds(29)	Average Residual Loss (Gain)(30)	Average Adjusted MSRP(31)	Average Acquisition Cost(32)	Average Contract Residual Value(33)	Average ALG Residual Value(34)	Average Residual Loss (Gain)(35)	Total Residual Losses (Gains)(36)
2013	Q1	Car	12,134
		CUV	4,786
		SUV	4,120
		Truck	1,363
	Q2	Car	7,347
		CUV	5,115
		SUV	3,735
		Truck	1,635
	Q3	Car	6,417
		CUV	4,929
		SUV	3,790
		Truck	1,310
	Q4	Car	4,449
		CUV	4,261
		SUV	2,846
		Truck	747
2014	Q1	Car	4,480
		CUV	5,225
		SUV	2,868
		Truck	559
	Q2	Car	3
		CUV	3
		SUV	1
		Truck	3
	Q3	Car	5
		CUV	10
		SUV	2
		Truck	4
	Q4	Car	2
		CUV	4
		SUV	2
		Truck	9
	Total/Average		115,139	1,489	30,095	20,890	$ 34,924	$ 29,241	$ 20,065	$ 18,367	$ 286	$ 19,222	$ (1,280)	$ 34,159	$ 29,017	$ 17,835	$ 16,363	$ (1,548)	$ (70,858,491)

2010 Originations

Cumulative Losses

Period		Number of Defaults(37)	Gross Credit Losses on Defaults(38)	Recoveries on Defaults(39)	Other Gross Credit Losses(40)	Recoveries on Other Credit Losses(41)	Total Credit Losses(42)	Total Credit Loss as a % of Total Acquisition Cost(43)	Total Residual Losses (Gains)(44)	Total Losses (Gains)(45)	Total Losses (Gains) as a % of Total Acquisition Cost(46)
2010	Jan	-	$ -	$ -	$ -	$ -	$ -	-%	$ -	$ -	-%
	Feb	-	-	-	-	-	-	-	(7,219)	(7,219)	0.00
	Mar	1	2,346	-	-	-	2,346	0.00	(7,219)	(4,873)	0.00
	Apr	2	4,022	-	-	-	4,022	0.00	(19,737)	(15,715)	0.00
	May	10	44,523	-	523	-	45,045	0.00	(54,535)	(9,490)	0.00
	Jun	18	90,085	6,572	1,098	-	84,611	0.00	(114,123)	(29,512)	0.00
	Jul	34	175,082	6,922	1,098	-	169,257	0.00	(194,507)	(25,250)	0.00
	Aug	46	251,914	9,132	1,648	500	243,929	0.01	(267,387)	(23,458)	0.00
	Sep	60	327,641	14,913	1,648	500	313,875	0.01	(376,031)	(62,156)	0.00
	Oct	90	576,749	25,364	2,190	500	553,075	0.02	(490,910)	62,165	0.00
	Nov	112	728,917	28,314	3,081	1,050	702,634	0.02	(632,604)	70,030	0.00
	Dec	164	1,052,775	31,308	3,081	1,659	1,022,889	0.03	(793,792)	229,097	0.01
2011	Jan	205	1,300,046	61,286	3,081	1,659	1,240,182	0.04	(996,495)	243,687	0.01
	Feb	241	1,538,846	114,118	3,172	1,659	1,426,241	0.04	(1,272,283)	153,959	0.00
	Mar	281	1,766,476	126,671	3,753	2,139	1,641,418	0.05	(1,713,628)	(72,210)	0.00
	Apr	317	1,880,495	133,237	6,673	2,990	1,750,941	0.05	(2,173,898)	(422,957)	(0.01)
	May	366	2,096,265	199,708	6,896	3,390	1,900,063	0.06	(2,703,172)	(803,109)	(0.02)
	Jun	397	2,214,685	213,349	8,784	3,715	2,006,405	0.06	(3,460,137)	(1,453,733)	(0.04)
	Jul	440	2,389,867	242,214	10,983	4,244	2,154,391	0.06	(4,558,547)	(2,404,156)	(0.07)
	Aug	514	2,772,109	279,937	15,312	7,200	2,500,283	0.07	(5,962,145)	(3,461,863)	(0.10)
	Sep	572	3,113,828	303,620	20,227	8,455	2,821,980	0.08	(7,398,468)	(4,576,488)	(0.13)
	Oct	630	3,473,210	412,567	63,450	26,781	3,097,311	0.09	(9,137,486)	(6,040,175)	(0.18)
	Nov	702	3,789,263	488,052	147,548	49,426	3,399,334	0.10	(11,227,352)	(7,828,018)	(0.23)
	Dec	773	4,254,380	574,130	322,832	137,879	3,865,203	0.11	(14,242,921)	(10,377,718)	(0.30)
2012	Jan	840	4,555,682	619,732	666,176	276,519	4,325,606	0.13	(19,374,658)	(15,049,052)	(0.44)
	Feb	900	4,887,251	734,817	1,045,471	520,000	4,677,904	0.14	(25,613,137)	(20,935,233)	(0.61)
	Mar	973	5,246,394	775,290	1,624,942	762,931	5,333,115	0.15	(34,014,148)	(28,681,033)	(0.83)
	Apr	1,022	5,554,780	835,466	2,145,227	1,113,584	5,750,956	0.17	(40,883,365)	(35,132,409)	(1.02)
	May	1,082	5,809,428	957,172	2,760,222	1,558,954	6,053,524	0.18	(47,493,459)	(41,439,934)	(1.20)
	Jun	1,135	6,026,239	1,029,430	3,215,596	1,958,416	6,253,989	0.18	(52,133,512)	(45,879,523)	(1.33)
	Jul	1,186	6,272,426	1,118,356	3,786,974	2,348,639	6,592,405	0.19	(56,000,775)	(49,408,369)	(1.43)
	Aug	1,255	6,618,373	1,148,190	4,436,280	2,787,267	7,119,198	0.21	(59,670,903)	(52,551,705)	(1.52)
	Sep	1,308	6,924,135	1,211,182	4,892,000	3,094,727	7,510,226	0.22	(61,572,931)	(54,062,705)	(1.57)
	Oct	1,366	7,163,121	1,294,018	5,340,218	3,440,982	7,768,338	0.23	(63,812,657)	(56,044,318)	(1.62)
	Nov	1,434	7,490,517	1,455,184	5,723,841	3,742,087	8,017,087	0.23	(66,705,615)	(58,688,528)	(1.70)
	Dec	1,489	7,777,824	1,535,114	6,263,996	4,099,356	8,407,350	0.24	(70,858,491)	(62,451,140)	(1.81)

Annex C

STATIC POOL INFORMATION — PRIOR SECURITIZED POOLS

The definitions of certain terms used in this Annex C are listed below.  The definitions of other terms used in this Annex C are listed in the “Glossary of Certain Terms” in this prospectus supplement, except that, for purposes of Ford Credit Auto Lease Trust 2009-A the “base residual value” for a leased vehicle is the lesser of the contract residual value and the ALG residual value for the leased vehicle.

ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future.  In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle.  ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing.  None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.  For more information about these factors, you should read “Risk Factors — Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors — Performance of the reference pool is uncertain” in the prospectus.  As a result, the ALG information cannot be relied on as fact.

A lease is considered to have “defaulted” if (1) the lease has been charged off or (2) the related leased vehicle was repossessed.  A lease is not considered to have defaulted if the leased vehicle has been returned, even if the lessee does not pay the full amounts owing under the lease before the lease is closed in Ford Credit’s servicing system, including the full amounts assessed under the lease for excess mileage and/or excess wear and use.

The “gross credit loss” on a default equals (1) the securitization value of the lease as of the end of the month before the lease defaults, plus (2) the costs associated with repossession and disposition of the leased vehicle, plus (3) the amount of unreimbursed servicer advances as of the end of the month before the lease defaults, minus (4) the net sale proceeds, if any, from the sale of the leased vehicle, minus (5) any amounts paid by or on behalf of the related lessee after Ford Credit processes the default and before the lease is closed in Ford Credit’s servicing system.

The “loss (gain)” (1) for each leased vehicle returned and sold equals (a) the securitization value of the related lease as of the end of the month before Ford Credit processes the return of the leased vehicle, plus (b) the amount of unreimbursed servicer advances for the related lease as of the end of the month before Ford Credit processes the return of the leased vehicle, minus (c) the net sale proceeds from the sale of the leased vehicle, minus (d) any amounts paid by or on behalf of the related lessee after Ford Credit has processed the return of the leased vehicle and before the related lease is closed in Ford Credit’s servicing system, minus (e) any base monthly payments that, as of the end of the month before Ford Credit processes the return of the leased vehicle, had been paid before the month in which they are due, and (2) for each leased vehicle purchased pursuant to a lease equals (a) the securitization value of the related lease as of the end of the month before Ford Credit processes the purchase of the leased vehicle, plus (b) the amount of unreimbursed servicer advances for the related lease as of the end of the month before Ford Credit processes the purchase of the leased vehicle, minus (c) any amounts paid by or on behalf of the related lessee in connection with the purchase of the leased vehicle, minus (d) any base monthly payments that, as of the end of the month before Ford Credit processes the purchase of the leased vehicle, had been paid before the month in which they are due.

“Recoveries” are amounts collected after a lease has been charged off or closed in Ford Credit’s servicing system and are net of all external costs associated with continued collection efforts, including legal fees.

The “residual loss (gain)” on a leased vehicle that is returned and sold equals (1) the residual portion of securitization value as of the end of the month before Ford Credit processes the return of the leased vehicle, minus (2) the amounts assessed for excess mileage and/or excess wear and use, minus (3) the net auction proceeds from the sale of the leased vehicle.

The percentages in the tables in this Annex C may not sum to 100.00% due to rounding.

Footnotes:

(1)                                 Weighted averages are weighted by the securitization value of each lease on the cutoff date for the prior securitization transaction.

(2)                                 This weighted average excludes leases with lessees who do not have FICO® scores because they (1) are not individuals and use the leased vehicles for commercial purposes, or (2) are individuals with minimal or no recent credit history.

(3)                                 Percentage of initial total securitization value.

(4)                                 Based on the billing addresses of the lessees on the cutoff date for the prior securitization transaction.

(5)                                 Values reported for securitization value and residual portion of securitization value are as of the end of the month.  Values reported for total note balance are as of the payment date relating to such month after giving effect to all payments to be made on the payment date.

(6)                                 The “prepayment speed” for any month equals (1) the monthly survival factor, divided by (2) 1 plus ((a) the monthly survival factor, times (b) the seasoning), in each case for the month.

The “monthly survival factor” for any month equals 1 minus ((1)(a) the actual total securitization value of the reference pool, divided by (b) the scheduled total securitization value of the reference pool, in each case at the beginning of the next month, divided by (2)(a) the actual total securitization value of the reference pool, divided by (b) the scheduled total securitization value of the reference pool, in each case at the beginning of the month).

“Seasoning” for the first month equals (1) the weighted average original term of the reference pool, minus (2) the weighted average remaining term of the reference pool, in each case as of the cutoff date. Seasoning for each subsequent month equals the seasoning for the prior month plus 1.

The “scheduled total securitization value of the reference pool” equals the total securitization value of the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is due.

(7)                                 The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due, excluding leases that have reached their original scheduled lease end date (including leases with payment or term extensions), defaulted or been removed and leases for which the leased vehicle has been returned or retained.  The dollar amounts represent the aggregate securitization value of the delinquent leases at the end of the month.

(8)                                 Number of scheduled terminations is the number of leases that are scheduled to terminate during the month assuming each base monthly payment is made as scheduled with no prepayments, delays or defaults and each lease terminates in the month after the month in which the final base monthly payment is due.

(9)                                 Number of defaults is the number of leases that defaulted during the month.

(10)                          Number of vehicles returned and sold is the number of leased vehicles that were returned and that have been sold by the end of the month.

(11)                          Number of vehicles retained is the number of leased vehicles that were purchased pursuant to the lease during the month.

(12)                          Number of vehicles removed is the number of leases and leased vehicles removed by the servicer during the month because (1) the representations made by it about the lease and leased vehicle were discovered to have been untrue, were not cured and had a material adverse effect on the lease or leased vehicle, (2) its servicing materially impaired the lease or leased vehicle, (3) it (a) changed the amount of the base monthly payment due under the lease or (b) granted (i) for trusts prior to Ford Credit Auto Lease Trust 2013-A, a payment extension resulting in the current scheduled lease end date of the lease being later than the final scheduled payment date of the most junior class of notes issued by the related trust or any term extension or (ii) for Ford Credit Auto Lease Trust 2013-A and later trusts, a payment or term extension resulting in the current scheduled lease end date of the lease being later than the final scheduled payment date of the most junior class of notes issued by the related trust or (4) the leased vehicle was no longer owned by a titling company.

(13)                          Return rate equals the percentage equivalent to (1) the number of vehicles returned and sold, divided by (2) the sum of (a) the number of defaults, (b) the number of vehicles returned and sold, (c) the number of vehicles retained and (d) the number of vehicles removed, in each case for the month.

(14)                          Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs.

Ford Credit Auto Lease Trust 2009-A

Original Pool Characteristics

Closing Date	June 9, 2009	Percentage of Vehicle Type(3)		100%
Cutoff Date	May 1, 2009	Car	38.97%
First Payment Date	July 15, 2009	SUV	29.66
Total Note Balance	$834,430,000	CUV	27.02
Number of Leases	51,884	Truck	4.35
Minimum Discount Rate Used to Calculate Securitization Value	7.85%	Percentage of Vehicle Make(3)		100%
Initial Total Securitization Value	$1,200,619,456	Ford	42.15%
Average	$23,140	Lincoln	26.43
Highest	$105,965	Mercury	9.14
Lowest	$5,404	Land Rover	7.15
Total Adjusted MSRP	$1,792,933,946	Mazda	6.07
Total Base Residual Value	$823,277,503	Volvo	5.99
Average	$15,868	Jaguar	3.06
Highest	$61,949	Percentage of Top 10 Vehicle Models(3)		64.64%
Lowest	$3,855	Edge	9.53%
Total as % of Initial Total Securitization Value	68.57%	Fusion	9.50
Total Residual Portion of Securitization Value	$700,709,146	MKS	9.08
Average	$13,505	Escape	8.08
Highest	$57,980	MKX	7.16
Lowest	$3,340	MKZ	5.75
Total as % of Initial Total Securitization Value	58.36%	Flex	4.19
Total ALG Mark-to-Market (May-June 2009)	$756,033,173	Navigator	4.06
Original Term(3)		Milan	4.00
12 months	0.00%	Range Rover	3.29
24	18.63	Percentage in Top 8 States(3)(4)		80.21%
27	0.58	Michigan	26.14%
30	1.90	New York	14.58
36	47.69	New Jersey	10.22
39	29.49	California	8.39
42	0.21	Florida	7.43
48	1.49	Ohio	5.48
Weighted Average(1) Original Term	34.7 months	Pennsylvania	4.49
Weighted Average(1) Remaining Term	25.1 months	Texas	3.47
Weighted Average(1) Lease Factor	3.07%
Weighted Average(1) FICO® Score(2) at Origination	736
Percentage New Vehicle(3)	100.00%

See page C-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	May-09	$1,184,935,670	$ –*	$704,406,621	0.12%	$8,681,165	$37,223	$–	$–
2	Jun-09	1,166,279,536	800,090,080	705,887,265	0.17	12,280,802	942,591	–	–
3	Jul-09	1,145,133,574	778,944,118	705,133,660	0.30	12,926,434	1,064,406	182,629	18,190
4	Aug-09	1,123,646,635	757,457,179	703,741,746	0.35	14,297,066	1,468,140	401,847	52,035
5	Sep-09	1,099,591,692	733,402,236	700,042,081	0.30	12,311,670	1,395,994	457,341	149,579
6	Oct-09	1,071,417,158	705,227,703	692,100,747	0.25	13,410,629	909,521	393,321	169,469
7	Nov-09	1,042,822,506	676,633,050	683,327,079	0.19	16,064,237	1,321,562	456,181	178,971
8	Dec-09	1,011,696,759	645,507,304	671,943,194	0.32	14,827,262	1,301,940	96,907	324,641
9	Jan-10	980,350,409	614,160,953	659,775,060	0.62	13,181,160	1,235,251	394,065	243,339
10	Feb-10	949,099,188	582,909,733	647,396,357	0.15	8,670,194	929,452	320,399	240,769
11	Mar-10	914,446,620	548,257,164	631,635,184	0.41	8,837,881	921,525	301,111	231,739
12	Apr-10	879,746,893	513,557,438	615,322,767	0.57	8,651,587	1,014,707	171,787	165,561
13	May-10	845,734,316	479,544,860	599,252,719	0.25	7,646,535	582,433	415,451	90,045
14	Jun-10	808,941,767	442,752,311	580,191,574	0.32	9,378,675	954,728	123,307	339,107
15	Jul-10	772,435,089	406,245,633	560,825,654	0.73	9,089,171	895,427	131,986	164,442
16	Aug-10	738,023,159	371,833,703	543,226,375	0.84	8,109,115	848,706	159,219	101,644
17	Sep-10	700,629,693	334,440,237	521,954,240	(1.24)	8,139,117	675,948	96,761	78,784
18	Oct-10	658,995,820	292,806,365	495,957,890	1.44	6,608,672	569,870	79,423	125,864
19	Nov-10	625,894,366	259,704,910	478,102,765	0.92	6,722,747	748,665	104,504	114,813
20	Dec 10	594,940,634	228,751,178	461,913,304	0.66	7,813,057	687,536	95,166	59,082
21	Jan-11	561,755,021	195,565,565	442,909,207	0.97	6,988,036	713,749	208,156	102,420
22	Feb-11	530,453,452	164,263,997	425,304,422	0.65	5,342,864	457,469	231,755	178,574
23	Mar-11	492,982,042	126,792,586	401,556,513	1.20	4,738,791	339,033	124,996	249,249
24	Apr-11	458,208,267	92,018,812	379,636,410	1.28	4,899,012	412,758	27,150	206,952
25	May-11	425,047,882	58,858,426	358,449,141	1.07	5,613,760	427,102	67,617	81,823
26	Jun-11	389,342,570	23,153,114	334,353,963	1.29	4,269,032	460,728	0	67,647
27	Jul-11	355,928,224	0	311,549,929	1.49	4,172,225	352,003	59,414	51,882

Final Payment Date: August 15, 2011

See page C-1 for definitions and footnotes

* No payment date relating to month of May 2009

Ford Credit Auto Lease Trust 2009-A

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	May-09	–	1	12	39	11	19.05%
2	Jun-09	122	8	47	81	52	25.00
3	Jul-09	165	31	125	117	51	38.58
4	Aug-09	168	44	159	103	43	45.56
5	Sep-09	312	46	150	178	92	32.19
6	Oct-09	518	70	249	217	136	37.05
7	Nov-09	583	58	289	183	141	43.07
8	Dec-09	657	55	410	204	141	50.62
9	Jan-10	562	52	508	174	127	59.00
10	Feb-10	900	52	511	219	152	54.71
11	Mar-10	968	58	579	302	186	51.47
12	Apr-10	864	58	630	307	170	54.08
13	May-10	1,000	41	613	307	182	53.63
14	Jun-10	1,183	46	650	417	199	49.54
15	Jul-10	968	39	723	376	186	54.61
16	Aug-10	885	48	630	421	151	50.40
17	Sep-10	2,007	50	626	539	217	43.72
18	Oct-10	904	45	989	521	201	56.32
19	Nov-10	870	34	642	507	110	49.65
20	Dec-10	952	36	544	491	134	45.15
21	Jan-11	1,092	37	681	534	124	49.49
22	Feb-11	1,293	27	686	599	110	48.24
23	Mar-11	1,426	37	864	853	102	46.55
24	Apr-11	1,286	21	851	784	88	48.80
25	May-11	1,477	30	719	868	86	42.22
26	Jun-11	1,612	19	754	1,035	99	39.54
27	Jul-11	1,246	22	701	954	80	39.90

Final Payment Date: August 15, 2011

See page C-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	May-09	$1,311	$(19,222)	$(131,928)	$–	$(149,839)	$(149,839)	(0.01)%	$(19,977)
2	Jun-09	4,531	(58,790)	(144,806)	(1,692)	(200,757)	(350,596)	(0.03)	(90,018)
3	Jul-09	68,558	(175,800)	(277,620)	(12,109)	(396,972)	(747,568)	(0.06)	(300,607)
4	Aug-09	183,308	(107,981)	(226,288)	6,659	(144,302)	(891,870)	(0.07)	(499,536)
5	Sep-09	192,362	(203,079)	(400,150)	(46,215)	(457,082)	(1,348,952)	(0.11)	(802,263)
6	Oct-09	416,153	(255,062)	(455,989)	(32,449)	(327,346)	(1,676,298)	(0.14)	(1,141,472)
7	Nov-09	485,888	(202,016)	(420,580)	(23,720)	(160,428)	(1,836,727)	(0.15)	(1,455,257)
8	Dec-09	469,503	(87,847)	(504,949)	(70,804)	(194,097)	(2,030,824)	(0.17)	(1,643,599)
9	Jan-10	243,789	(253,043)	(386,666)	(117,773)	(513,693)	(2,544,516)	(0.21)	(2,002,546)
10	Feb-10	295,135	(378,139)	(469,106)	(173,433)	(725,543)	(3,270,059)	(0.27)	(2,508,346)
11	Mar-10	353,566	(943,543)	(582,027)	(222,067)	(1,394,071)	(4,664,131)	(0.39)	(3,593,143)
12	Apr-10	350,447	(1,090,224)	(599,079)	(187,238)	(1,526,094)	(6,190,225)	(0.52)	(4,811,153)
13	May-10	164,199	(842,280)	(587,501)	(165,522)	(1,431,104)	(7,621,329)	(0.63)	(5,818,983)
14	Jun-10	214,729	(940,632)	(849,792)	(169,344)	(1,745,039)	(9,366,369)	(0.78)	(6,899,132)
15	Jul-10	153,281	(1,080,995)	(651,429)	(161,313)	(1,740,456)	(11,106,824)	(0.93)	(8,144,840)
16	Aug-10	208,420	(1,300,477)	(804,358)	(309,357)	(2,205,773)	(13,312,597)	(1.11)	(9,635,857)
17	Sep-10	107,289	(931,594)	(1,034,732)	(168,124)	(2,027,161)	(15,339,757)	(1.28)	(10,713,170)
18	Oct-10	129,126	(1,064,667)	(965,116)	(187,251)	(2,087,908)	(17,427,665)	(1.45)	(12,003,277)
19	Nov-10	223,380	(829,381)	(904,591)	(214,097)	(1,724,688)	(19,152,353)	(1.60)	(13,019,860)
20	Dec-10	232,714	(993,849)	(920,763)	(204,433)	(1,886,332)	(21,038,685)	(1.75)	(14,178,199)
21	Jan-11	185,560	(1,569,309)	(1,012,521)	(151,777)	(2,548,047)	(23,586,732)	(1.96)	(15,934,941)
22	Feb-11	28,533	(1,724,587)	(1,044,546)	(91,707)	(2,832,306)	(26,419,038)	(2.20)	(17,852,520)
23	Mar-11	98,824	(2,728,911)	(1,543,031)	(235,706)	(4,408,824)	(30,827,862)	(2.57)	(20,770,756)
24	Apr-11	80,788	(2,938,353)	(1,442,266)	(231,781)	(4,531,612)	(35,359,474)	(2.95)	(23,951,047)
25	May-11	78,316	(2,469,866)	(1,560,701)	(268,792)	(4,221,043)	(39,580,517)	(3.30)	(26,631,668)
26	Jun-11	31,416	(2,977,967)	(1,835,650)	(176,766)	(4,958,968)	(44,539,485)	(3.71)	(29,799,461)
27	Jul-11	(18,715)	(2,793,052)	(1,668,202)	(92,413)	(4,572,382)	(49,111,866)	(4.09)	(32,746,791)

Final Payment Date: August 15, 2011

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2010-A

Original Pool Characteristics

Closing Date	February 5, 2010		Percentage of Vehicle Type(3)		100%
Cutoff Date	January 1, 2010		Car	40.10%
First Payment Date	March 15, 2010		CUV	30.82
Total Note Balance	$1,872,045,000		SUV	24.46
Number of Leases	102,097		Truck	4.63
Minimum Discount Rate Used to Calculate Securitization Value	5.60%		Percentage of Vehicle Make(3)		100%
Initial Total Securitization Value	$2,159,222,380		Ford	43.24%
Average	$21,149		Lincoln	27.18
Highest	$80,913		Mazda	9.75
Lowest	$4,548		Mercury	8.34
Total Adjusted MSRP	$3,442,824,274		Land Rover	5.95
Total Base Residual Value	$1,586,679,538		Volvo	3.18
Average	$15,541		Jaguar	2.36
Highest	$61,157		Percentage of Top 10 Vehicle Models(3)		63.91%
Lowest	$4,277		Edge	12.42%
Total as % of Initial Total Securitization Value	73.48%		Fusion	8.99
Total Residual Portion of Securitization Value	$1,461,736,801		MKX	8.95
Average	$14,317		MKZ	7.53
Highest	$60,029		MKS	6.73
Lowest	$3,890		Escape	5.86
Total as % of Initial Total Securitization Value	67.70%		Milan	4.00
Total ALG Mark-to-Market (January-February 2010)	$1,573,378,413		F-150	3.22
Original Term(3)			Navigator	3.22
12 months	0.00%		Explorer	2.99
24	18.98		Percentage in Top 8 States(3)(4)		79.82%
27	3.71		Michigan	24.18%
30	1.75		New York	15.23
36	41.44		New Jersey	10.43
37	0.00		California	8.32
39	31.10		Florida	7.48
42	0.10		Ohio	5.39
44	0.00		Pennsylvania	4.77
48	2.92		Texas	4.01
Weighted Average(1) Original Term	34.6	months
Weighted Average(1) Remaining Term	18.0	months
Weighted Average(1) Lease Factor	3.07%
Weighted Average(1) FICO® Score(2) at Origination	741
Percentage New Vehicle(3)	100.00%

See page C-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jan-10	$ 2,116,650,239	$ –*	$ 1,460,780,961	0.44%	$ 18,510,045	$ –	$ –	$ –
2	Feb-10	2,060,360,561	1,773,183,180	1,445,632,374	(0.31)	12,622,049	847,964	–	–
3	Mar-10	1,974,566,703	1,687,389,323	1,400,602,892	(0.09)	12,955,245	898,944	228,064	–
4	Apr-10	1,877,881,791	1,590,704,410	1,343,508,236	0.92	13,119,611	1,167,498	188,101	–
5	May-10	1,785,922,936	1,498,745,555	1,289,091,735	0.32	11,805,033	889,254	176,626	67,488
6	Jun-10	1,679,812,368	1,392,634,988	1,218,819,620	(0.36)	15,102,799	1,140,250	160,657	117,117
7	Jul-10	1,557,484,690	1,270,307,309	1,130,220,145	0.25	13,054,527	925,139	107,044	52,274
8	Aug-10	1,443,088,975	1,155,911,594	1,047,673,449	0.29	13,384,307	1,061,543	207,315	13,897
9	Sep-10	1,340,886,828	1,053,709,447	975,721,392	0.71	12,052,945	788,032	159,124	82,986
10	Oct-10	1,265,852,523	978,675,142	930,483,972	1.70	10,102,269	801,769	142,098	72,034
11	Nov-10	1,211,719,099	924,541,718	905,468,605	1.15	11,942,974	971,779	121,573	121,538
12	Dec-10	1,160,477,085	873,299,705	882,396,366	0.79	11,894,872	1,198,640	83,188	89,930
13	Jan-11	1,098,794,478	811,617,098	847,806,000	0.78	10,814,878	1,083,299	315,159	88,184
14	Feb-11	1,031,498,449	744,321,068	806,799,436	0.87	8,495,175	945,582	140,548	146,567
15	Mar-11	948,790,631	661,613,250	749,469,914	1.17	8,045,967	852,293	76,500	164,761
16	Apr-11	867,339,224	580,161,843	691,105,669	1.21	7,332,361	773,137	273,994	43,691
17	May-11	789,222,619	502,045,238	634,105,276	0.81	8,000,495	527,952	157,689	55,293
18	Jun-11	704,210,551	417,033,171	568,325,154	0.60	6,355,258	573,255	126,923	48,355
19	Jul-11	621,561,775	334,384,395	502,664,506	(0.01)	5,915,501	575,916	58,418	127,542
20	Aug-11	540,074,300	252,896,919	436,330,612	0.72	5,082,367	726,115	148,351	34,304
21	Sep-11	472,893,356	185,715,976	381,869,084	(0.44)	4,195,419	558,155	52,202	36,549
22	Oct-11	420,908,270	133,730,889	341,415,647	1.22	4,390,708	324,048	98,499	38,119
23	Nov-11	381,375,562	94,198,181	312,500,132	0.85	3,912,698	323,795	67,872	38,441
24	Dec-11	349,032,254	61,854,873	289,894,396	1.01	3,538,090	363,829	41,894	48,055
25	Jan-12	318,256,170	0	268,198,150	0.58	3,434,426	449,944	25,741	31,538

Final Payment Date: February 15, 2012

See page C-1 for definitions and footnotes

* No payment date relating to month of January 2010

Ford Credit Auto Lease Trust 2010-A

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Jan-10	–	–	127	319	64	24.90%
2	Feb-10	1,689	16	663	513	173	48.57
3	Mar-10	3,234	61	1,626	1,000	443	51.95
4	Apr-10	2,548	57	2,255	989	467	59.85
5	May-10	3,094	56	2,093	984	371	59.73
6	Jun-10	4,539	53	2,394	1,192	703	55.14
7	Jul-10	4,920	73	3,155	1,320	782	59.19
8	Aug-10	4,910	65	2,739	1,390	755	55.34
9	Sep-10	3,895	65	2,526	1,201	587	57.68
10	Oct-10	755	63	1,729	889	234	59.31
11	Nov-10	718	60	808	867	104	43.94
12	Dec-10	1,236	61	812	898	115	43.05
13	Jan-11	2,263	53	1,383	1,123	208	49.98
14	Feb-11	2,803	48	1,696	1,296	210	52.18
15	Mar-11	3,701	56	2,336	1,857	246	51.97
16	Apr-11	3,842	48	2,421	1,741	312	53.54
17	May-11	4,503	43	2,183	1,895	270	49.72
18	Jun-11	5,761	28	2,366	2,345	334	46.64
19	Jul-11	5,984	31	2,408	2,152	357	48.67
20	Aug-11	5,613	25	2,500	2,026	348	51.03
21	Sep-11	5,118	19	2,184	1,504	279	54.79
22	Oct-11	2,936	25	1,613	1,101	203	54.83
23	Nov-11	2,267	17	1,084	853	123	52.19
24	Dec-11	1,615	18	832	667	101	51.42
25	Jan-12	1,618	12	794	565	93	54.23

Final Payment Date: February 15, 2012

See page C-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Jan-10	$ –	$ (94,366)	$ (640,504)	$ –	$ (734,870)	$ (734,870)	(0.03)%	$ (140,854)
2	Feb-10	38,480	(738,254)	(960,194)	(11,788)	(1,671,757)	(2,406,627)	(0.11)	(1,054,809)
3	Mar-10	172,235	(2,698,038)	(1,898,505)	(149,742)	(4,574,051)	(6,980,678)	(0.32)	(4,148,191)
4	Apr-10	113,566	(3,748,013)	(1,730,145)	(279,010)	(5,643,603)	(12,624,281)	(0.58)	(8,387,438)
5	May-10	166,035	(2,937,637)	(1,727,544)	(261,019)	(4,760,165)	(17,384,446)	(0.81)	(11,827,560)
6	Jun-10	192,637	(3,474,550)	(2,024,664)	(314,271)	(5,620,848)	(23,005,294)	(1.07)	(15,892,929)
7	Jul-10	260,755	(5,298,108)	(1,974,371)	(456,664)	(7,468,388)	(30,473,682)	(1.41)	(21,871,837)
8	Aug-10	113,645	(4,553,561)	(2,166,818)	(421,903)	(7,028,637)	(37,502,319)	(1.74)	(27,051,436)
9	Sep-10	253,463	(2,995,305)	(2,052,190)	(479,891)	(5,273,923)	(42,776,241)	(1.98)	(30,650,708)
10	Oct-10	242,506	(812,321)	(1,589,002)	(390,036)	(2,548,853)	(45,325,094)	(2.10)	(32,049,246)
11	Nov-10	252,354	(570,656)	(1,664,312)	(401,420)	(2,384,035)	(47,709,129)	(2.21)	(32,987,650)
12	Dec-10	185,801	(1,443,556)	(1,664,341)	(278,998)	(3,201,093)	(50,910,222)	(2.36)	(34,750,102)
13	Jan-11	204,440	(3,069,004)	(1,977,809)	(283,028)	(5,125,400)	(56,035,622)	(2.60)	(38,180,308)
14	Feb-11	192,554	(4,205,421)	(2,359,837)	(275,989)	(6,648,692)	(62,684,314)	(2.90)	(42,759,301)
15	Mar-11	157,612	(7,255,761)	(3,144,226)	(394,883)	(10,637,258)	(73,321,572)	(3.40)	(50,528,624)
16	Apr-11	118,298	(8,402,937)	(2,892,793)	(469,544)	(11,646,976)	(84,968,548)	(3.94)	(59,396,811)
17	May-11	76,670	(7,649,876)	(3,012,127)	(445,371)	(11,030,704)	(95,999,252)	(4.45)	(67,576,487)
18	Jun-11	40,908	(8,996,698)	(3,686,386)	(551,638)	(13,193,814)	(109,193,066)	(5.06)	(77,118,979)
19	Jul-11	(9,813)	(9,805,288)	(3,354,089)	(397,693)	(13,566,883)	(122,759,949)	(5.69)	(87,315,445)
20	Aug-11	24,504	(9,769,478)	(3,122,925)	(447,285)	(13,315,184)	(136,075,134)	(6.30)	(97,586,106)
21	Sep-11	17,166	(6,883,096)	(2,372,750)	(500,683)	(9,739,363)	(145,814,497)	(6.75)	(104,894,629)
22	Oct-11	92,666	(4,029,987)	(1,695,049)	(265,782)	(5,898,152)	(151,712,649)	(7.03)	(109,387,394)
23	Nov-11	58,488	(2,740,453)	(1,418,720)	(434,889)	(4,535,575)	(156,248,224)	(7.24)	(112,454,490)
24	Dec-11	68,235	(2,069,308)	(1,091,683)	(236,851)	(3,329,606)	(159,577,830)	(7.39)	(114,751,525)
25	Jan-12	34,911	(2,044,202)	(955,495)	(136,106)	(3,100,892)	(162,678,722)	(7.53)	(116,909,829)

Final Payment Date: February 15, 2012

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2010-B

Original Pool Characteristics

Closing Date	October 28, 2010	Percentage of Vehicle Type(3)		100%
Cutoff Date	October 1, 2010	Car	43.40%
First Payment Date	November 15, 2010	CUV	30.51
Total Note Balance	$867,536,000	SUV	19.47
Number of Leases	47,777	Truck	6.61
Minimum Discount Rate Used to Calculate Securitization Value	5.40%	Percentage Vehicle Make(3)		100%
Initial Total Securitization Value	$1,063,157,765	Ford	51.85%
Average	$22,253	Lincoln	32.87
Highest	$67,334	Mercury	10.47
Lowest	$5,630	Mazda	1.87
Total Adjusted MSRP	$1,649,492,466	Land Rover	1.02
Total Base Residual Value	$745,258,664	Volvo	0.96
Average	$15,599	Jaguar	0.95
Highest	$55,019	Percentage of Top 10 Vehicle Models(3)		80.73%
Lowest	$4,898	Edge	13.96%
Total as % of Initial Total Securitization Value	70.10%	Fusion	12.74
Total Residual Portion of Securitization Value	$676,362,032	MKZ	9.69
Average	$14,157	MKS	8.62
Highest	$54,527	MKX	8.61
Lowest	$4,629	Escape	7.94
Total as % of Initial Total Securitization Value	63.62%	F-150	6.09
Total ALG Mark-to-Market (September-October 2010)	$804,567,558	Milan	5.45
Original Term(3)		Mariner	3.96
12 months	0.00%	Flex	3.68
24	20.09	Percentage in Top 8 States(3)(4)		80.30%
27	4.62	Michigan	25.60%
30	0.10	New York	16.41
36	41.85	New Jersey	11.24
39	31.34	Florida	6.52
42	0.04	California	6.28
48	1.97	Pennsylvania	5.40
Weighted Average(1) Original Term	34.3 months	Ohio	5.12
Weighted Average(1) Remaining Term	21.8 months	Texas	3.73
Weighted Average(1) Lease Factor	2.69%
Weighted Average(1) FICO® Score(2) at Origination	749
Percentage New Vehicle(3)	100.00%

See page C-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Oct-10	$1,042,102,954	$846,481,190	$674,540,458	0.53%	$4,223,758	$ –	$ –	$ –
2	Nov-10	1,014,728,833	819,107,068	665,921,421	(0.06)	6,244,225	276,469	–	–
3	Dec-10	984,075,234	788,453,469	653,882,974	0.27	6,859,252	728,498	63,809	–
4	Jan-11	954,455,548	758,833,783	642,728,005	0.73	5,927,141	499,378	100,640	20,274
5	Feb-11	926,614,037	730,992,272	632,911,180	0.46	4,999,566	258,270	89,423	14,450
6	Mar-11	893,743,421	698,121,657	618,378,131	0.73	4,451,168	264,693	0	15,626
7	Apr-11	862,758,769	667,137,004	604,911,401	0.66	4,676,460	399,431	65,446	15,291
8	May-11	831,913,826	636,292,061	591,140,655	0.59	6,069,313	468,430	46,267	57,234
9	Jun-11	798,686,058	603,064,293	574,990,896	0.68	5,289,911	491,248	58,366	41,357
10	Jul-11	766,534,724	570,912,960	559,440,110	0.79	4,797,434	288,032	36,501	71,110
11	Aug-11	732,330,009	536,708,244	541,625,100	1.08	5,093,337	511,598	34,437	18,214
12	Sep-11	699,019,248	503,397,483	524,011,840	0.89	5,049,614	467,479	35,531	33,677
13	Oct-11	665,766,504	470,144,739	505,643,488	0.96	6,217,012	338,979	25,740	58,434
14	Nov-11	633,956,283	438,334,518	488,340,174	0.99	5,445,514	347,801	18,357	34,174
15	Dec-11	601,027,735	405,405,970	469,478,445	0.97	5,331,600	473,835	44,148	10,905
16	Jan-12	560,044,864	364,423,099	441,790,282	1.09	4,555,577	442,688	81,743	18,520
17	Feb-12	510,484,119	314,862,354	404,260,716	0.50	3,666,277	335,327	65,382	61,504
18	Mar-12	459,253,277	263,631,512	364,341,160	(7.33)	3,653,188	220,238	48,592	39,403
19	Apr-12	414,057,037	218,435,272	329,290,654	0.65	3,218,954	239,638	31,742	21,955
20	May-12	369,469,607	173,847,842	294,548,217	1.45	3,209,789	223,914	25,709	0
21	Jun-12	332,763,155	137,141,390	266,641,567	(0.06)	2,938,974	275,345	16,553	0
22	Jul-12	304,752,597	109,130,832	246,966,448	1.01	2,887,518	208,090	73,811	16,106
23	Aug-12	279,716,558	84,094,794	230,218,947	1.84	2,730,733	168,832	29,360	45,009
24	Sep-12	262,840,310	67,218,545	220,836,673	1.29	2,530,331	313,073	51,391	23,240
25	Oct-12	244,144,643	48,522,878	209,491,898	1.58	2,653,469	159,237	0	14,199
26	Nov-12	225,407,992	29,786,227	197,415,861	1.46	2,467,718	228,683	0	0
27	Dec-12	204,298,401	0	182,420,763	(0.09)	2,606,316	335,153	63,595	0

Final Payment Date: January 15, 2013

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2010-B

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Oct-10	–	2	64	261	19	18.50%
2	Nov-10	904	7	319	433	66	38.67
3	Dec-10	893	13	492	405	122	47.67
4	Jan-11	511	26	490	375	73	50.83
5	Feb-11	625	23	411	399	72	45.41
6	Mar-11	824	21	571	562	79	46.31
7	Apr-11	793	23	584	502	65	49.74
8	May-11	908	16	494	577	80	42.33
9	Jun-11	1,074	19	532	710	83	39.58
10	Jul-11	959	8	518	687	54	40.88
11	Aug-11	890	23	525	787	67	37.45
12	Sep-11	1,065	22	530	754	56	38.91
13	Oct-11	1,054	22	615	690	70	44.02
14	Nov-11	934	14	638	545	59	50.80
15	Dec-11	1,117	10	715	552	73	52.96
16	Jan-12	1,622	14	1,133	578	103	61.98
17	Feb-12	2,518	24	1,548	588	171	66.41
18	Mar-12	3,520	13	1,523	639	231	63.30
19	Apr-12	2,219	11	1,381	583	153	64.90
20	May-12	1,815	10	1,381	623	130	64.41
21	June-12	2,144	9	1,061	551	126	60.73
22	Jul-12	1,161	4	729	440	108	56.91
23	Aug-12	331	16	601	467	42	53.37
24	Sep-12	395	9	329	319	21	48.53
25	Oct-12	329	8	388	393	20	47.96
26	Nov-12	554	6	470	346	33	54.97
27	Dec-12	1,500	5	559	403	49	55.02

Final Payment Date: January 15, 2013

See page C-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Oct-10	$ (1,631)	$ (123,125)	$ (473,318)	$ –	$ (598,075)	$ (598,075)	(0.06)%	$ (151,824)
2	Nov-10	28,196	(624,120)	(825,010)	(17,427)	(1,438,362)	(2,036,436)	(0.19)	(841,472)
3	Dec-10	46,651	(1,113,484)	(788,987)	(28,719)	(1,884,539)	(3,920,975)	(0.37)	(2,067,661)
4	Jan-11	190,640	(1,113,326)	(757,076)	(58,804)	(1,738,565)	(5,659,540)	(0.53)	(3,329,004)
5	Feb-11	103,477	(1,019,348)	(696,715)	(26,096)	(1,638,681)	(7,298,221)	(0.69)	(4,492,177)
6	Mar-11	73,346	(1,845,463)	(1,100,221)	(76,785)	(2,949,123)	(10,247,344)	(0.96)	(6,495,529)
7	Apr-11	(2,301)	(1,883,833)	(881,336)	(113,783)	(2,881,253)	(13,128,596)	(1.23)	(8,553,632)
8	May-11	12,065	(1,708,156)	(1,030,881)	(86,750)	(2,813,722)	(15,942,318)	(1.50)	(10,421,703)
9	Jun-11	16,901	(1,990,368)	(1,296,271)	(112,216)	(3,381,954)	(19,324,272)	(1.82)	(12,529,530)
10	Jul-11	1,733	(1,989,855)	(1,219,635)	(156,712)	(3,364,468)	(22,688,740)	(2.13)	(14,671,632)
11	Aug-11	9,065	(1,934,472)	(1,413,460)	(79,373)	(3,418,240)	(26,106,980)	(2.46)	(16,756,358)
12	Sep-11	18,922	(1,725,617)	(1,370,278)	(77,664)	(3,154,637)	(29,261,617)	(2.75)	(18,617,141)
13	Oct-11	105,839	(1,475,774)	(1,222,712)	(71,541)	(2,664,188)	(31,925,805)	(3.00)	(20,220,638)
14	Nov-11	18,456	(1,592,060)	(969,653)	(76,471)	(2,619,727)	(34,545,532)	(3.25)	(21,920,177)
15	Dec-11	35,619	(1,854,670)	(1,029,253)	(90,833)	(2,939,136)	(37,484,669)	(3.53)	(23,912,965)
16	Jan-12	33,349	(2,596,064)	(1,069,371)	(101,232)	(3,733,318)	(41,217,987)	(3.88)	(26,658,450)
17	Feb-12	50,603	(3,050,554)	(1,008,003)	(191,488)	(4,199,442)	(45,417,428)	(4.27)	(29,874,469)
18	Mar-12	59,231	(3,336,296)	(1,077,325)	(115,450)	(4,469,839)	(49,887,267)	(4.69)	(33,401,063)
19	Apr-12	50,924	(3,277,029)	(1,055,495)	(164,044)	(4,445,645)	(54,332,912)	(5.11)	(36,849,497)
20	May-12	34,205	(2,542,434)	(1,143,602)	(184,750)	(3,836,581)	(58,169,493)	(5.47)	(39,575,550)
21	Jun-12	9,823	(1,738,405)	(1,009,966)	(108,862)	(2,847,411)	(61,016,904)	(5.74)	(41,466,002)
22	Jul-12	12,965	(1,015,301)	(829,309)	(198,043)	(2,029,688)	(63,046,592)	(5.93)	(42,581,817)
23	Aug-12	32,685	(907,028)	(842,365)	(95,463)	(1,812,171)	(64,858,762)	(6.10)	(43,607,034)
24	Sep-12	18,386	(624,109)	(558,077)	(85,608)	(1,249,408)	(66,108,170)	(6.22)	(44,277,612)
25	Oct-12	36,727	(730,771)	(761,757)	(84,101)	(1,539,902)	(67,648,072)	(6.36)	(45,088,652)
26	Nov-12	20,470	(922,019)	(650,941)	(89,175)	(1,641,664)	(69,289,737)	(6.52)	(46,103,481)
27	Dec-12	(347)	(1,299,422)	(924,227)	(108,934)	(2,332,931)	(71,622,667)	(6.74)	(47,478,827)

Final Payment Date: January 15, 2013

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2011-A

Original Pool Characteristics

Closing Date	July 5, 2011	Percentage of Vehicle Type(3)(14)		100%
Cutoff Date	June 1, 2011	Car	40.42%
First Payment Date	July 15, 2011	CUV	33.82
Total Note Balance	$1,051,029,000	SUV	17.58
Number of Leases	54,427	Truck	8.19
Minimum Discount Rate Used to Calculate Securitization Value	5.75%	Percentage of Vehicle Make(3)		100%
Initial Total Securitization Value	$1,262,497,868	Ford	65.32%
Average	$23,196	Lincoln	26.96
Highest	$63,785	Mercury	6.18
Lowest	$6,070	Mazda	0.69
Total Adjusted MSRP	$1,874,362,458	Jaguar	0.35
Total Base Residual Value	$904,581,981	Land Rover	0.26
Average	$16,620	Volvo	0.24
Highest	$46,991	Percentage of Top 10 Vehicle Models(3)		84.26%
Lowest	$4,975	Edge	16.32%
Total as % of Initial Total Securitization Value	71.65%	Fusion	15.49
Total Residual Portion of Securitization Value	$808,617,721	Escape	10.36
Average	$14,857	MKZ	9.32
Highest	$46,384	MKX	8.11
Lowest	$4,189	F-150	7.86
Total as % of Initial Total Securitization Value	64.05%	Explorer	5.62
Total ALG Mark-to-Market (May-June 2011)	$926,471,212	MKS	5.62
Original Term(3)		Milan	2.93
24 months	22.77%	Mariner	2.62
27	8.23	Percentage in Top 8 States(3)(4)		79.48%
36	34.37	Michigan	24.41%
39	33.56	New York	16.40
42	0.03	New Jersey	10.79
47	0.00	California	6.97
48	1.03	Ohio	6.04
Weighted Average(1) Original Term	33.7 months	Florida	5.95
Weighted Average(1) Remaining Term	23.8 months	Pennsylvania	5.26
Weighted Average(1) Lease Factor	2.41%	Texas	3.66
Weighted Average(1) FICO® Score(2) at Origination	742
Percentage New Vehicle(3)	100.00%

See page C-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Jun-11	$1,237,063,007	$1,025,594,139	$803,937,447	0.74%	$4,532,161	$ –	$ –	$ –
2	Jul-11	1,204,393,292	992,924,424	791,498,719	0.07	4,703,549	232,657	–	–
3	Aug-11	1,166,532,746	955,063,878	773,672,210	0.53	5,713,041	377,907	72,154	–
4	Sep-11	1,133,349,399	921,880,531	759,776,780	0.38	6,016,676	358,929	74,159	–
5	Oct-11	1,105,186,326	893,717,458	750,599,154	0.66	7,217,391	437,323	43,474	42,534
6	Nov-11	1,079,492,442	868,023,574	743,698,805	0.56	7,373,800	401,354	53,991	64,534
7	Dec-11	1,053,330,168	841,861,300	736,108,217	0.55	7,552,703	516,363	15,971	69,017
8	Jan-12	1,023,084,479	811,615,611	724,435,374	0.63	7,074,843	353,002	194,855	0
9	Feb-12	989,129,719	777,660,851	708,440,686	0.37	6,686,165	385,402	78,057	28,200
10	Mar-12	953,627,153	742,158,285	690,801,639	(0.10)	7,232,340	142,220	17,753	0
11	Apr-12	918,246,717	706,777,849	672,989,830	0.69	7,321,860	464,442	82,871	0
12	May-12	883,426,409	671,957,541	655,589,249	0.95	8,521,008	606,358	65,324	40,660
13	Jun-12	850,348,947	638,880,079	639,288,671	0.68	7,634,016	692,725	64,431	48,051
14	Jul-12	817,905,642	606,436,774	623,496,738	0.89	7,645,327	620,813	67,592	60,081
15	Aug-12	780,105,967	568,637,099	602,021,022	0.87	7,698,705	524,367	142,586	52,100
16	Sep-12	745,036,594	533,567,726	582,414,046	0.33	7,328,387	608,310	34,443	27,927
17	Oct-12	709,125,468	497,656,600	561,840,795	1.59	7,971,367	689,050	20,179	27,416
18	Nov-12	678,509,504	467,040,636	545,898,109	1.44	7,275,969	692,865	40,410	26,902
19	Dec-12	644,241,119	432,772,251	525,709,852	1.44	8,566,688	740,270	65,720	38,836
20	Jan-13	593,903,299	382,434,431	488,688,351	0.12	6,601,320	563,717	48,252	53,083

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2011-A

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Jun-11	–	–	146	461	36	22.71%
2	Jul-11	1,299	4	403	715	64	33.98
3	Aug-11	1,270	11	638	814	103	40.74
4	Sep-11	1,037	16	577	559	72	47.14
5	Oct-11	407	15	408	384	51	47.55
6	Nov-11	352	10	311	347	26	44.81
7	Dec-11	445	14	324	343	30	45.57
8	Jan-12	698	19	462	385	61	49.84
9	Feb-12	940	25	690	387	63	59.23
10	Mar-12	1,524	21	678	471	92	53.72
11	Apr-12	879	17	691	463	82	55.15
12	May-12	757	19	645	545	61	50.79
13	Jun-12	925	15	656	453	49	55.92
14	Jul-12	697	18	617	428	47	55.59
15	Aug-12	1,095	30	812	476	66	58.67
16	Sep-12	1,235	18	707	442	83	56.56
17	Oct-12	332	25	754	459	84	57.03
18	Nov-12	269	19	684	330	16	65.20
19	Dec-12	630	24	810	401	50	63.04
20	Jan-13	3,156	27	1,403	609	168	63.57

See page C-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Jun-11	$ –	$ (565,304)	$ (850,094)	$ –	$(1,415,397)	$ (1,415,397)	(0.11)%	$ (639,003)
2	Jul-11	(113)	(1,749,518)	(1,292,437)	(29,199)	(3,071,268)	(4,486,665)	(0.36)	(2,499,998)
3	Aug-11	4,046	(2,487,909)	(1,622,915)	(58,594)	(4,165,371)	(8,652,036)	(0.69)	(5,137,506)
4	Sep-11	27,274	(1,926,753)	(1,208,466)	(51,801)	(3,159,746)	(11,811,783)	(0.94)	(7,200,146)
5	Oct-11	20,214	(1,047,841)	(825,280)	(129,625)	(1,982,533)	(13,794,316)	(1.09)	(8,372,716)
6	Nov-11	64,366	(766,496)	(741,838)	(49,474)	(1,493,441)	(15,287,757)	(1.21)	(9,249,182)
7	Dec-11	67,221	(782,259)	(701,601)	(75,220)	(1,491,859)	(16,779,616)	(1.33)	(10,106,306)
8	Jan-12	61,968	(957,331)	(908,653)	(56,554)	(1,860,570)	(18,640,186)	(1.48)	(11,139,817)
9	Feb-12	137,347	(1,416,959)	(805,141)	(54,280)	(2,139,033)	(20,779,218)	(1.65)	(12,632,199)
10	Mar-12	87,507	(1,620,056)	(974,261)	(110,628)	(2,617,438)	(23,396,656)	(1.85)	(14,349,018)
11	Apr-12	62,230	(1,657,969)	(1,006,831)	(91,077)	(2,693,646)	(26,090,302)	(2.07)	(16,125,399)
12	May-12	62,581	(1,213,392)	(1,170,596)	(108,357)	(2,429,764)	(28,520,067)	(2.26)	(17,427,096)
13	Jun-12	50,600	(952,023)	(1,001,319)	(88,434)	(1,991,175)	(30,511,242)	(2.42)	(18,503,982)
14	Jul-12	68,883	(672,808)	(925,880)	(90,553)	(1,620,358)	(32,131,600)	(2.55)	(19,277,978)
15	Aug-12	70,264	(651,439)	(1,065,595)	(24,100)	(1,670,869)	(33,802,469)	(2.68)	(20,065,114)
16	Sep-12	47,970	(494,185)	(1,062,640)	(22,405)	(1,531,259)	(35,333,729)	(2.80)	(20,646,693)
17	Oct-12	100,578	(222,471)	(1,078,298)	(128,799)	(1,328,990)	(36,662,719)	(2.90)	(20,991,373)
18	Nov-12	80,570	(769,583)	(813,941)	(80,980)	(1,583,934)	(38,246,653)	(3.03)	(21,884,307)
19	Dec-12	112,142	(1,225,699)	(1,081,354)	(105,395)	(2,300,306)	(40,546,959)	(3.21)	(23,216,399)
20	Jan-13	148,664	(1,380,413)	(1,327,670)	(79,951)	(2,639,370)	(43,186,328)	(3.42)	(24,862,705)

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2011-B

Original Pool Characteristics

Closing Date	October 31, 2011	Percentage of Vehicle Type(3)(14)		100%
Cutoff Date	October 1, 2011	Car	39.00%
First Payment Date	November 15, 2011	CUV	34.66
Total Note Balance	$757,842,000	SUV	16.73
Number of Leases	37,733	Truck	9.62
Minimum Discount Rate Used to Calculate Securitization Value	6.00%	Percentage of Vehicle Make(3)		100%
Initial Total Securitization Value	$880,188,636	Ford	69.47%
Average	$23,327	Lincoln	25.98
Highest	$59,977	Mercury	3.88
Lowest	$6,618	Volvo	0.25
Total Adjusted MSRP	$1,312,494,074	Land Rover	0.20
Total Base Residual Value	$634,139,748	Jaguar	0.15
Average	$16,806	Mazda	0.07
Highest	$47,239	Percentage of Top 10 Vehicle Models(3)		86.04%
Lowest	$4,996	Edge	15.22%
Total as % of Initial Total Securitization Value	72.05%	Fusion	14.00
Total Residual Portion of Securitization Value	$565,075,730	Escape	11.28
Average	$14,976	F-150	9.38
Highest	$45,846	MKZ	9.05
Lowest	$4,873	Explorer	8.44
Total as % of Initial Total Securitization Value	64.20%	MKX	7.42
Total ALG Mark-to-Market (September-October 2011)	$640,277,934	MKS	5.88
Original Term(3)		Focus	3.07
24 months	25.75%	Flex	2.29
27	5.20	Percentage in Top 8 States(3)(4)		79.78%
36	37.47	Michigan	25.20%
39	31.04	New York	15.61
42	0.03	New Jersey	10.30
48	0.52	California	7.42
Weighted Average(1) Original Term	33.4 months	Ohio	6.03
Weighted Average(1) Remaining Term	23.4 months	Florida	5.84
Weighted Average(1) Lease Factor	2.46%	Pennsylvania	5.19
Weighted Average(1) FICO® Score(2) at Origination	747	Texas	4.20
Percentage New Vehicle(3)	100.00%

See page C-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Oct-11	$865,021,414	$742,674,779	$564,371,128	0.51%	$4,323,217	$ –	$ –	$ –
2	Nov-11	849,103,101	726,756,466	562,838,415	0.59	4,687,549	212,763	–	–
3	Dec-11	832,783,622	710,436,986	560,749,682	0.64	5,663,612	266,284	–	–
4	Jan-12	812,556,045	690,209,410	554,637,412	1.03	5,348,778	258,358	74,996	–
5	Feb-12	786,021,086	663,674,450	541,925,673	(0.02)	4,576,129	213,611	78,977	–
6	Mar-12	757,034,212	634,687,576	526,581,206	(0.22)	5,600,164	202,222	46,717	50,690
7	Apr-12	731,768,259	609,421,624	514,344,534	0.56	5,310,856	277,447	20,344	0
8	May-12	707,004,915	584,658,280	502,748,976	0.68	5,936,577	249,738	121,521	0
9	Jun-12	685,119,970	562,773,334	493,550,405	0.29	6,335,797	412,310	16,796	103,629
10	Jul-12	664,408,901	542,062,266	485,412,513	0.77	6,495,624	629,466	50,688	32,911
11	Aug-12	640,953,372	518,606,736	474,642,247	0.79	5,616,893	200,268	29,496	57,457
12	Sep-12	619,618,584	497,271,948	465,316,057	0.38	5,092,910	360,639	0	85,236
13	Oct-12	598,179,572	475,832,936	455,905,049	1.25	5,949,873	422,907	77,000	30,850
14	Nov-12	578,181,015	455,834,380	447,683,356	1.20	6,043,538	372,672	17,718	44,647
15	Dec-12	555,745,605	433,398,970	436,908,583	1.23	6,497,195	543,263	52,761	29,447
16	Jan-13	525,736,444	403,389,809	418,122,988	0.57	5,351,104	464,873	45,054	38,290

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2011-B

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Oct-11	–	1	20	222	3	8.13%
2	Nov-11	–	3	80	205	–	27.78
3	Dec-11	–	5	133	180	3	41.43
4	Jan-12	–	12	292	247	19	51.23
5	Feb-12	1,084	12	557	334	67	57.42
6	Mar-12	1,329	16	627	385	95	55.83
7	Apr-12	718	19	560	290	58	60.41
8	May-12	625	16	480	345	37	54.67
9	Jun-12	703	15	383	282	43	52.97
10	Jul-12	348	14	348	247	30	54.46
11	Aug-12	496	26	407	309	32	52.58
12	Sep-12	580	16	356	234	49	54.35
13	Oct-12	149	18	371	252	27	55.54
14	Nov-12	132	7	355	228	8	59.36
15	Dec-12	312	25	396	299	23	53.30
16	Jan-13	1,176	16	706	368	86	60.03

See page C-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Oct-11	$ 4,145	$ (39,794)	$(447,295)	$ –	$ (482,944)	$ (482,944)	(0.05)%	$ (53,625)
2	Nov-11	4,605	(146,852)	(463,257)	25,620	(579,884)	(1,062,828)	(0.12)	(241,660)
3	Dec-11	20,849	(304,996)	(369,694)	(11,001)	(664,842)	(1,727,670)	(0.20)	(567,072)
4	Jan-12	17,644	(584,751)	(476,168)	(15,147)	(1,058,422)	(2,786,093)	(0.32)	(1,220,113)
5	Feb-12	57,140	(1,107,775)	(647,557)	(28,763)	(1,726,956)	(4,513,048)	(0.51)	(2,432,491)
6	Mar-12	17,381	(1,725,139)	(793,521)	(75,416)	(2,576,694)	(7,089,743)	(0.81)	(4,263,974)
7	Apr-12	113,833	(1,552,286)	(618,213)	(24,209)	(2,080,876)	(9,170,619)	(1.04)	(5,928,574)
8	May-12	85,926	(1,061,781)	(828,872)	(98,888)	(1,903,615)	(11,074,234)	(1.26)	(7,080,858)
9	Jun-12	41,980	(640,573)	(645,852)	(86,665)	(1,331,109)	(12,405,343)	(1.41)	(7,803,720)
10	Jul-12	74,892	(514,917)	(547,756)	(62,965)	(1,050,747)	(13,456,090)	(1.53)	(8,357,209)
11	Aug-12	85,288	(428,029)	(842,121)	(26,283)	(1,211,144)	(14,667,234)	(1.67)	(8,818,591)
12	Sep-12	69,617	(196,913)	(642,848)	(31,926)	(802,070)	(15,469,303)	(1.76)	(9,077,039)
13	Oct-12	107,479	(163,240)	(703,480)	(86,403)	(845,643)	(16,314,946)	(1.85)	(9,310,557)
14	Nov-12	12,866	(231,720)	(686,735)	(74,432)	(980,021)	(17,294,967)	(1.96)	(9,610,971)
15	Dec-12	137,315	(546,937)	(938,760)	(61,116)	(1,409,499)	(18,704,465)	(2.13)	(10,214,829)
16	Jan-13	64,600	(914,351)	(994,856)	(100,305)	(1,944,912)	(20,649,378)	(2.35)	(11,256,077)

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2012-A

Original Pool Characteristics

Closing Date	March 5, 2012	Percentage of Vehicle Type(3)(14)		100%
Cutoff Date	February 1, 2012	Car	35.29%
First Payment Date	March 15, 2012	CUV	33.45
Total Note Balance	$1,175,250,000	SUV	18.88
Number of Leases	56,767	Truck	12.38
Minimum Discount Rate Used to Calculate Securitization Value	6.00%	Percentage of Vehicle Make(3)		100%
Initial Total Securitization Value	$1,364,977,744	Ford	76.47%
Average	$24,045	Lincoln	21.92
Highest	$62,090	Mercury	1.56
Lowest	$7,544	Volvo	0.02
Total Adjusted MSRP	$1,982,216,067	Jaguar	0.01
Total Base Residual Value	$984,108,022	Land Rover	0.01
Average	$17,336	Mazda	0.00
Highest	$37,187	Percentage of Top 10 Vehicle Models(3)		89.91%
Lowest	$4,975	Escape	14.88%
Total as % of Initial Total Securitization Value	72.10%	Edge	13.88
Total Residual Portion of Securitization Value	$870,032,136	Fusion	13.60
Average	$15,326	F-150	12.18
Highest	$34,680	Explorer	10.03
Lowest	$4,327	MKZ	7.36
Total as % of Initial Total Securitization Value	63.74%	MKX	6.78
Total ALG Mark-to-Market (January-February 2012)	$949,593,543	MKS	4.87
Original Term(3)		Focus	4.32
24 months	20.81%	Taurus	2.01
27	18.07	Percentage in Top 8 States(3)(4)		79.40%
36	34.58	Michigan	26.19%
39	26.43	New York	15.11
48	0.11	New Jersey	9.18
Weighted Average(1) Original Term	32.7 months	California	7.88
Weighted Average(1) Remaining Term	24.6 months	Ohio	6.14
Weighted Average(1) Lease Factor	2.18%	Florida	5.74
Weighted Average(1) FICO® Score(2) at Origination	749	Pennsylvania	4.77
Percentage New Vehicle(3)	100.00%	Texas	4.39

See page C-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Feb-12	$1,346,678,695	$1,156,950,951	$872,139,022	0.25%	$5,835,739	$ 21,930	$ –	$–
2	Mar-12	1,326,354,971	1,136,627,226	872,716,236	0.39	6,989,279	365,110	–	–
3	Apr-12	1,305,674,943	1,115,947,199	872,785,896	0.42	8,898,285	302,237	139,187	–
4	May-12	1,282,769,728	1,093,041,983	871,065,933	0.58	8,844,700	462,480	21,899	81,869
5	Jun-12	1,259,939,788	1,070,212,044	869,088,331	0.58	9,994,520	689,355	42,125	29,231
6	Jul-12	1,235,174,227	1,045,446,482	865,254,684	0.38	10,773,407	947,156	107,609	48,965
7	Aug-12	1,206,695,703	1,016,967,959	857,507,531	0.45	10,143,054	866,992	141,594	114,603
8	Sep-12	1,178,569,938	988,842,193	849,938,903	0.38	9,484,633	378,699	153,160	72,732
9	Oct-12	1,149,016,401	959,288,657	841,064,979	0.93	10,363,859	654,864	20,071	68,969
10	Nov-12	1,121,992,860	932,265,115	834,245,844	0.83	11,497,350	774,598	56,018	39,849
11	Dec-12	1,093,204,704	903,476,960	825,632,650	0.83	12,394,416	1,126,572	149,349	0
12	Jan-13	1,055,263,352	865,535,608	807,642,524	0.61	10,107,117	977,637	83,728	80,044

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2012-A

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Feb-12	–	1	8	134	7	5.33%
2	Mar-12	–	5	39	197	4	15.92
3	Apr-12	–	23	43	213	–	15.41
4	May-12	–	15	67	309	1	17.09
5	Jun-12	–	11	108	277	4	27.00
6	Jul-12	284	21	208	261	19	40.86
7	Aug-12	441	22	332	323	29	47.03
8	Sep-12	491	39	319	303	23	46.64
9	Oct-12	139	26	357	346	25	47.35
10	Nov-12	110	17	330	286	6	51.64
11	Dec-12	255	19	360	343	14	48.91
12	Jan-13	1,012	32	689	433	65	56.52

See page C-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Feb-12	$ 3,394	$(22,796)	$(424,405)	$ –	$(443,806)	$ (443,806)	(0.03)%	$(21,740)
2	Mar-12	10,384	(78,735)	(590,180)	(250)	(658,781)	(1,102,587)	(0.08)	(154,032)
3	Apr-12	40,301	(85,183)	(672,620)	(2,192)	(719,694)	(1,822,280)	(0.13)	(252,276)
4	May-12	8,051	(65,415)	(913,435)	1,330	(969,469)	(2,791,749)	(0.20)	(354,082)
5	Jun-12	34,661	(142,183)	(741,426)	(10,167)	(859,115)	(3,650,864)	(0.27)	(505,710)
6	Jul-12	103,473	(228,735)	(722,814)	(18,865)	(866,941)	(4,517,806)	(0.33)	(769,836)
7	Aug-12	47,229	(354,994)	(870,209)	(19,172)	(1,197,146)	(5,714,951)	(0.42)	(1,166,292)
8	Sep-12	203,126	(164,833)	(879,745)	3,118	(838,334)	(6,553,285)	(0.48)	(1,399,654)
9	Oct-12	118,798	(44,545)	(1,058,067)	(51,613)	(1,035,427)	(7,588,713)	(0.56)	(1,538,027)
10	Nov-12	53,564	(314,280)	(963,486)	(82,700)	(1,306,902)	(8,895,615)	(0.65)	(1,936,272)
11	Dec-12	102,298	(473,648)	(1,243,197)	(33,203)	(1,647,751)	(10,543,365)	(0.77)	(2,483,236)
12	Jan-13	72,316	(698,122)	(1,183,072)	(37,348)	(1,846,227)	(12,389,592)	(0.91)	(3,316,523)

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2012-B

Original Pool Characteristics

Closing Date	October 3, 2012	Percentage of Vehicle Type(3)(14)		100%
Cutoff Date	September 1, 2012	Car	33.17%
First Payment Date	October 15, 2012	CUV	36.41
Total Note Balance	$833,423,000	SUV	17.79
Number of Leases	38,448	Truck	12.64
Minimum Discount Rate Used to Calculate Securitization Value	5.85%	Percentage of Vehicle Make(3)		100%
Initial Total Securitization Value	$924,998,846	Ford	79.36%
Average	$24,058	Lincoln	19.96
Highest	$61,525	Mercury	0.64
Lowest	$7,495	Volvo	0.04
Total Adjusted MSRP	$1,360,253,748	Percentage of Top 10 Vehicle Models(3)		90.58%
Total Base Residual Value	$656,950,399	Escape	14.76%
Average	$17,087	Edge	14.74
Highest	$37,281	F-150	12.48
Lowest	$6,201	Explorer	11.99
Total as % of Initial Total Securitization Value	71.02%	Fusion	11.64
Total Residual Portion of Securitization Value	$583,764,196	MKZ	6.83
Average	$15,183	MKX	6.44
Highest	$34,514	Focus	5.42
Lowest	$5,577	MKS	3.88
Total as % of Initial Total Securitization Value	63.11%	Taurus	2.41
Total ALG Mark-to-Market (September-October 2012)	$709,281,448	Percentage in Top 8 States(3)(4)		77.17%
Original Term(3)		Michigan	20.66%
24 months	22.31%	New York	15.29
27	7.87	New Jersey	9.73
36	43.67	California	9.73
39	26.04	Ohio	7.02
48	0.11	Texas	5.15
Weighted Average(1) Original Term	33.4 months	Florida	4.82
Weighted Average(1) Remaining Term	24.0 months	Pennsylvania	4.78
Weighted Average(1) Lease Factor	2.24%
Weighted Average(1) FICO® Score(2) at Origination	745
Percentage New Vehicle(3)	100.00%

See page C-1 for definitions and footnotes

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Residual Portion of	Prepayment	Delinquencies(7)
Month		Value(5)	Balance(5)	Securitization Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days
1	Sep-12	$911,573,043	$819,997,197	$585,097,923	0.25%	$4,351,912	$ –	$ –	$–
2	Oct-12	897,098,325	805,522,479	585,664,762	0.36	6,392,297	355,865	–	–
3	Nov-12	882,657,134	791,081,288	586,183,254	0.36	7,045,286	410,510	34,468	-
4	Dec-12	866,617,332	775,041,486	585,457,188	0.53	8,470,527	633,535	63,885	34,093
5	Jan-13	849,010,003	757,434,157	583,492,722	0.69	7,099,624	664,272	43,366	71,675

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2012-B

Terminations

Month		Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned and Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)
1	Sep-12	–	3	6	89	2	6.00%
2	Oct-12	–	4	13	136	1	8.44
3	Nov-12	–	8	19	127	-	12.34
4	Dec-12	–	15	37	180	-	15.95
5	Jan-13	–	19	55	225	-	18.39

See page C-1 for definitions and footnotes

Losses

Month		Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned and Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned and Sold
1	Sep-12	$ 23,437	$ (5,679)	$(334,697)	$ –	$ (316,938)	$ (316,938)	(0.03)%	$ (10,612)
2	Oct-12	15,086	(11,958)	(481,884)	(210)	(478,965)	(795,904)	(0.09)	(35,490)
3	Nov-12	35,522	(47,545)	(468,395)	(2,855)	(483,272)	(1,279,176)	(0.14)	(103,594)
4	Dec-12	58,260	(13,073)	(747,317)	(11,174)	(713,304)	(1,992,480)	(0.22)	(158,741)
5	Jan-13	34,113	(162,929)	(889,033)	(23,656)	(1,041,504)	(3,033,984)	(0.33)	(334,929)

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trusts

Asset Backed Notes

Ford Credit Auto Lease Two LLC Depositor	Ford Motor Credit Company LLC Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks.  You should review carefully the risk factors beginning on page 7 of this prospectus and in the prospectus supplement.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

This prospectus may be used to offer and sell the notes only if accompanied by the prospectus supplement for the issuing entity.

The issuing entities:

A new trust will be formed to be the issuing entity for each securitization transaction.

The assets of each trust will consist of:

•               an exchange note which will be backed by a reference pool of car, light truck and utility vehicle leases and leased vehicles purchased by Ford Credit’s titling companies from dealers,

•               rights under the transaction documents for the removal of ineligible and certain other leases and leased vehicles,

•               rights under the transaction documents for servicer advances, and

•               any other property identified in the prospectus supplement.

Each trust will issue asset-backed securities consisting of notes in one or more classes.

The notes:

•               will be asset-backed securities payable only from the assets of the trust,

•               may benefit from one or more forms of credit or payment enhancement, and

•               will be debt obligations of the trust.

The amount, price and terms of each offering of notes will be determined at the time of sale and will be described in the prospectus supplement accompanying this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2013

READING THIS PROSPECTUS AND A PROSPECTUS SUPPLEMENT

This prospectus provides general information about the notes to be issued by the Ford Credit Auto Lease Trusts, some of which may not apply to notes issued by a particular trust.

You should only rely on information provided or incorporated by reference in this prospectus and the prospectus supplement and any informational and computational material filed as part of the registration statement filed with the Securities and Exchange Commission, or “SEC,” for any particular offering of notes.

This prospectus begins with the following brief introductory sections:

•                 Summary — provides an overview of the terms of the notes.

•                 Risk Factors — describes some of the risks of investing in the notes.

The other sections of this prospectus contain more detailed descriptions of the notes and the structure of the trust that will issue your notes.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus or the prospectus supplement.  The Table of Contents on the preceding page contains references to key topics.

An index of defined terms is at the end of this prospectus.

SUMMARY

This summary provides an overview of the most important terms of the notes.  It does not contain all of the information that may be important to you.  To understand fully the terms of the notes, you should read this prospectus, especially the “Risk Factors” beginning on page 7, and the prospectus supplement completely.

Sponsor, Servicer, Lender, Titling Company Servicer, Titling Company Administrator, Collateral Agent Administrator and Indenture Administrator

Ford Motor Credit Company LLC, or “Ford Credit,” is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or “Ford.”

Depositor

Ford Credit Auto Lease Two LLC, or the “depositor,” is a Delaware limited liability company and a special purpose company wholly owned by Ford Credit.

Issuing Entity

The depositor will form a separate issuing entity, or “trust,” for each securitization transaction.  Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.  Initially, the depositor will be the beneficiary of the trust.

Indenture Trustee and Owner Trustee

The prospectus supplement will identify the owner trustee of the trust and the indenture trustee for the notes.

Titling Companies

Each of CAB East LLC and CAB West LLC, together the “titling companies” and each individually a “titling company,” is a Delaware limited liability company.

Collateral Agent

HTD Leasing LLC, or “HTD,” is a Delaware limited liability company and a wholly-owned subsidiary of U.S. Bank National Association.

Administrative Agent

U.S. Bank National Association, or “U.S. Bank,” is a national banking association and a wholly-owned subsidiary of U.S. Bancorp.

The Notes

The trust will issue one or more classes of notes under an indenture between the trust and the indenture trustee.

The terms of the notes will be described in the prospectus supplement, including, for each class of notes, its:

•                  principal amount,

•                  interest rate or method of determining the interest rate, and

•                  final scheduled payment date.

The notes of one class may differ from the notes of another class in certain respects, including:

•                  the timing and priority of payments, and

•                  whether interest and principal payments may be delayed or further subordinated upon the occurrence of certain events of default and the related consequences.

The priority of payments among the different classes of notes will be described in the prospectus supplement.

The notes will be available only in book-entry form, except in limited circumstances described in this prospectus.

For a more detailed description of the features of the notes you should read “Description of the Notes” in this prospectus and the prospectus supplement.

Exchange Note

The titling companies will issue a new “exchange note” to Ford Credit in connection with each securitization transaction.  The exchange note will be issued under a revolving credit facility provided by Ford Credit to the titling companies to finance their purchase of leases and leased vehicles from dealers.

The titling companies will use amounts received on a “reference pool” of leases and leased vehicles to make payments on the exchange note.  These amounts include:

•                  payments by or on behalf of the lessees on the leases,

•                  net proceeds from sales of leased vehicles, and

•                  proceeds from claims on insurance policies covering the lessees, the leases or the leased vehicles.

For a more detailed description of the features of the exchange note you should read “Description of the Exchange Notes” in this prospectus and “Description of the Exchange Note” in the prospectus supplement.

Reference Pool

The leases in the reference pool are retail closed-end lease contracts for new cars, light trucks and utility vehicles.  A lessee who complies with the terms of the lease will not be responsible for the value of the leased vehicle at the end of the lease.

The prospectus supplement will describe how the securitization value of a lease is calculated.

Trust Assets

The primary asset of the trust will be the exchange note.

For each securitization transaction, Ford Credit, as the sponsor, will sell the exchange note to the depositor and the depositor will then immediately sell the exchange note to the trust.  The prospectus supplement will describe the criteria used to select the reference pool which will back the exchange note.

In addition to the exchange note, the trust assets will include:

•                  funds and investments held in bank accounts of the trust,

•                  rights under the transaction documents for the removal of ineligible and certain other leases and leased vehicles,

•                  rights under the transaction documents for servicer advances, and

•                  all other rights under the transaction documents, including any credit or payment enhancements.

For a more detailed description of the trust assets, you should read “Reference Pool” and “Description of the Exchange Notes” in this prospectus and “Reference Pool” and “Description of the Exchange Note” in the prospectus supplement.

Credit and Payment Enhancement

The prospectus supplement will describe the features designed to protect noteholders against losses on the leases and leased vehicles in the reference pool and consequent delays or defaults in payments on the notes.  These features are called credit enhancement and may include:

•                  reserve accounts,

•                  excess spread,

•                  overcollateralization, or

•                  subordination of other notes issued by the trust.

The prospectus supplement may describe features designed to ensure the timely payment of amounts owed to noteholders.  These features are called payment enhancement and may include:

•                  interest rate swaps, caps or floors,

•                  surety bonds,

•                  letters of credit, or

•                  liquidity facilities.

For a more detailed description of credit and payment enhancement, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus.

Servicing of the Reference Pool

Ford Credit will act as the “servicer” for the leases and leased vehicles in the reference pool.  The servicer is responsible for collecting payments on the reference pool, administering payoffs, defaults and delinquencies, and repossessing and liquidating leased vehicles.  Ford Credit will also act as custodian and maintain custody of the lease files.  The trust will pay the servicer a monthly servicing fee specified in the prospectus supplement.

For a more detailed description of the servicing of the reference pool, you should read “Servicing the Reference Pool and the Securitization Transaction” in this prospectus.

Optional Redemption or “Clean Up Call” Option

The servicer will have the option to purchase the exchange note from the trust on any payment date that the principal amount of the notes is less than an amount specified in the prospectus supplement.  This option is referred to as the servicer’s “clean up call” option.  The prospectus supplement will describe how the clean up call option works, the purchase price for the exchange note and any conditions to its exercise by the servicer.

For a more detailed description of the servicer’s clean up call option, you should read “Description of the Notes — Optional Redemption or ‘Clean Up Call’ Option” in the prospectus supplement.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

The trust’s tax counsel identified in the prospectus supplement will deliver its opinion that, for U.S. federal income tax purposes:

•                  the notes will be treated as debt, and

•                  the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus and the prospectus supplement.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes.

The absence of a secondary market for your notes could limit your ability to resell them

The absence of a secondary market for your notes could limit your ability to resell them.  This means that if you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed.  The underwriters may assist in the resale of notes, but they are not required to do so.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

The assets of the trust are limited and are the only source of payment for your notes

The trust will not have any assets or sources of funds other than amounts received on the exchange note and the related property it owns and any external credit or payment enhancement described in the prospectus supplement.  Any credit or payment enhancement is limited.  Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or any other person.  If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.

Payments on the notes depend on collections on the leases and proceeds from the sale of the leased vehicles

The trust will pay the notes only with amounts received on the exchange note.  The amount received on the exchange note will primarily depend upon the collections on the leases in the reference pool, the number of leases that default and the amount of the proceeds from the sale of the leased vehicles upon scheduled termination, early termination or default.  If there are decreased collections, increased defaults or the net sale proceeds from the leased vehicles are less than the base residual values of the leased vehicles, there may be insufficient funds to pay your notes in full.

No assurance can be made that the market value of any leased vehicle will equal its base residual value at the end of the lease.  If the market value of a leased vehicle is less than the price at which the lessee may purchase the vehicle under the lease, the lessee will be more likely to return it.  If the net sale proceeds from returned leased vehicles are less than their base residual values, there may be insufficient funds to pay your notes in full.

Performance of the reference pool is uncertain and market factors may reduce used vehicle prices

The performance of the leases and leased vehicles in the reference pool depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual lessees, Ford Credit’s underwriting standards at origination, the accuracy of ALG’s residual value forecasts, the success of Ford Credit’s servicing, collection and vehicle remarketing strategies and used vehicle prices.

The used vehicle market is affected by supply and demand for such vehicles, which in turn is affected by numerous factors including:

• consumer tastes and economic factors, including changes in fuel prices and the availability of financing to consumers and dealers for their purchase of used vehicles,

• vehicle manufacturer decisions, including those on pricing and incentives offered for the purchase of new vehicles, on the introduction and pricing of new car models or on whether to sell a brand or to discontinue a model or brand,

• government actions, including actions that encourage consumers to purchase certain types of vehicles, and

• other factors, including the impact of vehicle recalls.

None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.  Changes in various factors could have disproportionate effects on the supply or demand for certain vehicle types or models.  For example, increases in fuel prices could disproportionately reduce the resale value of larger, less fuel efficient vehicles, such as full-sized trucks and SUVs.  Similarly, introduction of a new model by Ford may impact the resale value of similar, but older, models.  Consequently, no accurate prediction can be made of how the reference pool will perform.

The timing of principal payments on your notes is uncertain

Faster than expected payments on the reference pool will cause the trust to make payments of principal on your notes earlier than expected and will shorten the maturity of your notes.  Payments on the reference pool may be made earlier than expected if:

• lessees prepay the leases in full,

• lessees default on their leases and proceeds are received from the sale of the leased vehicles,

• lessees participate in early termination programs sponsored by Ford,

• proceeds from claims on any physical damage, credit life or other insurance policies covering the leases, leased vehicles or lessees are received,

• the servicer is required to remove certain leases and leased vehicles from the reference pool and makes a corresponding payment to the collection account, or

• leased vehicles are returned and sold more quickly than expected.

A variety of economic, social and other factors will influence the rate of payments on the reference pool. No prediction can be made as to the actual rate of these payments.

If you receive principal payments on your notes earlier than expected at a time when interest rates are lower than interest rates would otherwise have been had such principal payments been made at a different time, you may not be able to reinvest the principal in a comparable security with an effective interest rate equivalent to the interest rate on your notes.  Similarly, if principal payments on your notes are made later than expected, you may lose reinvestment opportunities.  In addition, if the notes were purchased at a discount and payments are slower than expected, your yield may be reduced.  You will bear all reinvestment risk resulting from receiving payments of principal on your notes earlier or later than expected.

In addition, your notes will be paid in full prior to maturity if the servicer exercises its clean up call option.

For more information about the timing of repayment and other sources of prepayments, you should read “Maturity and Prepayment Considerations” in this prospectus and the prospectus supplement.

Interests of other persons in the exchange note, the leases or the leased vehicles could reduce or delay payments on your notes

If another person acquires an interest in the exchange note or in any lease or leased vehicle in the reference pool that is superior to the trust’s, collections on the exchange note, collections on that lease or the proceeds from the sale of that leased vehicle may not be available to make payments on your notes.  Another person could acquire an interest that is superior to the trust’s interest if:

•     the trust does not have a perfected security interest in the exchange note because its security interest was not properly perfected despite the delivery of the exchange note to the indenture trustee on the closing date for a securitization transaction,

•     the collateral agent does not have a perfected security interest in the assets in the reference pool because its security interest in the leases or leased vehicles was not properly perfected despite the grant of a security interest in all leases and leased vehicles to the collateral agent upon their acquisition by the titling companies and the application for a certificate of title for each leased vehicle naming the collateral agent as secured party,

•     the related titling company does not have proper evidence of its ownership of any leased vehicle in the reference pool despite the application for a certificate of title for each leased vehicle naming the related titling company as owner,

•     the collateral agent does not have a perfected security interest in the leases in the reference pool because the collateral agent has not maintained physical possession, in the case of a tangible contract, or “control,” in the case of an electronic contract, or

•     the collateral agent’s security interest in the leases or leased vehicles in the reference pool is impaired because holders of some types of liens, such as a lien in favor of the Pension Benefit Guaranty Corporation, certain tax liens or mechanic’s liens, may have priority over the collateral agent’s security interest, or a leased vehicle is confiscated by a government agency.

For more information regarding the security interests in the exchange note and the leases and leased vehicles in the reference pool, you should read “Some Important Legal Considerations — Security Interests in the Exchange Note and the Leases and Leased Vehicles” in this prospectus.

Subordination will cause some classes of notes to bear additional credit risk

The rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes or to the rights of others such as interest rate hedge counterparties.  If you hold notes of a subordinated class, you will bear more credit risk than holders of more senior classes of notes and you will incur losses, if any, prior to holders of more senior classes of notes.  Failure to pay interest on subordinated notes that are not part of the Controlling Class will not be an Event of Default.

Failure to pay principal on a note will not constitute an Event of Default until its final scheduled payment date

The trust does not have an obligation to pay a specified amount of principal on any note on any date other than its outstanding amount on its final scheduled payment date.  Failure to pay principal on a note will not constitute an Event of Default until its final scheduled payment date.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur

The trust will pledge the exchange note to the indenture trustee to secure payment of the notes.  The Controlling Class will be entitled to declare an Event of Default relating to a breach of a material covenant and accelerate the notes after an Event of Default, and waive Events of Default (other than failure to pay principal or interest).  The Controlling Class may, in certain circumstances, direct the indenture trustee to sell the exchange note after an acceleration of the notes even if the proceeds would not be sufficient to pay all of the notes in full.  If your notes cannot be repaid in full with the proceeds of a sale of the exchange note, you will suffer a loss.

The Controlling Class may terminate the servicer following a Servicer Termination Event and may waive Servicer Termination Events.

Holders of notes that are not part of the Controlling Class will have no right to take any of these actions.  Only the Controlling Class will have these rights.  The Controlling Class may have different interests from the holders of other classes of the notes and will not be required to consider the effect of its actions on the holders of other classes.

For a more detailed description of the actions that the Controlling Class may direct, you should read “Description of the Notes — Events of Default and Remedies — Remedies Following Acceleration” and “Servicing the Reference Pool and the Securitization Transaction — Resignation and Termination of the Servicer” in this prospectus.

The servicer’s ability to commingle collections with its own funds could result in reduced or delayed payments on your notes

The servicer will be required to deposit collections on the reference pool in the trust’s collection account within two business days of applying such amounts to the lessee’s account or on a monthly basis, depending on its credit ratings.  Until it deposits collections, the servicer may use them at its own risk and for its own benefit and may commingle collections on the reference pool with its own funds.  If the servicer does not pay these amounts to the trust by the next payment date (which could occur if the servicer becomes subject to a bankruptcy proceeding), payments on your notes could be reduced or delayed.

Delays in collecting payments could occur if Ford Credit is not the servicer

If Ford Credit resigns or is terminated as servicer, the processing of payments on the leases, sales of returned or repossessed leased vehicles and information about collections could be delayed.  This could cause payments on your notes to be delayed.  Ford Credit may be removed as servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described in this prospectus in “Servicing the Reference Pool and the Securitization Transaction — Resignation and Termination of the Servicer.”

The servicer has discretion over the servicing of the leases and leased vehicles which could impact the amount or timing of funds available to make payments on your notes

The servicer has discretion in servicing the leases and leased vehicles in the reference pool, including the ability to grant payment extensions and to determine the timing and method of collection, vehicle remarketing and whether it expects to recover a potential servicer advance and, therefore, whether or not to make that servicer advance.  The manner in which the servicer exercises that discretion could have an impact on the amount or timing of collections on the reference pool and consequently on the amount or timing of principal and interest received by the trust on the exchange note.  If the servicer determines not to advance funds, or if other servicing procedures impact the amount or timing of the collections on the leases and leased vehicles in the reference pool, you may experience losses or delays in payment on your notes.

Bankruptcy of Ford Credit could result in delays in payment or losses on your notes

If Ford Credit becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your notes.  A court in a bankruptcy proceeding could conclude that Ford Credit effectively still owns the exchange note because the sale of the exchange note by Ford Credit to the depositor and by the depositor to the trust, were not “true sales” or that the assets and liabilities of the titling companies, the holding companies that own membership interests in the titling companies and the depositor should be consolidated with those of Ford Credit for bankruptcy purposes.  If a court were to reach either of these conclusions, payments on your notes could be reduced or delayed due to:

•     the “automatic stay” provision of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other provisions of the U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

• tax or government liens on Ford Credit’s property that arose prior to the transfer of the exchange note to the trust having a claim on collections that are senior to your notes, or

• the trust not having a perfected security interest in the exchange note or any cash collections held by Ford Credit at the time the bankruptcy proceeding begins.

In addition, the transfer of the exchange note by the depositor to the trust, although structured as a sale, may be viewed as a financing because the depositor retains the residual interest in the trust.  If a court were to conclude that such transfer was not a sale or the depositor was consolidated with Ford Credit in the event of Ford Credit’s bankruptcy, the notes would benefit from a security interest in the exchange note but the exchange note would be owned by Ford Credit and payments could be delayed, collateral substituted or other remedies imposed by the bankruptcy court that could cause losses or delays in payments on your notes.

For more information about the effects of a bankruptcy on your notes, you should read “Some Important Legal Considerations — Bankruptcy Considerations” in this prospectus.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the titling companies, the depositor or the trust

The Dodd-Frank Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under other applicable law would have serious adverse effects on financial stability in the United States.

There can be no assurance that the new liquidation framework would not apply to Ford Credit, the titling companies, the depositor or the trust, although the expectation is that the framework will be invoked only very rarely.  Guidance from the FDIC indicates that the new framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to Ford Credit, the titling companies, the depositor and the trust.

If the FDIC were appointed as receiver for Ford Credit, any titling company, the depositor or the trust, or if future regulations or subsequent FDIC actions are contrary to the FDIC guidance, you may experience losses or delays in payments on your notes.

For more information about the new framework, you should read “Some Important Legal Considerations — The Dodd-Frank Act” in this prospectus.

The servicing fee may be insufficient to attract a replacement servicer

If Ford Credit resigns or is terminated as servicer, the servicing fee, which is calculated as a fixed percentage of the total securitization value, may be insufficient to attract a replacement servicer or cover the actual servicing costs on the reference pool because the amount of the servicing fee declines each month as the total securitization value declines but the servicing costs on each account remain essentially fixed.  This risk is greatest toward the end of a securitization transaction when a larger portion of collections will be attributable to sales of leased vehicles which have a higher cost of servicing than the collection and posting of monthly payments.  A delay or inability to find a replacement servicer would delay collection activities on the reference pool and could delay payments and reports to the noteholders and the indenture trustee, reduce amounts collected on the reference pool, including vehicle sale proceeds on returned or repossessed leased vehicles or amounts collected on defaulted leases.  As a result, the amount available to pay principal and interest on your notes may be reduced or delayed.

Ford Credit’s failure to remove from the reference pool any leases that do not comply with consumer protection laws could result in losses on your notes

If any lease does not comply with U.S. federal and state consumer protection laws, the servicer may be prevented from or delayed in collecting amounts due on the lease.  Ford Credit must remove from the reference pool any leases that do not comply in all material respects with applicable laws.  If Ford Credit fails to remove such leases, you may experience losses or delays in payments on your notes.

For more information about consumer protection laws relating to the leases, you should read “Some Important Legal Considerations — Legal Considerations Relating to the Leases and the Leased Vehicles — Consumer Protection Laws” in this prospectus.

SPONSOR AND SERVICER

General

Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers.  Ford Credit is a Delaware limited liability company and is an indirect wholly-owned subsidiary of Ford.

Ford Credit provides a wide variety of automotive financing products to and through automotive dealers throughout the world.  Ford Credit’s primary financing products are:

•                 Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

•                 Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, and

•                 Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.

Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates, purchases certain receivables of Ford and its subsidiaries and provides insurance services related to its financing programs.

Ford Credit earns its revenue primarily from:

•                 payments on retail installment sale contracts and leases that it purchases,

•                 interest supplements and other support payments from Ford and affiliated companies on special rate financing programs, and

•                 payments on wholesale and other dealer loan financing programs.

Ford Credit will be the sponsor of the securitization transaction in which the notes will be issued.  Ford Credit will be the servicer of the leases and leased vehicles in the reference pool and the securitization transaction and the administrator for the trust.  Ford Credit will be responsible for structuring each securitization transaction and selecting the transaction parties.  Ford Credit will be responsible for paying the costs of forming the trust, legal fees of certain transaction parties, rating agency fees for rating the notes and other transaction costs.  Ford Credit will also select the leases and leased vehicles allocated to the reference pool for each securitization transaction.  The criteria used by Ford Credit to select the leases and leased vehicles for securitization will be described in the prospectus supplement.

Ford Credit is also the lender under the credit and security agreement, the servicer for the titling companies, the administrator for the titling companies and the collateral agent administrator and will be the indenture administrator.  As lender, Ford Credit advances funds to the titling companies for the purchase of leases and leased vehicles from motor vehicle dealers in the United States in the ordinary course of its business.  As lender, Ford Credit will request that the titling companies create the exchange note issued for the securitization transaction in which the notes will be issued and will also be the initial holder of the exchange note and any other exchange notes issued under the credit and security agreement.  In addition, as lender, Ford Credit will have voting and other rights under the credit and security agreement.

As servicer of the reference pool, Ford Credit will make representations about the leases and lease vehicles in the reference pool on which the depositor and the trust will rely in acquiring the exchange note.  If any representation is later discovered to have been untrue when made and the breach has a material adverse effect on the lease or leased vehicle, Ford Credit must remove the lease or leased vehicle from the reference pool unless it cures the breach in all material respects by the end of any applicable grace period.

As servicer for the titling companies, Ford Credit is responsible for originating, purchasing and underwriting the leases and leased vehicles purchased by the titling companies.  Ford Credit is also responsible for servicing all of the leases and leased vehicles owned by the titling companies, including the leases and leased vehicles in the reference pool.

As administrator of the titling companies, Ford Credit performs administrative duties on behalf of each of the titling companies.  As collateral agent administrator, Ford Credit will perform administrative duties on behalf of the collateral agent, including maintaining the lien and security interest granted to the collateral agent under the credit and security agreement and taking all necessary actions with respect to the collateral agent and the certificates of title for the leased vehicles.  As indenture administrator, Ford Credit will perform administrative duties on behalf of the trust.  Ford Credit will receive a fee for the performance of its services as titling company administrator, collateral agent administrator and indenture administrator.

For more information about the representations and removal obligations, you should read “Reference Pool — Representations about the Reference Pool and Obligation to Remove Ineligible Leases and Leased Vehicles Upon Breach” in the prospectus supplement.

General Securitization Experience

Ford Credit has been securitizing its assets since 1988.

Ford Credit’s securitization programs are diversified among asset classes and markets.  Ford Credit sponsors securitization programs for retail installment sale contracts, dealer floorplan receivables and operating leases and the related leased vehicles.  Ford Credit regularly participates in a number of international securitization markets, including the United States, Canada, Europe (including the United Kingdom, Germany, Spain, Italy and France) and Mexico and has participated in the securitization markets in Japan and Australia.

In the United States, Ford Credit regularly sponsors lease securitizations in which securities backed by reference pools of leases and leased vehicles are sold in public and private transactions to purchasers, including large financial institutions and asset-backed commercial paper conduits.

Ford Credit securitizes its assets because the market for securitization of financial assets provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors, and provides additional liquidity.  Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.

For more information about Ford Credit’s securitization programs and its funding strategy, please read Ford Credit’s Annual Report on Form 10-K which is available on Ford Credit’s website at www.fordcredit.com.

U.S. Securitization Program for Leases

Ford Credit established a publicly registered securitization program for leases in 2011.  The asset-backed securities offered by the prospectus supplement accompanying this prospectus are part of this program.  Ford Credit has had an active private securitization program for leases since 2004, including widely distributed transactions under Rule 144A since 2009.  Ford Credit has issued asset-backed securities in more than 25 transactions under its public and private lease programs.  Ford Credit has never received a demand to remove a lease and leased vehicle from a reference pool underlying the asset-backed securities offered in these programs due to a breach of representations relating to such lease and leased vehicle.  Removals of leases and leased vehicles due to Ford Credit’s discovery of a breach of representations have been immaterial in its public and private lease programs.  None of the asset-backed securities offered in these programs have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent such an occurrence.

Use of Titling Companies; Financing Purchases of Leases by Titling Companies

Ford Credit uses titling companies to facilitate its leasing business.  The titling companies purchase leases entered into between retail customers and motor vehicle dealers and the leased vehicles that are subject to those leases.  The titling company that purchases a lease and leased vehicle is determined by the state where the leased vehicle is titled at the beginning of the lease.  Each titling company pays the purchase price of its leases and leased vehicles with funds borrowed from Ford Credit under a revolving credit facility pursuant to the credit and security agreement and funds contributed to the titling company indirectly by Ford Credit.  The titling companies have agreed to repay amounts advanced under the revolving credit facility on a joint and several basis.

At any time, Ford Credit may request that the titling companies convert all or a portion of the amounts outstanding under the revolving credit facility to a term note evidenced by an “exchange note.”

Amounts due to Ford Credit under the revolving credit facility and all amounts due under outstanding exchange notes, including the exchange note issued for the securitization transaction in which the notes will be issued, are secured by a single security interest in favor of the collateral agent, on behalf of Ford Credit and any holder of any exchange note, on all leases and leased vehicles financed under the credit and security agreement and any proceeds of those leases and leased vehicles.  Whenever a new exchange note is issued, certain leases and leased vehicles are allocated as a reference pool for that exchange note and generally only the collections on those leases and leased vehicles will be used to make payments on that exchange note.  For more information about the reference pool, see “Reference Pool”  in this prospectus.

Origination, Purchasing and Underwriting

Ford Credit titling companies use funds borrowed from Ford Credit to purchase completed leases entered into between lessees and motor vehicle dealers.  When a lessee leases a vehicle from a dealer, the lessee and the dealer agree on the price of the vehicle and the purchase of any insurance, service contracts and other products.  If the lessee elects to lease the vehicle through the dealer, the lessee and the dealer decide on the lease term, mileage allowance, residual value and payment terms for the lease.  The lessee also chooses the day on which scheduled monthly payments will be due so long as the first scheduled monthly payment date is within 21 and 35 days of completing the lease.  The dealer will determine if the lessee is eligible for and will be using any marketing programs offered by Ford and Ford Credit that impact the terms of the lease.

The scheduled monthly payments or “base monthly payments” are set so that, over the lease term, the aggregate payments will cover the difference between the adjusted capitalized cost of the lease and the estimated value of the leased vehicle at the end of the lease term or the “contract residual value” plus lease charges.  The adjusted capitalized cost of the lease is generally equal to the negotiated price of the leased vehicle less any vehicle trade-in, down payment and cash payments from marketing programs offered by Ford and Ford Credit plus applicable taxes, insurance, service contracts, dealer installed accessories, outstanding balances on prior leases or trade-in vehicles and other fees and charges included in the lease.  Lease charges are based on an implicit interest rate, called a “lease factor.”  A lessee’s total monthly payment also includes any sales or use taxes imposed on the base monthly payment and an amount to cover applicable personal property taxes and similar government charges.

All of the leases are closed-end leases, so the lessee can return the leased vehicle at the end of the lease term with no obligation for the residual risk associated with the leased vehicle.  At the end of a closed-end lease, if the lessee elects not to purchase the leased vehicle, the lessee must return it.  If the lessee returns the leased vehicle, the lessee is not required to pay the deficiency, if any, between the net sale proceeds received for the leased vehicle and the contract residual value and is not entitled to the excess, if any, of the leased vehicle’s net sale proceeds over the contract residual value.  The related titling company, as the lessor, assumes all residual risk on the leased vehicle.

Ford Credit establishes a standard contract residual value and lease factor for each lease.  However, almost all leases purchased by the titling companies are originated under Ford-sponsored marketing programs.  Under these programs, the contract residual value is set higher and/or the lease factor is set lower than Ford Credit would otherwise have set them.  Ford Credit also allows lessees to reduce their lease factor by prepaying all their monthly payments in a single up-front payment.

Ford Credit makes credit and purchase decisions on behalf of the titling companies, as servicer for the titling companies.  Each lessee that elects to lease through the dealer completes a credit application.  If the dealer is requesting Ford Credit to purchase the lease, the dealer submits the credit application electronically to Ford Credit through web-based systems together with information about the proposed terms of the lease.  Upon receipt of a credit application, Ford Credit automatically obtains a credit report on the applicant from a national credit bureau, which includes a credit score and other information.  Ford Credit generally selects a credit bureau based upon its assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area.  In a limited number of cases, the applicant is a business entity and a credit score is not available as discussed in “— Commercial Accounts,” below, and in an even more limited number of cases, a credit score is not available because an applicant does not have a sufficient credit history.  Ford Credit also automatically obtains other information on the applicant including results of compliance and fraud checks, whether the applicant has other active credit applications submitted to Ford Credit, whether the applicant is a current or former Ford Credit customer, and in certain cases, other available credit information.

The first step Ford Credit takes upon receipt of an application is to classify applicant based on whether the applicant is an individual or business entity and the applicant’s credit profile.  This classification determines the particular “scorecard” applied by the scoring models.  Ford Credit’s proprietary scoring models assess the creditworthiness of the applicant using the information provided on the applicant’s credit application, the proposed terms of the lease, the applicant’s credit bureau data and other information obtained by Ford Credit.  The scoring models are statistical tools used to differentiate credit applicants based on their probability of fully paying the amounts due under their contracts.  The scoring models assign a proprietary risk score for each applicant that is used in Ford Credit’s evaluation process.  The scorecards update the applicant’s risk score in real time throughout the evaluation and purchasing process if any of the inputs to the score change.  Using the models does not eliminate credit risk.

Ford Credit’s scorecards were developed internally using experience with its consumer portfolio databases of millions of leases originated over several decades to identify key variables that predict an applicant’s probability of fully paying the amount due under the lease.  Ford Credit regularly reviews its scorecards to confirm the continued business significance and statistical predictability of the variables, including comparing actual and predicted performance of its lease portfolio.  Ford Credit develops new scorecards for its consumer, commercial and commercial line of credit applicants on a regular cycle plan.  Ford Credit may make adjustments to the scorecards between development cycles by uniformly changing the overall scores or modifying the weighting of selected variables to improve the performance of the scoring models.

If an individual applicant has sufficient recent credit history, the credit bureau data used in Ford Credit’s scoring models includes the applicant’s credit risk score, often referred to as a FICO® score, which is generated using statistical models created by Fair Isaac Corporation.  FICO® is a registered trademark of Fair Isaac Corporation.  Ford Credit uses FICO® scores designed specifically for automotive financing.  The FICO® score measures the likelihood that an applicant will become severely delinquent, and it is a significant factor in Ford Credit’s consumer scoring models.  FICO® scores range from 250 to 900.

After all information is obtained and a proprietary risk score has been generated, Ford Credit evaluates the application to determine whether to approve it.  Ford Credit’s decision process is based on a judgmental evaluation of the applicant, the credit application, the proposed terms of the lease, credit bureau information, proprietary risk score and other information.  The evaluation emphasizes the applicant’s ability to pay and creditworthiness focusing on payment, affordability, customer credit and stability as key considerations.  The creditworthiness of any co-applicant or guarantor is evaluated in a similar manner to the applicant and is also considered when determining whether to approve an application.

To support consistent credit and purchase decisions, Ford Credit has established purchase standards and procedures including purchase quality guidelines and risk factor guidelines to be used by its credit analysts.  Purchase quality guidelines establish targets for the purchase of lower and marginal quality leases and may be set at different levels for different geographic market areas.  Risk factor guidelines provide a framework of evaluation criteria for certain attributes of an application, including affordability measures such as payment to income and debt to income ratios, FICO® score and lease term.  Ford Credit has established procedures for determination and verification of income, employment and residency status for less creditworthy applicants.  Ford Credit uses performance monitoring software to improve process discipline and consistency of decisions.  Notwithstanding these guidelines, procedures and software, the judgment of the credit analyst is the most important aspect of Ford Credit’s evaluation and decision process.

All credit applications are initially evaluated by Ford Credit’s electronic decisioning process in order to expedite the review of applications, promote consistent decisions and allow Ford Credit to make and communicate decisions to dealers faster and more efficiently.  The electronic decisioning process approves or rejects credit applications using logic that replicates the judgmental evaluation that would be applied by an experienced credit analyst based on various combinations of factors that in Ford Credit’s experience has resulted in credit analyst approval or rejection.  Ford Credit regularly reviews its electronic decisioning strategy and adjusts it in response to market conditions and the performance of its portfolio.  These adjustments may result in an increase or a decrease to the percentage of credit applications approved or rejected electronically.  Ford Credit generally approves 30% to 40% of credit applications through its electronic decisioning process.  Applications not approved or rejected in the electronic decisioning process are automatically assigned to a credit analyst for further evaluation.  Failure to be approved by the electronic decisioning model does not mean that an application does not meet Ford Credit’s purchasing standards.  Many high quality applications are evaluated and approved by a credit analyst although they were not approved by the electronic decisioning process.

Upon receipt of a credit application, the credit analyst judgmentally evaluates the credit application using uniform system processes and system based decision-making tools in the framework of Ford Credit’s purchasing standards.  Each credit application is reviewed separately and the credit analyst makes an individual decision based on the analyst’s assessment of the strengths and weaknesses of the application and may work with the dealer to arrive at acceptable lease terms for applications that cannot be approved as originally submitted.  The credit analyst may condition approval on the addition of a qualified co-lessee or guarantor or a security deposit or on modifications to the lease terms in order to lower the total monthly payment on the lease, such as a higher cash down payment or a less expensive leased vehicle.  For less creditworthy applicants, or if there is a discrepancy in the information provided by the applicant, Ford Credit may verify the identity, employment and other applicant information before the decision is made.

Each credit analyst is assigned a specific dollar approval level.  These levels are based on an applicant’s total outstanding balances with Ford Credit.  More experienced analysts are assigned higher approval levels.  More senior personnel review or approve any credit application that exceeds the analyst’s approval level.  More senior personnel also review or approve credit applications that are outside certain Ford Credit purchasing standards, including an applicant with a proprietary risk score below a specified level or a lease of a certain type of vehicle.  Purchasing standards are not strict limits or requirements and may be overridden for a number of compensating reasons determined in the judgment of the credit analyst evaluating the application, including demonstrated ability to pay, strong credit history, prior favorable Ford Credit financing experience with the applicant, good residency and employment stability validated through appropriate investigation and eligibility for marketing programs offered by Ford and Ford Credit.  Ford Credit’s credit and purchase decisions are made independently of Ford, and Ford cannot require Ford Credit to approve any credit application or purchase any lease that would not otherwise be approved or purchased through Ford Credit’s decision process.

Credit and purchase decisions are communicated to the dealer electronically.  Approvals and rejections made through the electronic decisioning process are communicated in seconds.  For credit applications not electronically approved or rejected, Ford Credit typically makes a decision within 20 minutes of receipt of an application.  Less creditworthy applicants may require additional investigation and take longer before a decision can be made.  Over 95% of Ford Credit’s decisions are made within one hour of receipt of an application.

For approved credit applications, dealers must submit leases, whether completed in a tangible or electronic format, on forms approved by Ford Credit.  After the dealer submits a completed lease, Ford Credit personnel and its origination system confirm that the terms of the lease are consistent with the application approval and check for specific errors apparent in the disclosures made by the dealer.  If the lease is consistent with the approval but contains minor errors, Ford Credit may approve the lease for purchase by the titling company and send a correction notice to the lessee or obtain a signed modification from the lessee.  If the lease is not consistent with the approval or has more significant errors, Ford Credit returns it to the dealer for correction or a new lease.  Each dealer signs an assignment agreement representing that it made all required disclosures and all disclosures made by the dealer are correct.  For disclosures that Ford Credit cannot review because the error would not be apparent in the lease, it relies on the representations made by the dealer in the assignment agreement.  The assignment agreement requires the dealer to apply immediately for a title for the leased vehicle naming the titling company as the owner of the leased vehicle and naming the collateral agent as secured party.  Ford Credit reviews each title received to confirm that a titling company is identified as owner and that the collateral agent’s security interest is noted.

As part of the approval process, Ford Credit establishes a lease factor that, in part, is used to calculate the lessee’s monthly payments.  The lease factor applicable to a particular transaction is based on a combination of Ford Credit’s proprietary risk score and the term of the lease.  If the dealer submits a lease with a lease factor exceeding the maximum allowed by Ford Credit, either the titling company will not purchase the lease or Ford Credit will adjust the lease factor to meet its guidelines.  Ford and Ford Credit may also offer marketing programs where the lease factor is determined primarily on the basis of certain applicant or lease characteristics, including the leased vehicle, rather than exclusively on the risk scores. These programs are generally offered to attract certain types of applicants or to promote sales of certain Ford vehicles.

A titling company pays the dealer a purchase price or “acquisition cost” for the lease equal to the adjusted capitalized cost less the acquisition fee, plus the portion of the lease charges that exceed the lease factor established by Ford Credit.  Typically, the acquisition fee ranges from $595 to $645.  The portion of the lease charge earned by the dealer is generally calculated using the difference between the lease factor set by Ford Credit and the lease factor of the lease that is submitted by the dealer.

At the time the lessee completes the lease, the dealer must collect the first month’s lease payment.  Less creditworthy lessees may be required to make security deposits.  In these cases, the dealer collects a refundable security deposit equal to approximately one month’s payment.  The dealer also collects all required license fees, acquisition fees and other fees and taxes to register the vehicle that are not included in the lease.

The lessee agrees to maintain physical damage and liability insurance on the leased vehicle, and the dealer is required to provide Ford Credit with proof of insurance at the beginning of the lease.  The minimum amount of liability insurance required by the lease is generally equal to the minimum state law requirements.  The maximum allowable deductible is $1,000.  The titling company must be named as an additional insured and loss payee on all insurance policies.  Since lessees may choose their own insurers to provide the required coverage, the specific terms of the policies may vary.  Ford Credit generally does not track whether the lessee maintains the required insurance.

Almost all leases purchased by the titling companies are for new Ford vehicles and most are with individuals who lease vehicles for personal use.  The titling companies generally purchase leases with terms of 24, 27, 36 and 39 months, but will purchase leases with other terms.

Ford Credit classifies vehicles into categories.  The car category includes sedans, hatchbacks and coupes.  The light truck category includes vans, minivans and light pick-up trucks.  The utility category includes wagons, SUVs and cross-overs.

A majority of the leases purchased by the titling companies are completed in tangible, paper form and are physically signed by the lessee.  Ford Credit, as custodian for the collateral agent, maintains possession of the tangible leases in secured areas or facilities with limited access through a third party vendor.  The remainder of the leases are completed in electronic form and are signed electronically by the lessee.  The electronic leases created by this process are stored in a specially-designed computer system maintained by a third party vendor that establishes Ford Credit’s “control” of the electronic leases as the custodian for the collateral agent.

Purchased leases and related documents are electronically imaged.  For electronic leases, a separate image of the original lease is created for servicing purposes.  Once imaged, the documents may be viewed on a computer screen for servicing, but may not be altered or deleted.  Additional documents obtained during servicing are also added to the imaged file.

Determination of Residual Values.  The residual value of a leased vehicle is the estimated value of the vehicle at the end of the lease term.  The contract residual value is stated in the lease and is a major component used to calculate the base monthly payment.  The contract residual value is also the main component used to set the purchase price the lessee must pay if the lessee elects to purchase the leased vehicle.

Ford Credit uses proprietary models and an internal review process to establish residual values.  These models use a number of factors about a vehicle to determine its residual value, including the manufacturer’s suggested retail price, wholesale price, planned production volume, rental and fleet sales, consumer acceptance, life cycle and recent and seasonal auction trends.  Ford Credit regularly reviews and updates its residual value models.  The internal review process considers the accuracy of the current residual value models as vehicles come off lease, any current or planned Ford and Ford Credit marketing programs, market acceptance of vehicles and competitive actions within the vehicle segment.  Ford Credit also compares its residual values to historical auction values for returned leased vehicles and to residual value forecasts published in independent industry guides that are used in the automotive finance industry, such as Automotive Lease Guide or “ALG” and Black Book.

Ford Credit sets residual value percentages quarterly for each new Ford vehicle generally for lease terms of 24, 36 and 48 months.  Ford Credit may set residual value percentages for other lease terms to maximize auction values on returned leased vehicles and to more evenly spread out the termination dates of leases in its portfolio.  If Ford Credit has not set residual value percentages for a particular lease term, the dealer must contact Ford Credit to obtain a residual value percentage for that lease term.  Residual value percentages are also determined based on maximum mileage levels ranging from 10,500 to 19,500 miles per year.  Lessees may purchase additional mileage above 19,500 miles per year (subject to a total limit of 100,000 miles) but the residual value percentage will not be adjusted.

Ford sponsors marketing programs on select vehicles in order to lower a lessee’s monthly payment by increasing the contract residual value above the level that would otherwise be established by Ford Credit.  Vehicles that are leased under these marketing programs may be more likely to be returned at the end of the lease term because the price at which the lessee may purchase the vehicle is more likely to exceed the market value of the vehicle at that time.  For this reason, Ford Credit has established guidelines to limit the amount by which the residual value of a vehicle may be increased over the level that Ford Credit would otherwise set.

When a vehicle is sold after being returned at the end of the lease, there will be a residual gain on the vehicle if the net sale proceeds of the vehicle are greater than the vehicle’s contract residual value.  Conversely, there will be a residual loss on the vehicle if the net sale proceeds of the vehicle are less than the vehicle’s contract residual value.

Commercial Accounts.  Some of the leases purchased by the titling companies are for lessees who are either business entities or individuals who use the leased vehicles for commercial purposes.  Commercial lessees may have multiple leases with the titling companies.  Ford Credit’s scoring models for commercial applicants that are business entities include factors relevant to businesses and data available through commercial credit bureaus.  Consumer credit bureaus do not provide data or FICO® scores for business entities.  While credit reports from commercial credit bureaus may include credit risk scores, these scores are not FICO® scores.  Commercial credit bureau scores, when available, have been used in Ford Credit’s scoring models since the second quarter of 2008.  Commercial applications that include individuals as the applicant, co-applicant or guarantor are scored using scoring models that include the individual’s FICO® score.  Similar to purchase decisions for personal use applicants, purchase decisions for commercial applicants emphasize ability to pay and creditworthiness, but also recognize that commercial use vehicles are often put to more demanding uses, which may reduce the resale value of the leased vehicle.  For these reasons, Ford Credit’s purchase standards are often different for commercial applicants, such as by requiring larger down payments.  Ford Credit does not allow the value of a specialized body added to a base vehicle to customize it for commercial purposes to be included in calculating the vehicle’s residual value.  As a result, the titling companies have few leased vehicles with specialty bodies.  A portion of commercial customers have lines of credit that allow the customer to enter into multiple leases up to the approved amount under pre-established terms subject to certain conditions.  Credit decisions for lines of credit are performed on at least an annual basis and include review of financial statements and may require guaranties of the leases entered into under the line of credit as a condition of approval.

The most significant difference between commercial and other leases is that commercial leases may be included in a separate cross collateral agreement.  These agreements allow Ford Credit to enforce collection and repossession rights against some or all leases and leased vehicles with the same lessee even if payments for some of the leases are current.  Payments or other amounts, such as repossession sale proceeds, received that relate to a specific lease generally are applied first to that lease.  Excess amounts collected for one lease may be applied to other leases with the same lessee to reduce losses.

Portfolio Quality

Ford Credit uses its purchasing standards to manage the overall quality of its lease portfolio.  More senior personnel regularly review the purchase decisions of credit analysts after a lease has been purchased to ensure the purchase decisions are consistent with Ford Credit’s purchasing standards and to monitor and ensure purchase quality.  In addition, a specific auditing group within Ford Credit performs regular audits to monitor compliance with purchasing standards, company procedures and legal requirements.

Ford Credit uses credit performance and purchase quality reports to monitor credit quality, consistency of purchase decisions and portfolio composition, including levels of lower and marginal quality leases, and to provide ongoing training for credit analysts.  These reports are generated at a number of levels including total company, geographic region, business center, dealer and credit analyst.

Ford Credit regularly reviews and analyzes its lease portfolio to evaluate the effectiveness of its credit decisions and purchasing standards.  If external economic factors, credit loss or delinquency experience, market conditions, consumer credit trends, customer characteristics or other factors change, Ford Credit may adjust its purchasing standards, including purchase quality guidelines and risk factor guidelines, in order to change the quality of its portfolio or to achieve other goals and business objectives.

U.S. Servicing Experience

Ford Credit will service the leases and the securitization transaction.  Ford Credit has been the servicer for its public and private lease securitization programs since their inceptions.  None of the asset-backed securities in these programs have experienced any losses or events of default.  There have not been any instances of material noncompliance with the servicing criteria in these programs.

Ford Credit services all the retail leases it originates, including leases included in securitizations.  Ford Credit uses technologies and has comprehensive web-based servicing policies and procedures that ensure common servicing practices and procedures are used for all leases.  These technologies, practices and procedures are described in “— Servicing and Collections” below.  Servicing personnel do not know if a lease they are servicing has been included in a securitization transaction.

Ford Credit’s servicing and collections systems maintain records for all leases, track application of payments and maintain relevant information on the lessees and account status.  The systems also capture communications with lessees and allow management to review collection personnel activities.

Ford Credit will be responsible for all servicing functions for the leases and leased vehicles in the reference pool.  As is customary in the servicing industry, Ford Credit engages vendors, including affiliates, to perform certain servicing processes.  These processes include processing monthly lockbox payments from lessees, providing telephonic payment systems, reviewing titles of leased vehicles for accuracy, imaging lease documents, storing paper and electronic leases, providing customer communications and notifications and early stage collections support and performing data entry and administrative functions.  Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance.  Vendors do not have the discretion to make decisions that would materially affect agreed upon processes, amounts collected or the timing for amounts applied to lessee accounts.  Ford Credit believes these vendors could be easily replaced, if necessary.  Some vendors perform their services from locations outside the United States.

Ford Credit also contracts with a network of outside contractors to repossess vehicles and to collect some deficiencies for charged off accounts.  Ford Credit uses web-based auctions and auction houses engaged by Ford to prepare and sell returned and repossessed leased vehicles at auction.  These contractors are monitored for compliance with the contracts, but due to the nature of these relationships, these contractors do not always follow established Ford Credit procedures.

As servicer of the securitization transaction, Ford Credit will prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.

Servicing and Collections

General.  Ford Credit services the leases from its centralized business centers and specialty servicing centers in the United States.  Ford Credit’s servicing operations are divided into three areas — account services, collections and vehicle liquidations.  The account services area handles non-collection related customer requests.  The collections area has two main functions — early stage delinquency, which includes account maintenance, and late stage delinquency, which focuses on loss prevention.  Ford Credit has specialty service centers for accounts with bankrupt customers and charged off accounts.  Ford Credit also has a centralized customer service center for inbound customer inquiries and early stage collections support.  Ford Credit uses specialty teams in its servicing operations for certain functions such as total loss insurance claims, vehicle skip tracing, multiple account customers and repossession reinstatements.  One or more of these functions may be located in a single center.

Ford Credit encourages lessees to make payments electronically, including through direct debit or telephonic or online payment systems.  Lessees may enroll in a variety of recurring and one-time automated clearinghouse or “ACH” programs that debit funds directly from their bank accounts.  Lessees who do not pay electronically are instructed to send their monthly payments to one of several lockbox locations.  Most banks convert checks into ACH items, which speeds up processing time.

Ford Credit applies almost all payments that are received prior to the designated processing time on each business day to a lessee’s account on the day payment is received.  By the end of the next business day, Ford Credit researches, matches and applies most payments that do not include enough information to match an account.  A specialized group at Ford Credit researches, matches and applies the remaining small number of payments that have not been matched to an account.

Most of the leases are paid without any additional servicing or collection efforts.  Ford Credit uses a behavior scoring model to assess the probability of payment default for each lease and implements collection efforts based on its determination of the credit risk associated with each lessee on the payment due date.  This model assesses a number of variables including origination characteristics, customer history, payment patterns and periodically updated credit bureau information.  Based on data from this scoring model, leases are grouped by risk category for collection.  These categories determine how soon a lessee will be contacted after a payment becomes delinquent, how often the lessee will be contacted during the delinquency and how long the account will remain in account maintenance before it is transferred to loss prevention where a more experienced customer service representative follows the account until the delinquency is resolved.  Ford Credit regularly reviews its behavior scoring model to confirm the continued business significance and statistical predictability of the variables.  Ford Credit may make adjustments to the model by uniformly changing the overall scores or modifying the weighting of select variables to improve the model’s performance or Ford Credit may develop a new model that incorporates new data and/or different variables.  Ford Credit’s collection operations are supported by workforce scheduling software, call monitoring software, auto dialing technology, collection systems and workflow operating systems.

Ford Credit will attempt to contact a lessee with a delinquent account to determine the reason for the delinquency and identify the lessee’s plans to resolve the delinquency.  Most delinquent accounts are resolved because the lessee makes the past due payment.  In limited cases, Ford Credit may offer a payment extension to allow a lessee to continue to make the normal monthly payments or the lessee may request and process a payment extension online.  A payment extension defers one or more past due payments and moves the current scheduled lease end date by the number of months extended.  The mileage allowance and contract residual value, however, are not changed.  Payment extensions are typically granted for one month and are limited to a maximum of six months over the term of the lease.  Following a payment extension, the account generally is no longer considered delinquent.  Ford Credit will generally grant a payment extension if the lessee’s payment problem is temporary, the lessee has an income source for making the next payment and the lessee has made at least one payment since lease inception and at least six payments between payment extensions.  A payment extension that does not comply with these guidelines must be approved by appropriate personnel and exceptions to the guidelines are reviewed regularly by servicing managers.  When allowed by state law, Ford Credit usually collects a fee on payment extensions equal to 30% of the payment amount for each month the lease is extended.

From time to time, Ford Credit may provide an administrative or “promotional” extension to certain lessees.  For example, an extension of up to 90 days may be allowed to lessees who live in an area affected by a natural disaster.  These extensions are not provided to lessees whose leases are more than 61 days delinquent.  “Seasonal” or other promotional extensions may also be offered from time to time to lessees whose leases meet the eligibility requirements established by Ford Credit.

A lessee may also request a term extension.  As a result of a term extension, the current scheduled lease end date is extended and the mileage allowance and leased vehicle’s residual value are changed.  During a term extension, the lessee makes additional monthly payments.  A term extension is typically approved if the lessee is awaiting delivery of a new Ford vehicle or the lessee has other special circumstances.  If the lessee does not return or purchase the leased vehicle by the 10th day after the lease’s current scheduled lease end date, the lessee may receive a one-month term extension.  Most term extensions are for one or two months and term and payment extensions in total may not exceed twelve months.  To be eligible for a term extension, the lessee cannot be in default.  If a term extension is granted, the lessee may return the vehicle at any time during the extension period without responsibility for the remaining extended term.

A lessee may be allowed to change the monthly payment due date typically by not more than 30 days, if, for example, the day on which the lessee gets paid changes.  A due date change is not allowed for accounts more than 30 days delinquent.

Occasionally, a new lessee may assume the obligations under a lease with the original lessee either still liable or released from the terms of the lease.  In rare instances, substitution of the leased vehicle is permitted.

Ford Credit uses periodic management reports on delinquencies, extensions and other measurements and operating audits to maintain control over the use of collection actions.

Ford Credit’s servicing policies and procedures may change over time.  Ford Credit regularly tests new servicing procedures on controlled portions of its leases to develop and refine its servicing procedures.  Areas tested include timing and frequency of collection calls and when it is more effective for the account maintenance team or the loss prevention team to contact the lessee.  If a test shows that a new procedure is an improvement over the existing procedure, the new servicing procedure is applied to the entire portfolio.

Vehicle Maintenance; Excess Mileage and Excess Wear and Use.  The lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle during the term of the lease.  The lessee is also responsible if the vehicle is lost, stolen or seized.

If the lessee returns the leased vehicle, the lessee is required to pay for any excess mileage and the estimated cost to repair any excess wear and use.  Excess mileage is a charge for each mile the vehicle has been driven in excess of the mileage limit set forth in the lease.  Excess wear and use generally includes missing or inoperative equipment, parts or accessories or damage to the leased vehicle’s body, lights, trim or paint.  If the lessee does not pay any excess mileage or excess wear and use charges when the vehicle is returned, Ford Credit will continue efforts to collect these amounts.  From time to time, Ford Credit may offer marketing programs to pay a limited portion of these amounts on behalf of a returning lessee who leases or buys a new vehicle and finances it through Ford Credit.

If the lessee buys an excess wear and use waiver contract at the beginning of the lease, the lessee will be released from the obligation to pay excess wear and use charges up to a specified amount, generally ranging from $2,500 to $4,000 but the amount may be up to $7,500 for luxury vehicles.  Ford Credit has an insurance policy under which it collects amounts that lessees are released from paying under these excess wear and use waiver contracts.

In a small number of leases, the lessee purchases prepaid mileage at the beginning of the lease.  In this case, if the lessee returns the leased vehicle, Ford Credit will refund to the lessee the cost of any unused prepaid miles.

Lease End Communication.  About four to five months prior to the current scheduled lease end date of a lease, Ford Credit will notify the lessee of the current scheduled lease end date, the lessee’s options and obligations at lease end, the vehicle inspection process and information about new Ford vehicles.  The dealer through which the lessee obtained the lease and/or Ford Credit may also contact the lessee near the current scheduled lease end date to determine whether the lessee intends to purchase the leased vehicle or to return the leased vehicle and to answer any lessee questions.

Because all of the leases are closed end leases, the titling company, not the lessee, assumes the residual risk on the leased vehicle.  The lessee may purchase the leased vehicle at lease end by paying the purchase price stated in the lease which equals the contract residual value plus a fee of up to $500 and all other amounts owed under the lease.  If the lessee decides not to purchase the leased vehicle, the lessee must return it to the dealer by the lease’s current scheduled lease end date.

If the lessee does not return or purchase the vehicle by the 10th day after the lease’s current scheduled lease end date, the lessee may be responsible for additional monthly payments until the leased vehicle is returned, repossessed or purchased.

Vehicle Inspection.  If the lessee returns the leased vehicle, the vehicle is inspected to determine its condition.  An inspection may occur up to 45 days prior to the current scheduled lease end date and is usually conducted by a third party inspection company.  At the time of the inspection the lessee is typically provided a vehicle condition report that states the amount the lessee will owe for excess wear and use on the leased vehicle.  If the vehicle inspection is not completed before the vehicle is returned, the vehicle will be inspected shortly after it is returned.

Vehicle Disposal.  Ford Credit works with the vehicle remarketing department of Ford to manage the disposition of returned vehicles and seeks to maximize net sale proceeds, which equal gross auction proceeds less auction fees and costs for reconditioning and transporting the vehicles.  Ford Credit sells returned leased vehicles through two primary channels, over the internet directly to dealers and through physical auctions.  On average, returned leased vehicles are sold within 25 to 35 days of return.

Ford Credit uses a proprietary model to establish an expected price for each vehicle based on recent prices of similar vehicles at physical auctions and taking into account options included on the vehicle, mileage, and any excess wear and use.  In a small number of cases, such as limited vehicle models or new vehicle models where there is not sufficient auction sale information available, prices are set using a manual pricing process with input from an experienced pricing analyst.  After the price is established, Ford Credit generally offers returned vehicles for sale first using an online remarketing application called Accelerate through which eligible dealers may purchase returned vehicles over the internet.  In general, leased vehicles are sold through Accelerate within seven business days of their return.  By selling returned vehicles through Accelerate, the titling company receives a price similar to that expected at auction, without incurring transportation, reconditioning and auction expenses or waiting for the next scheduled physical auction.  If a vehicle is sold on Accelerate, Ford Credit collects the proceeds electronically.

Vehicles not sold on Accelerate are shipped to a Ford-sponsored auction in the United States.  Vehicles are typically shipped to the closest auction site but Ford’s vehicle remarketing group uses proprietary models to determine whether to ship the vehicle to another region to maximize net sale proceeds.  At each auction site, each vehicle is inspected and a Ford vehicle remarketing area manager authorizes and oversees vehicle repair and reconditioning.  To maximize auction value, the Ford vehicle remarketing area manager determines which vehicles will be offered in Ford-sponsored auctions open only to Ford dealers and which vehicles will be offered in auctions open to all dealers.  The remarketing area manager may declare a ‘no sale’ for any vehicle because the bid amount did not match the minimum amount expected for a vehicle.  These vehicles are auctioned at a later date to maximize net sale proceeds.  The Ford-sponsored auctions also offer vehicles through an online remarketing process in between physical auctions and offer a real-time web-cast of all physical auctions that allow internet bidders to participate.  After a vehicle is sold at auction, Ford Credit collects the net sale proceeds electronically.

Early Termination by Lessee.  A lessee may terminate a lease prior to making the originally scheduled number of payments.  If the lessee terminates the lease early, the lessee may either return or purchase the leased vehicle.

If the lessee returns the vehicle early, the lessee must pay all amounts owed under the lease, including any remaining monthly payments, plus any charges for excess mileage and excess wear and use.  Alternatively, the lessee may pay the amount by which the unpaid balance on the lease (including any remaining monthly payments and the contract residual value of the leased vehicle) exceeds the wholesale value of the vehicle, plus any applicable early termination fee.  At the lessee’s option, the vehicle’s wholesale value is determined by negotiation between the dealer and the lessee, by appraisal or by selling the vehicle at wholesale.  If the dealer negotiates a price with the lessee, the dealer must purchase the vehicle for the unpaid balance on the lease.

Early Termination Program.  In order to encourage new vehicle sales or to pull leased vehicle returns into periods when vehicle resale prices are expected to be higher, Ford may from time to time allow selected lessees to terminate their leases early without making a specified number of remaining monthly payments.  These programs are generally offered to lessees based on the region where they live, the vehicle model they lease or the period during which their lease is scheduled to terminate.  To be eligible to participate, a lessee must lease or buy a new vehicle and must finance it through Ford Credit.  If a lessee accepts the offer, the dealer must pay Ford Credit an amount equal to the total of the monthly payments that are waived under the program.  The lessee must pay any other amounts owed under the lease, including any unwaived remaining monthly payments, excess mileage or excess wear and use charges.  Ford reimburses the dealer for the dealer payment.  A dealer is under no obligation to participate in the program.

Repossession and Charge Off.  Ford Credit makes reasonable efforts to collect on delinquent leases and to keep leases current.  Repossession is considered only after other collection efforts have failed.  While some lessees voluntarily surrender their vehicles to Ford Credit, self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the leased vehicle.  On average, Ford Credit repossesses the vehicle when the account is between 55 and 65 days delinquent, but may repossess earlier or later depending on the risk of the account or other circumstances.  Following repossession, the lessee may reinstate its lease in some states under a mandatory reinstatement right before the vehicle is sold.  In order to minimize credit losses, Ford Credit may allow certain lessees to reinstate their leases even in states where the reinstatement right does not apply.

The vast majority of repossessed vehicles are sold at a physical or online auction and the net sale proceeds are applied to the outstanding balance of the lease.  As with returned vehicles, Ford Credit works with the vehicle remarketing department of Ford to manage the disposal of repossessed vehicles and seeks to maximize net sale proceeds.  On average, vehicles are sold at auction within 30 to 40 days of repossession.  A small number of repossessed vehicles are sold through other means.  For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles may be sold directly to an insurance company if a claim has been filed on the repossessed vehicle.

After standard collection efforts are exhausted and all collections, including net sale proceeds, refunds on cancelled service contracts and insurance products and insurance claims, are applied, Ford Credit charges off any remaining balance owed by the lessee.  In a limited number of cases, a lessee or a leased vehicle cannot be located after skip tracing and the lease is charged off as a skip account.  Ford Credit may charge off the remaining balance owed by the lessee if the cost of collection exceeds the balance owed by the lessee and will not pursue further collection of the lease.

Ford Credit continues to pursue collection of deficiency balances and skip accounts after charge off through its specialty service center for charged off accounts.  Collection activities generally are continued until the lease is paid or settled in full, the lease is determined to be uncollectible due to bankruptcy of the lessee or for other reasons, the lessee dies without a collectible estate or the applicable statute of limitations expires.  Ford Credit may sell charged off leases as a final effort to realize value.

Ford Credit may relinquish ownership of the leased vehicle and release the title to an insurer in order to receive proceeds from insurance covering the vehicle or following repossession of the vehicle, discounted settlement of the lease or abandonment of its rights in the leased vehicle, in each case in accordance with its policies and procedures.

Total Loss — Deficiency Waiver.  An account is considered a total loss when the vehicle has been damaged beyond repair or stolen.  When a lessee maintains proper insurance, Ford Credit waives the lessee’s responsibility for any deficiency between the amount remaining due on the lease and the insurance settlement.  A lessee is only responsible for the insurance deductible, any past-due monthly payments, prior unrepaired damage, plus any other amount due prior to the date of loss.  If the lessee does not maintain proper insurance or the claim is denied, the deficiency will not be waived and the lessee will be responsible for all amounts due.

Bankruptcy Accounts.  When Ford Credit is notified that a lessee has filed for bankruptcy, the account is moved to its specialty service center for accounts with bankrupt lessees.  Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, prohibit Ford Credit from taking any collection action against the lessee or the leased vehicle without court approval.  In both Chapter 7 and Chapter 13 bankruptcies, most lessees must assume their obligations under the lease in order to retain the leased vehicle.  If a lease is assumed in a Chapter 7 bankruptcy, the lessee is bound by the lease after completion of the Chapter 7 bankruptcy and the lease is returned to normal servicing.  If a lease is assumed as part of a Chapter 13 bankruptcy, the lessee and the leased vehicle remain subject to bankruptcy protection for the length of the plan.  The typical plan of reorganization in a Chapter 13 bankruptcy lasts from two to five years.  The payments required on an assumed lease will be the same as the original lease payments.  No modifications of a lease are permitted.  In some Chapter 13 cases, a debtor may be given a certain period in which to cure pre-bankruptcy payment defaults, typically six to twelve months.  A debtor who assumes a lease as part of a Chapter 13 bankruptcy may be held responsible for excess wear and use charges or any deficiency balance on the lease.

DEPOSITOR

Ford Credit Auto Lease Two LLC, or the “depositor,” is a Delaware limited liability company created in October 2006.  Ford Credit is the sole member of the depositor.  The depositor was created for the limited purpose of purchasing exchange notes from Ford Credit and selling exchange notes to trusts for securitization transactions.

The depositor will be responsible for filing any required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust’s security interest in the exchange note and other trust assets.

The depositor will pay the administrator’s annual fees and indemnify the underwriters against certain civil liabilities as described in this prospectus in “Plan of Distribution.”  If either the owner trustee or the indenture trustee resigns or is removed, the depositor will reimburse any expenses associated with its replacement.

Securities issued by a trust may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus.  The depositor may also retain all or a portion of any class of notes issued by a trust.

ISSUING ENTITY

The depositor will create a separate issuing entity for each securitization transaction.  Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.

The purposes of the trust will be to:

•                 acquire and hold the exchange note and other trust assets,

•                 issue the notes and pledge the trust assets to the indenture trustee to secure payments on the notes,

•                 make payments on the notes,

•                 issue additional notes or certificates in exchange for all or a portion of the residual interest of the trust, and

•                 engage in other related activities to accomplish these purposes.

The trust may not engage in any other activities and may not invest in any other securities or make loans to any persons.

The trust agreement may be amended without the consent of the noteholders if the holder of the residual interest in the trust (a) certifies that the amendment will not have a material adverse effect on the notes and (b) delivers a legal opinion that, for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust or any titling company to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.  The trust agreement may also be amended with the consent of a majority of each class of notes outstanding (with each class voting separately, except that the Class A notes will vote together as a single class).

The trust may not dissolve, merge with or sell substantially all its assets to any other entity or impair the first priority lien of the indenture trustee in the trust assets except as permitted by the transaction documents.

The servicer will indemnify the trust for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

Ford Credit will be the administrator of the trust under an administration agreement.  The administrator will provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents.  These obligations include obtaining and preserving the trust’s qualification to do business where necessary, notifying the rating agencies and the indenture trustee of Events of Default, preparing and filing reports with the SEC, inspecting the indenture trustee’s books and records, monitoring the trust’s obligations for the satisfaction and discharge of the indenture, causing the servicer to comply with its duties and obligations under the credit and security agreement and the servicing agreement, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture.  The depositor will pay the administrator an annual administration fee.

The administrator may resign at any time by giving 60 days’ notice to the trust, the indenture trustee and the owner trustee and, in certain circumstances, the owner trustee, with the consent of the holders of a majority of the note balance of the Controlling Class, may terminate the administrator.  No resignation or termination of the administrator will become effective until a successor administrator is in place.

OWNER TRUSTEE

The identity of the owner trustee and a description of its experience as an owner trustee in securitization transactions will be included in the prospectus supplement.

The owner trustee’s main duties will be:

•                 creating the trust by filing a certificate of trust with the Delaware Secretary of State,

•                 maintaining the trust distribution account for the benefit of the holder of the residual interest in the trust, and

•                 executing documents on behalf of the trust.

The owner trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the owner trustee.  The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to institute, conduct or defend any litigation on behalf of the trust at the direction of the depositor unless the depositor has offered reasonable security or indemnity satisfactory to the owner trustee to protect it against the costs and expenses that it may incur in complying with the direction.

The depositor and the administrator will indemnify the owner trustee for all liabilities and damages arising out of the owner trustee’s performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or as a result of any breach of representations made by the owner trustee in the trust agreement.  The servicer will indemnify the owner trustee for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

The trust will pay the fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its duties, and pay any indemnities due to the owner trustee, to the extent such amounts have not been paid or reimbursed by the depositor or the administrator.  The trust will pay these amounts to the owner trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments.  The trust will pay the owner trustee amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits to the reserve account are made.  Following an Event of Default, however, all owner trustee fees, expenses and indemnities will be paid first.

The owner trustee may resign at any time by notifying the depositor and the administrator.  The administrator may remove the owner trustee at any time and for any reason, and must remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place.  If not paid by the trust, the depositor will reimburse the owner trustee and the successor owner trustee for any expenses associated with the replacement of the owner trustee.

The trust agreement will terminate when:

•                 the exchange note has been redeemed (after the last lease in the reference pool has been paid in full, settled, sold or charged off, the last related leased vehicle has been sold and all collections have been applied), or

•                 the trust has paid all the notes in full and all other amounts payable by it under the transaction documents.

Upon termination of the trust agreement, any remaining trust assets will be distributed to the holder of the residual interest in the trust and the trust will be terminated.

INDENTURE TRUSTEE

The identity of the indenture trustee and a description of its experience as an indenture trustee in securitization transactions will be included in the prospectus supplement.

The indenture trustee’s main duties will be:

•                 holding the security interest in the exchange note and other trust assets on behalf of the noteholders,

•                 administering the transaction bank accounts,

•                 enforcing remedies at the direction of the Controlling Class following an Event of Default and acceleration of the notes,

•                 acting as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

•                 acting as note paying agent to make payments from the transaction bank accounts to the noteholders and others, and

•                 notifying the noteholders of an Event of Default.

Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time or both would become an Event of Default, it must provide written notice to the noteholders within 90 days.  If the indenture trustee knows of an Event of Default, it must notify all noteholders within five business days.  If the notes have been accelerated, the indenture trustee may, and at the direction of the holders of a majority of the note balance of the Controlling Class must, institute proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, institute foreclosure proceedings and, in certain circumstances, sell the exchange note.

The indenture trustee’s standard of care changes depending on whether an Event of Default has occurred.  Prior to an Event of Default, the indenture trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the indenture trustee.  Following an Event of Default, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  Following an Event of Default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositor, Ford Credit and any interest rate hedge counterparties.

For a description of the rights and duties of the indenture trustee after an Event of Default and upon acceleration of the notes, you should read “Description of the Notes — Events of Default and Remedies” in this prospectus.

The indenture trustee must mail an annual report to the noteholders if certain events specified in the Trust Indenture Act have occurred during the preceding calendar year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.

The indenture trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or otherwise incur financial liability in the performance of its duties if it has reasonable grounds to believe that it is not likely to be repaid or indemnified by the trust.  The indenture trustee also will not be required to take action in response to requests or directions of the noteholders unless the noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the request or direction.

The trust and the administrator will indemnify the indenture trustee for all liabilities and damages arising out of the indenture trustee’s performance of its duties under the indenture unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the indenture trustee or as a result of any breach of representations made by the indenture trustee in the indenture.  The servicer will indemnify the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors of judgment) in the performance of its duties as servicer.

The trust will pay the fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its duties, and pay any indemnities due to the indenture trustee, to the extent such amounts are not otherwise paid or reimbursed by the depositor or administrator.  The trust will pay these amounts to the indenture trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments.  The trust will pay the indenture trustee amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust and all required interest and principal payments on the notes and after any required deposits in the reserve account have been made.  Following an Event of Default, however, all indenture trustee fees, expenses and indemnities will be paid first.

Under the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the indenture.  In these circumstances, separate successor indenture trustees will be appointed for each class of notes.  Even if separate indenture trustees are appointed for different classes of notes, only the indenture trustee acting on behalf of the Controlling Class will have the right to exercise remedies and only the Controlling Class will have the right to direct or consent to any action to be taken, including a sale of the exchange note.

The indenture trustee may resign at any time by notifying the trust.  The holders of a majority of the note balance of the Controlling Class may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust.  The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act or becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the indenture trustee will be effective until a successor indenture trustee is in place.  If not otherwise paid by the trust, the depositor will reimburse the indenture trustee and the successor indenture trustee for any expenses associated with the replacement of the indenture trustee.

TITLING COMPANIES

The “titling companies,” CAB East LLC and CAB West LLC, each a Delaware limited liability company, were created by Ford Credit for the limited purpose of purchasing leases and the related leased vehicles from dealers.  Each leased vehicle will be titled in the name of one of the titling companies and the collateral agent will be named as secured party on the certificate of title.

CAB East Holdings, LLC is the sole member of CAB East LLC.  CAB West Holdings Corporation is the sole member of CAB West LLC.  The limited liability company agreement of each titling company contains substantial restrictions on the activities of the titling company that are similar to those applicable to other “bankruptcy-remote” special purpose entities.  These restrictions include limitations on activities, incurrence of indebtedness and affiliated transactions.  Each titling company’s purposes and powers are limited to owning the leases and leased vehicles, issuing certificates or notes, borrowing on a revolving basis or otherwise from Ford Credit to finance the purchase of leases and leased vehicles and engaging in other activities in connection with owning the leased vehicles.

Under the credit and security agreement, the titling companies will repay amounts advanced to them by Ford Credit on a joint and several basis and may at any time, at the request of Ford Credit, convert all or a portion of amounts outstanding under the revolving credit facility to one or more term notes which will be evidenced by an exchange note.  The titling companies will be responsible for making payments on the exchange note under the credit and security agreement.  The titling companies have appointed the collateral agent to hold the security interest in the leases and leased vehicles in accordance with the credit and security agreement.

COLLATERAL AGENT

HTD Leasing LLC, or “HTD,” is the collateral agent under the credit and security agreement.  U.S. Bank National Association is the sole member of HTD.  HTD’s limited liability company agreement contains substantial restrictions on its activities.  HTD’s purposes and powers are limited to holding the security interest granted to it, as collateral agent, for the benefit of Ford Credit, as lender, and the holders of the exchange notes and certain related activities.  Neither HTD nor U.S. Bank National Association receives title to or possession of any leases or leased vehicles.  HTD is not permitted to incur indebtedness, issue securities or other interests (other than the membership interest held by U.S. Bank National Association) or hold substantial assets.

The titling companies have agreed to pay HTD a fee for its services and to indemnify HTD for all liabilities and damages arising out of HTD’s performance of its duties unless caused by HTD’s willful misconduct, bad faith or negligence.

ADMINISTRATIVE AGENT

U.S. Bank is the administrative agent under the credit and security agreement.  The administrative agent is responsible for performing, on behalf of the collateral agent, certain administrative tasks that the collateral agent is required to perform under the credit and security agreement.  These tasks include (1) causing certificates of title for the leased vehicles to reflect the lien of the collateral agent and (2) causing those liens to be released and removed from the certificates of title upon termination of the related leases and disposition of the leased vehicles, which duties may be performed by Ford Credit in its capacity as collateral agent administrator.  The collateral agent has granted a power of attorney to the administrative agent in order to allow the administrative agent to perform these functions.

Under the credit and security agreement, Ford Credit, as lender, may remove U.S. Bank as the administrative agent, with or without cause, and designate a successor administrative agent.  Any successor administrative agent or its parent entity must have a combined capital and surplus of at least $50 million, must have a long-term unsecured debt rating of investment grade by each of S&P and Moody’s and may not be Ford Credit or an affiliate of Ford Credit.

If U.S. Bank is removed or resigns, and a successor is designated, U.S. Bank will be required to transfer to the successor, and the successor will be required to acquire, the entire membership interest in HTD and all rights under HTD’s limited liability company agreement.  Ford Credit and its affiliates may not be a successor administrative agent and may not acquire HTD or any rights under HTD’s limited liability company agreement.

REFERENCE POOL

Trust Assets

The primary asset of the trust will be an “exchange note” issued by the titling companies to Ford Credit under the credit and security agreement.  The exchange note will be backed by a “reference pool” of car, light truck and utility vehicle leases and leased vehicles purchased by the titling companies from dealers.  On the closing date for a securitization transaction, the titling companies will issue the exchange note to Ford Credit, Ford Credit will sell the exchange note and other related assets to the depositor, and the depositor will sell the exchange note and other related assets to the trust.  The trust assets will be pledged by the trust to the indenture trustee for the benefit of the noteholders and any interest rate hedge counterparties.

The trust assets will be:

•                 the exchange note,

•                 funds and investments in bank accounts of the trust,

•                 rights under the transaction documents, including:

—             rights for the removal of ineligible and certain other leases and leased vehicles,

—             rights for servicer advances, and

—             rights under the transaction documents, including rights to any credit or payment enhancements described in the prospectus supplement, and

•                 all proceeds of the above.

Additional Information About the Reference Pool

The prospectus supplement will contain additional information about the leases in the reference pool, including:

•                 the total securitization value and the residual portion of the securitization value,

•                 the aggregate base residual value,

•                 the weighted average original and remaining terms, and

•                 the geographic distribution, credit score distribution, make, model and vehicle type distribution and other composition characteristics for the reference pool.

For a detailed description of how the securitization value of a lease is calculated, you should read the definition of securitization value in the “Glossary of Certain Terms” in the prospectus supplement.

Vintage Originations Information

Ford Credit will provide information about leases that it originated in prior periods in an annex to the prospectus supplement.

Static Pool Information — Prior Securitized Pools

Ford Credit will provide static pool information about its prior securitized pools of leases in an annex to the prospectus supplement.

SERVICING THE REFERENCE POOL AND THE SECURITIZATION TRANSACTION

Servicing Duties

Under the servicing agreement and the servicing supplement to the servicing agreement for the reference pool, or the “servicing supplement,” the servicer’s main duties will be:

•                 collecting and applying all payments made on the leases in the reference pool,

•                 processing returns of leased vehicles in the reference pool and then selling returned leased vehicles,

•                 investigating delinquencies,

•                 sending invoices and responding to inquiries of lessees,

•                 paying taxes related to payments on leases or to the leased vehicles in the reference pool,

•                 processing requests for extensions and modifications,

•                 administering payoffs, defaults and delinquencies,

•                 repossessing and then selling leased vehicles,

•                 maintaining accurate and complete accounts and computer systems for the servicing of the leases in the reference pool,

•                 furnishing monthly investor reports and instructions to the indenture trustee, and

•                 providing the custodian with updated records for the lease files.

Servicing Fees

The servicer will earn a servicing fee each month in connection with servicing of the reference pool equal to 1% of the total securitization value as of the first day of such month, unless another percentage is specified in the prospectus supplement.  In addition, the servicer will retain any late fees and other administrative fees received from lessees, will be reimbursed for any parking tickets or other fines and amounts paid by the servicer on behalf of a lessee, and will receive investment earnings on funds in the transaction bank accounts.  If specified in the prospectus supplement, the servicer may receive a separate servicing fee from recoveries collected on charged off leases.  The servicer will be entitled to reimbursement for advances and fees and expenses paid to third parties related to the repossession and disposition of leased vehicles as well as for continued collection activities on charged off accounts.  The servicer may net these fees and expenses from collections deposited to the collection account.

Obligations to Remove Leases and Leased Vehicles

The servicer will follow its policies and procedures in servicing the leases in the reference pool.  As part of its normal collection efforts, the servicer may waive or modify the terms of any lease, including granting payment extensions and rebates and rewriting, rescheduling or amending any lease or waiving late fees, extension fees or other administrative fees.  The servicer will remove any lease and related leased vehicle from the reference pool if it (a) changes the amount of the base monthly payment owed by the lessee or (b) grants a payment or term extension resulting in the current scheduled lease end date of the lease being later than the final scheduled payment date of the most junior class of notes issued by the related trust.  However, the servicer will not be required to remove any modified lease and related leased vehicle from the reference pool if the action was required by law or court order, including by a bankruptcy court.  The servicer will remove a modified lease and the related leased vehicle from the reference pool on or before the payment date following the month during which the modification occurs.

For more information about the servicer’s policies and procedures for servicing the leases and leased vehicles, you should read “Sponsor and Servicer — Servicing and Collections” in this prospectus.

The servicer must maintain perfection of the collateral agent’s security interest in each lease and leased vehicle in the reference pool until the lease is paid in full and, if the leased vehicle is returned at the end of the lease, until the leased vehicle is sold, except in certain limited circumstances.  For a charged off lease, the servicer may release the security interest in a sale of charged off leases and as permitted by the servicer’s policies and procedures.  If the servicer fails to maintain perfection of the collateral agent’s security interests in a lease and leased vehicle or otherwise impairs the rights of the collateral agent in the lease and leased vehicle (other than in accordance with its policies and procedures) and the servicer does not correct the failure or impairment in all material respects by the end of the second month following the month in which a responsible person obtained actual knowledge, or was notified, of the impairment, the servicer must remove the lease and leased vehicle from the reference pool.

For more information about the servicer’s policies and procedures for releasing the security interest in the leases and leased vehicles, you should read “Sponsor and Servicer — Servicing and Collections —Repossession and Charge Off” in this prospectus.

If the servicer is notified that a leased vehicle in the reference pool is no longer owned by a titling company, the servicer must remove the lease and leased vehicle from the reference pool.

In connection with each removal, the servicer must deposit in the collection account an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due.

Transaction Bank Accounts

For each trust, the servicer will establish a collection account and will deposit all collections on the reference pool and amounts relating to the removal of leases and leased vehicles from the reference pool by the servicer in the collection account.  The servicer may also establish additional bank accounts, including a reserve account or accounts from which payments to the noteholders will be made.  All transaction bank accounts will be pledged to the indenture trustee to secure the notes.

Funds in the collection account will be invested in highly rated short-term investments that mature on or before the payment date on which the collections are to be distributed.  Funds in a reserve account will be invested in these highly rated short-term investments.  Investment earnings on funds in the transaction bank accounts will be paid to the servicer each month.  The servicer will direct the investments unless the indenture trustee instructs the bank holding the account otherwise after an Event of Default.  The trust may invest the funds in the transaction bank accounts in obligations issued by the underwriters or their affiliates or the servicer or its affiliates.

The servicer will have no access to the funds in the transaction bank accounts.  Only the indenture trustee may withdraw funds from these accounts to make payments, including payments to the trust, as holder of the exchange note, payments to the noteholders or to pay investment earnings to the servicer.  The indenture trustee will make payments from the collection account to the noteholders and others based on information provided by the servicer.

Advances

If there is a shortfall in the base monthly payment on a lease in the reference pool, after applying any payments made in advance by the related lessee, the servicer generally will advance an amount equal to the shortfall by depositing that amount in the collection account.  The servicer is only required to make an advance to cover base monthly payment shortfalls to the extent that the servicer determines that the advance will be recoverable from collections on the lease.  Any advance must be made no later than the payment date immediately following the month for which the base monthly payment was due.  The servicer will be reimbursed for outstanding advances on a lease from collections and recoveries on that lease or from collections on other leases.

Deposit of Collections

On or before each payment date, the servicer will deposit all collections on the leases and leased vehicles in the reference pool for the preceding month in the collection account.  In general, Ford Credit will deposit all collections in the collection account within two business days of applying the collections to the lessees’ accounts.  If Ford Credit’s short-term unsecured debt is rated equal to or higher than “R-1 (middle)” by DBRS, “F1” by Fitch, “P-1” by Moody’s or “A-1” by S&P, as applicable, for each rating agency hired to rate the notes, and provided that no Servicer Termination Event has occurred, Ford Credit may deposit collections in the collection account on the business day preceding each payment date.  Until deposited in the collection account, collections may be used by the servicer for its own benefit and will not be segregated from its own funds.

For administrative convenience, the servicer may deposit collections and other amounts in the collection account each month net of the servicing fee and advance reimbursement amounts payable to the servicer for the month, but must account for all transactions individually.  If amounts are deposited in error, they will be returned to the servicer or netted from subsequent deposits.

Reporting Obligations of Servicer

Monthly Investor Report.  The servicer will prepare a monthly investor report containing information about payments to be made on the notes and the performance of the reference pool, as described in the prospectus supplement.

Annual Compliance Reports.  The servicer will prepare a number of reports, statements or certificates for each trust as described in the prospectus supplement.

Custodial Obligations of Ford Credit

Ford Credit will act as custodian for the titling companies and will maintain a lease file for each lease in the reference pool.  A lease file will consist of originals or copies of the lease, credit application, certificate of title and other documents relating to the lease, the leased vehicle and the lessee.  Each lease file will be maintained separately, but will not be segregated from other similar lease files or stamped or marked to reflect the pledge to the collateral agent so long as Ford Credit is servicing the leases.

Delegation of Duties

As long as Ford Credit acts as servicer or custodian, it may delegate any or all of its duties to Ford or certain affiliates of Ford.  The servicer or custodian may perform any of its duties through subcontractors.  No delegation or subcontracting will relieve Ford Credit of its responsibilities regarding its duties and Ford Credit will remain responsible for such duties.  Ford Credit will be responsible for paying the fees of any subcontractors it employs except for fees and expenses charged to lessee accounts or netted from collections.

Limitations on Liability

The servicer will not be liable to the trust or the noteholders for any action or omission or for any error in judgment, unless it constitutes willful misconduct, bad faith or negligence in the performance of its duties.  The servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities and that may cause it to incur any expense or liability.  The servicer will indemnify the trust, the owner trustee and the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence in the performance of its duties as servicer.

Amendments to the Servicing Agreement and the Servicing Supplement

The owner trustee and the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, must consent to any amendment to the servicing agreement or the servicing supplement that would adversely affect the rights or obligations of the noteholders.

Resignation and Termination of Servicer

Ford Credit may not resign as servicer for the trust that will issue the notes unless it is no longer permitted to perform its duties under law.  If the servicer resigns, it will continue to perform its duties as servicer until the later of (1) the date 45 days from the delivery of notice of its resignation and (2) the date upon which the servicer is legally unable to act as servicer.

Each of the following events will be a “Servicer Termination Event” under the servicing agreement:

•                 failure by the servicer to deposit any collections, payments or other amounts that continues for five business days after it receives notice of the failure from the administrative agent or a responsible person of the servicer learns of the failure, unless:

—             the failure was caused by an event outside the control of the servicer and does not continue for more than ten business days, and the servicer uses all commercially reasonable efforts to perform its obligations and promptly notifies the lender, the administrative agent, the trust, the owner trustee, the indenture trustee and the depositor of the failure and the steps being taken by the servicer to remedy it, or

—             the failure relates to an amount no greater than 0.05% of the outstanding amount of the exchange note and does not continue for more than (a) if the servicer’s long-term debt is rated investment grade by all rating agencies rating the notes, 90 days after a responsible person of the servicer learns of such failure or (b) if the servicer’s long-term debt is not so rated, 90 days after the collections, payments or other amounts were required to be deposited.

•                 failure by the servicer to fulfill its duties under the transaction documents that has a material adverse effect on the administrative agent or the related exchange noteholder and continues for 90 days after it receives notice of the failure from the administrative agent or the owner trustee,

•                 bankruptcy of the servicer, and

•                 any other event described in the prospectus supplement.

If a Servicer Termination Event has occurred as a result of a bankruptcy of the servicer, the holders of a majority of the note balance of all exchange notes (voting as a single class) may terminate the servicer for all reference pools and the revolving credit facility.  Exchange notes owned by the servicer or any of its affiliates that do not serve as security for a securitization will not be included for purposes of this vote.  If the holders of a majority of the note balance of all exchange notes decide not to terminate the servicer as servicer for all reference pools and the revolving credit facility, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may terminate the servicer with respect to the reference pool for the related transaction.

If a Servicer Termination Event has occurred for any other reason and remains unremedied, the indenture trustee or the holders of a majority of the note balance of the Controlling Class, may terminate the servicer with respect to the related reference pool.  If a successor servicer is not appointed by the date indicated in the notice of termination, the administrative agent will appoint, or petition a court to appoint, a successor servicer having a net worth of at least $50 million and whose regular business includes the servicing of car, truck and utility vehicle leases and the related leased vehicles.  The compensation paid to the successor servicer may not exceed the servicing compensation paid to the servicer under the servicing agreement.

If a bankruptcy trustee or similar official is appointed for the servicer and no other Servicer Termination Event has occurred, the bankruptcy trustee or official may have the power to prevent the administrative agent, the indenture trustee or the noteholders from replacing the servicer.

The servicer will agree to cooperate to effect a servicing transfer and make available its records on payments on the leases and the lease files.  The servicer will not be required to make available or license its proprietary servicing procedures, processes, models, software or other applications.  The predecessor servicer will reimburse the successor servicer for reasonable expenses associated with the transition of servicing duties.

USE OF PROCEEDS

The net proceeds from the sale of the notes issued on any closing date will be used by the depositor to purchase the exchange note from Ford Credit and for any other purpose described in the prospectus supplement.  The use of the net proceeds from the sale of any notes issued by the trust after the original closing date will be described in the prospectus supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes generally will be determined by the rate at which principal payments on the exchange note are paid, which will be determined based on the rate at which the leases in the reference pool are paid and the rate at which returned or repossessed leased vehicles in the reference pool are sold.  “Prepayments” on the leases will occur in the following circumstances:

•                 Prepayments — proceeds may be received upon the sale of leased vehicles because lessees may return or purchase their leased vehicles at any time after paying all amounts due under their leases,

•                 Defaults — proceeds may be received upon the sale of a leased vehicle following a default by the lessee, including rebates on cancelled service contracts, insurance and similar products financed over the term of the lease,

•                 Early termination programs — proceeds may be received upon the sale of leased vehicles returned by lessees participating in early termination programs sponsored by Ford,

•                 Insurance proceeds — proceeds may be received from claims on any insurance policies covering the lessees, the leases or the leased vehicles,

•                 Removal of leases — Ford Credit may be required to remove from the reference pool ineligible and certain other leases and leased vehicles, and

•                 Exchange note acceleration — proceeds may be received upon the liquidation of all or a portion of the reference pool following a facility default or an exchange note default under the credit and security agreement or the exchange note supplement.

No assurance can be made of the amount of principal payments that will be made on the notes on each payment date because that amount will depend primarily on the amount received on the leases in the reference pool or from the sale of the leased vehicles in the reference pool during the preceding month.

In Ford Credit’s experience, prepayments on lease contracts occur primarily when lessees decide to purchase or lease new cars, trucks and utility vehicles, lessees participate in Ford-sponsored early termination programs, defaulted contracts are liquidated or insurance proceeds are received after a leased vehicle is determined to be a total loss.  Unlike certain other asset classes, such as residential mortgage loans, leases for cars, trucks and utility vehicles do not experience significant voluntary prepayments as interest rates decline.

Any reinvestment risk resulting from a faster or slower rate of prepayment of receivables will be borne entirely by the noteholders.  For more information about reinvestment risk, you should read “Risk Factors — The timing of principal payments on your notes is uncertain” in this prospectus.

DESCRIPTION OF THE EXCHANGE NOTES

Ford Credit finances the titling companies’ purchase of leases and leased vehicles under the credit and security agreement as described under “Sponsor and Servicer — Use of Titling Companies; Financing

Purchases of Leases by Titling Companies” in this prospectus.  At any time, Ford Credit may request that the titling companies convert all or a portion of the amount outstanding under the credit and security agreement to one or more term notes evidenced by an “exchange note” and that a portion of the leases and leased vehicles that are subject to the credit and security agreement be allocated to that exchange note.  No exchange note issued for any securitization transaction in which the notes will be issued will represent an ownership or beneficial interest in the leases and leased vehicles in the “reference pool” allocated to such exchange note.

On the closing date for a securitization transaction, the titling companies will issue the exchange note to Ford Credit under a supplement to the credit and security agreement, or the “exchange note supplement.”

The prospectus supplement will contain additional information about the exchange note, including:

•                 the determination of collections on the reference pool,

•                 the priority of payments under the exchange note supplement, and

•                 the manner in which principal payments and interest on the exchange note is calculated and paid.

The indenture trustee will hold a first priority security interest in the exchange note for the benefit of the holders of the notes.  The exchange note is secured by a security interest in all of the leases and leased vehicles owned by the titling companies and financed under the credit and security agreement, including the leases and leased vehicles in the reference pool.  However, the trust will agree that it will have recourse solely to the reference pool, the reserve account and, to the extent available, shared amounts allocated to the exchange note from other reference pools.  The trust will also agree that any claim it may have against the assets of the titling companies other than the reference pool allocated to the exchange note held by the trust will be subordinate to the payment in full of the claims of Ford Credit, as the lender under the credit and security agreement, the holders, if any, of all other exchange notes and all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the titling companies, and all related hedging arrangements.  However, the trust will be able to accelerate the maturity of the exchange note upon default and then bring suit and obtain a judgment against any of the titling companies on the exchange note.

The trust will also agree that, prior to the date which is one year and one day after payment in full of all obligations under the credit and security agreement, including all exchange notes, it will not institute or join in bankruptcy proceedings against the titling companies.

As long as any of the notes are outstanding, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, will be entitled to exercise all rights and remedies of the trust as holder of the exchange note.

For a detailed description of the exchange note, you should read “Description of the Exchange Note” in the prospectus supplement.

Amendments to the Credit and Security Agreement and the Exchange Note Supplement

The exchange note supplement may be amended without the consent of the noteholders or of the trust, as holder of the exchange note, and the credit and security agreement may be amended without the consent of any noteholder or any holder of an exchange note, including the trust as holder of the exchange note, to:

•                 further protect the collateral agent’s interest in the leases and leased vehicles or the indenture trustee’s interest in the exchange note or other trust property,

•                 add any covenants for the benefit of the secured parties,

•                 transfer or pledge any property to the collateral agent,

•                 cure any ambiguity in or to correct or supplement any provision in the exchange note supplement or the credit and security agreement,

•                 evidence the acceptance of the appointment under the credit and security agreement of a successor administrative agent or successor collateral agent, or

•                 make any amendment to the exchange note supplement or the credit and security agreement that does not materially adversely affect the interests of any exchange noteholder (other than exchange noteholders who have consented to such amendment).

The credit and security agreement may also be amended in any other manner with the consent of each exchange noteholder.

The exchange note supplement may also be amended in any other manner with the consent of the trust, as directed by the holders of a majority of the note balance of the Controlling Class.

Facility Defaults and Exchange Note Defaults; Rights Upon Default

Each of the following events will be a “facility default” under the credit and security agreement:

•                 bankruptcy or dissolution of any of the titling companies, and

•                 bankruptcy or dissolution of the servicer, unless, on or before the date the servicer is terminated, a successor servicer has accepted its appointment.

If a facility default occurs, the exchange note will automatically be accelerated and the exchange note will be immediately due and payable.

Each of the following events will be an “exchange note default:”

•                 failure to pay interest due on the exchange note within five business days after the due date,

•                 failure to pay the principal amount of the exchange note in full by its final scheduled payment date,

•                 failure by the titling companies to observe or perform any covenant or agreement made in the credit and security agreement or the exchange note supplement, which failure materially and adversely affects the rights of the trust, as holder of the exchange note, and is not cured for a period of 60 days after notice was given to the titling companies, and

•                 any representation or warranty of the titling companies made in the credit and security agreement or the exchange note supplement was untrue when made which materially and adversely affects the trust, as holder of the exchange note, and is not cured for a period of 60 days after notice was given to the titling companies.

If an exchange note default occurs and is continuing, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may accelerate the exchange note and declare the exchange note to be immediately due and payable.  Under specified circumstances, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may rescind this declaration.

If a facility default occurs or if the exchange note is accelerated and declared due and payable following an exchange note default, the collateral agent, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may (1) file a lawsuit for the collection of the exchange note and enforce any judgment and (2) direct the collateral agent to (a) institute foreclosure proceedings on the leases and leased vehicles in the reference pool and/or (b) exercise any other remedies of a secured party.  If all or any portion of the reference pool is liquidated following an acceleration of the exchange note, the amount of principal paid on the exchange note on the next payment date will increase, which will increase the amount of principal that is payable on the notes on that payment date.

DESCRIPTION OF THE NOTES

The following summary describes certain terms of the notes and the indenture.  The trust will issue one or more classes of notes pursuant to the indenture between the trust and the indenture trustee specified in the prospectus supplement.  A form of the indenture is included as an exhibit to the registration statement filed with the SEC that includes this prospectus.

Fixed and Floating Rate Notes

Each class of fixed rate notes will bear interest at the interest rate specified in the prospectus supplement.  Interest on fixed rate notes typically will be computed on the basis of a 360-day year of twelve 30-day months but the prospectus supplement may specify a different day count basis.

Each class of floating rate notes will bear interest determined by reference to the London Inter-Bank Offering Rate or “LIBOR,” plus a spread specified in the prospectus supplement.  The trust will appoint a calculation agent identified in the prospectus supplement to determine LIBOR for each interest period and each class of floating rate notes.  The calculation agent will determine LIBOR for each interest period on the second London business day preceding such interest period but the prospectus supplement may specify a different LIBOR determination date.  All determinations of LIBOR by the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on the noteholders.  Interest on floating rate notes typically will be computed on the basis of a 360-day year and the actual number of days in a period but the prospectus supplement may specify a different day count basis.

If the trust issues floating rate notes, it may enter into interest rate swaps, caps and/or floors with counterparties to hedge the potential mismatch between the fixed interest rates on the receivables and the floating interest rates on the floating rate notes.  The material terms of these hedging arrangements and information about the interest rate hedge counterparties will be described in the prospectus supplement.

Principal and Interest Payments on the Notes

Payments on the note on any payment date will be made from amounts paid to the trust on the exchange note on such payment date.

Each class of notes will have a stated principal amount and will bear interest at the interest rate specified in the prospectus supplement.  The timing and priority of payment, seniority, interest rate and amount of or method of determining payments of principal and interest on each class of notes will be described in the prospectus supplement.  Some classes of notes may have senior or subordinate rights to receive payments of interest and principal compared to other classes of notes.  Payments of interest on subordinate notes may be made prior to payments of principal on more senior notes.

Principal of and interest on any class of notes will be paid on a pro rata basis among all the noteholders of that class.  One or more classes of notes may be prepaid in whole as a result of the servicer exercising its clean up call option to purchase the exchange note.

The trust will make interest and principal payments on each payment date to the holders of record of the notes on the day before the payment date (or, if definitive notes are issued, the last day of the preceding month).

Credit and Payment Enhancement

Credit and payment enhancements are intended to enhance the likelihood of receipt by the noteholders of the full amount of interest and principal due on their notes.

Credit and payment enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of the notes.  If losses on the leases and leased vehicles in a reference pool exceed the credit enhancement available, the noteholders will bear their allocable share of the loss, starting with the noteholders of the most junior class of notes outstanding.  The amount and the type of credit and payment enhancements for each class of notes will be described in the prospectus supplement.

“Credit enhancements” may include:

•                 A reserve account available to cover the servicing fee, other senior fees, interest and principal payments on the exchange note and any amount necessary to cover any shortfall in payments on the notes if collections on the reference pool and shared amounts were insufficient.  Any amounts remaining in the reserve account after payment of all fees and expenses owing by the trust and amounts owing on the notes and on any other securities issued by the trust will be released to the depositor.

•                 “Overcollateralization,” which is the amount by which the total securitization value exceeds the principal amount of the notes.

•                 “Excess spread” with respect to the exchange note for any payment date will be the amount by which the collections on the reference pool during the preceding month exceed the sum of the reduction in the total securitization value for that month plus the servicing fee, advance reimbursements and interest payments due on the exchange note for that payment date and any required deposit in the reserve account.  “Excess spread” with respect to the notes for any payment date will be the amount by which interest paid to the trust as holder of the exchange note exceeds the sum of the indenture trustee and owner trustee fees and expenses, the administration fee, senior amounts owing to any interest rate hedge counterparty and interest due on the notes.  The amount of excess spread will depend on factors such as the interest rates on the exchange note and the notes, prepayments and losses.

•                 Subordination of classes that causes more junior classes of securities to absorb losses before more senior classes.

•                 “Turbo” payments for a class of notes, where excess spread is used to repay the principal of such class and no amounts are released to the holder of the residual interest until such class is paid.

“Payment enhancements” include:

•                 Interest rate swaps where the trust makes fixed payments on a monthly or other basis to an interest rate hedge counterparty and receives a payment based on LIBOR and/or interest rate caps or floors where the trust makes an upfront payment to an interest rate hedge counterparty and receives a payment on a monthly or other basis to the extent LIBOR or another referenced rate specified in the cap or floor exceeds a stated cap rate or is less than a stated floor rate, as applicable.

•                 Third party payments, guarantees, surety bonds or letters of credit that would pay amounts specified in the prospectus supplement if other assets of the trust were insufficient to make required payments or would pay if assets of the trust were unavailable, such as collections held by servicer at the time of a bankruptcy proceeding.

Events of Default and Remedies

Events of Default.  Each of the following events will be an “Event of Default” under the indenture:

•                 failure to pay interest due on the notes of the Controlling Class within the time period specified in the prospectus supplement,

•                 failure to pay the principal amount of any class of notes in full by its final scheduled payment date,

•                 failure by the trust to observe or perform any material covenant or agreement made in the indenture or any representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not cured for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the note balance of the Controlling Class, or

•                 bankruptcy or dissolution of the trust.

If the trust knows of an event that with notice or the lapse of time, or both, would become an Event of Default of the type described in the third item above, it must notify the indenture trustee within five business days.  Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time, or both, would become an Event of Default, it must notify the noteholders within 90 days.

The trust must notify the indenture trustee, the servicer and the rating agencies no more than five business days after a responsible person of the trust knows of an Event of Default.  If the indenture trustee knows of an Event of Default, it must notify all noteholders within five business days.

The holders of a majority of the note balance of the Controlling Class may waive any Event of Default and its consequences except an Event of Default (a) in the payment of principal of or interest on any of the notes (other than an Event of Default relating to failure to pay principal due only because of the acceleration of the notes) or (b) in respect of a covenant or provision of the indenture that cannot be amended, supplemented or modified without the consent of all noteholders.

The “Controlling Class” for a securitization transaction will be all outstanding classes voting as a single class, unless otherwise specified in the prospectus supplement.

Acceleration of the Notes.  If an Event of Default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable.  If an Event of Default occurs because of bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

The holders of a majority of the note balance of the Controlling Class may rescind any declaration of acceleration if:

•                 notice of the rescission is given before a judgment for payment of the amount due is obtained by the indenture trustee,

•                 the trust has deposited with the indenture trustee an amount sufficient to make all payments of interest and principal due on the notes (other than amounts due only because of the acceleration of the notes) and all other outstanding fees and expenses of the trust, and

•                 all Events of Default (other than the nonpayment of amounts due only because of the acceleration of the notes), are cured or waived by the holders of a majority of the note balance of the Controlling Class.

Remedies Following Acceleration.  If the notes have been accelerated and the acceleration has not been rescinded, the indenture trustee, at the direction of the holders of a majority of the note balance of the Controlling Class, may:

•                 file a lawsuit for the collection of the notes and enforce any judgment obtained,

•                 institute foreclosure proceedings on the exchange note, and

•                 take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee, the noteholders and any interest rate hedge counterparties.

However, the indenture trustee is only permitted to sell the exchange note if the following conditions are met, which depend on which Event of Default has occurred:

•                 If an Event of Default occurs because of the late payment of interest or principal of any note, the indenture trustee may sell the exchange note without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the exchange note and apply collections as they are received, except that the indenture trustee will sell the exchange note if directed by the holders of a majority of the note balance of the Controlling Class.

•                 If an Event of Default occurs because of the bankruptcy or dissolution of the trust, the indenture trustee may not sell the exchange note unless:

—             all of the noteholders of the Controlling Class consent to the sale,

—             the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedge counterparties, or

—             the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedge counterparties as those payments would have become due if the obligations had not been accelerated, and the indenture trustee obtains the consent of the holders of 66 2/3% of the note balance of the Controlling Class.

•                 If an Event of Default occurs because of a breach of a representation or covenant of the trust, the indenture trustee may not sell the exchange note unless:

—             all of the noteholders consent to the sale, or

—             the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedge counterparties.

The indenture trustee will notify the noteholders at least 15 days before any sale of the exchange note.  Any noteholder, the depositor, the servicer and any interest rate hedge counterparty may submit a bid to purchase the exchange note.

Payments Following Any Sale of the Exchange Note.  Following an acceleration of the notes and any sale of the exchange note, any amounts collected by the indenture trustee will be paid in accordance with the post-acceleration priority of payments described in the prospectus supplement.

Standard of Care of the Indenture Trustee Following an Event of Default.  If an Event of Default has occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  The holders of a majority of the note balance of the Controlling Class generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee following an Event of Default and acceleration of the notes.

Limitation on Suits.  No noteholder will have the right to institute any legal proceeding for any remedy under the indenture unless:

•                 the noteholder has given notice to the indenture trustee of a continuing Event of Default,

•                 the holders of at least 25% of the note balance of the Controlling Class have requested the indenture trustee to institute such legal proceeding,

•                 the requesting noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

•                 the indenture trustee has failed to institute the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

•                 the holders of a majority of the note balance of the Controlling Class have not given the indenture trustee any inconsistent direction during the 60-day period.

A noteholder, however, has the absolute right to institute at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its note, and such right may not be impaired without the consent of such noteholder.

The indenture trustee and the noteholders will agree not to institute a bankruptcy proceeding against the trust.

Notes Owned by Transaction Parties

Notes owned by the depositor, the servicer or any of their affiliates will not be included for purposes of determining whether a specified percentage of any class of notes have taken any action under the indenture or any other transaction document.

List of Noteholders

Three or more noteholders may request a list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes.  Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.

Satisfaction and Discharge of Indenture

The indenture will not be discharged until:

•                 the indenture trustee has received all notes for cancellation or, with certain limitations, funds sufficient to pay all notes in full,

•                 the trust has paid all other amounts payable by it under the transaction documents, and

•                 the trust has delivered an officer’s certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture have been satisfied.

Amendments to Indenture

The indenture trustee and the trust may amend the indenture without the consent of the noteholders for limited purposes, including to:

•                 further protect the indenture trustee’s interest in the exchange note and other trust assets subject to the lien of the indenture,

•                 add to the covenants of the trust for the benefit of the noteholders,

•                 transfer or pledge any trust assets to the indenture trustee,

•                 cure any ambiguity, correct any mistake or add any provision that is not inconsistent with any other provision of the indenture, so long as such action will not have a material adverse effect on the notes or the rights of any interest rate hedge counterparty, and

•                 modify, eliminate or add provisions required by or necessary to qualify the indenture under the Trust Indenture Act.

Except as provided below, the indenture trustee and the trust may amend the indenture to add, change or eliminate any provision or modify the noteholders’ rights under the indenture (1) without the consent of the noteholders if (a) the indenture administrator certifies that the amendment will not have a material adverse effect on the notes and (b) each rating agency (i) confirms that the amendment will not result in a reduction or withdrawal of the then-current ratings of the notes, or (ii) within ten business days of receiving notice of the amendment, does not provide notice that the amendment will result in a reduction or withdrawal of the then-current ratings of the notes or (2) with the consent of the holders of a majority of the note balance of the Controlling Class.  In each case, the indenture trustee must receive a legal opinion that for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust or any titling company to be treated as an association or publicly traded partnership taxable as a corporation or adversely affect the treatment of the notes as debt for federal income tax purposes.

The prior consent of all adversely affected noteholders will be required for any amendment that would:

•                 change the provisions for amending the indenture or voting or consent under the indenture,

•                 change the principal amount of or interest rate on any note, the final scheduled payment date of any class of notes, the price at which notes may be redeemed following exercise of the clean up call option by the servicer or the percentage of the initial note balance at which such option may be exercised or the priority of payments or how principal or interest payments are calculated or made on the notes,

•                 impair the right of noteholders to institute suits to enforce the indenture,

•                 change the definition of Controlling Class, or

•                 permit the creation of any lien ranking prior or equal to, or otherwise impair, the lien of the indenture trustee in the trust assets.

Residual Interest; Issuance of Additional Securities

The depositor initially will hold the residual interest in the trust and will be entitled to any amounts not needed on any payment date to make payments on the notes or to make any other required payments or deposits in accordance with the priority of payments described in the prospectus supplement.

The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust only if the following conditions are satisfied:

•                 the depositor delivers an officer’s certificate that the issuance of the additional notes or certificates will not adversely affect in any material respect the interest of any noteholder, and

•                 the depositor delivers a legal opinion to the indenture trustee, the owner trustee and the rating agencies that the issuance of the additional notes or certificates will not (1) cause any outstanding note to be deemed sold or exchanged, (2) cause the trust to be treated as an association or publicly traded partnership taxable as a corporation, or (3) adversely affect the treatment of the outstanding notes as debt, in each case, for federal income tax purposes.

The depositor may register the additional notes or certificates and sell them publicly or may sell them in a private placement.  Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described below.  All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC.  Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A., or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.  The notes will be traded as home market instruments in both the U.S. domestic and European markets.  Initial settlement and all secondary trades will settle in same-day funds.

Investors who hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.  Investors who hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s rules and procedures.

Investors should review the rules and procedures of DTC, Clearstream and Euroclear for clearing, settlement, payment and tax withholding applicable to their purchase of the notes.  In particular, investors should note that DTC’s rules and procedures limit the ability of the trust and the indenture trustee to make post-payable adjustments for principal and interest payments after a specified time period, which may be as short as 90 days.

Notes will be issued in physical form to noteholders only if:

•                 the administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the notes and the administrator or the depositor cannot appoint a qualified successor,

•                 the administrator terminates the book-entry system through DTC, or

•                 after the occurrence of an Event of Default or a Servicer Termination Event, the holders of a majority of the note balance of the Controlling Class notify the indenture trustee and DTC to terminate the book-entry system through DTC (or a successor to DTC).

Payments of principal and interest on definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the preceding month.  The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee.  The final payment on any definitive notes will be made only upon presentation and surrender of the definitive note at the address specified in the notice of final payment to the noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar.  No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.

Computing the Outstanding Principal Amount of the Notes

The monthly investor report described in the prospectus supplement will include a note factor for each class of notes that can be used to compute the portion of the principal amount outstanding on that class of notes each month.  The factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date as a percentage of its original principal amount, after giving effect to payments to be made on the payment date.

The factors for each class of notes will initially be 1.0000000 and will decline as the outstanding principal amount of the class declines.  For each note, the portion of the principal amount outstanding on that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.

SOME IMPORTANT LEGAL CONSIDERATIONS

Bankruptcy Considerations

Sale of the Exchange Note by Ford Credit to the Depositor and by the Depositor to the Trust.  The sale of the exchange note by Ford Credit to the depositor and then by the depositor to the trust will each be structured to minimize the possibility that a bankruptcy proceeding of Ford Credit or the depositor will adversely affect the trust’s rights in the exchange note.  Ford Credit and the depositor intend that the sale of the exchange note by Ford Credit to the depositor will constitute a “true sale.”  The depositor and the trust also intend that the sale of the exchange note by the depositor to the trust will constitute a “true sale.”  Neither the depositor nor the trust will have recourse to Ford Credit, as seller of the exchange note, other than the limited obligation to remove certain leases and leased vehicles from the reference pool.

On the closing date for a securitization transaction, Ford Credit, the depositor and the trust will receive a reasoned legal opinion that in a bankruptcy of Ford Credit or the depositor:

•                 the exchange note and the collections on the exchange note would not be property of Ford Credit’s or the depositor’s bankruptcy estate, as applicable, under U.S. federal bankruptcy laws, and

•                 the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the exchange note to the depositor or the trust.

This opinion will be subject to certain assumptions and qualifications and a court in a bankruptcy proceeding of Ford Credit or the depositor may not reach the same conclusion.

Structure of the Holding Companies, the Titling Companies and the Depositor; Risk of Substantive Consolidation.  Each of the holding companies, the titling companies and the depositor is organized as a special purpose entity and is restricted by its limited liability company agreement or articles of incorporation to activities designed to make it “bankruptcy-remote.”  These restrictions limit the nature of its activities and prohibit the depositor from incurring additional indebtedness, making it unlikely that the depositor will have any creditors.  Each limited liability company agreement or articles of incorporation, as applicable, also restricts the applicable special purpose entity from commencing a voluntary case or proceeding under U.S. bankruptcy laws or any similar state law without the unanimous consent of its board of managers or board of directors, as applicable, including independent managers or directors, who are specifically instructed to take into account the interests of creditors of the applicable special purpose entity and, in the case of the depositor, the trusts created by the depositor, as well as the interests of the special purpose entity, in any vote to allow the special purpose entity to file for bankruptcy.  Each limited liability company agreement or articles of incorporation, as applicable, also contains covenants meant to preserve the separate identity of the special purpose entity from Ford Credit and to avoid substantive consolidation of the special purpose entity and Ford Credit.  The most important of these covenants require each company to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements, not hold itself as liable for debts of the other and not commingle its assets with the assets of Ford Credit or its affiliates.

In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to institute a bankruptcy proceeding against the holding companies, the titling companies or the depositor in connection with any obligations under the notes or the transaction documents.

On the closing date for a securitization transaction, Ford Credit and the depositor will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a creditor or bankruptcy trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to request a court to disregard the separate legal existence of the depositor, any of the holding companies or any of the titling companies so as to cause substantive consolidation of the assets and liabilities of (1) the depositor, any of the holding companies or any of the titling companies with the assets and liabilities of Ford Credit or (2) any holding company with the assets and liabilities of the related titling company, in each case, in a manner prejudicial to the noteholders.  This opinion will be subject to certain assumptions and qualifications, including an assumption that the depositor, each of the holding companies, each of the titling companies and Ford Credit comply with its limited liability company agreement or articles of incorporation, as applicable.  A court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.  If the separate legal existence of Ford Credit and the depositor were disregarded and the assets and liabilities of Ford Credit and the depositor were consolidated, the assets of the depositor could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust.  Similarly, if the separate legal existence of Ford Credit and the holding companies or of Ford Credit and the titling companies were disregarded and the assets and liabilities of Ford Credit and the titling companies or of Ford Credit and the holding companies were consolidated, the leases and leased vehicles in the reference pool could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust.  This consolidation of assets and liabilities generally is referred to as “substantive consolidation.”

Assuming that the sale of the exchange note by Ford Credit to the depositor is a “true sale,” the sale of the exchange note by the depositor to trust is a ‘“true sale,” the depositor and the titling companies are not consolidated with Ford Credit in a bankruptcy of Ford Credit and the depositor and the titling companies are not in bankruptcy, the trust generally will have uninterrupted access to amounts received on the reference pool (other than any collections on the reference pool held by Ford Credit as servicer at the time a bankruptcy proceeding is commenced).

The Dodd-Frank Act

Orderly Liquidation Authority.  The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” established the Orderly Liquidation Authority, or “OLA,” under which the Federal Deposit Insurance Corporation, or “FDIC,” is authorized to act as receiver of a financial company and its subsidiaries.  OLA differs from U.S. federal bankruptcy laws in several respects.  In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including Ford Credit, the titling companies, the depositor or the trust, or such company’s creditors.

Potential Applicability to Ford Credit, the Depositor and the Trust.  There is uncertainty about which companies will be subject to OLA rather than the U.S. federal bankruptcy laws.  For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that (1) the company is in default or in danger of default, (2) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (3) no viable private sector alternative is available to prevent the default of the company and (4) an OLA proceeding would mitigate these effects.  There can be no assurance that the OLA provisions would not be applied to Ford Credit, although it is expected that OLA will be used only very rarely.  The titling companies, the depositor or the trust could, under certain circumstances, also be subject to OLA.

FDIC’s Avoidance Power Under OLA.  The provisions of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws.  If the titling companies were to become subject to OLA, there is an interpretation under OLA that previous pledges of the leases and leased vehicles by the titling companies to the collateral agent perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided by the FDIC as preferential transfers.  In this case, the leases and leased vehicles in the reference pool securing the exchange note, which in turn secures the notes, could be reclaimed by the FDIC and the noteholders may become unsecured.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC’s avoidance power under OLA with the related provisions under the U.S. federal bankruptcy laws.  Based on these rules, the pledge of the leases and leased vehicles by the titling companies to Ford Credit would not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA.  If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

•                 that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the trust, and

•                 that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the U.S. federal bankruptcy laws.

Ford Credit and the depositor intend that the sale of the exchange note by Ford Credit to the depositor will constitute a “true sale” between separate legal entities under applicable state law.  As a result, Ford Credit believes that the FDIC would not be able to recover the exchange note using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur prior to the end of any transition period adopted to implement any future regulation addressing the FDIC’s repudiation authority under OLA.  However, there can be no assurance that the FDIC will address its repudiation authority under OLA in future regulations or that future regulations or subsequent FDIC actions in an OLA proceeding involving Ford Credit, the depositor or the trust would not be contrary to this opinion.

If the titling companies or the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the exchange note issued by the titling companies or the notes issued by the trust, as applicable.  In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the exchange note plus accrued interest or the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the exchange note or the notes is greater than the principal amount of the exchange note and any accrued interest or the principal amount of the notes and any accrued interest, as applicable, through the date of repudiation or disaffirmance, such accrued interest.

Security Interests in the Exchange Note and the Leases and Leased Vehicles

The sale and assignment of the exchange note to the trust, the perfection of the security interest pledged in the exchange note and the enforcement of rights to realize on the exchange note as collateral for the notes will be subject to a number of federal and state laws, including the Uniform Commercial Code, or “UCC,” in effect in each state.

The indenture trustee will hold a first priority security interest in the exchange note for the benefit of the noteholders.  The exchange note will be secured by a first priority security interest in all of the leases and leased vehicles financed under the credit and security agreement, including the leases and leased vehicles in the reference pool.  This security interest is for the benefit of Ford Credit, as lender, and all holders of exchange notes, including the trust as holder of the exchange note for the securitization transaction in which the notes will be issued.  Although the exchange note for the securitization transaction in which the notes will be issued will be secured by all of the leases and leased vehicles financed under the credit and security agreement, the trust, as holder of the exchange note, will agree that it will not have recourse to any leases and leased vehicles other than the leases and leased vehicles in the reference pool and any shared amounts from other reference pools.

The parties to the securitization transactions will take the following steps to effect the perfection of these security interests.

Security Interest in the Exchange Note.  Ford Credit will sell the exchange note to the depositor and the depositor will perfect its interest in the exchange note by filing a UCC financing statement.  The depositor will then sell the exchange note to the trust and the trust will perfect its interest in the exchange note by filing a UCC financing statement.  The trust will then pledge the exchange note to the indenture trustee and the indenture trustee will perfect its security interest in the exchange note by filing a UCC financing statement and by taking possession of the exchange note.

Security Interest in the Leases.  The leases, both tangible and electronic, purchased by the titling companies constitute “chattel paper” for purposes of the UCC.  The sale, assignment and pledge of

“chattel paper” may be perfected either by taking physical possession of tangible leases and taking and maintaining “control” (within the meaning of the UCC) of electronic leases or by the filing of financing statements under the UCC.  The collateral agent has perfected its security interest in the leases securing the revolving credit facility and the exchange notes by filing a UCC financing statement against each titling company and by taking physical possession, in the case of tangible leases, or taking and maintaining “control,” in the case of electronic leases.  The collateral agent has appointed Ford Credit to serve as custodian of the leases.  The tangible leases are physically held by Ford Credit or by a third party vendor.  The electronic leases are stored in a specially-designed computer system maintained by a third party vendor that establishes Ford Credit’s “control” of the electronic leases.  Ford Credit will not segregate or mark the leases to indicate that they have been pledged as security to the exchange noteholders and Ford Credit, as lender.

Security Interest in the Leased Vehicles.  As servicer, Ford Credit follows procedures to apply for a certificate of title with respect to each leased vehicle in the name of a titling company and to perfect the collateral agent’s security interest in each leased vehicle securing the revolving credit facility and the exchange notes by noting the lien of the collateral agent on the certificate of title for the leased vehicle under state motor vehicle laws.  Generally, these procedures require the dealer to apply for a title that includes the titling company’s ownership and the collateral agent’s lien immediately after a titling company’s purchase of a leased vehicle.  The procedures to obtain title in the name of the titling company and to perfect the collateral agent’s lien on the leased vehicle depend on the actions of third parties, including dealers and state and local motor vehicle registration authorities.  If the collateral agent obtains a validly perfected security interest in the leased vehicle on a timely basis, the trust, as holder of the exchange note, will also have the benefits of this security interest in most states.  If the collateral agent does not obtain a perfected security interest in the leased vehicle due to fraud, forgery, negligence or administrative error of any third party, the collateral agent’s security interest could be subordinated to subsequent purchasers of the leased vehicle and subsequent lenders with a perfected security interest.  If the collateral agent does not have a perfected security interest in a leased vehicle, the trust’s ability to realize on the leased vehicle following an exchange note default would be adversely affected.  As collateral agent administrator, Ford Credit must take appropriate steps to maintain perfection of the collateral agent’s security interest in the leased vehicles and under the servicing agreement, the servicer must remove the leased vehicle from the reference pool if the collateral agent fails to obtain a perfected first priority security interest in the leased vehicle and the lease or leased vehicle is materially and adversely affected.

In addition, because it is possible that the leased vehicles may be characterized as inventory held for sale by the titling companies, Ford Credit, as collateral agent administrator, files a UCC financing statement against each titling company, on behalf of the collateral agent, because a financing statement must be filed to perfect a security interest in motor vehicles that are inventory.

The revolving credit facility and all exchange notes, including the exchange note issued for the securitization transaction in which the notes will be issued, are secured by all of the leases and leased vehicles financed by the titling companies under the credit and security agreement and this security interest will ultimately be held by the indenture trustee, as holder of the exchange note and secured party on the applicable UCC financing statement, as set forth above under “— Security Interests in Exchange Note and the Leases and Leased Vehicles — Security Interest in the Exchange Note” above.

In certain circumstances, the collateral agent’s security interest in the leases or leased vehicles may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic’s liens, priority over even the properly perfected lien of other secured parties.  In addition, if a leased vehicle is confiscated by a government agency, Ford Credit may not be able to obtain possession of the vehicle and enforce the security interest unless it completes documentation required by the agency, including a “hold harmless” agreement.  Unless Ford Credit fails to follow its policies and procedures, Ford Credit will not be required to remove any lease or leased vehicle from the reference pool in these circumstances.

PBGC Liens.  Under ERISA, the Pension Benefit Guaranty Corporation, or “PBGC”, will have the ability to place a lien on any of the assets of the Ford controlled group if:

•                 a defined benefit pension plan (other than a multiemployer plan) is terminated by any member of the Ford controlled group or the PBGC, and the pension plan is underfunded at the time of termination,

•                 any member of the Ford controlled group withdraws from a defined benefit pension plan (other than a multiemployer plan) which has at least two contributing sponsors who are not under common control during a plan year for which the member constitutes a substantial employer, and the pension plan is underfunded at the time of withdrawal, or

•                 the members of the Ford controlled group fail to satisfy the minimum funding requirements for a defined benefit pension plan (other than a multiemployer plan), which together with all other unpaid contributions, exceeds $1 million.

The titling companies, the depositor and the trust are all members of the Ford controlled group.  In addition, while a PBGC lien could attach to any of the assets of the Ford controlled group, the automatic stay would prevent the PBGC from realizing on any assets of any member of the Ford controlled group, including Ford Credit, that is the subject of a bankruptcy proceeding at the time the PBGC lien arises.  Assuming the titling companies, the depositor and the trust are not subject to bankruptcy proceedings and that neither the reference pool nor the exchange note are consolidated with the bankruptcy estate of Ford Credit, the PBGC would be able to levy on those assets to satisfy the pension obligations of the Ford controlled group unless the security interest of the collateral agent in the leases and leased vehicles in the reference pool and the security interest of the indenture trustee in the exchange note have priority over the PBGC lien.

The securitization transactions in which the notes will be issued will be structured so that the security interest of the collateral agent in the leases and leased vehicles in the reference pool and the security interest of the indenture trustee in the exchange note and any identifiable cash proceeds received before the PBGC files the notice of lien will have priority over a PBGC lien, notice of which is filed after the closing date for a securitization transaction.

Under state law, the priority of the collateral agent’s security interest in the leases was established under the UCC on the date the collateral agent filed its UCC financing statements.  The priority of the collateral agent’s security interest in the leased vehicles and identifiable cash proceeds was established on the date the certificates of title for the leased vehicles were filed with the appropriate state department of motor vehicles (if the motor vehicle statutes apply) or on the date the collateral agent filed its financing statements (if the UCC applies).  The priority of the indenture trustee’s security interest in the exchange note will be established under the UCC when the indenture trustee files its financing statements.

The priority of a PBGC lien, however, is determined under the rules applicable to federal tax liens and not under state law.  Under these rules, a PBGC lien will be senior to any security interest that is perfected under state law after the PBGC files a notice of lien.  Under the UCC, the priority of a security interest will relate back to the date that the security interest was perfected, even if the property subject to the security interest does not exist at that time.  Under the rules applicable to federal tax liens, however, the priority of a security interest does not relate back to the date the security interest was perfected under state law if the property subject to the security interest does not exist at that time.  Instead, under the rules applicable to federal tax liens, a security interest will not attach and be entitled to priority until the property comes into existence.  As a result, the security interest of the collateral agent in the leases in the reference pool and any monthly payments received after the filing of a notice of lien by the PBGC will have priority over the PBGC lien only if the applicable titling company’s right to receive those monthly payments existed before the PBGC filed the notice of lien.

On the closing date for a securitization transaction, Ford Credit, the depositor and the trust will receive a reasoned legal opinion that, under the rules applicable to federal tax liens, a court would hold that the security interest of the collateral agent in the leases and leased vehicles in the reference pool and all identifiable cash proceeds thereof (including the collections received after a filing of a lien by the PBGC) would be prior to any lien of the PBGC notice of which is filed after the closing date for a securitization transaction.  This opinion will be subject to certain assumptions and qualifications and a court may not reach the same conclusion.

Legal Considerations Relating to the Leases and the Leased Vehicles

Repossession of Leased Vehicles; Notice of Sale and Cure Rights.  If a lessee defaults on its lease, the servicer will have all the remedies of a secured party under the UCC, except where specifically limited by other state laws.  These remedies include the right to perform self-help repossession unless it would constitute a breach of the peace or unless prohibited by state law.  Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the leased vehicle.  In cases where the lessee objects or raises a defense to repossession, or if otherwise required by state law, Ford Credit may have to obtain a court order before repossessing the vehicle.

If a lessee is in default on its lease, some states require that the secured party notify the lessee of the default and give the lessee a time period to cure the default prior to repossession.  In Ford Credit’s experience, this right to cure is exercised by only a limited number of lessees.

Upon repossession of a vehicle, the UCC and other state laws require the secured party to provide the lessee with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the leased vehicle may be held.  The lessee has the right to cure the default under the lease prior to sale by paying the secured party the past due amounts owed under the lease plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney’s fees when allowed by law.

Deficiency Judgments.  Ford Credit generally is required to apply the proceeds of sale of a repossessed leased vehicle to the expenses of sale and repossession and then to the satisfaction of the amounts due under the lease.  If the net proceeds from sale do not cover the full amount due under the lease, Ford Credit may seek a deficiency judgment in some states, but other states prohibit or limit such judgments.  Because a deficiency judgment is an unsecured personal judgment against the lessee for the shortfall, in many cases it is not useful to seek one.  If a deficiency judgment is obtained, it may be settled at a significant discount or it may be impossible to collect all or any portion of it.

Consumer Protection Laws.  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lessors and servicers involved in consumer leasing, including Ford Credit, and impose statutory liabilities on those who fail to comply with their provisions.  The federal Consumer Leasing Act of 1976 and Regulation M, for example, require that a number of disclosures be made at the time a vehicle is leased, including all amounts due at the time of origination of the lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination.  All states have adopted Article 2A of the UCC, which provides protection to lessees through certain implied warranties and the right to cancel a lease contract relating to defective goods.  In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances.  These equitable principles may relieve a lessee from some or all of the legal consequences of a default.

Ford Credit will represent that each lease complies in all material respects with applicable requirements of law and that each lease is not subject to claims or defenses of the lessee.  This representation is based on Ford Credit’s review of form lease terms, its review of completed leases for errors apparent in the lease, and dealer representations of lease disclosure accuracy in agreements between Ford Credit and the dealer.  If a lessee has a claim for any violation of law with respect to a lease, such violation would constitute a breach by Ford Credit and if such breach has a material adverse effect on any lease and leased vehicle, Ford Credit would have to remove the lease and leased vehicle from the reference pool unless the breach is cured in all material respects by the end of the applicable grace period.

Under the terms of the Servicemembers Civil Relief Act or similar state laws, a lessee who enters military service after entry into a lease may be entitled to relief on certain payment obligations, and Ford Credit must suspend any attempts to self-help repossess the related leased vehicle.  Furthermore, a lessee may terminate a lease at anytime if the lessee subsequently enters into military service or receives military orders for a permanent change of station outside of the continental U.S. or to deploy with a military unit.  No early termination charges may be imposed on the lessee for such termination.  Leases with lessees who are in the military or who subsequently enter the military may be included in the reference pool and Ford Credit will not be required to remove from the reference pool a lease and leased vehicle that become subject to these laws.

Bankruptcy Limitations.  U.S. bankruptcy laws affect the ability of the trust to realize upon collateral or enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the U.S. federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the plan of reorganization may, in limited circumstances, reduce the amount due under the lease to the market value of the leased vehicle at the time of bankruptcy, leaving the lessor as a general unsecured creditor for the remainder of the amount owed by the lessee.  A bankruptcy court may also reduce the monthly payments due under a lease or change the time of payment of the lease.  Ford Credit will not be required to remove from the reference pool any lease that becomes subject to a bankruptcy proceeding after the cutoff date.

TAX CONSIDERATIONS

General

Set forth below is a discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus.  This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities all of which are subject to change, perhaps with retroactive effect.  There are no cases or Internal Revenue Service, or “IRS,” rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes.  There can be no assurance that the IRS will not challenge the conclusions reached in this discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed below.  Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus.

This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  This information is directed only to prospective investors who:

•                 purchase notes in the initial distribution of the notes,

•                 are citizens or residents of the United States, including domestic corporations, limited liability companies and partnerships, and

•                 hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.

As used in this discussion, the term “U.S. noteholder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•                 a citizen or resident of the United States,

•                 a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•                 an estate whose income is subject to U.S. federal income tax regardless of its source, or

•                 a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

The term “U.S. noteholder” also includes any noteholder whose income or gain in respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business.  As used in this discussion, the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns a note, the tax treatment of a partner in such a partnership will depend upon the status of the partner and the activities of the partnership.  Partners in such a partnership are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Prospective investors are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of the Trusts

At the time that one or more classes of notes are issued by a trust, tax counsel to the depositor will opine that, assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Except as specified in the related prospectus supplement, tax counsel will also opine that the notes will be treated as debt for U.S. federal income tax purposes.  If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for U.S. federal income tax purposes, such class or classes of notes might be treated as equity interests in the trust.  If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including by not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet an applicable safe harbor.  Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain noteholders.  For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Characterization and Treatment of the Notes

Characterization as Debt.  For class or classes of notes, except for any class or classes which are specifically identified as receiving different tax treatment in the related prospectus supplement, tax counsel will deliver its opinion that the class or classes of notes will be treated as debt for U.S. federal income tax purposes.  The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

For a discussion of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read “— Tax Characterization of the Trusts” above.

Treatment of Stated Interest.  Based on tax counsel’s opinion that the notes will be treated as debt for U.S. federal income tax purposes, and assuming the notes are not issued with original issue discount or “OID,” the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with each noteholder’s method of tax accounting.

Original Issue Discount.  If the prospectus supplement states that a class of notes is to be treated as issued with OID, a holder of any such notes must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder’s regular method of accounting, under a constant yield method.

Disposition of Notes.  If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note.  The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any OID and market discount previously included by such noteholder in income with respect to the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such noteholder with respect to such note.  Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income.  Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding.  The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status).  Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should such a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest otherwise payable to the holder and pay the withheld amount to the IRS.

Tax Consequences to Non-U.S. Noteholders.  A non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless such non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the trust or a controlled foreign corporation related to the trust.  To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:

•                 is signed under penalties of perjury by the beneficial owner of the note,

•                 certifies that such owner is not a U.S. noteholder, and

•                 provides the beneficial owner’s name and address.

A “withholding agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. noteholder (which itself is not a withholding agent).  Generally, this statement is made on an IRS Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on IRS Form 1042-S.  The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder provided the holder files IRS Form W-8ECI.

Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the withholding agent.  However, in such case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN (or the substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

•                 the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•                 in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, such holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under an applicable tax treaty.

State Tax Considerations

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax.  Prospective investors are encouraged to consult their tax advisors with respect to state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA CONSIDERATIONS

General Investment Considerations

The Employee Retirement Income Security Act of 1974, or “ERISA,” and the Internal Revenue Code impose certain duties and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as “plans,” and certain entities

(including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans.  Any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan.  In accordance with ERISA’s general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:

•                 whether the investment is permitted under the plan’s governing documents,

•                 whether the fiduciary has the authority to make the investment,

•                 whether the investment is consistent with the plan’s funding objectives,

•                 the tax effects of the investment,

•                 whether under the general fiduciary standards of investment prudence and diversification an investment in any notes of a trust is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio, and

•                 whether the investment is prudent considering the factors discussed in this prospectus and the prospectus supplement.

In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code.  A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

A fiduciary of any plan should carefully review with its legal and other advisors whether the purchase, holding or disposition of any notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should read “ERISA Considerations” in both this prospectus and the prospectus supplement regarding any restrictions on the purchase, holding and/or disposition of the notes offered by this prospectus and the prospectus supplement.  Unless otherwise specified, references to the purchase, holding and disposition of the notes in these sections also refer to the purchase, holding and disposition of a beneficial interest in the notes.

Prohibited Transactions

Whether or not an investment in the notes will give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on the structure of the trust and whether the assets of the trust will be deemed to be “plan assets” of a plan investing in notes issued by the trust.  Pursuant to a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, or the “plan assets regulation,” a plan’s assets may be deemed to include an interest in the underlying assets of the trust if the plan acquires an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation are applicable.  In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation.  This assessment is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the notes are treated as debt for ERISA purposes, the purchase, holding and disposition of the notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any underwriter or any of their respective affiliates, including Ford Credit, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Internal Revenue Code with respect to the plan.  In such case, exemptions from the prohibited transaction rules could be applicable to the purchase, holding and disposition of notes by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase, hold or dispose of a note and the relationship of the party in interest to the plan investor.  Included among these exemptions are:

•                 prohibited transaction class exemption, or “PTCE,” 84-14, regarding transactions effected by qualified professional asset managers,

•                 PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•                 PTCE 91-38, regarding transactions entered into by bank collective investment funds,

•                 PTCE 95-60, regarding transactions entered into by insurance company general accounts, and

•                 PTCE 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for certain transactions between a plan and a person that is a party in interest or disqualified person with respect to a plan solely by reason of providing services to the plan or a relationship with such a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary with respect to the assets of the plan involved in the transaction), provided the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction.  However, even if the conditions specified in one or more of the foregoing exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Any plan that purchases, holds or disposes of notes of any class will be deemed to have represented that its purchase, holding and disposition of the notes does not constitute and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.

Benefit Plans Not Subject to ERISA or the Internal Revenue Code

Certain employee benefit plans, such as governmental plans, foreign plans and certain church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.  However, such plans may be subject to provisions of other federal, state, local or non-U.S. laws or regulations that are substantially similar to the provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code.  In addition, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.  Each plan that is subject to any laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code, and each person acting on behalf of or investing the assets of such a plan, that purchases, holds or disposes of notes will be deemed to have represented that its purchase, holding and disposition of the notes does not constitute and will not result in a violation of such similar laws or regulations.

PLAN OF DISTRIBUTION

The trust will issue the notes to the depositor and the depositor will sell the notes to the underwriters named in the prospectus supplement.  In the underwriting agreement the depositor will agree to sell, and each of the underwriters will agree to purchase, a specified principal amount of one or more classes of notes, as set forth in the prospectus supplement.

The prospectus supplement (or supplemental prospectus supplement, as described below) will specify the price at which each class of notes will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes or specify that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.  After the initial public offering of the notes, the public offering prices and the concessions may be changed.

The prospectus supplement, together with a supplemental prospectus supplement, also may be used by Ford Credit or its affiliates for the sale of a class of notes originally purchased from the depositor by Ford Credit or its affiliates on or after the closing date for a securitization transaction.

The depositor and Ford Credit will indemnify the underwriters against certain liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.

The trust may invest the funds in its bank accounts in obligations issued by the underwriters or their affiliates.

In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:

•                 over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•                 stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum,

•                 syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed in order to cover syndicate short positions, and

•                 penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be.  These transactions, if commenced, may be discontinued at any time.

LEGAL OPINIONS

Counsel for the trust, the depositor and the servicer identified in the prospectus supplement will review or provide legal opinions on certain legal matters relating to the notes, including an opinion that the notes will be legally issued, fully paid and non-assessable and will be binding obligations of the trust, subject to customary exceptions as to enforceability.  Counsel for the underwriters identified in the prospectus supplement will review or provide legal opinions on certain legal matters.

WHERE YOU CAN FIND MORE INFORMATION

The depositor, as originator of each trust, filed with the SEC a registration statement, Registration No. 333-173928 under the Securities Act of 1933, for the notes offered by this prospectus.  You may read and copy the registration statement and any notices, reports, statements or other materials filed by the trust, Ford Credit or the depositor at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549.

You may obtain more information about the operation of the Public Reference Room and copying costs by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website at http://www.sec.gov where you can find reports, information statements and other information for registrants that file electronically with the SEC.  You may obtain more information about Ford and Ford Credit at www.ford.com and www.fordcredit.com.

The servicer will file for each trust annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.  A copy of any reports may be obtained by any noteholder by request to the indenture trustee or the depositor.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The trust “incorporates by reference” certain information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that the trust files later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.  The trust incorporates by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the trust prior to the termination of the offering of the notes (including any market-making transactions with respect to such notes unless exempt from the registration requirements of the Securities Act).

The depositor will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated in this prospectus or in any prospectus supplement by reference.

Requests for such copies should be directed to:

Ford Credit Auto Lease Two LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 801-B3

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number:  (313) 594-3495

Fax number:  (313) 390-4133

INDEX OF DEFINED TERMS

ALG	20	HTD	31
base monthly payments	16	lease factor	16
clean up call	6	LIBOR	40
credit enhancement	41	overcollateralization	41
depositor	26	payment enhancement	42
DTC	46	plans	58
ERISA	58	Prepayments	37
Event of Default	42	PTCE	59
excess spread	41	reference pool	5, 38
exchange note	16	SEC	3
exchange note default	40	servicer	6
exchange note supplement	38	Servicer Termination Event	36
facility default	39	titling companies	30
Ford	4	trust	4
Ford Credit	4	UCC	50

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. Ford Credit has not authorized anyone to give you different information.  You should not rely on the accuracy of the information in this prospectus supplement or the prospectus for any date other than on its date.  Ford Credit is not offering the notes in any state where their offer is not permitted.

Ford Credit Auto

Lease Two LLC

Depositor

Ford Motor Credit

Company LLC

Sponsor and Servicer

Dealer Prospectus Delivery Obligation.  Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Ford Credit Auto Lease

Trust 2013-A

Issuing Entity or Trust

$344,000,000 Class A-2 0.46%
Asset Backed Notes

$344,000,000 Class A-3 0.60%
Asset Backed Notes

$69,470,000 Class A-4 0.78%
Asset Backed Notes

$44,680,000 Class B 1.01%
Asset Backed Notes

$44,680,000 Class C 1.28%
Asset Backed Notes

$31,276,000 Class D 1.79%
Asset Backed Notes

PROSPECTUS SUPPLEMENT

Credit Agricole Securities

Goldman, Sachs & Co.

J.P. Morgan

Morgan Stanley